As filed with the U.S. Securities and Exchange Commission on November 17, 2021.
Registration
No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM
S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Bird Global, Inc.
(Exact name of registrant as specified in its charter)

Delaware	7389	86-3723155
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

406 Broadway, Suite 369
Santa Monica, California 90401
(866)
205-2442
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Lisa Murison
General Counsel
Bird Global, Inc.
406 Broadway, Suite 369
Santa Monica, California 90401
(866)
205-2442
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Rachel W. Sheridan, Esq.
Christopher J. Clark, Esq.
Latham & Watkins LLP
555 Eleventh St. NW
Washington, District of Columbia 20004
(202)
637-2200

Approximate date of commencement of proposed sale to the public:
From time to time after this registration statement becomes effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated
filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule
12b-2
of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act: ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A common stock, par value $0.0001 per share (2)	150,634,784	$7.16 (3)	$1,078,545,053.44 (3)	$99,981.13
Warrants to purchase shares of Class A common stock	6,596,000	$1.46 (4)	$9,630,160.00 (4)	$892.72
Class A common stock, par value $0.0001 per share (5)	12,874,972	$11.50 (6)	148,062,178.00 (6)	$13,725.36
Total			$1,236,237,391.44	$114,599.21

(1)
Pursuant to Rule 416(a) promulgated under the U.S. Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions.

(2)
Represents the sum of (a) 132,409,784 shares of Class A common stock, par value $0.0001 per share, of Bird Global, Inc. (“Class A common stock”) issued in connection with the Business Combination described in the prospectus forming part of this registration statement, (b) 16,000,000 shares of Class A common stock issued to certain qualified institutional buyers and accredited investors in private placements consummated in connection with the Business Combination, and (c) 2,225,000 shares of Class A common stock reserved for issuance upon the settlement of stock-based awards.

(3)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act. The proposed maximum offering price per security and proposed maximum aggregate offering price are based on the average of the high and low prices of the Class A common stock on The New York Stock Exchange (the “NYSE”) on November 11, 2021 (such date being within five business days of the date that this registration statement was filed with the U.S. Securities and Exchange Commission).

(4)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act. The proposed maximum offering price per security and proposed maximum aggregate offering price are based on the average of the high and low prices of the redeemable warrants to purchase shares of Class A common stock (the “warrants”) on the NYSE on November 9, 2021 (such date being within five business days of the date that this registration statement was filed with the U.S. Securities and Exchange Commission).

(5)
Reflects the shares of Class A common stock that may be issued upon exercise of outstanding warrants, with each such warrant exercisable for one share of Class A common stock, subject to adjustment, for an exercise price of $11.50 per share.

(6)	Calculated pursuant to Rule 457(g) under the Securities Act, based on the exercise price of the warrants.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission is effective. The preliminary prospectus is not an offer to sell these securities and does not constitute the solicitation of offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 17, 2021

BIRD GLOBAL, INC.
150,634,784 SHARES OF CLASS A COMMON STOCK
6,596,000 WARRANTS TO PURCHASE SHARES OF CLASS A COMMON STOCK
12,874,972 SHARES OF CLASS A COMMON STOCK UNDERLYING WARRANTS

This prospectus relates to the resale from time to time of (i) an aggregate of 148,409,784 shares of Class A common stock, par value $0.0001 per share (the “Class A common stock”), of Bird Global, Inc., a Delaware corporation (“Bird Global”), issued or issuable in connection with the Business Combination (as defined below), by the selling securityholders named in this prospectus (each a “selling securityholder” and, collectively, the “selling securityholders”), (ii) 6,596,000 warrants to purchase Class A common stock at an exercise price of $11.50 per share (the “Sponsor Warrants,” which includes 6,550,000 warrants that are “private placement warrants” under the Warrant Agreement (as defined below) (the “private placement warrants”) by certain of the selling securityholders, and (iii) the issuance by us and resale of up to 2,225,000 shares of Class A common stock reserved for issuance upon the settlement of stock-based awards. This prospectus also relates to the issuance by us of up to 12,874,972 shares of Class A common stock upon the exercise of outstanding private placement warrants and public warrants (the “public warrants” and, together with the private placement warrants, the “warrants”).
On November 4, 2021 (the “Acquisition Closing Date”), we consummated the transactions contemplated by that certain Business Combination Agreement, dated as of May 11, 2021, by and among Switchback II Corporation, a Cayman Islands exempted company (“Switchback”), Maverick Merger Sub Inc., a Delaware corporation and a direct wholly owned subsidiary of Switchback (“Merger Sub”), Bird Rides, Inc., a Delaware corporation (“Bird”), and Bird Global (as amended from time to time, the “Business Combination Agreement”), which provided for: (1) the merger on November 3, 2021 of Switchback with and into Bird Global, with Bird Global surviving as a publicly traded entity and the sole owner of Merger Sub (the “Domestication Merger”); (2) the merger on the Acquisition Closing Date of Merger Sub with and into Bird, with Bird continuing as the surviving entity and a wholly owned subsidiary of Bird Global (the “Acquisition Merger”); and (3) the other transactions contemplated therein (collectively, the “Business Combination”).
We are registering the resale of shares of Class A common stock and Sponsor Warrants as required by (i) that certain Amended and Restated Registration Rights Agreement, dated as of the Acquisition Closing Date (as amended from time to time, the “Registration Rights Agreement”), by and among us, NGP Switchback II, LLC, a Delaware limited liability company (the “Sponsor”), certain affiliates of Switchback prior to the Acquisition Merger (together with the Sponsor, the “Switchback Holders”), and certain holders of Bird securities prior to the Acquisition Merger (the “Bird Holders”), and (ii) those certain subscription agreements, each dated May 11, 2021 (as amended from time to time, the “Subscription Agreements”), entered into by and between Switchback and certain qualified institutional buyers and accredited investors (the “PIPE Investors”) that purchased shares of Class A common stock in private placements consummated in connection with the Business Combination (the “PIPE Financing”). We are registering the issuance of shares of Class A common stock upon exercise of warrants as required by that certain Warrant Agreement, dated as of January 7, 2021, between Switchback and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agreement”).
We are also registering the issuance and resale of shares of Class A common stock reserved for issuance upon the settlement of stock-based
awards held by certain of our current and former service providers.
We will receive the proceeds from any exercise of the warrants or stock options for cash, but not from the resale of any shares of Class A common stock or Sponsor Warrants by the selling securityholders covered by this prospectus.
We will bear all costs, expenses, and fees in connection with the registration of the shares of Class A common stock and Sponsor Warrants. The selling stockholders will bear all commissions and discounts, if any, attributable to their respective sales of the shares of Class A common stock and Sponsor Warrants.
Our shares of Class A common stock are listed on The New York Stock Exchange (the “NYSE”) under the symbol “BRDS.” On November 15, 2021, the closing sale price of our Class A common stock was $7.91 per share. Our public warrants are listed on the NYSE under the symbol “BRDS WS.” On November 15, 2021, the closing sale price of our public warrants was $1.59 per warrant.
We are an “emerging growth company” and a “smaller reporting company” under the federal securities laws and will be subject to reduced disclosure and public reporting requirements. See “Summary—Implications of Being an Emerging Growth Company and a Smaller Reporting Company.”

Investing in shares of our Class A common stock or warrants involves risks that are described in the “Risk Factors” section beginning on page 14 of this prospectus.
Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is                     , 2021.

You should rely only on the information contained in this prospectus or any amendment or supplement to this prospectus. This prospectus is an offer to sell only the securities offered hereby, but only under the circumstances and in jurisdictions where it is lawful to do so. Neither we nor the selling securityholders have authorized anyone to provide you with information different from that contained in this prospectus or any amendment or supplement to this prospectus. Neither we nor the selling securityholders take any responsibility for, or can provide any assurance as to the reliability of, any information other than the information in this prospectus or any amendment or supplement to this prospectus. The information in this prospectus or any amendment or supplement to this prospectus is accurate only as of its date, regardless of the time of delivery of this prospectus or any amendment or supplement to this prospectus, as applicable, or any sale of the securities offered by this prospectus. Our business, financial condition, results of operations, and prospects may have changed since that date.
For Investors Outside the United States
: We and the selling securityholders are offering to sell, and seeking offers to buy, the securities offered by this prospectus only in jurisdictions where offers and sales are permitted. Neither we nor the selling securityholders have done anything that would permit this offering or the possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities offered by this prospectus and the distribution of this prospectus outside the United States.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form
S-1
that we filed with the SEC using the “shelf” registration process. Under the shelf registration process, the selling securityholders may, from time to time, sell the securities offered by them described in this prospectus through any means described in the section titled “Plan of Distribution.” More specific terms of any securities that the selling securityholders and their permitted transferees offer and sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering. This prospectus also relates to the issuance by us of shares of Class A common stock from time to time upon the occurrence of the events described in this prospectus.
We may also provide a prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part to add information to, or update or change information contained in, this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement or post-effective amendment modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part together with the additional information to which we refer you in the section of this prospectus titled “Where You Can Find More Information.”
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”
BASIS OF PRESENTATION
Bird Global was incorporated under the laws of the State of Delaware on May 4, 2021 as a wholly owned subsidiary of Bird for the purpose of consummating the Business Combination. On November 3, 2021, Bird Global merged with and into Switchback, a Cayman Islands exempted company formed on October 7, 2020 for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization, or similar business combination involving Switchback and one or more businesses, with Bird Global continuing as the surviving entity. On the Acquisition Closing Date, Merger Sub merged with and into Bird, with Bird continuing as the surviving entity and as a wholly owned subsidiary of Bird Global. Unless otherwise indicated, the financial information included herein is that of Bird, which, following the Business Combination, became the business of Bird Global and its subsidiaries.
References to a year refer to our fiscal year ended on December 31 of the specified year.
Certain monetary amounts, percentages and other figures included herein have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables and charts may not be the arithmetic aggregation of the figures that precede them, and figures expressed as percentages in the text may not total 100% or, as applicable, when aggregated may not be the arithmetic aggregation of the percentages that precede them.
Unless the context otherwise requires, references in this prospectus to the “Company,” “Bird,” “we,” “us,” or “our” refer to the business of Bird Rides, Inc., a Delaware corporation, which became the business of Bird Global and its subsidiaries following the consummation of the Business Combination.

MARKET AND INDUSTRY DATA
This prospectus includes, and any amendment or supplement to this prospectus may include, estimates regarding market and industry data and forecasts, which are based on our own estimates utilizing our management’s knowledge of and experience in, as well as information obtained from our subscribers, trade and business organizations, and other contacts in the market sectors in which we compete, and from statistical information obtained from publicly available information, industry publications and surveys, reports from government agencies, and reports by market research firms. We confirm that, where such information is reproduced herein, such information has been accurately reproduced and that, so far as we are aware and are able to ascertain from information published by publicly available sources and other publications, no facts have been omitted that would render the reproduced information inaccurate or misleading. Industry publications, reports, and other published data generally state that the information contained therein has been obtained from sources believed to be reliable, but we cannot assure you that the information contained in these reports, and therefore the information contained in this prospectus or any amendment or supplement to this prospectus that is derived therefrom, is accurate or complete. Our estimates of our market position may prove to be inaccurate because of the method by which we obtain some of the data for our estimates or because this information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process, and other limitations and uncertainties. As a result, although we believe our sources are reliable, we have not independently verified the information and cannot guarantee its accuracy and completeness.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus includes forward-looking statements. We based these forward-looking statements on our current expectations and projections about future events. All statements, other than statements of present or historical fact included in this prospectus, regarding our future financial performance and our strategy, expansion plans, future operations, future operating results, estimated revenues, losses, projected costs, prospects, plans, and objectives of our management are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “continue,” “project,” or the negative of such terms or other similar expressions. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus. We caution you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. Many factors could cause actual future events to differ materially from the forward-looking statements in this prospectus, including, but not limited to:

•	the COVID-19 pandemic and the impact of the actions taken to mitigate the pandemic;

•	our relatively short operating history and new and evolving business model;

•	the fact that we have incurred significant operating losses in the past and may not be able to achieve or maintain profitability in the future;

•	our ability to retain existing riders or add new riders, or maintain or increase our riders’ level of engagement with our products and services;

•	our ability to attract and continue to work with qualified Fleet Managers (as defined below), or manage Fleet Managers’ utilization rates;

•	changes to our pricing and its effect on our ability to attract or retain qualified Fleet Managers and riders;

•	our new and rapidly changing industry;

•	poor weather adversely affecting the use of our services, which causes seasonality in our business;

•	our ability to obtain vehicles that meet our quality specifications in sufficient quantities on commercially reasonable terms, which has been affected by global supply chain constraints;

•	our reliance on third-party insurance policies to insure us against vehicle-related risks and operations-related risks;

•	illegal, improper, or inappropriate activity of riders;

•	exposure to product liability in the event of significant vehicle damage or reliability issues;

•	our metrics and estimates, including the key metrics included in this prospectus, being subject to inherent challenges in measurement;

•
our reliance on third-party payment processors to process payments made by users on our software platform and/or made to Fleet Managers and Bird Platform partners (as defined below), and our ability to manage our relationships with such third parties and other payment-related risks;

•	competition representing an ongoing threat to the growth and success of our business;

•	failure by our partners to maintain vehicle quality, service levels, or relationships with local government authorities, or material changes to labor classifications or franchise regulations;

•	our reliance on distributors to distribute and sell our consumer products offerings to retailers;

•	defects in our vehicles, mobile applications, or other services;

•	our presence and expansion in international markets, which exposes us to additional tax, compliance, market, and other risks;

•	our access to additional capital;

•	our ability to maintain our company culture;

•	our user growth and engagement on mobile devices depending upon effective operation with mobile operating systems, networks, and standards that we do not control;

•	changes in the Internet and mobile device accessibility of users and unfavorable changes in or our failure to comply with existing or future laws governing the Internet and mobile devices;

•	our reliance on third parties maintaining open marketplaces to distribute our application and provide the software we use in certain of our products and offerings;

•	the operators of digital storefronts on which we publish our mobile application in many cases having the unilateral ability to change and interpret the terms of our contract with them;

•	intellectual property rights claims and other litigation;

•	data security breaches or other network or system outages or delays;

•	compliance with and changes in applicable laws or regulations;

•	action by governmental authorities to restrict access to our products and services in their localities;

•	lawsuits from local governmental entities, municipalities, and private citizens related to the conduct of our business;

•
our being a “controlled company” within the meaning of the NYSE rules and, as a result, qualifying for exemptions from certain corporate governance requirements, as a result of which our stockholders may not have the same protections afforded to stockholders of companies that are subject to such requirements;

•	failure to put in place appropriate and effective internal controls over financial reporting and disclosure controls and procedures; and

•	other factors detailed under the section of this prospectus entitled “Risk Factors.”
These forward-looking statements are based on information available as of the date of this prospectus and current expectations, forecasts, and assumptions, and involve a number of judgments, risks, and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.
As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. You should not place undue reliance on these forward-looking statements.

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SUMMARY
This summary highlights selected information from this prospectus and may not contain all of the information that is important to you in making an investment decision. Before investing in our securities, you should read this entire document carefully, including our financial statements and the related notes included in this prospectus and the information set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Some of the statements in this prospectus constitute forward-looking statements. See “Cautionary Statement Regarding Forward-Looking Statements.”
Overview
Our Business
At Bird, we believe in leading the transition to clean, equitable transportation through innovation and technology. That means developing mobility solutions that put people and communities first.
In partnership with cities, Bird’s proprietary technology and operations are revolutionizing the existing transportation paradigm by making lightweight electric vehicles readily available to rent or own around the world. With the touch of a button, riders can conveniently transport themselves to work, to a local business, or anywhere else in their community in just minutes. Our products and services are designed with one goal in mind: to make cities more livable by reducing car usage, lowering carbon emissions, and improving the safety of all road users.
Bird’s cleaner, affordable, and
on-demand
mobility solutions are available in more than 350 cities across four continents, and we have only just begun. We take a collaborative, community-first approach to micromobility. By tailoring our operations to meet local transportation needs and collaborating with cities, we are actively reducing the hundreds of billions of trips under five miles made by gas-powered
cars every year.
COVID-19
has accelerated the adoption of environmentally friendly, socially distanced transportation alternatives such as Bird. As the world enters a new, post-pandemic “normal,” we are continuing to work with cities to increase micromobility access and infrastructure investments and ensure that the shift to sustainable urban transportation continues long after the pandemic subsides.
Business Model
We categorize our offerings into Sharing and Product Sales (each as defined below). Centered on our proprietary technology and vehicle designs, our offerings are aimed at revolutionizing urban mobility.
Sharing
We generate substantially all of our revenue from our core vehicle-sharing operations, which we refer to as our “Sharing” business. The service provides riders with seamless, on-demand
access to Bird vehicles, enabling them to locate, unlock, and pay for rides through our mobile application. Bird generates revenue on each trip taken on one of our shared vehicles. For a single ride, riders pay a fixed unlock fee to access the vehicle in addition to a market-level, per-minute
price for each minute the vehicle is in use.
Local
in-market
operations for our Sharing business are either managed
in-house
(“In-House”)
or with the support of a network of local logistics providers (“Fleet Managers”). Prior to the second quarter of 2020, substantially all of our in-market
operations were conducted via the
In-House
operating model. After temporarily pausing operations at the onset of
COVID-19,
we rapidly shifted to the Fleet Manager operating model as a way to quickly relaunch and provide safe and socially distanced transportation options for our global city partners.

Fleet Managers typically manage logistics for fleets of 100 or more Bird-owned vehicles in their local markets, driving meaningful scale on a hyper-local level. With the support of our central operations team and advanced technology platform, Fleet Managers manage the day-to-day
logistics responsibilities required for proper fleet management, including deploying, repairing, rebalancing, and sanitizing Bird vehicles. Through a revenue share model, Fleet Managers make money on each ride taken on the vehicles in their care, creating built-in
economic incentives to ensure these vehicles are properly maintained, frequently cleaned, and strategically placed to align with local demand. There are no upfront costs associated with becoming a Fleet Manager, and they typically utilize existing tools and resources to manage their fleet. As such, the Fleet Manager program provides economic advancement opportunities to local businesses, many of which were impacted by the
COVID-19
pandemic.
Product Sales
Our “Product Sales” business, through which we offer consumers the opportunity to purchase Bird vehicles for personal use through the Bird website and in select retail stores, consists primarily of vehicle sales to retail customers. In order to scale our mission and provide greater access to micromobility solutions, we sell several Bird-designed vehicle models through select retail channels. In addition to increasing brand awareness, sales of our products bolster our top-line
revenue while leveraging existing investment in vehicle research and development (“R&D”). These products are typically purchased, stored, sold, and delivered to retail partners by a network of contracted distributors.
The Business Combination
On November 3, 2021, as contemplated by the Business Combination Agreement, Switchback reincorporated to the State of Delaware by merging with and into Bird Global, with Bird Global surviving and becoming the sole owner of Merger Sub. At the effective time of the Domestication Merger, by virtue of the Domestication Merger: (a) each then-outstanding share of Bird Global’s common stock, par value $0.000001 per share, was redeemed for par value; (b) each then-outstanding Class A ordinary share, par value $0.0001 per share, of Switchback (the “Class A ordinary shares”) was canceled and converted, on a one-for-one
basis, into a share of Class A common stock; (c) each then-outstanding Class B ordinary share, par value $0.0001 per share, of Switchback (the “Class B ordinary shares”) was canceled and converted, on a one-for-one
basis, into a share of Class B common stock, par value $0.0001 per share, of Bird Global (the “Class B common stock”) (with such shares of Class B common stock thereafter converting, on a one-for-one
basis, into a share of Class A common stock in connection with the Acquisition Merger); (d) each then-outstanding warrant of Switchback (the “Switchback Warrants”) was assumed and converted automatically into a warrant to purchase one share of Class A common stock, pursuant to the Warrant Agreement; and (e) each then-outstanding unit of Switchback, each consisting of one Class A ordinary share and one-fifth
of one Switchback Warrant (the “Switchback Units”), was canceled and converted into a unit of Bird Global (the “Bird Global Units”), each consisting of one share of Class A common stock and one-fifth
of one public warrant.
On the Acquisition Closing Date, as contemplated by the Business Combination Agreement, Merger Sub merged with and into Bird, with Bird surviving the Acquisition Merger as a wholly owned subsidiary of Bird Global. Substantially concurrently with the consummation of the Acquisition Merger, the PIPE Investors purchased an aggregate of 16,000,000 shares of Class A common stock from Bird Global for a purchase price of $10.00 per share in the PIPE Financing pursuant to the Subscription Agreements.
On the Acquisition Closing Date, as contemplated by the Business Combination Agreement, immediately prior to the effective time of the Acquisition Merger, each then-outstanding share of preferred stock of Bird (“Bird Preferred Stock”) converted automatically into a number of shares of common stock, par value $0.000001 per share, of Bird (“Bird Common Stock”) at the then-effective conversion rate as calculated pursuant to the certificate of incorporation of Bird (the “Conversion”).

At the effective time of the Acquisition Merger, pursuant to the Acquisition Merger: (a) each then-outstanding share of Bird Common Stock, including shares of Bird Common Stock resulting from the Conversion, but excluding shares of Bird’s outstanding restricted stock (“Bird Restricted Stock”), was canceled and automatically converted into the right to receive (i) (A) with respect to Travis VanderZanden, the number of shares of Class X common stock, par value $0.0001 per share, of Bird Global (the “Class X common stock” and, together with the Class A common stock, the “common stock”) and (B) with respect to any other persons who held Bird Common Stock, the number of shares of Class A common stock, in each case, equal to the applicable exchange ratio (determined in accordance with the Business Combination Agreement) (the “Exchange Ratio”) and (ii) the contingent right to receive Earnout Shares (as defined below); (b) each then-outstanding and unexercised warrant of Bird (the “Bird Warrants”) was automatically assumed and converted into a warrant of Bird Global based on the Exchange Ratio and at an adjusted exercise price per share (determined in accordance with the Business Combination Agreement); (c) each then-outstanding and unexercised option to purchase shares of Bird Common Stock (a “Bird Option”) was converted into (i) an option exercisable for shares of Class A common stock based on the Exchange Ratio and (ii) the contingent right to receive Earnout Shares; (d) each then-outstanding award of Bird Restricted Stock was converted into (i) an award covering shares of Class A common stock based on the Exchange Ratio and (ii) the contingent right to receive Earnout Shares; and (e) each then-outstanding award of restricted stock units (“RSUs”) covering shares of Bird Common Stock (a “Bird RSU Award” and, together with Bird Options, “Bird Awards”) was converted into (i) a restricted stock unit award covering shares of Class A common stock based on the Exchange Ratio and (ii) the contingent right to receive Earnout Shares. At the effective time of the Acquisition Merger and in connection with the Acquisition Merger, each outstanding share of Class B common stock was converted, on a one-for-one
basis, into a share of Class A common stock and each Bird Global Unit separated into one share of Class A common stock and one-fifth
of one public warrant. No fractional warrants were issued upon such separation of the Bird Global Units.
Pursuant to the Business Combination Agreement, during the five-year period ending on November 4, 2026 (the “Earnout Period”) and as additional consideration for Bird’s interest acquired in connection with the Business Combination, within five business days after the occurrence of the Earnout Triggering Events (as defined below), we will issue or cause to be issued to each holder of (a) a share of Bird common stock or (b) a Bird Option, a Bird RSU Award, or shares of Bird Restricted Stock, in each case, immediately prior to the consummation of the Business Combination (each, an “Eligible Bird Equityholder”), with respect to each such triggering event, the following shares of our common stock (which will be equitably adjusted for stock splits, reverse stock splits, stock dividends, reorganizations, recapitalizations, reclassifications, combination, exchange of shares, or other like change or transaction with respect to common stock), which shares will be issued as shares of our Class X common stock to Travis VanderZanden, shares of our Class A common stock to all other Eligible Bird Equityholders, and shares of restricted Class A common stock issuable with respect to Bird Options, Bird Restricted Stock, and Bird RSU Awards, as the case may be (such shares, “Earnout Shares”), upon the terms and subject to the conditions set forth in the Business Combination Agreement and the ancillary agreements thereto:

•	upon the occurrence of Earnout Triggering Event I (as defined below), a one-time issuance of 10,000,000 Earnout Shares;

•	upon the occurrence of Earnout Triggering Event II (as defined below), a one-time issuance of 10,000,000 Earnout Shares; and

•	upon the occurrence of Earnout Triggering Event III (as defined below), a one-time issuance of 10,000,000 Earnout Shares.
For the avoidance of doubt, the Eligible Bird Equityholders with respect to a triggering event will be entitled to receive Earnout Shares upon the occurrence of each Earnout Triggering Event; provided, however, that each triggering event described above will only occur once, if at all, and in no event will the Eligible Bird Equityholders be entitled to receive more than an aggregate of 30,000,000 Earnout Shares. See “Certain Relationships and Related Party Transactions—Earnout” for more information regarding the Earnout Shares
In connection with the execution of the Business Combination Agreement, the Sponsor and certain officers and directors of Switchback entered into an amendment (the “Letter Agreement Amendment”) to the letter agreement, dated January 7, 2021, pursuant to which, among other things, the parties agreed, effective upon the consummation of the Business Combination, to subject an aggregate of 1,976,563 shares of Class A common stock held by them (on a pro rata basis) to potential forfeiture (such shares, the “Switchback Founder Earn Back Shares”), of which (a) 988,281 Switchback Founder Earn Back Shares will no longer be subject to potential forfeiture if the average reported last sale price of one share of our Class A common stock quoted on the NYSE (or the exchange on which the shares of our Class A common stock are then listed) is greater than or equal to $12.50 for any ten trading days within any 20 consecutive trading day period within the Earnout Period and (b) 988,281 Switchback Founder Earn Back Shares will no longer be subject to potential forfeiture if the average reported last sale price of one share of our Class A common stock quoted on the NYSE (or the exchange on which the shares of our Class A common stock are then listed) is greater than or equal to $15.00 for any ten trading days within any 20 consecutive trading day period within the Earnout Period.
Immediately after giving effect to the Business Combination, there were 239,815,262 shares of Class A common stock outstanding (including the Switchback Founder Earn Back Shares), 34,534,930 shares of Class X common stock outstanding, 12,874,972 warrants outstanding (including 6,550,000 private placement warrants), and 59,908 warrants to purchase shares of Class A common stock at an exercise price of $13.36 per share (the
“C-1
Warrants”). Upon the consummation of the Domestication Merger, the Class A ordinary shares, the Switchback Warrants, and the Switchback Units ceased trading on the NYSE, and the Class A common stock and warrants began trading on the NYSE under the symbols “BRDS” and “BRDS WS,” respectively. Following the consummation of the Business Combination, Bird Global’s ownership is as follows (without taking into account any shares such persons may have purchased in the open market prior to the consummation of the Business Combination):

•
Bird’s former stockholders own 205,464,639 shares of Class A common stock, or approximately 74.9% of the outstanding common stock, which represents approximately 22.1% of the voting power of Bird Global.

•
Switchback’s former public shareholders own 10,374,821 shares of Class A common stock, or approximately 3.8% of the outstanding common stock, which represents approximately 1.1% of the voting power of Bird Global.

•	The PIPE Investors own 16,000,000 shares of Class A common stock, or approximately 5.8% of the outstanding common stock, which represents approximately 1.7% of the voting power of Bird Global.

•
The Sponsor and its related parties and Switchback’s former initial shareholders own 7,906,250 shares of Class A common stock (including the Switchback Founder Earn Back Shares but excluding, for the avoidance of doubt, shares of Class A common stock issued in connection with the PIPE Financing, which shares are reflected in the preceding bullet), or approximately 2.9% of the outstanding common stock, which represents approximately 0.8% of the voting power of Bird Global.

•
Travis VanderZanden owns 34,534,930 shares of Class X common stock, or 100% of the outstanding Class X common stock or approximately 12.6% of the outstanding common stock, which represents approximately 74.2% of the voting power of Bird Global.

Summary Risk Factors
Our business is subject to numerous risks and uncertainties, including those highlighted in the section entitled “Risk Factors” immediately following this prospectus summary, that represent challenges that we face in connection with the successful implementation of our strategy and the growth of our business. In particular, the following considerations, among others, may offset our competitive strengths or have a negative effect on our business strategy, which could cause a decline in the price of shares of our Class A common stock or warrants and result in a loss of all or a portion of your investment:
Risks Related to Our Business and Industry

•
The
COVID-19
pandemic and the impact of the actions taken to mitigate the pandemic has adversely affected, and may continue to adversely affect, our business, financial condition, and results of operations. We are unable to predict the extent to which the pandemic and the related effects will continue to impact our business, financial condition, and results of operations and the achievement of our strategic objectives.

•
We have a relatively short operating history and a new and evolving business model, which makes it difficult to evaluate our future prospects, forecast financial results and assess the risks and challenges we may face.

•	We have incurred significant operating losses in the past and may not be able to achieve or maintain profitability in the future.

•
If we fail to retain existing riders or add new riders, or if our riders decrease their level of engagement with our products and services, our business, financial condition, and results of operations may be significantly harmed.

•
If we fail to attract and continue to work with qualified Fleet Managers, or if Fleet Managers’ utilization rates do not increase, our revenue, financial results, and business may be significantly harmed.

•	Changes to our pricing could adversely affect our ability to attract or retain qualified Fleet Managers and riders.

•
We are expanding our Fleet Manager network. Any failure by our Fleet Managers to maintain vehicle quality or service levels, or material changes to labor classifications or franchise regulations, could have a negative impact on our reputation and business.

•	We operate in a new and rapidly changing industry, which makes it difficult to evaluate our business and prospects.

•	Poor weather adversely affects the use of our services, which causes seasonality in our business and could negatively impact our financial performance from period to period.

•
Future operating results depend upon our ability to obtain vehicles that meet our quality specifications in sufficient quantities on commercially reasonable terms, which has been affected by global supply chain constraints.

•	We may acquire other businesses, which could require significant management attention, disrupt our business, dilute stockholder value, and adversely affect our operating results.

•	We may need additional capital, and we cannot be certain that additional financing will be available.
Risks Related to Our Intellectual Property and Technology

•	Our user growth and engagement on mobile devices depend upon effective operation with mobile operating systems, networks, and standards that we do not control.

•
Our business could be adversely impacted by changes in the Internet and mobile device accessibility of users and unfavorable changes in or our failure to comply with existing or future laws governing the Internet and mobile devices.

•
We rely on third parties maintaining open marketplaces to distribute our application and provide the software we use in certain of our products and offerings. If such third parties interfere with the distribution of our products or offerings or with our use of such software, if we are unable to maintain a good relationship, or if marketplaces are unavailable for any prolonged period of time, our business will suffer.

•	The operators of digital storefronts on which we publish our mobile application in many cases have the unilateral ability to change and interpret the terms of our contract with them.

•	We may be parties to intellectual property rights claims and other litigation that are expensive to support, and if resolved adversely, could have a significant impact on us and our stockholders.
Risks Related to Laws and Regulations

•	Action by governmental authorities to restrict access to our products and services in their localities could substantially harm our business and financial results.

•	We have faced and are likely to continue to face lawsuits from local governmental entities, municipalities, and private citizens related to the conduct of our business.
Risks Related to this Offering and Ownership of Our Securities

•
Because we are a “controlled company” within the meaning of the NYSE rules, our stockholders may not have certain corporate governance protections that are available to stockholders of companies that are not controlled companies.

•
A significant portion of the total outstanding shares of our Class A common stock (or shares of our Class A common stock that may be issued in the future pursuant to conversion of our Class X common stock) are restricted from immediate resale but may be sold into the market in the near future. This could cause the market price of our securities to drop significantly, even if our business is doing well.

Corporate Information
Bird Global was incorporated under the laws of the State of Delaware on May 4, 2021. On November 3, 2021, Bird Global consummated the Domestication Merger, pursuant to which it became a publicly traded company. On the Acquisition Closing Date, Bird Global consummated the Acquisition Merger and is the direct parent of Bird.
Our principal executive office is located at 406 Broadway, Suite 369, Santa Monica, California 90401. Our telephone number is (866)
205-2442.
Our website address is www.bird.co. Information contained on our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.
This prospectus contains references to trademarks and service marks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the
®
or TM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks, or service marks to imply a relationship with, or endorsement or sponsorship of it by, any other companies.
Implications of Being an Emerging Growth Company and a Smaller Reporting Company
We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). For so long as we remain an emerging growth company, we are permitted, and currently intend, to rely on the following provisions of the JOBS Act that contain exceptions from disclosure and other requirements that otherwise are applicable to public companies and file periodic reports with the SEC. These provisions include, but are not limited to:

•
being permitted to present only two years of audited financial statements and selected financial data and only two years of related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our periodic reports and registration statements, including this prospectus, subject to certain exceptions;

•	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”);

•	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements, and registration statements, including in this prospectus;

•
not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board (the “PCAOB”) regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements; and

•	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
We will remain an emerging growth company until the earliest to occur of:

•	December 31, 2026 (the last day of the fiscal year that follows the fifth anniversary of the effectiveness of our Registration Statement on Form S-4 in connection with the Business Combination);

•	the last day of the fiscal year in which we have total annual gross revenue of at least $1.07 billion;

•	the date on which we are deemed to be a “large accelerated filer,” as defined in the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

•	the date on which we have issued more than $1 billion in non-convertible debt over a three-year period.
We have elected to take advantage of certain of the reduced disclosure obligations in this prospectus and may elect to take advantage of other reduced reporting requirements in our future filings with the SEC. As a result, the information that we provide to our securityholders may be different than what you might receive from other public reporting companies in which you hold equity interests.
We have elected to avail ourselves of the provision of the JOBS Act that permits emerging growth companies to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. As a result, we will not be subject to new or revised accounting standards at the same time as other public companies that are not emerging growth companies.
We are also a “smaller reporting company” as defined in the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies until the fiscal year following the determination that our voting and non-voting
common stock held by
non-affiliates
is $250 million or more measured on the last business day of our second fiscal quarter, or our annual revenues are less than $100 million during the most recently completed fiscal year and our voting and non-voting
common stock held by
non-affiliates
is $700 million or more measured on the last business day of our second fiscal quarter.
For additional information, see the section titled “Risk Factors—Risks Related to this Offering and Ownership of Our Securities—We qualify as an “emerging growth company” and a smaller reporting company, and the reduced disclosure requirements applicable to emerging growth companies and smaller growth companies may make our securities less attractive to investors.”

THE OFFERING

Issuer	Bird Global, Inc.

Securities Being Registered	We are registering the resale by the selling securityholders of an aggregate of 148,409,784 shares of Class A common stock and 6,596,000 Sponsor Warrants.

We are also registering (i) the issuance by us and resale of up to 2,225,000 shares of Class A common stock reserved for issuance upon the settlement of stock-based awards, and (ii) the issuance by us of up to 12,874,972 shares of Class A common stock upon the exercise of outstanding warrants.

Terms of the Offering	The selling securityholders will determine when and how they will dispose of any shares of Class A common stock or Sponsor Warrants registered under this prospectus for resale.

We will issue shares of Class A common stock (i) upon exercise of options to purchase Class A common stock pursuant to the terms of the Amended and Restated Bird Global, Inc. 2017 Stock Plan (the “2017 Plan”) and the applicable award agreement, (ii) upon the settlement of RSUs pursuant to the terms of the 2017 Plan and the applicable award agreement, and (iii) upon exercise of warrants pursuant to the terms of the Warrant Agreement.

Securities Outstanding Before this Offering	•	239,815,262 shares of Class A common stock, representing approximately 5.8% of the combined voting power of all of our common stock;

•	34,534,930 shares of Class X common stock, representing approximately 74.2% of the combined voting power of all of our common stock;

•	12,874,972 warrants (including 6,550,000 private placement warrants), each exercisable for one share of Class A common stock at a price of $11.50 per share; and

•	59,908 C-1 Warrants, each exercisable for one share of Class A common stock at a price of $13.36 per share.

Securities Outstanding After this Offering	289,450,164 shares of Class A common stock (assuming the exercise for cash of all warrants and outstanding stock-based awards covered by this registration statement).

Use of Proceeds	All of the shares of Class A common stock and Sponsor Warrants offered by the selling securityholders will be sold by them for their respective accounts. We will not receive any of the proceeds from these sales.

The selling securityholders will pay any underwriting fees, discounts, selling commissions, stock transfer taxes, and certain legal expenses incurred by such selling securityholders in disposing of their shares of Class A common stock and Sponsor Warrants, and we will bear all other costs, fees, and expenses incurred in effecting the registration of such securities covered by this prospectus, including, without limitation, all registration and filing fees, NYSE listing fees, and fees and expenses of our counsel and our independent registered public accountants.

We will receive any proceeds from the exercise of the warrants or stock options for cash, but not from the resale of the shares of Class A common stock issuable upon such exercise. We intend to use the proceeds received from the exercise of the warrants or stock options, if any, for general corporate purposes, which may include capital expenditures, potential acquisitions, growth opportunities, strategic transactions, and stock repurchases. However, we have not designated any specific uses and have no current agreement with respect to any acquisition or strategic transaction. See “Use of Proceeds.”

Risk Factors	See “Risk Factors” beginning on page 14 and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in the securities being offered by this prospectus.

Trading Symbols	Our Class A common stock and public warrants are listed and traded on the Nasdaq under the symbols “BRDS” and “BRDS WS,” respectively.
In this prospectus, unless otherwise indicated, the number of shares of Class A common stock outstanding and the other information based thereon reflects 239,815,262 shares of Class A common stock outstanding as of November 16, 2021 and does not reflect:

•	the issuance of the 30,000,000 Earnout Shares or the forfeiture of 1,976,563 Switchback Founder Earn Back Shares;

•	12,874,972 shares of Class A common stock issuable upon exercise of outstanding warrants at an exercise price of $11.50 per share;

•	59,908 shares of Class A common stock issuable upon exercise of outstanding C-1 Warrants at an exercise price of $13.36 per share;

•	34,534,930 shares of Class A common stock issuable upon conversion of outstanding shares of Class X common stock;

•
77,321,418 shares of Class A common stock initially reserved for future grant or issuance under the Bird Global, Inc. 2021 Incentive Award Plan (the “2021 Plan”) (which number does not include a possible annual increase on January 1 of each year beginning in 2022 and ending in 2031 by an amount equal to up to 5% of the aggregate number of shares of common stock outstanding on the final day of the immediately preceding calendar year);

•	5,485,613 shares of Class A common stock initially reserved for future issuance under the Bird Global, Inc. 2021 Employee Stock Purchase Plan (the “ESPP”) (which number does not include a possible annual increase on January 1 of each year beginning in 2022 and ending in 2031 by an amount equal to up to 1% of the aggregate number of shares of common stock outstanding on the final day of the immediately preceding calendar year, up to a maximum number of 50,000,000 shares); or

•	17,820,688 shares of Class A common stock reserved for issuance under the 2017 Plan.

SUMMARY HISTORICAL AND PRO FORMA FINANCIAL DATA
The following table presents the summary historical consolidated financial and other data for Bird Rides, Inc. and its subsidiaries and the summary unaudited pro forma condensed combined financial data for Bird Global, Inc. (the “summary pro forma information”) for the periods and at the dates indicated. The Business Combination will be accounted for as a recapitalization under generally accepted accounting principles in the United States (“GAAP”). Under this method of accounting, Switchback is treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the financial statements of Bird Global will represent a continuation of the financial statements of Bird, with the Business Combination being treated as the equivalent of Bird issuing stock for the net assets of Switchback, accompanied by a recapitalization. The net assets of Switchback will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be presented as those of Bird in our future reports.
The summary historical consolidated statements of operations data of Bird for the years ended December 31, 2020 and 2019 and the historical consolidated balance sheet data as of December 31, 2020 and 2019 are derived from Bird’s audited consolidated financial statements included elsewhere in this prospectus. The summary historical consolidated statements of operations data of Bird for the year ended December 31, 2018 and the historical consolidated balance sheet data as of December 31, 2018 are derived from Bird’s unaudited consolidated financial statements not included in this prospectus. The summary historical condensed consolidated statements of operations data of Bird for the nine months ended September 30, 2021 and 2020 and the condensed consolidated balance sheet data as of September 30, 2021 are derived from Bird’s unaudited interim condensed consolidated financial statements included elsewhere in this prospectus. The unaudited consolidated financial statements of Bird have been prepared on the same basis as the audited consolidated financial statements and, in our opinion, have included all adjustments, which include normal recurring adjustments, necessary to present fairly in all material respects Bird’s financial position as of September 30, 2021, and its results of operations for the nine months ended September 30, 2021 and 2020.
The summary historical consolidated financial and other data of Switchback has not been presented because, prior to the consummation of the Business Combination, Switchback was a blank check company with no business transactions or activities, and assets or liabilities, during the periods presented, other than those activities, assets, and liabilities related to its search for a potential initial business combination.
Bird’s historical results are not necessarily indicative of the results that may be expected in the future and Bird’s results for the nine months ended September 30, 2021 are not necessarily indicative of the results that may be expected for the full year ending December 31, 2021 or any other period. The information below is only a summary and should be read in conjunction with the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Unaudited Pro Forma Condensed Combined Financial Information,” and the consolidated financial statements, and the notes related thereto, of Bird and Switchback, which are included elsewhere in this prospectus.
The summary unaudited pro forma condensed combined balance sheet data as of September 30, 2021 give pro forma effect to the Business Combination as if it had occurred on September 30, 2021. The summary unaudited pro forma condensed combined statements of operations data for the nine months ended September 30, 2021 and the year ended December 31, 2020 give pro forma effect to the Business Combination as if it had occurred on January 1, 2020. Bird and Switchback did not have any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies. The financial results may have been different had the companies always been combined.
The summary pro forma information have been derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial information of Bird Global appearing elsewhere in this prospectus and the accompanying notes, in the section entitled “Unaudited Pro Forma Condensed Combined Financial Information.” The unaudited pro forma condensed combined financial information is derived from, and should be read in conjunction with, the historical financial statements of Bird and Switchback and related notes included elsewhere in this prospectus. The summary pro forma information has been presented for informational purposes only and is not necessarily indicative of what our financial position or results of operations actually would have been had the Business Combination and the other transactions contemplated by the Business Combination Agreement been completed as of the dates indicated. In addition, the summary pro forma information does not purport to project our future financial position or operating results.

Summary Historical Statements of Operations Data
	Nine Months Ended September 30,		Year Ended December 31,
	2021	2020	2020	2019	2018
	(in thousands)
Revenues:
Sharing	$142,314	59,320	$79,941	$140,448	$58,463
Product sales	8,806	11,363	14,660	10,076	—

Total revenues	151,120	70,683	94,601	150,524	58,463
Cost of sharing, exclusive of depreciation	77,041	55,378	71,628	153,646	158,127
Cost of product sales	9,026	18,940	22,716	20,319	—
Depreciation on revenue earning vehicles	33,811	18,033	23,791	112,234	112,522

Gross margin	31,242	(21,668)	(23,534)	(135,675)	(212,186)
Other operating expenses:
General and administrative	92,792	120,175	152,910	192,063	124,211
Selling and marketing	10,880	13,633	18,404	16,656	18,326
Research and development	19,096	28,265	34,376	40,836	14,282
Tariff reimbursement	—	(24,637)	(24,986)	—	—

Total operating expenses	122,768	137,436	180,704	249,555	156,819

Loss from operations	(91,526)	(159,104)	(204,238)	(385,230)	(369,005)
Interest income	—	—	282	1,837	—
Interest expense, net	(5,011)	(5,006)	(6,844)	(6,792)	—
Other (expense) income, net	(60,107)	163	2,634	2,979	1,600

Loss before income taxes	(156,644)	(163,947)	(208,166)	(387,206)	(367,405)
Provision for income taxes	110	147	64	276	35

Net loss	(156,754)	(164,094)	$(208,230)	$(387,482)	$(367,440)

Summary Historical Balance Sheet Data
	As of September 30,	As of December 31,
	2021	2020	2019	2018
	(in thousands)
Total assets	$394,773	$303,880	$268,779	$268,273
Total liabilities	246,661	119,646	138,808	62,408
Total stockholders’ deficit	(1,028,577)	(860,048)	(672,600)	(316,492)
Bird Preferred Stock	1,176,689	1,044,282	802,571	522,357

Summary Pro Forma Statements of Operations Data
	Nine Months Ended September 30,	Year Ended December 31,
	2021	2020
	(in thousands)
Revenues:
Sharing	$142,314	$79,941
Product sales	8,806	14,660

Total revenues	151,120	94,601
Cost of sharing, exclusive of depreciation	77,041	71,628
Cost of product sales	9,026	22,716
Depreciation on revenue earning vehicles	33,811	23,791

Gross margin	31,242	(23,534)

Tariff reimbursement	—	(24,986)
Research and development	19,096	34,376
Sales and marketing	10,880	18,404
General and administration	97,002	166,676

Total operating expenses	126,978	194,470

Loss from operations	(95,736)	(218,004)

Interest expense	(5,011)	(6,844)
Other (expense) income, net	(60,898)	(2,521)
Interest income	—	282

Loss before income taxes	(161,645)	(227,087)
Provision for income taxes	110	64

Net loss	$(161,755)	$(227,151)

Adjustment to net loss attributable to common shareholders	(13,298)
Net loss attributable to common shareholders	(175,053)
Net loss per share of Class A common stock—basic and diluted	(0.65)	(0.84)
Weighted average shares of Class A common stock outstanding—basic and diluted	236,564,433	236,564,433
Net loss per share of Class X common stock—basic and diluted	(0.65)	(0.84)
Weighted average shares of Class X common stock outstanding—basic and diluted	34,534,930	34,534,930

Summary Pro Forma Balance Sheet Data
As of September 30,
2021
(in thousands)
Cash and cash equivalents	$266,818
Total assets	617,410
Total liabilities	375,799
Total stockholders’ equity	241,611

RISK FACTORS
An investment in our securities involves a high degree of risk. You should consider carefully the risks and uncertainties described below, together with all of the other information contained in this prospectus, before deciding to invest in our securities. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties that we are unaware of, or that we currently believe are not material, may also become important factors that adversely affect our business or results of operations.
Risks Related to Our Business and Industry
The
COVID-19
pandemic and the impact of the actions taken to mitigate the pandemic has adversely affected, and may continue to adversely affect, our business, financial condition, and results of operations. We are unable to predict the extent to which the pandemic and the related effects will continue to impact our business, financial condition, and results of operations and the achievement of our strategic objectives.
In March 2020, the World Health Organization declared the outbreak of
COVID-19
a pandemic. In an attempt to limit the spread of
COVID-19,
various governmental restrictions, including the declaration of a national emergency in the United States, multiple cities’ and states’ declarations of states of emergency, school and business closings, quarantines, shelter-in-place
orders, restrictions on travel, limitations on social or public gatherings, and other social distancing measures have, and may continue to have, an adverse impact on our business and operations, including, for example, by reducing the demand for our products and services globally, and affecting travel behavior and demand. Furthermore, as a result of the
COVID-19
pandemic, we asked that all employees who are able to do so work remotely; it is possible that continued widespread remote work arrangements could have a negative impact on our operations, the execution of our business plans, and productivity and availability of key personnel and other employees necessary to conduct our business, and of third-party service providers who perform critical services for us, or otherwise cause operational failures due to changes in our normal business practices necessitated by the outbreak and related governmental actions. If a natural disaster, power outage, connectivity issue, or other event occurred that impacted our employees’ ability to work remotely, it may be difficult or, in certain cases, impossible, for us to continue our business for a substantial period of time. The increase in remote working may also result in privacy, cybersecurity, and fraud risks, and our understanding of applicable legal and regulatory requirements, as well as the latest guidance from regulatory authorities in connection with the
COVID-19
pandemic, may be subject to legal or regulatory challenge, particularly as regulatory guidance evolves in response to future developments. These challenges could result in fines or other enforcement measures that could adversely impact our financial results or operations.
Due to the evolving nature of the
COVID-19
pandemic and the extent of its impact across industries and geographies and numerous other uncertainties, including its severity, duration and spread, any future “waves” of the outbreak or the spread of any variants of the disease, it is not possible to accurately predict the full impact of the
COVID-19
pandemic on our business, financial condition, and results of operations. As global economies reopen, the recovery of the economy and our business is likely to fluctuate and vary by geography. Further, the ultimate impact of the
COVID-19
pandemic on our customers, employees, business, operations and financial performance depends on many factors that are not within our control, including, but not limited, to: governmental, business and individuals’ actions that have been and continue to be taken in response to the pandemic (including restrictions on travel and transport, vaccination campaigns and modified workplace activities); the impact of the pandemic on local or regional economies, travel and economic activity, and actions taken in response; the availability of government funding programs; general economic uncertainty in key markets and financial market volatility; volatility in global economic conditions and levels of economic growth; the duration of the
COVID-19
pandemic; and the pace of recovery when the
COVID-19
pandemic subsides.
In addition, there can be no assurance that any efforts taken by us to address the adverse impacts of the
COVID-19
pandemic or actions taken by municipalities or local citizens to contain the
COVID-19
pandemic and

its impact will be effective and will not result in significant additional costs to us. If we are unable to recover from or mitigate the adverse effects of the
COVID-19
pandemic in a timely manner, our business, financial condition, and results of operations could be adversely affected. To the extent the
COVID-19
pandemic adversely affects our business and financial results, it may also have the effect of heightening many of the other risks described in this “Risk Factors” section. Any of the foregoing factors, or other cascading effects of the pandemic that are not currently foreseeable, could adversely impact our business, financial condition, and results of operation.
We have a relatively short operating history and a new and evolving business model, which make it difficult to evaluate our future prospects, forecast financial results, and assess the risks and challenges we may face.
Our business model is relatively new and rapidly evolving. We first launched our products and services in 2017 through our Sharing business. We regularly expand our technological features, offerings, services, and pricing methodologies. Since our launch, we have expanded from our Sharing business and now offer consumers the opportunity to purchase Bird vehicles for personal use through the Bird website and in select retail stores (our Product Sales business), as well as through the white-labeled version of our products and services, which we refer to as the “Bird Platform.” We recently shifted our Sharing business from a company-operated model, which leveraged gig service providers and centralized service centers to charge and repair vehicles, to a model in which we utilize third-party logistics providers—“Fleet Managers”—to store, operate, maintain, and repair our vehicles.
We have encountered in the past, and will encounter in the future, risks and uncertainties frequently experienced by growing companies with limited operating histories in rapidly changing industries. Risks and challenges we have faced or expect to face as a result of our relatively limited operating history and evolving business model include our ability to:

•	make operating decisions and evaluate our future prospects and the risks and challenges we may encounter;

•	forecast our revenue and budget for and manage our expenses;

•	attract new riders and retain existing riders in a cost-effective manner;

•	comply with existing and new or modified laws and regulations applicable to our business;

•	manage our software platform and our business assets and expenses;

•
plan for and manage capital expenditures for our current and future offerings, including our Sharing business, and manage our supply chain and supplier relationships related to our current and future offerings;

•	develop, manufacture, source, deploy, maintain, and ensure utilization of our assets, including our network of vehicles;

•	anticipate and respond to macroeconomic changes and changes in the markets in which we operate;

•	maintain and enhance the value of our reputation and brand;

•	effectively manage our growth and business operations;

•	successfully expand our geographic reach, including long-tail markets;

•	hire, integrate and retain talented people at all levels of our organization; and

•	successfully develop new features, offerings and services to enhance the experience of customers.
If our assumptions regarding these risks and uncertainties, which we use to plan and operate our business, are incorrect or change, or if we do not address these risks successfully, our results of operations could differ materially from our expectations and our business, financial condition, and results of operations could be adversely affected.

We have incurred significant operating losses in the past and may not be able to achieve or maintain profitability in the future.
We have incurred net losses since our inception, and we may not be able to achieve or maintain profitability in the future. Our expenses will likely increase in the future as we develop and launch new offerings and platform features, expand in existing and new markets, expand marketing channels and operations, hire additional employees, and continue to invest in our products and services and customer engagement, or as a result of the
COVID-19
pandemic. These efforts may be more costly than we expect and may not result in increased revenue or growth in our business sufficient to offset these expenses. For example, we may incur additional costs and expenses associated with the
COVID-19
pandemic, including sales, marketing and costs relating to our efforts to mitigate the impact of the
COVID-19
pandemic through enhanced sanitization procedures and health safety programs. Furthermore, our offerings require significant capital investments and recurring costs, including debt payments, maintenance, depreciation, asset life, and asset replacement costs, and if we are not able to maintain sufficient levels of utilization of our assets or offerings are otherwise not successful, our investments may not generate sufficient returns and our financial condition may be adversely affected. Additionally, as a public company, we expect stock-based compensation expense will continue to be a significant expense in future periods.
Many of our efforts to generate revenue are new and unproven. Our revenue growth rate could continue to decline in the future as a result of many factors, including increased competition and the maturation of our business, and we cannot assure you that our revenue will continue to grow or will not decline. You should not consider our historical revenue or operating expenses as indicative of our future performance. If our revenue does not increase sufficiently to offset our expenses, if we experience unexpected increases in operating expenses, or if we are required to take charges related to impairments or other matters, we might not achieve or maintain profitability and our business, financial condition, and results of operations could be adversely affected.
If we fail to retain existing riders or add new riders, or if our riders decrease their level of engagement with our products and services, our business, financial condition, and results of operations may be significantly harmed.
The size of our rider base is critical to our success. Our financial performance has been and will continue to be significantly determined by our success in cost-effectively adding, retaining, and engaging active users of our products and services. If people do not perceive our products and services to be useful, reliable, trustworthy, and affordable, we may not be able to attract or retain riders or otherwise maintain or increase the frequency of their use of our products and services. Our rider engagement patterns have varied over time, and rider engagement can be difficult to measure, particularly as we introduce new and different products and services. Any number of factors could negatively affect rider retention, growth, and engagement, including if:

•	riders increasingly engage with other competitive products or services;

•	local governments and municipalities restrict our ability to operate our products and services in various jurisdictions at the level at which we desire to operate, or at all;

•	there are adverse changes to our products, services or business model that are mandated by legislation, regulatory authorities, or litigation;

•	we fail to introduce new features, products, or services that riders find engaging;

•	we introduce new products or services, or make changes to existing products and services, that are not favorably received;

•
riders have difficulty installing, updating, or otherwise accessing our products on mobile devices as a result of actions by us or third parties that we rely on to distribute our products and deliver our services;

•	changes in rider preferences or behavior, including decreases in the frequency of use of our products and services;

•	there are decreases in rider sentiment about the quality, affordability, or usefulness of our products or concerns related to privacy, safety, security or other factors;

•	riders adopt new products and services where our products and services may be displaced in favor of other products or services, or may not be featured or otherwise available;

•	technical or other problems prevent us from delivering our products in a rapid and reliable manner or otherwise affect the rider experience;

•	we adopt terms, policies or procedures related to areas such as rider data that are perceived negatively by our riders or the general public;

•
we elect to focus our product decisions on longer-term initiatives that do not prioritize near-term rider growth and engagement, or if initiatives designed to attract and retain riders and engagement are unsuccessful or discontinued, whether as a result of actions by us, third parties, or otherwise;

•	we fail to provide adequate customer service to riders, Fleet Managers, or other Bird Platform partners; or

•	we, or other partners and companies in our industry, are the subject of adverse media reports or other negative publicity, even if factually incorrect or based on isolated incidents.
Further, government actions in response to the
COVID-19
pandemic, such as travel bans, travel restrictions, and
shelter-in-place
orders, have decreased and may continue to decrease utilization of our products and services. If we are unable to cost-effectively maintain or increase our rider base and engagement, our products and services may become less attractive to riders and our business, financial condition, and results of operations could be adversely affected.
If we fail to attract and continue to work with qualified Fleet Managers, or if Fleet Managers’ utilization rates do not increase, our revenue, financial results, and business may be significantly harmed.
Our current operating model uses third-party service providers called Fleet Managers to provide day-to-day
vehicle logistics, including deployment, charging, and maintenance relating to our Sharing business. Our continued growth depends in part on our ability to cost-effectively attract and continue to work with qualified Fleet Managers who satisfy our screening and performance criteria. To attract and help retain the services of qualified Fleet Managers, we offer a percentage of net revenue on each ride taken. Any number of factors could potentially negatively affect our ability to cost-effectively attract and retain the services of qualified Fleet Managers including, but not limited to, a decrease in Fleet Manager earnings due to decreased fleet utilization (including due to adverse impacts of the
COVID-19
pandemic, seasonal variations or poor weather, increased competition from competitors adopting a similar business model, or offering different economic benefits, and/or a reclassification of Fleet Managers from contractors to employees). If we fail to cost-effectively attract and retain the services of qualified Fleet Managers, we may not be able to meet the demand of our users, including maintaining a competitive price for our users, and our business, financial condition, and results of operations could be adversely affected.
Changes to our pricing could adversely affect our ability to attract or retain qualified Fleet Managers and riders.
We regularly analyze data to determine the optimal pricing strategy to support the profitability of our business, while also trying to grow our user base and retain the services of Fleet Managers. One of the risks of changing prices is that user demand is sensitive to price increases. If we raise prices too much, user demand will decrease. However, if we lower prices too much, our ability to attract and retain the services of qualified Fleet Managers would diminish because Fleet Managers’ payouts are calculated based off of a revenue share. Additionally, factors such as operating costs, legal and regulatory requirements or constraints, and the ability of our competitors to offer more attractive pricing to either their customers or service providers may impact our overall pricing model.

Certain of our competitors offer, or may in the future offer, lower-priced or a broader range of offerings. Similarly, certain competitors may use marketing strategies that enable them to attract or retain riders and service providers at a lower cost than us. In the past, we have made pricing changes and incurred expenses related to marketing and both rider and Fleet Manager payments, and there can be no assurance that we will not be forced, through competition, regulation, or otherwise, to reduce prices for users, increase payments to Fleet Managers, or increase our marketing and other expenses to attract and retain riders and the services of qualified Fleet Managers in response to competitive pressures. Furthermore, the economic sensitivity of Fleet Managers and riders on our software platform may vary by geographic location, and as we expand, our pricing methodologies may not enable us to compete effectively in these locations. Local regulations may affect our pricing in certain geographic locations, which could amplify these effects. We have launched, and may in the future launch, new pricing strategies and initiatives, such as subscription packages and rider loyalty programs. We have also modified, and may in the future modify, existing pricing methodologies. Any of the foregoing actions may not ultimately be successful in attracting and retaining riders and the services of qualified Fleet Managers.
As we continue to strive for an optimal pricing strategy, we may launch new pricing initiatives that may not be successful in retaining both users and the services of qualified Fleet Managers. While we do and will attempt to optimize prices and balance supply and demand in our marketplace, our assessments may not be accurate or there may be errors in the technology used in our pricing and we could be underpricing or overpricing our offerings. In addition, if the offerings on our platform change, then we may need to revise our pricing methodologies. As we continue to launch new and develop existing asset-intensive offerings, factors such as maintenance, debt service, depreciation, asset life, supply chain efficiency, and asset replacement may affect our pricing methodologies. Any such changes to our pricing methodologies or our ability to efficiently price our offerings could adversely affect our business, financial condition, and results of operations.
We are expanding our Fleet Manager network. Any failure by our Fleet Managers to maintain vehicle quality or service levels, or material changes to labor classifications or franchise regulations, could have a negative impact on our reputation and business.
Our Fleet Manager network is expected to repair, store, charge, operate, and deploy our vehicles on a timely basis. If our Fleet Manager program does not grow sufficiently along with any market expansion in any particular jurisdiction, or if Fleet Managers experience difficulty in timely servicing the demand for the charging of our vehicles or meeting other service requirements or standards, our reputation and brand could be damaged and/or we may fail to meet rider demand. Our Fleet Manager program is new and rapidly evolving, and as such, could be subject to changes in laws and regulations. As we expand our Fleet Manager program into new markets, and as our presence in particular markets expands, regulatory bodies or courts may find that we or our Fleet Managers are subject to additional requirements.
In addition, we may become involved in legal proceedings and investigations claiming that members of the Fleet Manager network who we treat as contracted service providers for all purposes, including employment tax and employee benefits, should instead be treated as employees. In addition, legislative, judicial, or regulatory (including tax) authorities may introduce proposals, pass legislation, or assert interpretations of existing rules and regulations that could affect the classification of the Fleet Managers or other service providers. In the event of a reclassification of members of our Fleet Manager network as employees, or a determination that Fleet Managers have been incorrectly classified as non-employees,
we could be exposed to various additional liabilities, costs, and expenses. Any material changes to Fleet Manager labor classifications (including determinations that Fleet Managers should be classified as employees) could adversely impact our reputation, business and operating model. Additionally, a local regulatory or governing body may deem that the Fleet Manager relationship is actually a franchise and, thus, subject to various applicable franchise laws. These liabilities and costs could have an adverse effect on our business and results of operations and/or make it cost prohibitive for us to operate our vehicles in partnership with our Fleet Managers. These liabilities and additional costs could include exposure (for prior and future periods) under federal, state, and local tax laws, and workers’ compensation, unemployment benefits, labor, and employment laws, as well as potential liability for penalties and interest.

We operate in a new and rapidly changing industry, which makes it difficult to evaluate our business and prospects.
The market for vehicle sharing, through which we derive substantially all of our revenue, is a new and rapidly evolving industry. The growth of this market and the level of demand and market acceptance of our services is subject to a high degree of uncertainty. Our future operating results will depend on numerous factors affecting the industry, many of which are beyond our control, including:

•	changes in consumer demographics and public tastes and preferences;

•	changes in the method for distribution of our mobile application and products and services;

•	the availability and popularity of vehicle sharing; and

•	general economic conditions, particularly economic conditions adversely affecting discretionary consumer spending and demand for vehicle sharing.
Our ability to plan for development, distribution, and promotional activities will be significantly affected by our ability to anticipate and adapt to relatively rapid changes in the tastes and preferences of our current and potential riders. For example, we cannot be certain whether the
COVID-19
pandemic will negatively impact the willingness of riders to use shared vehicles. In addition, we may be restricted from operating our Sharing business in certain jurisdictions due to public health and safety measures implemented in response to the
COVID-19
pandemic. Further, expansion into long-tail markets is a key component of our growth strategy. Long-tail markets may differ in a number of ways from the more established markets in which we operate, including as a result of different tastes, preferences, and discretionary consumer spending. If the public does not perceive our Sharing business or other offerings as beneficial, or chooses not to adopt them as a result of concerns regarding public health or safety, affordability, or for other reasons, whether as a result of incidents on our or our competitors’ platforms, the
COVID-19
pandemic, or otherwise, then the market for our offerings may not further develop, may develop more slowly than we expect, or may not achieve the growth potential we expect, which would harm our business and prospects. Additionally, from time to time we may re-evaluate
the markets in which we operate and the performance of our network of shared vehicles, and we have discontinued and may in the future discontinue operations in certain markets as a result of such evaluations. Any of the foregoing risks and challenges could adversely affect our business, financial condition, and results of operations.
Poor weather adversely affects the use of our services, which causes seasonality in our business and could negatively impact our financial performance from period to period.
We have Sharing operations in a variety of markets, some of which can have cold and long winters or significant periods of rain or other precipitation during which our vehicles are less likely to be ridden. As a result, poor weather conditions in a particular market can have a material effect on our results of operations in that market and can cause our results to vary significantly from quarter to quarter. Because most of our revenue is currently generated from markets in the Northern Hemisphere, poor weather conditions are more likely to negatively impact our overall business in the first and fourth quarters of the calendar year. However, from time to time we may re-evaluate
the markets in which we operate and the performance of our Sharing business, and we have discontinued and may in the future discontinue operations in certain markets as a result of such evaluations. Any entrance into markets with different weather patterns would introduce additional seasonality. Other seasonal trends may develop or these existing seasonal trends may become more extreme, as a result of climate change or otherwise, which would contribute to fluctuations in our operating results. The seasonality of our businesses could also create cash flow management risks if we do not adequately anticipate and plan for periods of decreased activity, which could negatively impact our ability to execute on our strategy, which in turn could harm our business, financial condition, and results of operations.

Future operating results depend upon our ability to obtain vehicles that meet our quality specifications in sufficient quantities on commercially reasonable terms, which has been affected by global supply chain constraints.
We design and contract to manufacture vehicles using a limited number of external suppliers, and a continuous, stable, and cost-effective supply of vehicles that meets our standards is critical to our operations. We expect to continue to rely on external suppliers in the future. Because we obtain vehicles and certain components for them from single or limited sources, we are subject to significant supply and pricing risks. Many vehicles and components, including those that are available from multiple sources, are or could become at times subject to delivery failure, industry-wide shortages and significant pricing fluctuations that could materially adversely affect our financial condition and operating results. The prices and availability of our vehicles and related products may fluctuate depending on factors beyond our control, including market and economic conditions, changes to import or export regulations and demand. Changes in business conditions, force majeure, any public health crises, such as the
COVID-19
pandemic, global supply chain constraints, governmental or regulatory changes, and other factors beyond our control have and could continue to affect our suppliers’ ability to deliver products on a timely basis.
COVID-19
related lockdowns in China in early 2020 delayed the manufacturing and delivery of vehicles, and future lockdowns could result in further delays or supply constraints. While we have entered into agreements for the supply of our vehicles and other components, there can be no assurance that we will be able to extend or renew these agreements on commercially reasonable terms, or at all, and that our suppliers will have sufficient resources to fulfill our orders or that the vehicles and components we receive will meet our quality specifications and be free from defects. Furthermore, suppliers may suffer from poor financial conditions, which can lead to business failure for the supplier, or consolidation within a particular industry, further limiting our ability to obtain sufficient quantities of vehicles and components on commercially reasonable terms.
New and changing tariffs, duties and taxes may apply in connection with the imports and exports of equipment and parts, and can negatively affect our cost structure and logistics planning. For example, changes in economic relations between the United States and China have, and may continue to result in, increased tariffs on vehicles imported from China. Further, customs authorities may challenge or disagree with our classifications or valuation of imports. Such challenges could result in tariff liabilities, including tariffs on past imports, as well as penalties and interest.
We rely on third-party insurance policies to insure us against vehicle-related risks and operations-related risks. If our insurance coverage is insufficient for the needs of our business or our premiums or deductibles become prohibitively expensive or if our insurance providers are unable to meet their obligations, we may not be able to mitigate the risks facing our business, which could adversely affect our business, financial condition, and results of operations.
We rely on a limited number of third-party insurance providers for various policies, including, but not limited to, general liability, automobile liability, workers’ compensation, property, cyber liability, directors’ and officers’ liability, and an excess umbrella policy. These third-party policies are intended to cover various risks that we may face as our company continues to grow. Certain of these policies cover vehicle-related risks, such as bodily injury to riders or property damage caused by an alleged malfunction of a vehicle, loss or damage to vehicles in transit, and products liability claims made against vehicles sold in our retail business. Additionally, certain of these policies insure against operations-related risks. These risks may include those that are required by city regulators in order to be granted a permit, as well as to cover any indemnification and defense cost obligations in the event of a vehicle accident caused by city infrastructure. Additionally, we are required to insure against other operations-related risks regarding employee claims. For certain types of operations-related risks or future risks related to our new and evolving offerings, we may not be able to, or may choose not to, acquire insurance. In addition, we may not obtain enough insurance to adequately mitigate such operations-related risks or risks related to our new and evolving offerings, and we may have to pay high premiums or deductibles for the coverage we do obtain. Additionally, if any of our insurance providers becomes insolvent, it could be unable to pay any operations-related claims that we make. Certain losses may be excluded from insurance coverage including, but not limited to, losses caused by intentional act, pollution, contamination, virus, bacteria, terrorism, war, and civil unrest.
Due to the nature of our business, we may be subject to significant liability based on traffic accidents, injuries, or other incidents that are claimed to have been caused by our vehicles or riders using our vehicles. If the amount of one or more vehicle-related or operations-related claims were to exceed our applicable aggregate insurance coverage limits, we would bear the excess costs, in addition to the amounts already incurred in connection with deductibles. Additionally, because we are insured by third-party insurance providers, those providers may raise premiums in response to loss history and higher limit demands of regulators. Moreover, state and country regulators may alter vehicle definitions to require motor or rider liability coverage. Increasing the breadth of coverage and coverage limits would increase our insurance and claims expenses. Our business, financial condition, and results of operations could be adversely affected if (i) cost per claim, premiums, or the number of claims significantly exceeds our historical experience and coverage limits, (ii) we experience a claim in excess of our coverage limits, (iii) our insurance providers fail to pay on our insurance claims, (iv) we experience a claim for which coverage is not provided, (v) the number of claims under our deductibles differs from historic averages, or (vi) an insurance policy is canceled or non-renewed.
Illegal, improper, or inappropriate activity of riders could expose us to liability and harm our business, brand, financial condition, and results of operations.
Our success depends on rider activity and experience. As such, illegal, improper, or otherwise inappropriate activities by riders, including the activities of individuals who may have previously engaged with, but are not then receiving or providing services offered through, our software platform, including using our vehicles, or individuals who are intentionally impersonating riders could adversely affect our brand, business, financial condition, and results of operations. Some examples of illegal, improper, or inappropriate activity that could lead to liability include assault, theft, and reckless riding; improper parking of vehicles; unauthorized use of credit cards, debit cards, or bank accounts; sharing of user accounts; and other misconduct.
These types of behaviors could lead to accidents or injuries, negative publicity for us, and damage to our brand and reputation. Repeated inappropriate rider behavior could significantly impact our relationship with cities, which could adversely impact our ability to operate. Cities may limit the number of vehicles we are allowed to operate, suspend our service, and/or revoke our licenses. These behaviors could also lead our riders and partners to believe that our products are not safe, which would harm our reputation. Further, any negative publicity related to the foregoing, whether such incident occurred on our products and services, on our competitors’ platforms, or on any ridesharing platform, could adversely affect our reputation and brand or public perception of the ridesharing industry as a whole, which could negatively affect demand for platforms like ours, and potentially lead to increased regulatory or litigation exposure.
To protect against such risks, we have implemented various programs to anticipate, identify, and address risk of these activities, such as implementing a community mode to allow community flagging of bad actors in the Bird ecosystem, in-app
messaging to outline local regulations to riders, and credit card pre-authorization
to confirm user identity and minimize payment fraud. These measures may not adequately address or prevent all illegal, improper, or otherwise inappropriate activity by these parties from occurring in connection with our offerings. Furthermore, if these measures are too restrictive and inadvertently prevent qualified riders from using our offerings, or if we are unable to implement and communicate them fairly and transparently or are perceived to have failed to do so, the growth and retention of the number of riders on our platform and their utilization of our platform could be negatively impacted. Any of the foregoing risks could harm our business, financial condition, and results of operations.

Exposure to product liability in the event of significant vehicle damage or reliability issues could harm our business, financial condition, and results of operations.
We have product liability exposure from our businesses. In our Sharing business, injured riders may claim that our vehicles malfunctioned during the course of their ride. Bird Platform partners may allege that vehicles sold to them were improperly designed or manufactured and that we should bear the responsibility for replacing those vehicles, and should be liable for any injuries occurring on those vehicles. In our retail business, a customer that purchases one of our vehicles and is injured may claim that the vehicle malfunctioned in some manner or was improperly designed or manufactured. In addition, although we take precautions and conduct training on maintenance and service of the vehicles, we rely on Fleet Managers and other service providers to maintain and repair vehicles and cannot always guarantee that they are properly completing repairs. Product liability actions can stem from allegations of defective design, defective manufacture, failure to warn of known defects, and improper vehicle maintenance. In addition, the battery packs in our products use lithium-ion
cells. On rare occasions,
lithium-ion
cells can rapidly release the energy they contain by venting smoke and flames in a manner that can cause burns and other injuries or ignite nearby materials, as well as other lithium-ion
cells. We take certain precautions to reduce the risks of such events, but we cannot guarantee that such events will not occur. While we carry general liability insurance to cover bodily injury and property damage caused by a vehicle malfunction in our Sharing business, and product liability insurance to insure against injuries sustained by riders on vehicles sold by us in our retail business, these claims may ultimately damage to our reputation, decrease vehicle sales, or decrease ridership, each of which could materially impact our business, financial condition, and results of operations.
Our metrics and estimates, including the key metrics included in this prospectus, are subject to inherent challenges in measurement, and real or perceived inaccuracies in those metrics may harm our reputation and negatively affect our business.
We regularly review and may adjust our processes for calculating our metrics used to evaluate our growth, measure our performance, and make strategic decisions. These metrics are calculated using internal company data and have not been evaluated by a third party. Our metrics may differ from estimates published by third parties or from similarly titled metrics of our competitors due to differences in methodology or the assumptions on which we rely, and we may make material adjustments to our processes for calculating our metrics in order to enhance accuracy, because better information becomes available or for other reasons, which may result in changes to our metrics. Similarly, we may at times present claims and metrics about the emissions, or other sustainability, benefits of our products. The methodologies for determining these benefits are complex and continuously evolving, and there is not currently a single accepted industry standard for these calculations. The estimates and forecasts we disclose relating to the size and expected growth of our addressable markets may prove to be inaccurate. Even if the markets in which we compete meet the size estimates and growth we have forecasted, our business could fail to grow at similar rates, if at all. If investors or analysts do not consider our metrics to be accurate representations of our business, or if we discover material inaccuracies in our metrics, then our business, financial condition, and results of operations could be adversely affected.
We rely on third-party payment processors to process payments made by users on our software platform and/or made to Fleet Managers and Bird Platform partners, and if we cannot manage our relationships with such third parties and other payment-related risks, our business, financial condition, and results of operations could be adversely affected.
We rely on a limited number of third-party payment processors to process transactions and payments made by riders and/or made to Fleet Managers and Bird Platform partners. If a third-party payment processor terminates its relationship with us or refuses to renew its agreement with us on mutually agreeable terms, we would need to find an alternative solution and may not be able to secure similar terms or find a proper replacement in a timely manner. Such transition to an alternative provider may also require significant time from our employees and necessitate the use of other limited resources. Additionally, the software and services provided by these third-party processors may not meet our expectations, contain vulnerabilities or errors, be otherwise compromised, or experience outages. Any of these risks could cause us to lose our ability to accept online payments or other payment transactions or make timely payments to Fleet Managers or Bird Platform partners, any of which could make our platform less convenient and attractive to riders and adversely affect our ability to attract and retain qualified Fleet Managers or Bird Platform partners.
Nearly all of our riders’ payments and Fleet Manager and Bird Platform partner payouts are made by credit card, by debit card or through third-party payment services, which subjects us to certain payment network or service provider operating rules, to certain regulations, and to the risk of fraud. We may in the future offer new payment options to riders that may be subject to additional operating rules, regulations, and risks. We may be also subject to a number of other laws and regulations relating to the payments we accept from our riders, including with respect to money laundering, money transfers, privacy, and information security. If we fail to comply with applicable rules and regulations, we may be subject to civil or criminal penalties, fines, or higher transaction fees, and may lose our ability to accept online payments or other payment card transactions, which could make our offerings less convenient and attractive to our users. If any of these events were to occur, our business, financial condition, and results of operations could be adversely affected.
For example, if we are deemed to be a money transmitter as defined by applicable regulation, we could be subject to certain laws, rules, and regulations enforced by multiple authorities and governing bodies in the United States and numerous state and local agencies who may define money transmitter differently. Certain states may have a more expansive view of who qualifies as a money transmitter. Additionally, outside of the United States, we could be subject to additional laws, rules, and regulations related to the provision of payments and financial services, and if we expand into new jurisdictions, the foreign regulations and regulators governing our business that we are subject to will expand as well. If we are found to be a money transmitter under any applicable regulation and we are not in compliance with such regulations, we may be subject to fines or other penalties in one or more jurisdictions levied by federal, state or local regulators, including state Attorneys General, as well as those levied by foreign regulators. In addition to fines, penalties for failing to comply with applicable rules and regulations could include criminal and civil proceedings, forfeiture of significant assets, or other enforcement actions. We could also be required to make changes to our business practices or compliance programs as a result of regulatory scrutiny.
For various payment options, we are required to pay fees such as interchange and processing fees that are imposed by payment processors, payment networks, and financial institutions. These fees are subject to increases, which could adversely affect our business, financial condition, and results of operations. Additionally, our payment processors require us to comply with payment card network operating rules, which are set and interpreted by the payment card networks. The payment card networks could adopt new operating rules or interpret or re-interpret
existing rules in ways that might prohibit us from providing certain offerings to some users, or be costly to implement or difficult to follow. Any of the foregoing risks could adversely affect our business, financial condition, and results of operations.
The markets in which we operate are highly competitive, and competition represents an ongoing threat to the growth and success of our business.
Vehicle sharing is a highly competitive business, characterized by rapidly emerging new offerings and technologies and shifting rider needs. We have competitors in many different industries. Our competitors include other vehicle and/or ride sharing platforms such as Lime/Uber, Lyft, and Spin, among others. Some of our current and potential competitors have one or more advantages over us, either globally or in particular geographic markets, which include:

•	longer operating histories;

•	significantly greater financial, technical, marketing, research and development, manufacturing, and other resources;

•	greater experience within the industry;

•	stronger brand and consumer recognition regionally or worldwide;

•	a larger user base;

•	economies of scale and the ability to integrate or leverage synergies or compatibilities with other business units, brands, or products;

•	the capacity to leverage their marketing expenditures across a broader portfolio of products;

•	more substantial intellectual property of their own from which they can develop mobile applications and which may predate our intellectual property;

•	lower labor and development costs and better overall economies of scale;

•	greater platform-specific focus, experience, and expertise; and

•	broader global distribution and presence.
Our competitors may develop products, features or services that are similar to ours or that achieve greater acceptance, may undertake more far-reaching
and successful product development efforts or marketing campaigns, or may adopt more aggressive pricing policies. Some competitors may gain a competitive advantage against us in areas where we operate, including by integrating competing platforms, applications or features into products they control; by making acquisitions; by making access to our products more difficult; or by making it more difficult to communicate with our riders. As a result, our competitors may acquire and engage riders or generate revenue at the expense of our own efforts, which may negatively affect our business and financial results. In addition, from time to time, we may take actions in response to competitive threats, but we cannot assure you that these actions will be successful or that they will not negatively affect our business and financial results.
Additionally, we may see competition from other form factors (
e.g.
, autonomous vehicles). While we do not believe that true vehicle autonomy in cities poses a near- or medium-term risk, it could pose a risk to our business in the long term.
We rely on, and in some cases are expanding, our Bird Platform partnerships. Any failure by our partners to maintain vehicle quality, service levels or relationships with local government authorities, or material changes to labor classifications or franchise regulations, could have a negative impact on our reputation and business.
We rely upon our Bird Platform partners to operate their own micromobility business, which includes repairing, storing, charging, operating and deploying fleets of vehicles in certain designated locations. In addition, we depend on our platform partners to secure permits and maintain relationships with local government authorities to allow for the continued growth of their business. If our Bird Platform partners are unable to secure permits, face new or increasing regulation, or fail to adhere to new or existing laws and regulations established by local governments, our business and results of operations from our Bird Platform partner business could suffer. In addition, as we expand our Bird Platform partnerships into new markets, regulatory bodies or courts may claim that we or our Bird Platform partners are subject to additional requirements, or that our Bird Platform partnerships are subject to franchise disclosure laws and requirements. This could significantly increase the operational costs of our Bird Platform partner business, as well as require additional employee attention to compliance with such laws, rules, or regulations.
We rely on distributors to distribute and sell our consumer products offerings to retailers.
In our Product Sales business, customers purchase our products through contracted distributors that purchase, store, sell and deliver our products to them. Contracts with distributors vary in terms of order size, minimum requirements, length and territory exclusivity. We depend on these distributors to act as intermediaries between us and the retailers who sell our products to end users. If we lose one or more of our significant distributors and cannot replace them in a timely manner or at all, our results of operation and financial condition may be adversely affected.
Using third parties for distribution exposes us to certain risks, including concentration risk, credit risk, and compliance risk. Distributors may sell products from third parties that compete with our products, and we may need to provide certain concessions to these distributors to create incentives for them to sell our products. Distributors may face financial difficulties, including bankruptcy, which could harm our collection of accounts receivables and our results of operations. Violations of the Foreign Corrupt Practices Act or similar laws by distributors or other related third parties could have a material adverse effect on our business. Failure to properly manage these risks related to our use of distributors and other third parties could have a material adverse effect on our sales, increase our expenses, and harm our competitive position.
If our vehicles, mobile applications, or other services have defects, the reputation and brand of our products and services could suffer, which could negatively impact the use of our products and services, and negatively impact our operating results and financial condition.
We believe that establishing and maintaining our brand is critical to attracting engagement with our products and services. Increasing awareness of our brand and recognition of our products and services is particularly important in connection with increasing our customer base. Our ability to promote our brand and increase recognition of our platform and services depends on our ability to provide high-quality products and services. If consumers do not perceive our products and services as safe and of otherwise high quality (including our vehicles, mobile applications, and maintenance and repair practices) or if we introduce new products and services that are not favorably received by them, then we may not succeed in building brand recognition and brand loyalty in the marketplace. If our vehicles or mobile applications have physical or other defects, have usability issues, or are subject to acts of vandalism, it could result in negative rider reviews, significant litigation or regulatory challenges, including personal injury or products liability claims, decreased usage of our platform and network of vehicles, and damage our brand. There can be no assurance we will be able to detect and fix all defects or vandalism in our products and services. In addition, globalizing and extending our brand and recognition of our products and services is costly and involves extensive management time to execute successfully, particularly as we expand our efforts to increase awareness of our brand, products, and services among a wider range of consumers. If we fail to increase and maintain brand awareness and consumer recognition of our products and services, our potential revenue could be limited, our costs could increase, and our business, operating results, and financial condition could suffer.
We may acquire other businesses, which could require significant management attention, disrupt our business, dilute stockholder value, and adversely affect our operating results.
As part of our business strategy, we have purchased, and may continue to purchase, the stock or assets of other entities. We continue to evaluate a wide array of potential strategic transactions, including acquisitions of businesses, new technologies, services, and other assets, and strategic investments that complement our business. For example, in July 2019 we acquired Scoot, a San Francisco-based micromobility operator, and in January 2020 we acquired Circ, a Berlin-based
e-scooter
sharing operator.
Acquisitions involve numerous risks, which could harm our business and negatively affect our financial condition and results of operations. There is intense competition for suitable acquisition targets, which could increase acquisition costs and adversely affect our ability to consummate deals on favorable or acceptable terms. There is no assurance that the time and resources expended on pursuing a particular acquisition will result in a completed transaction, or that any completed transaction will ultimately be successful. Furthermore, if we do complete acquisitions, we may not ultimately strengthen our competitive position or achieve our goals, and our ability to bring to market successful products and services could be limited. In addition, acquisitions we do complete may not translate into successful business opportunities or provide us with other benefits, and we may not realize the anticipated benefits or synergies of a transaction. If we fail to successfully integrate our past or future acquisitions, or the technologies associated with such acquisitions, the revenue and operating results of the combined company could be adversely affected. Each integration process requires significant time and resources, and we may not be able to manage the process successfully. We may not successfully evaluate or utilize the acquired technology or other assets or accurately forecast the financial impact of an acquisition transaction, including accounting charges. We may encounter difficulties in retaining key employees or business partners of an acquired company. There may be transaction-related lawsuits or claims, or adverse market reaction to an acquisition. We may not determine the appropriate purchase price of acquired companies, which may lead to the potential impairment of intangible assets and goodwill acquired in the acquisitions. Additionally, we may have to pay cash, incur debt, or issue equity securities to pay for any such acquisition, each of which could affect our financial condition or the value of our capital stock, result in dilution to our equityholders, increase our fixed obligations, or require us to comply with covenants or other restrictions that would impede our ability to manage our operations. The direct costs of these acquisitions, as well as the resources required to evaluate, negotiate, integrate, and promote these acquisitions, may divert significant time and resources from the general operation of our business and require significant attention from management, all of which could disrupt the ordinary functioning of our business and adversely affect our operating results.
The global nature of our business may subject us to increased business and economic risks that could impact our financial results.
Although our business is based in California, our products and services are used by consumers in various locations around the United States and the globe, and we have expanded aggressively in both U.S. and international markets, which subjects us to a variety of risks inherent in doing business in an industry regulated at the local level both domestically and internationally, including:

•
risks related to compliance with a variety of local and international laws, governmental regulations, and licensing and permit processes, and unexpected changes in laws, regulatory requirements and enforcement;

•	maintaining our company culture across our locations;

•	difficulties in staffing and managing global operations and increased travel, infrastructure and legal compliance costs associated with multiple locations and marketplaces;

•	compliance with statutory equity requirements in certain international markets;

•	varying levels of Internet and mobile technology adoption and infrastructure;

•	competition from local incumbents that better understand the local market, may market and operate more effectively, and may enjoy greater local affinity or awareness;

•	localizing our products and services for each market, and uncertainty regarding the popularity of our products in various markets;

•	political, social and/or economic instability;

•	expanded privacy laws and rules in local and foreign jurisdictions, which can be burdensome to comply with and create additional enforcement risks;

•	public health concerns or emergencies, such as the COVID-19 pandemic and other highly communicable diseases or viruses;

•	fluctuations in currency exchange rates;

•	U.S. and foreign government trade restrictions, tariffs and price or exchange controls;

•	higher levels of credit risk and payment fraud;

•	enhanced difficulties of integrating acquisitions;

•	reduced, nonexistent or unforeseeable protection for intellectual property rights in some countries; and

•	management of tax consequences.
Our limited experience in operating our business internationally increases the risk that any potential future expansion efforts that we may undertake may not be successful. We have experienced difficulties gaining traction with users and acceptance by regulators in certain markets we have entered, which has caused us, in some cases, to close down operations in those markets. If we invest substantial time and resources to expand our operations internationally and are unable to manage these risks effectively, our business, financial condition, and results of operations could be adversely affected. If we are unable to manage the complexity of our global operations successfully, our financial performance and operating results could suffer.
In addition, international expansion has increased our risks in complying with various laws and standards, including with respect to anti-corruption, anti-bribery, export controls, and trade and economic sanctions. We cannot assure you that our employees and agents will not take actions in violation of applicable laws, for which we may be ultimately held responsible. In particular, any violation of the applicable anti-corruption, anti-bribery, and similar laws could result in adverse media coverage, investigations, imposition of significant legal fees, loss of export privileges, severe criminal or civil sanctions, or suspension or debarment from U.S. government contracts, or substantial diversion of management’s attention, all of which could have an adverse effect on our reputation, brand, business, financial condition, and results of operations.
Our business is subject to interruptions, delays, or failures resulting from earthquakes, other natural catastrophic events, geopolitical instability, war, terrorism, public health crises, and other unexpected events.
Our services and operations, and the operations of our third-party technology providers, are vulnerable to damage or interruption from earthquakes, fires, winter storms, floods, power losses, telecommunications failures, terrorist attacks, acts of war, human errors, break-ins,
and similar events. In particular, our U.S. headquarters and most of our employees are located in Southern California, a region known for seismic activity. In addition, any public health crises, such as the
COVID-19
pandemic, other epidemics, political crises, such as terrorist attacks, war and other political instability, or other catastrophic events, whether in the United States or abroad, could cause disruptions to the Internet, our business, or the economy as a whole. For example,
COVID-19
has led to certain business disruptions as described in our other risk factors, including travel bans and restrictions, and shelter in place orders that have resulted in declines in demand for our services, as well as adverse effects on users on our platform, our suppliers, and the economy, all of which have had and may continue to have an adverse effect on our business, financial condition, and results of operations. In particular, acts of war or acts of terrorism, especially any directed at GPS signals, could have a material adverse impact on our business, operating results, and financial condition. The threat of terrorism and war and heightened security and military response to this threat, or any future acts of terrorism, may cause a redeployment of the satellites used in GPS or interruptions of the system. To the extent that such interruptions have an effect on sales of our products or services, this could have a material adverse effect on our business, results of operations, and financial condition. Our insurance coverage may be insufficient to compensate us for losses that may occur.
The impact of any natural disaster, act of terrorism or other disruption to us or our third-party providers’ abilities could result in decreased demand for our offerings or a delay in the provision of our offerings, which could adversely affect our business, financial condition, and results of operations. All of the aforementioned risks may be further increased if our disaster recovery plans prove to be inadequate.
The loss of one or more of our key personnel, or our failure to attract and retain other highly qualified personnel in the future, could harm our business.
Our success and ability to grow our business depends on the talents and efforts of highly skilled individuals. We devote significant resources to identifying, recruiting, hiring, integrating, training, developing, motivating and retaining highly skilled personnel. We may not be successful in attracting and retaining qualified personnel to fulfill our current or future needs, and actions we have taken or may take in response to the impact of the
COVID-19
pandemic on our business may harm our reputation or impact our ability to recruit qualified personnel in the future. Also, all of our U.S.-based employees, including our management team, work for us on an at-will
basis, and there is no assurance that any such employee will remain with us. Our competitors may be successful in recruiting and hiring members of our management team or other key employees, and it may be difficult for us to find suitable replacements on a timely basis, on competitive terms, or at all. If we are unable to attract and retain the necessary personnel, particularly in critical areas of our business, we may not achieve our strategic goals.
We currently depend on the continued services and performance of our key personnel, including our executive team, business development team, product managers, engineers, and others. People with these skills are in high demand in Southern California, where our U.S. headquarters are located, and in various other jurisdictions where we operate, and we will continue to face increased competition for talent. To attract and retain top talent, we have had to offer, and we believe we will need to continue to offer, competitive compensation and benefits packages. Job candidates and existing personnel often consider the value of the equity awards they receive in connection with their employment. If the perceived value of our equity awards declines or we are unable to provide competitive compensation packages, it may adversely affect our ability to attract and retain highly qualified personnel, and we may experience increased attrition. Certain of our employees have received significant proceeds from sales of our equity in private transactions and many of our employees may receive significant proceeds from sales of our equity in the public markets, which may reduce their motivation to continue to work for us. We may need to invest significant amounts of cash and equity to attract and retain new employees and expend significant time and resources to identify, recruit, train, and integrate such employees, and we may never realize returns on these investments. If we are unable to effectively manage our hiring needs or successfully integrate new hires, our efficiency, ability to meet forecasts and employee morale, productivity, and retention could suffer, which could adversely affect our business, financial condition, and results of operations.
The impact of economic conditions, including the resulting effect on discretionary consumer spending, may harm our business and operating results.
Our performance is subject to economic conditions and their impact on levels of discretionary consumer spending. Some of the factors that have an impact on discretionary consumer spending include general economic conditions, unemployment, consumer debt, reductions in net worth, residential real estate and mortgage markets, taxation, energy prices, interest rates, consumer confidence, and other macroeconomic factors. Consumer preferences tend to shift to lower-cost alternatives during recessionary periods and other periods when disposable income is adversely affected. In such circumstances, consumers may not choose to use our products and services to get around, seeking alternative low-cost
options. An economic downturn resulting in a prolonged recessionary period may have a further adverse effect on our revenue.
We may need additional capital, and we cannot be certain that additional financing will be available.
Historically, we have funded our operations and capital expenditures primarily through sales of our preferred stock and cash generated from our operations. To support our growing business, we must have sufficient capital to continue to make significant investments in our offerings. Although we currently anticipate that our available funds and cash flow from operations will be sufficient to meet our cash needs for the foreseeable future, we may require additional equity or debt financing, including by the issuance of securities. If we raise additional funds through the issuance of equity, equity-linked, or debt securities, those securities may have rights, preferences or privileges senior to the rights of our common stock, and our stockholders may experience dilution.
We evaluate financing opportunities from time to time, and our ability to obtain financing will depend, among other things, on our development efforts, business plans, operating performance, and the condition of the capital markets at the time we seek financing. Additionally,
COVID-19
may impact our access to capital and make additional capital more difficult or available only on terms less favorable to us. We cannot assure you that additional financing will be available to us on favorable terms when required, or at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us, when we require it, our ability to continue to support our business growth and to respond to business challenges could be significantly limited, and our business, financial condition, and results of operations could be adversely affected.
Our company culture has contributed to our success and if we cannot maintain this culture as we grow, our business could be harmed.
We believe that our company culture, which promotes authenticity, empathy, and support for others, has been critical to our success. We face a number of challenges that may affect our ability to sustain our corporate culture, including:

•	failure to identify, attract, reward, and retain people in leadership positions in our organization who share and further our culture, values, and mission;

•	the increasing size and geographic diversity of our workforce;

•	work-from-home policies implemented in light of the COVID-19 pandemic that may continue for most of our employee base for the foreseeable future;

•	the inability to achieve adherence to our internal policies and core values;

•	competitive pressures to move in directions that may divert us from our mission, vision, and values;

•	the continued challenges of a rapidly evolving industry;

•	the increasing need to develop expertise in new areas of business that affect us;

•	negative perception of our treatment of employees or our response to employee sentiment related to political or social causes or actions of management; and

•	the integration of new personnel and businesses from acquisitions.
From time to time, we may engage in workforce reductions in order to better align our operations with our strategic priorities, managing our cost structure or in connection with acquisitions. For example, in response to the effects of the
COVID-19
pandemic on our business, we have taken certain cost-cutting measures, including lay-offs,
which may adversely affect employee morale, our culture, and our ability to attract and retain employees. These actions may adversely affect our ability to attract and retain personnel and maintain our culture. If we are not able to maintain our culture, our business, financial condition, and results of operations could be adversely affected.
Risks Related to Our Intellectual Property and Technology
Our user growth and engagement on mobile devices depend upon effective operation with mobile operating systems, networks, and standards that we do not control.
The substantial majority of our revenue is generated from our Sharing business, which requires use of our mobile application, which we refer to as the “Bird App.” There is no guarantee that popular mobile devices or application stores will continue to feature our mobile application, or that mobile device users will continue to use our products rather than competing products. We are dependent on the interoperability of the Bird App with popular mobile operating systems, networks, and standards that we do not control, such as the Android and iOS operating systems. Any changes, bugs, or technical issues in such systems, or changes in our relationships with mobile operating system partners, handset manufacturers, or mobile carriers, or in their terms of service or policies that degrade our products’ functionality, availability, reduce or eliminate our ability to distribute our products, give preferential treatment to competitive products, or charge fees related to the distribution of our products, could adversely affect the usage of the Bird App on mobile devices and revenue. Additionally, in order to deliver high-quality mobile products, it is important that our products work well with a range of mobile technologies, systems, networks, and standards that we do not control, and that we have good relationships with handset manufacturers and mobile carriers. We may not be successful in maintaining or developing relationships with key participants in the mobile ecosystem or in developing products that operate effectively with these technologies, systems, networks, or standards. In the event that it is more difficult for our users to access and use the Bird App on their mobile devices, or if our users choose not to access or use the Bird App on their mobile devices or use mobile products that do not offer access to the Bird App, our user growth and user engagement could be harmed. From time to time, we may also take actions regarding the distribution of our products or the operation of our business based on what we believe to be in our long-term best interests. Such actions may adversely affect our users and our relationships with the operators of mobile operating systems, handset manufacturers, mobile carriers, or other business partners, and there is no assurance that these actions will result in any benefits in the short or long term. In the event that our users are adversely affected by these actions or if our relationships with such third parties deteriorate, our user growth and engagement could be adversely affected and our business could be harmed.
Our business could be adversely impacted by changes in the Internet and mobile device accessibility of users and unfavorable changes in or our failure to comply with existing or future laws governing the Internet and mobile devices.
Our business depends on users’ access to our platform via a mobile device and the Internet. We may operate in jurisdictions that provide limited Internet connectivity, particularly as we expand internationally. Internet access and access to a mobile device are frequently provided by companies with significant market power that could take actions that degrade, disrupt, or increase the cost of users’ ability to access our platform. In addition, the Internet infrastructure that we and users of our software platform rely on in any particular geographic area may be unable to support the demands placed upon it. Any such failure in Internet or mobile device accessibility, even for a short period of time, could adversely affect our results of operations.
Moreover, we are subject to a number of laws and regulations specifically governing the Internet and mobile devices that are constantly evolving. Existing and future laws and regulations, or changes thereto, may impede the growth and availability of the Internet and online offerings, require us to change our business practices, or raise compliance costs or other costs of doing business. These laws and regulations, which continue to evolve, cover taxation, privacy and data protection, pricing, copyrights, distribution, mobile and other communications, advertising practices, consumer protections, the provision of online payment services, unencumbered Internet access to our offering, and the characteristics and quality of online offerings, among other things. Any failure, or perceived failure, by us to comply with any of these laws or regulations could result in damage to our reputation and brand a loss in business and proceedings or actions against us by governmental entities or others, which could adversely impact our results of operations.
We rely on third parties maintaining open marketplaces to distribute our application and provide the software we use in certain of our products and offerings. If such third parties interfere with the distribution of our products or offerings or with our use of such software, if we are unable to maintain a good relationship, or if marketplaces are unavailable for any prolonged period of time, our business will suffer.
Our mobile application is available for download to our users through Apple’s iOS platform and Google’s Android platform. A majority of our revenue is generated through our mobile application. We cannot assure you that the marketplaces through which we distribute our platform will maintain their current structures or that such marketplaces will not charge us fees to list our application for download. We believe that we have good relationships with each of Apple and Google. If we are not featured prominently on the Apple App Store and the Google Play Store, users may find it more difficult to discover our mobile applications, which would make it more difficult to generate significant revenue from them. We may also be required to spend significantly more on marketing campaigns to generate substantial revenue on these platforms. In addition, currently neither Apple nor Google charges a publisher when it features one of its apps. If either Apple or Google were to charge publishers to feature an app, it could cause our marketing expenses to increase considerably. Accordingly, any change or deterioration in our relationship with either Apple or Google could materially harm our business and likely cause the fair market value of our stock to decline.
We also rely on the continued functioning of the Apple App Store and the Google Play Store. In the past, these digital storefronts have been unavailable for short periods of time or experienced issues with their in-app
purchasing functionality. If either of these events recurs on a prolonged basis or other similar issues arise that impact our ability to generate revenue from these storefronts, it would have a material adverse effect on our revenue and operating results. In addition, if these storefront operators fail to provide high levels of service, our end users’ ability to access our mobile applications may be interrupted which may adversely affect our users’ confidence in our products and our brand.
The operators of digital storefronts on which we publish our mobile application in many cases have the unilateral ability to change and interpret the terms of our contract with them.
We distribute our mobile application through
direct-to-consumer
digital storefronts, for which the distribution terms and conditions are often “click-through” agreements that we are not able to negotiate with the storefront operator. For example, we are subject to each of Apple’s and Google’s standard click-through terms and conditions for application developers, which govern the promotion, distribution, and operation of applications, including our mobile applications, on their storefronts. Each of Apple and Google can unilaterally change their standard terms and conditions with no prior notice to us. Any changes in the future that impact our revenue could materially harm our business, and we may not receive advance warning of such change.
In addition, the agreement terms can be vague and subject to variable interpretation by the storefront operator, who acts unilaterally to enforce such terms. Each of Apple and Google have the right to prohibit a developer from distributing its applications on its storefront if the developer violates its standard terms and conditions. If Apple or Google or any other storefront operator determines in its interpretation that we are violating its standard terms and conditions, or prohibits us from distributing our app on its storefront, our business, financial condition, and results of operations would be adversely affected.
We may be parties to intellectual property rights claims and other litigation that are expensive to support, and if resolved adversely, could have a significant impact on us and our stockholders.
Companies in the technology industry such as ours own large numbers of copyrights, trademarks, patents, domain names, and trade secrets and frequently enter into litigation based on allegations of infringement, misappropriation or other violations of intellectual property or other rights. As we face increasing competition and gain an increasingly high profile, the possibility of intellectual property rights claims against us grows. In addition, we use open source software in our website and mobile applications and expect to continue to use open source software in the future. From time to time, we may face claims from companies that incorporate open source software into their products, claiming ownership of, or demanding release of, the source code, the open source software and/or derivative works that were developed using such software, or otherwise seeking to enforce the terms of the applicable open source license, including by altering the terms on which we license our software to others.
Our technologies may not be able to withstand any third-party claims or rights against their use. The costs of supporting such litigation and disputes is considerable, and there can be no assurances that a favorable outcome will be obtained. We also may be required to settle such litigation and disputes on terms that are unfavorable and costly to us. The terms of any settlement or judgment may require us to cease some or all of our operations and/or pay substantial amounts to the other party. With respect to any intellectual property rights claim, we may have to seek a license to continue practices found to be in violation of a third party’s rights, which may not be available on reasonable terms or at all and may significantly increase our operating expenses. Our business and results of operations could be materially and adversely affected as a result.
If we are unable to protect our intellectual property, the value of our brand and other intangible assets may be diminished, and our business may be adversely affected.
We rely and expect to continue to rely on a combination of confidentiality, invention assignment, and license agreements with our employees, consultants, and third parties with whom we have relationships, as well as applicable trademark, copyright, patent, and trade secret protection laws, to protect our proprietary rights. In the United States and various other countries, we have filed various applications for registration of certain aspects of our intellectual property. However, third parties may knowingly or unknowingly infringe our proprietary rights, third parties may challenge proprietary rights held by us, pending and future copyright, trademark, and patent applications may not be approved and we may not be able to prevent infringement without incurring substantial expense. In addition, others may be able to claim priority and begin use of intellectual property to our detriment. If the protection of our proprietary rights is inadequate to prevent use or appropriation by third parties, the value of our brand and other intangible assets may be diminished and competitors may be able to more effectively mimic our service and methods of operations. Any of these events could have a material adverse effect on our business, financial condition, and results of operations.
Any significant disruption in our services or in our information technology systems could result in a loss of users or harm our business.
Our reputation and ability to attract and retain users and grow our business depends on our ability to operate our service at high levels of reliability, scalability and performance. Interruptions in these systems, whether due to system failures, computer viruses, or physical or electronic break-ins,
could affect the security or availability of our mobile applications. Problems with the reliability or security of our mobile applications, and our internal information technology systems would harm our reputation, and the cost of remedying these problems could negatively affect our business, financial condition, and results of operations.
Damage to, or failure of, our systems or interruptions or delays in service from our third-party cloud service platforms could impair the delivery of our service and harm our business.
Any damage to, or failure of, our systems generally could result in interruptions in our service. In addition, we are heavily dependent on third-party cloud service providers for hosting our data. Any damage to, or failure of, our systems generally or those of our third-party providers’ hosting facilities, including as a result of unsuccessful or delayed data transfers, could result in interruptions in our service, which could cause our users and potential users to believe that our service is unreliable, and could accordingly negatively affect our business, financial condition, and results of operations.
Our service relies on GPS and other Global Satellite Navigation Systems (“GNSS”).
GPS is a satellite-based navigation and positioning system consisting of a constellation of orbiting satellites. The satellites and their ground control and monitoring stations are maintained and operated by the U.S. Department of Defense, which does not currently charge users for access to the satellite signals. These satellites and their ground support systems are complex electronic systems subject to electronic and mechanical failures and possible sabotage. The satellites were originally designed to have lives of 7.5 years and are subject to damage by the hostile space environment in which they operate. However, of the current deployment of satellites in place, some have been operating for more than 20 years.
To repair damaged or malfunctioning satellites is currently not economically feasible. If a significant number of satellites were to become inoperable, there could be a substantial delay before they are replaced with new satellites. A reduction in the number of operating satellites may impair the current utility of the GPS system and the growth of current and additional market opportunities. GPS satellites and ground control segments are being modernized. GPS modernization software updates can cause problems with GPS functionality. We depend on public access to open technical specifications in advance of GPS updates.
GPS is operated by the U.S. government. If U.S. policy were to change, and GPS were no longer supported by the U.S. government, or if user fees were imposed, there could be a material adverse effect on our business, results of operations, and financial condition.
Some of our products also use signals from Satellite Based Augmentation Systems (“SBAS”) that augment GPS, such as the U.S. Wide Area Augmentation System, Japanese MTSAT-based Satellite Augmentation System, and European Geostationary Navigation Overlay Service. Any curtailment of SBAS operating capability could result in decreased user capability for our products and services, thereby impacting our markets.
Other countries, including China and India, are in the process of creating their own GNSS systems, and we either have developed or may develop products which use GNSS signals from these systems. The European community is developing an independent radio navigation satellite system, known as Galileo. National or European authorities may provide preferential access to signals to companies associated with their markets, including our competitors, which could harm our competitive position. Use of
non-U.S.
GNSS signals may also be subject to Federal Communications Commission waiver requirements and to restrictions based upon international trade or geopolitical considerations. If we are unable to develop timely and competitive commercial products using these systems, or obtain timely and equal access to service signals, it could result in lost revenue. Any of the foregoing factors could affect the operability of our products and services.
Computer malware, viruses, hacking, and phishing attacks, and spamming could harm our business and results of operations.
Computer malware, viruses, and computer hacking and phishing attacks have become more prevalent in our industry and may occur on our systems or the systems of our vendors in the future. Though it is difficult to determine what, if any, harm may directly result from any specific interruption or attack, any failure to maintain performance, reliability, security, and availability of our products and technical infrastructure may harm our reputation and our ability to retain existing users and attract new users.
Systems failures and resulting interruptions in the availability of our website, applications, platform, or offerings could adversely affect our business, financial condition, and results of operations.
Our systems, or those of third parties upon which we rely, may experience service interruptions or degradation because of hardware and software defects or malfunctions, distributed denial-of-service
and other cyberattacks, human error, earthquakes, hurricanes, floods, fires, natural disasters, power losses, disruptions in telecommunications services, fraud, military or political conflicts, terrorist attacks, computer viruses, ransomware, malware, or other events. Our systems also may be subject to break-ins,
sabotage, theft and intentional acts of vandalism, including by our own employees which may result in loss of material trade secrets or confidential information as well as potential liability. Some of our systems are not fully redundant and our disaster recovery planning may not be sufficient for all eventualities. Our business interruption insurance may not be sufficient to cover all of our losses that may result from interruptions in our service as a result of systems failures and similar events.
We have experienced and will likely continue to experience system failures and other events or conditions from time to time that interrupt the availability or reduce or affect the speed or functionality of our offerings. These events have resulted in, and similar future events could result in, losses of revenue. A prolonged interruption in the availability or reduction in the availability, speed, or other functionality of our offerings could adversely affect our business and reputation and could result in the loss of users. Moreover, to the extent that any system failure or similar event results in harm or losses to the users using our platform, we may make voluntary payments to compensate for such harm or the affected users could seek monetary recourse or contractual remedies from us for their losses and such claims, even if unsuccessful, would likely be time-consuming and costly for us to address.
Risks Related to Laws and Regulations
Action by governmental authorities to restrict access to our products and services in their localities could substantially harm our business and financial results.
The shared micromobility industry is relatively nascent, rapidly evolving and increasingly regulated. Government authorities have, and may continue to seek to limit the use of our products and services in certain areas, restrict access entirely, or impose other restrictions that may affect the accessibility of our products and services for an extended period of time or indefinitely. In order to remain in good standing with government authorities and continue operating our fleets, we must adhere to evolving regulations, limitations, vehicle caps, enforced parking zones, among other restrictions in the cities in which we operate. From time to time, we may be required to compete with other micromobility operators in a Request for Proposal or similar permitting/licensing application process to gain long-term access to a particular market. Failure to win or renew a permit/license may result in a shutdown of existing operations within that market. In addition, government authorities may seek to restrict user access to our products and services if they consider us to be in violation of their laws or a threat to public safety or for other reasons, and certain of our products and services have been restricted by governments from time to time. In the event that access to our products or services is restricted, in whole or in part, or other restrictions are imposed on our products or services, or our competitors are able to successfully penetrate new geographic markets or capture a greater share of existing geographic markets that we cannot access or where we face other restrictions, our ability to retain or increase our user base and user engagement may be adversely affected, we may not be able to maintain or grow our revenue as anticipated, and our financial results could be adversely affected.
Government regulation of the Internet and user privacy is evolving and negative changes could substantially harm our business and operating results.
We are subject to various business regulations and laws, including regulations and laws specifically governing the Internet and user privacy, including the processing and storage of personal information. Existing and future regulations and laws could impede the growth of the Internet or other online services. These regulations and laws may involve taxation, tariffs, data protection, content, copyrights, distribution, electronic contracts and other communications, consumer protection and the characteristics and quality of services, any of which may substantially harm our business, financial condition, and results of operations.
The European Union has recently implemented significant reforms to its data protection legal framework, which result in a greater compliance burden for companies with users in Europe, and which contemplates significant fines and penalties for noncompliance. Various other government and consumer agencies are likewise considering proposals for new regulation and changes in industry practices, which may be inconsistent with the laws of other jurisdictions. The interpretation and application of consumer and data protection laws in the United States, Europe and other jurisdictions where we operate or where our users are based can be uncertain and are in flux. In addition, it is possible that these laws may be interpreted and applied in a manner that is inconsistent with our interpretation and data practices. If so, in addition to the possibility of fines, this could result in an order requiring that we change our data practices, which could have an adverse effect on our business and results of operations. The increased compliance burden resulting from these uncertainties and changes in law may result in a material increase to our legal and operations costs, particularly if we are required to change our business practices, and may have a material adverse effect on our business.
The European Union adopted the General Data Protection Regulation (the “GDPR”) in 2016, and it became effective in May 2018. The GDPR applies extraterritoriality and imposes stringent requirements for controllers and processors of personal data. Such requirements include higher consent standards to process personal data, robust disclosures regarding the use of personal data, strengthened individual data rights, data breach requirements, limitations on data retention, strengthened requirements for special categories of personal data and pseudonymized (
i.e.
,
key-coded)
data, and additional obligations for contracting with service providers that may process personal data. The GDPR further provides that E.U. member states may institution additional laws and regulations impacting the processing of personal data, including (i) special categories of personal data (
e.g.
, racial or ethnic origin, political opinions, and religious or philosophical beliefs) and (ii) profiling of individuals and automated individual decision-making. Such additional laws and regulations could limit our ability to use and share personal or other data, thereby increasing our costs and harming our business and financial condition.
Non-compliance
with the GDPR (including any
non-compliance
by any acquired business) is subject to significant penalties, including fines of up to the greater of €20 million and 4% of total worldwide revenue, and injunctions against the processing of personal data. Other jurisdictions outside the European Union are similarly introducing or enhancing privacy and data security laws, rules, and regulations, which will increase our compliance costs and the risks associated with non-compliance.
For example, the California Consumer Privacy Act (the “CCPA”), which provides new data privacy rights for consumers and new operational requirements for businesses, went into effect in January 2020. The CCPA includes a statutory damages framework and private rights of action against businesses that fail to comply with certain CCPA terms or implement reasonable security procedures and practices to prevent data breaches. In addition, California passed the California Privacy Rights and Enforcement Act of 2020 (the “CPRA”) in November 2020, which further expands the CCPA with additional data privacy compliance requirements that may impact our business, and establishes a regulatory agency dedicated to enforcing those requirements.
These laws may lead other states to pass comparable legislation, with potentially greater penalties, and more rigorous compliance requirements relevant to our business. The effects of the CPRA, the CCPA, and other similar state or federal laws, are significant and may require us to modify our data processing practices and policies and to incur substantial costs and potential liability in an effort to comply with such legislation. Additionally, the CCPA and other legal and regulatory changes are making it easier for certain individuals to opt-out
of having their personal data processed and disclosed to third parties through various opt-out
mechanisms, which could result in an increase to our operational costs to ensure compliance with such legal and regulatory changes. In recent years, there has also been an increase in attention to and regulation of data protection and data privacy across the globe, including in the United States with the increasingly active approach of the FTC to enforcing data privacy under the FTC Act Section 5 of the Unfair and Deceptive Acts framework.
Any failure or perceived failure by us to comply with our posted privacy policies, our privacy-related obligations to users or other third parties, or any other legal obligations or regulatory requirements relating to privacy, data protection or information security may result in governmental investigations or enforcement actions, litigation, claims or public statements against us by consumer advocacy groups or others and could result in significant liability, cause our users to lose trust in us, and otherwise materially and adversely affect our reputation and business. Furthermore, the costs of compliance with, and other burdens imposed by, the laws, regulations, and policies that are applicable to the businesses of our users may limit the adoption and use of, and reduce the overall demand for, our platform. Additionally, if third parties we work with violate applicable laws, regulations, or agreements, such violations may put our users’ data at risk, could result in governmental investigations or enforcement actions, fines, litigation, claims, or public statements against us by consumer advocacy groups or others and could result in significant liability, cause our users to lose trust in us and otherwise materially and adversely affect our reputation and business. Further, public scrutiny of, or complaints about, technology companies or their data handling or data protection practices, even if unrelated to our business, industry or operations, may lead to increased scrutiny of technology companies, including us, and may cause government agencies to enact additional regulatory requirements, or to modify their enforcement or investigation activities, which may increase our costs and risks.
Additionally, certain actions of our users that are deemed to be a misuse of or unauthorized disclosure of another user’s personal data could negatively affect our reputation and brand and impose liability on us. The safeguards we have in place may not be sufficient to avoid liability on our part or avoid harm to our reputation and brand, especially if such misuse or unauthorized disclosure of personal data was high profile, which could adversely affect our ability to expand our user base, and our business and financial results.
Our business, including our ability to operate and expand internationally, could be adversely affected if laws or regulations are adopted, interpreted, or implemented in a manner that is inconsistent with our current business practices and that require changes to these practices, the design of our features, websites, mobile applications, or our privacy policies. Furthermore, our business could be harmed by any significant change to applicable laws, regulations, or industry practices or the requirements of platform providers regarding the use or disclosure of data our users choose to share with us, age verification, underage users or the manner in which the express or implied consent of users for such use and disclosure is obtained. Such changes may require us to modify our websites and mobile applications features and advertising practices, possibly in a material manner, and may limit our ability to use the data that our users share with us as well as our ability to monetize our products. In addition, any failure by us to comply with such regulations could result in our incurrence of material liabilities.
We collect, store, process and use personal information and other customer data, which subjects us to governmental regulation and other legal obligations related to privacy, information security, and data protection, and our actual or perceived failure to comply with such obligations could harm our business.
We collect, store, process and use personal information and other user data. Our users’ personal information may include, among other information, names, addresses, phone numbers, email addresses, payment account information, age, gender,
GPS-based
location, and activity patterns. Due to the volume and types of the personal information and data we manage and the nature of our products and applications, the security features of our platform and information systems are critical. If our security measures or applications are breached, disrupted or fail, unauthorized persons may be able to obtain access to user data. If we or our third-party service providers or business partners were to experience a breach, disruption or failure of systems compromising our users’ data or the media suggested that our security measures or those of our third-party service providers were insufficient, our brand and reputation could be adversely affected, use of our products and services could decrease, and we could be exposed to a risk of loss, litigation, and regulatory proceedings. Depending on the nature of the information compromised, in the event of a data breach, disruption or other unauthorized access to our user data, we may also have obligations to notify users about the incident and we may need to provide some form of remedy for the individuals affected by the incident. A growing number of legislative and regulatory bodies have adopted consumer notification requirements in the event of unauthorized access to or acquisition of certain types of personal data. Such breach notification laws continue to evolve and may be inconsistent from one jurisdiction to another. Complying with these obligations could cause us to incur substantial costs and could increase negative publicity surrounding any incident that compromises user data. Our users may also accidentally disclose or lose control of their passwords, creating the perception that our systems or those of our third-party service providers are not secure against third-party access. Additionally, if third parties we work with, such as vendors, business partners, service providers, or developers, violate applicable laws, agreements, or our policies, or experience security breaches that affect our user information, such violations or breaches may also put our users’ information at risk and could in turn have an adverse effect on our business. While we maintain insurance coverage that, subject to policy terms and conditions and a significant self-insured retention, is designed to address certain aspects of cyber risks, such insurance coverage may be insufficient to cover all losses or all types of claims that may arise in the continually evolving area of cyber risk.
Expansion of products or services could subject us to additional laws and regulations, and any actual or perceived failure by us to comply with such laws and regulations or manage the increased costs associated with such laws or regulations could adversely affect our business, financial condition, or results of operations.
Laws and regulations are continuously evolving, and compliance is costly and can require changes to our business practices and significant management time and effort. It is not always clear how existing laws apply to our business model. We strive to comply with all applicable laws, but the scope and interpretation of the laws that are or may be applicable to us is often uncertain and may conflict across jurisdictions. As we enter new businesses or introduce new lines of business, we may be subjected to ambiguous or broad laws and regulations which could adversely affect our operational costs.
We are regularly subject to claims, lawsuits, government investigations, and other proceedings that may adversely affect our business, financial condition, and results of operations.
We are regularly subject to claims, lawsuits, arbitration proceedings, government investigations, and other legal and regulatory proceedings in the ordinary course of business, including those involving personal injury, property damage, worker classification, labor and employment, anti-discrimination, commercial disputes, competition, consumer complaints, intellectual property disputes, compliance with regulatory requirements, securities laws, and other matters, and we may become subject to additional types of claims, lawsuits, government investigations, and legal or regulatory proceedings as our business grows and as we deploy new offerings, including proceedings related to our acquisitions, securities issuances, or business practices. We are now subject to, and defending, consolidated proceedings alleging that individuals who previously provided services as mechanics and chargers were misclassified as independent contractors in violation of the California Labor Code and wage laws.
The results of any such claims, lawsuits, arbitration proceedings, government investigations, or other legal or regulatory proceedings cannot be predicted with certainty. Any claims against us, whether meritorious or not, could be time-consuming, result in costly litigation, be harmful to our reputation, require significant management attention, and divert significant resources. Determining reserves for our pending litigation is a complex and fact-intensive process that requires significant subjective judgment and speculation. It is possible that a resolution of one or more such proceedings could result in substantial damages, settlement costs, fines, and penalties that could adversely affect our business, financial condition, and results of operations. These proceedings could also result in harm to our reputation and brand, sanctions, consent decrees, injunctions, or other orders requiring a change in our business practices. Any of these consequences could adversely affect our business, financial condition, and results of operations. Furthermore, under certain circumstances, we have contractual and other legal obligations to indemnify and to incur legal expenses on behalf of our business and commercial partners and current and former directors and officers.
A determination in, or settlement of, any legal proceeding, whether we are party to such legal proceeding or not, that involves our industry, could harm our business, financial condition, and results of operations. For example, we are now defending proceedings that allege that individuals who previously provided services to us as chargers (and additional individuals who provided services as mechanics) were misclassified as independent contractors in violation of the California Labor Code and wage laws. The costs associated with an adverse outcome in that litigation, or in defending, settling, or resolving those proceedings, may be material to our business. Further, a determination that classifies a Fleet-Manager equivalent at a competitor as an employee, whether we are party to such determination or not, could cause us to incur significant expenses or require substantial changes to our business model.
In addition, we regularly include arbitration provisions in our terms of service with users on our platform. These provisions are intended to streamline the dispute resolution process for all parties involved, as arbitration can in some cases be faster and less costly than litigating disputes in state or federal court. However, arbitration may become more costly for us or the volume of arbitration may increase and become burdensome, and the use of arbitration provisions may subject us to certain risks to our reputation and brand, as these provisions have been the subject of increasing public scrutiny. In order to minimize these risks to our reputation and brand, we may limit our use of arbitration provisions or be required to do so in a legal or regulatory proceeding, either of which could increase our litigation costs and exposure.
Further, with the potential for conflicting rules regarding the scope and enforceability of arbitration on a state-by-state
basis, as well as between state and federal law, there is a risk that some or all of our arbitration provisions could be subject to challenge or may need to be revised to exempt certain categories of protection. If our arbitration agreements were found to be unenforceable, in whole or in part, or specific claims are required to be exempted from arbitration, we could experience an increase in our costs to litigate disputes and the time involved in resolving such disputes, and we could face increased exposure to potentially costly lawsuits, each of which could adversely affect our business, financial condition, and results of operations.
We have faced and are likely to continue to face lawsuits from local governmental entities, municipalities, and private citizens related to the conduct of our business.
We have been, and continue to be, subject to litigation and other actions brought by governmental entities, municipalities and private citizens alleging a variety of causes of actions, among other things, failure to operate with proper local permits, public nuisance and trespass related to the placements of our vehicles on public and private property, interfering with others’ use and enjoyment of, and access to, public and private property, and personal injuries and property damages caused by riders of our vehicles. The defense of these matters has and could continue to significantly increase our operating expenses. In addition, if we are determined to have violated applicable law or regulation, or we settle or compromise these disputes, we may become required to change our operations or services in certain markets or globally, to change material components of our business strategy, to cease operations in one or more markets, and/or to pay substantial damages or fines. In the event that we were required to take one or more such actions, our business, prospects, operating results and financial condition could be materially adversely affected. In addition, any litigation or claims, whether or not valid, could result in substantial costs, negative publicity, and diversion of resources and management attention.
We are subject to various existing and future environmental health and safety laws and regulations that could result in increased compliance costs or additional operating costs and restrictions. Failure to comply with such laws and regulations may result in substantial fines or other limitations that could adversely impact our financial results or operations.
Our company and our operations, as well as our contractors, suppliers, and customers are subject to various domestic and international environmental laws and regulations, including laws related to the generation, storage, transportation, and disposal of hazardous substances and wastes as well as electronic wastes and hardware, whether hazardous or not. We or others in our supply chain may be required to obtain permits and comply with procedures that impose various restrictions on operations that could have adverse effects on our operations. If key permits and approvals cannot be obtained on acceptable terms, or if other operational requirements cannot be met in a manner satisfactory for our operations or on a timeline that meets out commercial obligations, it may adversely impact our business.
Environmental and health and safety laws and regulations can be complex and may be subject to change, such as through new regulations enacted at the supranational, national, sub-national,
and/or local level or new or modified regulations that may be implemented under existing law. The nature and extent of any changes in these laws, rules, regulations, and permits may be unpredictable and may have material effects on our business. Future legislation and regulations or changes in existing legislation and regulations, or interpretations thereof, including those relating to electronic waste, could cause additional expenditures, restrictions, and delays in connection with our operations as well as other future projects, the extent of which cannot be predicted.
Further, we rely on third parties to ensure compliance with certain environmental laws, including those related to the disposal of wastes, such as electronic wastes, to include end-of-life
disposal or recycling. Any failure to properly handle or dispose of wastes, regardless of whether such failure is ours or our contractors, may result in liability under environmental laws, including, but not limited to the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), under which liability may be imposed without regard to fault or degree of contribution for the investigation and clean-up
of contaminated sites, as well as impacts to human health and damages to natural resources. The costs of liability with respect to contamination could have a material adverse effect on our business, financial condition, or results of operations. Additionally, we may not be able to secure contracts with third parties and contractors to continue their key supply chain and disposal services for our business, which may result in increased costs for compliance with environmental laws and regulations.
Separately, our company and our operations are subject to an increasing number of laws and regulations regarding Environmental, Social and Governance (“ESG”) matters. For example, the FTC has published guidance, the FTC “Green Guides,” regarding the marketing of products or services as using renewable energy or resulting in carbon offsets. We may also be subject to various supply chain requirements regarding, among other things, conflict minerals and labor practices. We may be required to incur substantial costs to comply with these requirements, and the failure to comply may result in substantial fines or other penalties that may adversely impact our business, financial condition, or results of operations.
Risks Related to Our Financial Results
Our ability to utilize historical losses to offset income in future years may be limited, including as a result of significant changes in our stockholder base or as a result of acquisition activity.
As of December 31, 2020, we had $659.4 million of U.S. federal net operating losses (“NOLs”), $465.0 million of state NOLs, and $301.3 million of foreign NOLs available to reduce future taxable income. Our U.S. federal NOLs will begin to expire in 2037, our state NOLs will begin to expire in 2037, and our foreign NOLs are subject to various expiration dates. The Tax Cuts and Jobs Act of 2017 (the “Tax Cuts and Jobs Act”), as modified by the Coronavirus Aid, Relief, and Economic Security Act, includes changes to the rules governing NOLs. For NOLs arising in tax years after December 31, 2017, the Tax Cuts and Jobs Act limits a taxpayer’s ability to use NOLs to 80% of taxable income (as calculated before taking the NOLs into account) for tax years beginning after December 31, 2020. In addition, NOLs arising in tax years 2018, 2019, and 2020 are subject to a five-year carryback and indefinite carryforward, while NOLs arising in tax years beginning after December 31, 2020 also are subject to indefinite carryforward but cannot be carried back. Our NOLs may also be subject to limitations in other jurisdictions. For example, California recently enacted legislation suspending the use of NOLs for taxable years 2020, 2021, and 2022 for many taxpayers. Our ability to use these NOLs and other tax attributes to reduce future taxable income following the Business Combination depends on many factors, including our future income, which cannot be assured. In future years, if and when a net deferred tax asset is recognized related to our NOLs, the changes in the carryforward/carryback periods, as well as the new limitation on use of NOLs, may significantly impact our valuation allowance assessments for NOLs generated after December 31, 2017.
Additionally, under Section 382 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), if a corporation undergoes an “ownership change,” the corporation’s ability to use its pre-change
NOLs to offset its post-change income may be limited. In general, an “ownership change” will occur if there is a cumulative change in our ownership by
“5-percent
shareholders” that exceeds 50 percentage points over a rolling three-year period. Similar rules may apply under state tax laws. Our ability to use NOLs to reduce future taxable income and liabilities may be subject to annual limitations as a result of prior ownership changes and ownership changes that may occur in the future by way of the Business Combination or otherwise. As a result, even if we earn net taxable income in the future, our ability to use our NOLs and other tax attributes to reduce such taxable income or tax liability may be subject to limitation, which could potentially result in increased future income tax liability for us.
We are exposed to fluctuations in currency exchange rates.
We conduct a portion of our business in currencies other than the U.S. dollar but report our financial results in U.S. dollars. As a result, we face exposure to fluctuations in currency exchange rates. As exchange rates vary, revenue, cost of revenue, exclusive of depreciation and amortization, operating expenses, other income and expense, and assets and liabilities, when translated, may also vary materially and thus affect our overall financial results.

We are subject to risks related to taxation in the United States.
Significant judgments based on interpretations of existing tax laws or regulations are required in determining our provision for income taxes. Our effective income tax rate could be adversely affected by various factors, including, but not limited to, changes in the mix of earnings in tax jurisdictions with different statutory tax rates, changes in the valuation of deferred tax assets and liabilities, changes in existing tax policies, laws, regulations, or rates, changes in the level of non-deductible
expenses (including share-based compensation), changes in the location of our operations, changes in our future levels of research and development spending, mergers and acquisitions, or the results of examinations by various tax authorities. Although we believe our tax estimates are reasonable, if the U.S. Internal Revenue Service (the “IRS”) or any other taxing authority disagrees with the positions taken on our tax returns, we could have additional tax liability, including interest and penalties. If material, payment of such additional amounts upon final adjudication of any disputes could have a material impact on our results of operations and financial position.
Unanticipated changes in our income tax rates or exposure to additional tax liabilities may affect our future financial results.
Our future effective income tax rates may be favorably or unfavorably affected by unanticipated changes in the valuation of our deferred tax assets and liabilities, or by changes in tax laws or their interpretation. Determining our worldwide provision for income taxes requires significant judgments. The estimation process and applicable laws are inherently uncertain, and our estimates are not binding on tax authorities. Our effective tax rate could also be adversely affected by a variety of factors, many of which, such as possible changes to U.S. or foreign tax laws, are beyond our control. In addition, we are subject to the possible examination of our income tax returns by the IRS and other tax authorities.
We must charge, collect, and/or pay taxes other than income taxes, such as payroll, value-added, sales and use, property and goods, and services taxes, in both U.S. and foreign jurisdictions. If tax authorities assert that we have a taxable nexus in a jurisdiction, they may seek to impose past as well as future tax liability and/or penalties. Any such impositions could also cause significant administrative burdens and decrease our future sales. Moreover, state and federal legislatures have been considering various initiatives that could change our tax position regarding sales and use taxes.
In December 2017, the Tax Cuts and Jobs Act was enacted into law resulting in significant changes to U.S. federal income taxation law, including changes to the U.S. federal income taxation of corporations, including us, and changes to the U.S. federal income taxation of stockholders in U.S. corporations, including investors in our Class A common stock. A shift in U.S. administration has impacted, and may in the future impact, U.S. federal income taxation of corporations, which could materially affect our results of operations.
Finally, as we change our international operations, adopt new products and new distribution models, implement changes to our operating structure, or undertake intercompany transactions in light of changing tax laws, our tax expense could increase.
Changes to applicable tax laws and regulations or exposure to additional income tax liabilities could affect our business and future profitability.
We are a U.S. corporation and thus will be subject to U.S. corporate income tax on our worldwide income. Further, since our operations and customers are located throughout the United States, we will be subject to various U.S. state and local taxes. U.S. federal, state, local, and
non-U.S.
tax laws, policies, statutes, rules, regulations, or ordinances could be interpreted, changed, modified, or applied adversely to us and may have an adverse effect on our business and future profitability.
For example, several tax proposals have been set forth that would, if enacted, make significant changes to U.S. tax laws. Such proposals include an increase in the U.S. income tax rate applicable to corporations (such as our company) from 21% to 28%. Congress may consider, and could include, some or all of these proposals in connection with tax reform that may be undertaken. It is unclear whether these or similar changes will be enacted and, if enacted, how soon any such changes could take effect. The passage of any legislation as a result of these proposals and other similar changes in U.S. federal income tax laws could adversely affect our business and future profitability.
As a result of plans to expand our business operations, including to jurisdictions in which tax laws may not be favorable, its obligations may change or fluctuate, become significantly more complex or become subject to greater risk of examination by taxing authorities, any of which could adversely affect our after-tax
profitability and financial results.
In the event that our business expands domestically or internationally, our effective tax rates may fluctuate widely in the future. Future effective tax rates could be affected by operating losses in jurisdictions where no tax benefit can be recorded under GAAP, changes in deferred tax assets and liabilities, or changes in tax laws. Factors that could materially affect our future effective tax rates include, but are not limited to: (a) changes in tax laws or the regulatory environment; (b) changes in accounting and tax standards or practices; (c) changes in the composition of operating income by tax jurisdiction; and
(d) pre-tax
operating results of our business.
Additionally, we may be subject to significant income, withholding, and other tax obligations in the United States and may become subject to taxation in numerous additional U.S. state and local and
non-U.S.
jurisdictions with respect to income, operations, and subsidiaries related to those jurisdictions. Our after-tax
profitability and financial results could be subject to volatility or be affected by numerous factors, including (a) the availability of tax deductions, credits, exemptions, refunds and other benefits to reduce tax liabilities, (b) changes in the valuation of deferred tax assets and liabilities, if any, (c) the expected timing and amount of the release of any tax valuation allowances, (d) the tax treatment of stock-based compensation, (e) changes in the relative amount of earnings subject to tax in the various jurisdictions, (f) the potential business expansion into, or otherwise becoming subject to tax in, additional jurisdictions, (g) changes to existing intercompany structure (and any costs related thereto) and business operations, (h) the extent of intercompany transactions and the extent to which taxing authorities in relevant jurisdictions respect those intercompany transactions, and (i) the ability to structure business operations in an efficient and competitive manner. Outcomes from audits or examinations by taxing authorities could have an adverse effect on our after-tax
profitability and financial condition. Additionally, the IRS and several foreign tax authorities have increasingly focused attention on intercompany transfer pricing with respect to sales of products and services and the use of intangibles. Tax authorities could disagree with our intercompany charges, cross-jurisdictional transfer pricing or other matters and assess additional taxes. If we do not prevail in any such disagreements, our profitability may be affected.
Our
after-tax
profitability and financial results may also be adversely affected by changes in relevant tax laws and tax rates, treaties, regulations, administrative practices and principles, judicial decisions, and interpretations thereof, in each case, possibly with retroactive effect.
Risks Related to this Offering and Ownership of Our Securities
We qualify as an “emerging growth company” and a smaller reporting company, and the reduced disclosure requirements applicable to “emerging growth companies” and smaller growth companies may make our securities less attractive to investors.
We qualify as an “emerging growth company,” as defined in Section 2(a)(19) of the Securities Act. For as long as we continue to be an emerging growth company, we may choose to take advantage of certain exemptions and relief from various reporting requirements that are applicable to other public companies, including, but not limited to: (i) not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act (“Section 404”); (ii) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and (iii) exemptions from the requirements of holding nonbinding advisory votes on executive compensation and stockholder approval of any golden parachute payments not previously approved. We will remain an emerging growth company until December 31, 2016, though we may cease to be an emerging growth company earlier if (1) we have more than $1.07 billion in annual gross revenue, (2) we qualify as a “large accelerated filer” as defined in Rule
12b-2
under the Exchange Act, or (3) we issue, in any three-year period, more than $1.0 billion in non-convertible
debt securities held by
non-affiliates.
We currently intend to take advantage of each of the reduced reporting requirements and exemptions described above. As a result, our securityholders may not have access to certain information they may deem important.
Further, the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging
growth companies but any such election to opt out is irrevocable. We have elected, and expect to continue to elect, not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company, which is neither an emerging growth company nor a company that has opted out of using the extended transition period, difficult because of the potential differences in accounting standards used.
Additionally, we qualify as a “smaller reporting company” as defined in Item 10(f)(1) of Regulation
S-K
under the Securities Act. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements in their periodic reports. We will remain a smaller reporting company until the last day of the fiscal year in which we fail to meet the following criteria: (i) the market value of our common stock held by non-affiliates
does not exceed $250 million as of the end of that fiscal year’s second fiscal quarter; or (ii) our annual revenues do not exceed $100 million during such completed fiscal year and the market value of our common stock held by non-affiliates
does not exceed $700 million as of the end of that fiscal year’s second fiscal quarter. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.
It is difficult to predict whether investors will find our securities less attractive as a result of our taking advantage of these exemptions and relief granted to emerging growth companies and smaller reporting companies. If some investors find our securities less attractive as a result, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the market price of our securities may be more volatile.
When we lose our “smaller reporting company” and “emerging growth company” status, we will no longer be able to take advantage of certain exemptions from reporting, and we will also be required to comply with the auditor attestation requirements of Section 404. We will incur additional expenses in connection with such compliance and our management will need to devote additional time and effort to implement and comply with such requirements.
Because we are a “controlled company” within the meaning of the NYSE rules, our stockholders may not have certain corporate governance protections that are available to stockholders of companies that are not controlled companies.
So long as more than 50% of the voting power for the election of our directors is held by an individual, a group, or another company, we qualify as a “controlled company” within the meaning of the NYSE corporate governance standards. Travis VanderZanden controls over 70% of the voting power of our common stock. As a result, we are a “controlled company” within the meaning of the NYSE corporate governance standards and will not be subject to the requirements that would otherwise require us to have: (i) a majority of independent directors; (ii) a nominating committee comprised solely of independent directors; (iii) a compensation committee comprised solely of independent directors; and (iv) director nominees selected, or recommended for selection to our board of directors, by the nominating committee. Although we do not expect to initially rely on any of these exemptions, to the extent we do, holders of our securities will not have the same protections afforded to securityholders of companies that are subject to all of the corporate governance requirements of NYSE. Travis VanderZanden may have his interest in our company diluted due to future equity issuances or his own actions in selling shares of our common stock, in each case, which could result in a loss of the “controlled company” exemption under the NYSE listing rules. We would then be required to comply with those provisions of the NYSE listing requirements.
The requirements of being a public company require significant resources and management attention and affect our ability to attract and retain executive management and qualified board members.
As a newly public company, we will incur legal, regulatory, finance, accounting, investor relations, and other expenses that we did not previously incur as a private company, including costs associated with public company reporting requirements and costs of recruiting and retaining non-executive
directors. We are subject to the Exchange Act, including the reporting requirements thereunder, the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the NYSE rules, and other applicable securities rules and regulations. Compliance with these rules and regulations will increase our legal and financial compliance costs, make some activities more difficult, time-consuming, or costly (although these costs currently unable to be estimated with any degree of certainty), and increase demand on our systems and resources, particularly after we are no longer an “emerging growth company” or a “smaller reporting company.” The expenses incurred by public companies generally for reporting and corporate governance purposes have been increasing. Our management will need to devote a substantial amount of time to ensure that it complies with all of these requirements, diverting the attention of management away from revenue-producing activities. Further, these rules and regulations may make it more difficult and more expensive for us to obtain certain types of insurance, including directors’ and officers’ liability insurance, which could make it more difficult for us to attract and retain qualified members of our board of directors. We may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. In addition, enhanced legal and regulatory regimes and heightened standards relating to corporate governance and disclosure for public companies result in increased legal and financial compliance costs and make some activities more time consuming.
Pursuant to Section 404, once we are no longer an emerging growth company or a smaller reporting company, we may be required to furnish an attestation report on internal control over financial reporting issued by our independent registered public accounting firm. When our independent registered public accounting firm is required to undertake an assessment of its internal control over financial reporting, the cost of complying with Section 404 will significantly increase, and management’s attention may be further diverted from other business concerns, which could adversely affect our business and results of operations. We may need to hire more employees in the future or engage outside consultants to comply with the requirements of Section 404, which will further increase cost and expense.
If we are unable to satisfy our obligations as a public company, we could be subject to delisting of our Class A common stock and warrants, fines, sanctions, and other regulatory actions and potentially civil litigation.
Our sole material asset is our direct and indirect interests in our subsidiaries and, accordingly, we are dependent upon distributions from our subsidiaries to pay taxes and cover our corporate and other overhead expenses and pay dividends, if any, on our common stock.
We are a holding company and have no material assets other than our direct and indirect equity interests in our subsidiaries. We have no independent means of generating revenue. To the extent our subsidiaries have available cash, we will cause its subsidiaries to make distributions of cash to pay taxes, cover our corporate and other overhead expenses, and pay dividends, if any, on our common stock. To the extent that we need funds and our subsidiaries fail to generate sufficient cash flow to distribute funds to us or are restricted from making such distributions or payments under applicable law or regulation or under the terms of their financing arrangements, or are otherwise unable to provide such funds, our liquidity and financial condition could be materially adversely affected.
The unaudited pro forma condensed combined financial information included in this prospectus may not be indicative of what our actual financial position or results of operations would have been.
The unaudited pro forma condensed combined financial information for our company included in this prospectus is presented for illustrative purposes only and is not necessarily indicative of what our actual financial position or results of operations would have been had the Business Combination been completed on the dates indicated. See the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” for more information.
If we fail to put in place appropriate and effective internal controls over financial reporting and disclosure controls and procedures, we may suffer harm to our reputation and investor confidence levels.
As a privately held company, we were not required to evaluate our internal control over financial reporting in a manner that meets the standards of publicly traded companies required by Section 404. As a public company, we will have significant requirements for enhanced financial reporting and internal controls.
The process of designing and implementing effective internal controls is a continuous effort that requires us to anticipate and react to changes in its business and the economic and regulatory environments and to expend significant resources to maintain a system of internal controls that is adequate to satisfy our reporting obligations as a public company. If we are unable to establish or maintain appropriate internal financial reporting controls and procedures, it could cause us to fail to meet our reporting obligations on a timely basis, result in material misstatements in our consolidated financial statements, and harm our operating results. In addition, we will be required, pursuant to Section 404, to furnish a report by our management on, among other things, the effectiveness of our internal control over financial reporting in our second Annual Report on Form
10-K
following the completion of the Business Combination. Internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP. This assessment will need to include disclosure of any material weaknesses identified by our management in our internal control over financial reporting. The rules governing the standards that must be met for our management to assess our internal control over financial reporting are complex and require significant documentation, testing, and possible remediation. Testing and maintaining internal controls may divert our management’s attention from other matters that are important to our business. If we are no longer an “emerging growth company” or a “smaller reporting company,” our auditors will be required to issue an attestation report on the effectiveness of our internal controls on an annual basis.
In connection with the implementation of the necessary procedures and practices related to internal control over financial reporting, we may identify deficiencies that we may not be able to remediate in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404. In addition, we may encounter problems or delays in completing the remediation of any deficiencies identified by our independent registered public accounting firm in connection with the issuance of their attestation report. Our testing, or the subsequent testing (if required) by our independent registered public accounting firm, may reveal deficiencies in our internal control over financial reporting that are deemed to be material weaknesses. A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the entity’s financial statements will not be prevented or detected on a timely basis. Any material weaknesses could result in a material misstatement of our annual or quarterly consolidated financial statements or disclosures that may not be prevented or detected. The existence of any material weakness would require management to devote significant time and incur significant expense to remediate any such material weakness, and our management may not be able to remediate any such material weakness in a timely manner.
If we fail to implement the requirements of Section 404 in the required timeframe once we are no longer an emerging growth company or a smaller reporting company, we may be subject to sanctions or investigations by regulatory authorities, including the SEC and the NYSE. Furthermore, if we are unable to conclude that our internal controls over financial reporting is effective, we could lose investor confidence in the accuracy and completeness of our financial reports, the market price of our securities could decline, and we could be subject to sanctions or investigations by regulatory authorities. Failure to implement or maintain effective internal control over financial reporting and disclosure controls and procedures required of public companies could also restrict our future access to the capital markets.
In connection with the audit of our consolidated financial statements for the year ended December 31, 2020 and preparation of our unaudited condensed consolidated financial statements for the nine months ended September 30, 2021, our management and auditors determined that material weaknesses existed in our internal control over financial reporting due to (i) ineffective controls to evaluate and review the accounting for equity and loss per share and (ii) limited accounting department personnel capable of appropriately accounting for complex transactions undertaken by us. In order to remediate these material weaknesses, we are in the process of implementing additional training and review processes related to the tracking of equity and hiring additional personnel with the appropriate experience to identify and evaluate complex technical accounting matters, commensurate with our financial reporting requirements.
Although we believe these actions will remediate the material weaknesses, there can be no assurance that the material weaknesses will be remediated on a timely basis or at all, or that additional material weaknesses will not be identified in the future. If we are unable to remediate the material weaknesses, our ability to record, process, and report financial information accurately, and to prepare financial statements within the time periods specified by the rules and forms of the SEC, could be adversely affected which, in turn, to may adversely affect our reputation and business and the market price of our securities.
An active, liquid trading market for our securities may not develop or be sustained.
There can be no assurance that an active trading market for our Class A common stock and warrants will develop, or, if such a market develops, that we will be able to maintain an active trading market for those securities on the NYSE or any other exchange in the future. If an active market for our securities does not develop or is not maintained, or if we fail to satisfy the continued listing standards of the NYSE for any reason and our securities are delisted, it may be difficult for our securityholders to sell their securities without depressing the market price for the securities or at all. An inactive trading market may also impair our ability to both raise capital by selling shares of capital stock, attract and motivate employees through equity incentive awards and acquire other companies, products, or technologies by using shares of capital stock as consideration.
The market price and trading volume of our securities may be volatile and could decline significantly.
Securities markets worldwide experience significant price and volume fluctuations. This market volatility, as well as general economic, market, or political conditions, could reduce the market price of our Class A common stock and warrants in spite of our operating performance, which may limit or prevent investors from readily selling their Class A common stock or warrants and may otherwise negatively affect the liquidity of our Class A common stock or warrants. There can be no assurance that the market price of Class A common stock and warrants will not fluctuate widely or decline significantly in the future in response to a number of factors, including, among others, the following, some of which are beyond our control:

•	actual or anticipated fluctuations in operating results;

•	failure to meet or exceed financial estimates and projections of the investment community or that we provide to the public;

•	issuance of new or updated research or reports by securities analysts or changed recommendations for the industry in general;

•	success of competitors;

•	announcements of significant acquisitions, strategic partnerships, joint ventures, collaborations, or capital commitments;

•	operating and share price performance of other companies in the industry or related markets;

•	the timing and magnitude of investments in the growth of the business;

•	actual or anticipated changes in laws and regulations;

•	commencement of, or involvement in, or the outcomes of, litigation involving our company;

•	additions or departures of key management or other personnel;

•	increased labor costs;

•	disputes or other developments related to intellectual property or other proprietary rights, including litigation;

•	disputes or other developments related to allegations of misclassification of service providers, including Fleet Managers, as independent contractors, including litigation;

•	the ability to market new and enhanced solutions on a timely basis;

•	sales of substantial amounts of our Class A common stock by our directors, executive officers, or significant stockholders or the perception that such sales could occur;

•	the volume of our Class A common stock available for public sale;

•	changes in capital structure, including future issuances of securities or the incurrence of additional debt;

•	general economic, political and market conditions, including any impacts associated with the COVID-19 pandemic; and

•	other factors described in this “Risk Factors” section and elsewhere in this prospectus.
In addition, the stock market in general, and the stock prices of technology companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. Broad market and industry factors may seriously affect the market price of our securities, regardless of actual operating performance. A loss of investor confidence in the market for retail stocks or the stocks of other companies that investors perceive to be similar to our company could depress our stock price regardless of our business, prospects, financial conditions, or results of operations. A decline in the market price of our securities also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future. In addition, in the past, following periods of volatility in the overall market and the market price of a particular company’s securities, securities class action litigation has often been instituted against these companies. This litigation, if instituted, could result in substantial costs and a diversion of our management’s attention and resources.
If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, the price and trading volume of our securities could decline.
The trading market for our securities depends in part on the research and reports that securities or industry analysts publish about us or our business. We will not control these analysts, and the analysts who publish information about us may have relatively little experience with us or our industry, which could affect their ability to accurately forecast our results and could make it more likely that we fail to meet their estimates. If few or no securities or industry analysts cover our company, the trading price for our securities would be negatively impacted. If one or more of the analysts who covers us downgrades our securities, publishes incorrect or unfavorable research about us, ceases coverage of us, or fails to publish reports on us regularly, demand for and visibility of our securities could decrease, which could cause the price or trading volumes of our securities to decline.
We may be subject to securities class action litigation, which may harm its business and operating results.
Companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and damages, and divert our management’s attention from other business concerns, which could seriously harm our business, results of operations, financial condition, or cash flows.
We may also be called on to defend ourself against lawsuits relating to its business operations. Some of these claims may seek significant damages amounts. Due to the inherent uncertainties of litigation, the ultimate outcome of any such proceedings cannot be accurately predicted. A future unfavorable outcome in a legal proceeding could have an adverse impact on our business, financial condition, and results of operations. In addition, current and future litigation, regardless of its merits, could result in substantial legal fees, settlements, or judgment costs and a diversion of our management’s attention and resources that are needed to successfully run our business.
The dual class structure of our common stock has the effect of concentrating voting control with Travis VanderZanden, our founder and Chief Executive Officer. This will limit or preclude your ability to influence corporate matters, including the outcome of important transactions, including a change in control.
Shares of our Class X common stock will have 20 votes per share, while shares of our Class A common stock will have one vote per share. Travis VanderZanden, our founder and Chief Executive Officer, holds all of the issued and outstanding shares of Class X common stock. Accordingly, Mr. VanderZanden holds over 70% of the voting power of our capital stock on a fully diluted basis and is able to control matters submitted to our stockholders for approval, including the election of directors, amendments of our organizational documents, and any merger, consolidation, sale of all or substantially all of our assets, or other major corporate transactions. Mr. VanderZanden may have interests that differ from yours and may vote in a way with which you disagree and which may be adverse to your interests. This concentrated control may have the effect of delaying, preventing or deterring a change in control of our company, could deprive our stockholders of an opportunity to receive a premium for their capital stock as part of a sale of our company, and might ultimately affect the market price of shares of our securities. For information about our dual class structure, see the section entitled “Description of Securities.”
Our dual class structure may depress the trading price of our securities.
We cannot predict whether our dual class structure will result in a lower or more volatile market price of our securities or in adverse publicity or other adverse consequences. For example, certain index providers have announced restrictions on including companies with multiple-class share structures in certain of their indexes. S&P Dow Jones and FTSE Russell have announced changes to their eligibility criteria for inclusion of shares of public companies on certain indices, including the S&P 500, pursuant to which companies with multiple classes of shares of common stock are excluded. In addition, several stockholder advisory firms have announced their opposition to the use of multiple class structures. As a result, the dual class structure of our common stock may cause stockholder advisory firms to publish negative commentary about our corporate governance practices or otherwise seek to cause us to change our capital structure. Any such exclusion from indices or any actions or publications by stockholder advisory firms critical of our corporate governance practices or capital structure could adversely affect the value and trading market of our securities.

We have never paid cash dividends on our capital stock, and we do not anticipate paying dividends in the foreseeable future.
We have never paid cash dividends on our capital stock and currently intend to retain any future earnings to fund the growth of our business. Any determination to pay dividends in the future will be at the discretion of our board of directors and will depend on financial condition, operating results, capital requirements, general business conditions, and other factors that the board may deem relevant. As a result, capital appreciation, if any, of our Class A common stock will be the sole source of gain for the foreseeable future.
Anti-takeover provisions contained in our organizational documents and applicable laws could impair a takeover attempt.
Our Amended and Restated Certificate of Incorporation (our “Charter”) and Amended and Restated Bylaws (our “Bylaws”) will afford certain rights and powers to our board that could contribute to the delay or prevention of an acquisition that is deems undesirable. We have elected not to be governed by Section 203 of the Delaware General Corporation Law (the “DGCL”), but our Charter and Bylaws provide other restrictions that limit the ability of stockholders in certain situations to effect certain business combinations. Any of the foregoing provisions and terms that have the effect of delaying or deterring a change in control could limit the opportunity for stockholders to receive a premium for their shares of our Class A common stock, and could also affect the price that some investors are willing to pay for our securities.
There is no guarantee that our warrants will be in the money at the time they become exercisable, and they may expire worthless.
The exercise price for our warrants is $11.50 per share of Class A common stock. There is no guarantee that the warrants will be in the money following the time they become exercisable and prior to their expiration, and as such, they may expire worthless.
We may amend the terms of our warrants in a manner that may be adverse to holders of warrants with the approval by the holders of at least 50% of the then-outstanding public warrants. As a result, the exercise price of our warrants could be increased, the exercise period could be shortened, and the number of shares of Class A common stock purchasable upon exercise of a warrant could be decreased, all without a holder’s approval.
The warrants were issued in registered form under the Warrant Agreement. The Warrant Agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then-outstanding public warrants to make any change that adversely affects the interests of the registered holders of warrants. Accordingly, we may amend the terms of the warrants in a manner adverse to a holder if holders of at least 50% of the then- outstanding public warrants approve of such amendment. Although our ability to amend the terms of the warrants with the consent of at least 50% of the then-outstanding public warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the public warrants, convert the warrants into cash or stock (at a ratio different than initially provided), shorten the exercise period, or decrease the number of shares of Class A common stock purchasable upon exercise of a warrant.
We may redeem unexpired public warrants prior to their exercise at a time that is disadvantageous to warrant holders, thereby making their warrants worthless.
We have the ability to redeem our outstanding public warrants at any time after they become exercisable and prior to their expiration, (i) at a price of $0.01 per warrant, provided that the last reported sales price of our Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations, and the like), or (ii) at a price of $0.10 per warrant, provided that the last reported sales price of our Class A common stock equals or exceeds $10.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations, and the like), in each case, for any 20 trading days within a
30-trading
day period ending on the third trading day prior to the date on which we give proper notice of such redemption and provided certain other conditions are met. If and when the public warrants become redeemable by us, we may exercise our redemption right set forth in clause (i) above even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding public warrants could force you to (a) exercise your warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (b) sell your warrants at the then-current market price when you might otherwise wish to hold your warrants, or (c) accept the nominal redemption price which, at the time the outstanding public warrants are called for redemption, is likely to be substantially less than the market value of your warrants. None of the private placement warrants will be redeemable by us for cash so long as they are held by the Sponsor or its permitted transferees.
In addition, we may redeem your warrants after they become exercisable for a number of shares of Class A common stock determined based on the redemption date and the fair market value of the Class A common stock. Any such redemption may have similar consequences to a cash redemption described above. In addition, such redemption may occur at a time when the warrants are
“out-of-the-money,”
in which case you would lose any potential embedded value from a subsequent increase in the value of the Class A common stock had your warrants remained outstanding.
A significant portion of the total outstanding shares of our Class A common stock (or shares of our Class A common stock that may be issued in the future pursuant to conversion of our Class X common stock) are restricted from immediate resale but may be sold into the market in the near future. This could cause the market price of our securities to drop significantly, even if our business is doing well.
Pursuant to the terms of our Bylaws and the Registration Rights Agreement, substantially all of our common stock outstanding as of the closing of the Business Combination may not be transferred until May 3, 2022 (the
“Lock-Up
Period”), subject to certain exceptions. Notwithstanding the foregoing, after March 4, 2022, if the
Lock-Up
Period is scheduled to end during a period which trading in our securities would not be permitted under our insider trading policy (a “Blackout Period”) or within five trading days prior to a Blackout Period, the
Lock-Up
Period will end ten trading days prior to the commencement of the Blackout Period. Following the expiration of the
Lock-Up
Period, our stockholders will not be restricted from selling shares of our common stock held by them or that may be received by them in exchange for warrants, as the case may be, other than by applicable securities laws. Additionally, the PIPE Investors are not restricted from selling any of their shares of Class A common stock, other than by applicable securities laws. As such, sales of a substantial number of shares of Class A common stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our securities.
As restrictions on resale end and registration statements for the sale of shares of Class A common stock and warrants by the parties to the Registration Rights Agreement are available for use, the sale or possibility of sale of these shares of Class A common stock and warrants could have the effect of increasing the volatility in the market price of Class A common stock or warrants, or decreasing the market price itself.
Our warrants are accounted for as liabilities and the changes in value of our warrants could have a material effect on our financial results.
We are accounting for both the public warrants and the private placement warrants as a warrant liability. At each reporting period (1) the accounting treatment of the warrants will be re-evaluated
for proper accounting treatment as a liability or equity and (2) the fair value of the liability of the public and private warrants will be remeasured and the change in the fair value of the liability will be recorded as other income (expense) in our income statement. Changes in the inputs and assumptions for the valuation model we use to determine the fair value of such liability may have a material impact on the estimated fair value of the embedded derivative liability. The share price of our Class A common stock represents the primary underlying variable that impacts the value of the liability related to the warrants, which are accounted for as derivative instruments. Additional factors that impact the value of the warrants as derivative instruments include the volatility of our stock price, discount rates, and stated interest rates. As a result, our financial statements and results of operations will fluctuate quarterly, based on various factors, such as the share price of our Class A common stock, many of which are outside of our control. In addition, we may change the underlying assumptions used in our valuation model, which could in result in significant fluctuations in our results of operations. If our stock price is volatile, we expect that we will recognize non-cash
gains or losses on our warrants or any other similar derivative instruments each reporting period and that the amount of such gains or losses could be material. The impact of changes in fair value on earnings may have an adverse effect on the market price of our securities.
Delaware law and our Charter and Bylaws contain certain provisions, including anti-takeover provisions, that limit the ability of stockholders to take certain actions and could delay or discourage takeover attempts that stockholders may consider favorable.
Our Charter and Bylaws and the DGCL contain provisions that could have the effect of rendering more difficult, delaying, or preventing an acquisition that stockholders may consider favorable, including transactions in which stockholders might otherwise receive a premium for their shares. These provisions could also limit the price that investors might be willing to pay in the future for shares of our common stock, and therefore depress the trading price of our Class A common stock. These provisions could also make it difficult for stockholders to take certain actions, including electing directors who are not nominated by the current members of our board of directors or taking other corporate actions, including effecting changes in our management. Among other things, Charter and Bylaws include the following provisions:

•	a classified board of directors with staggered, three-year terms;

•
the ability of our board of directors to issue shares of preferred stock, including “blank check” preferred stock, and to determine the price and other terms of those shares, including preferences and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquirer;

•	prohibition on cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

•	the limitation of the liability of, and the indemnification of, our directors and officers;

•
the ability of our board of directors to amend the Bylaws, which may allow our board of directors to take additional actions to prevent an unsolicited takeover and inhibit the ability of an acquirer to amend the Bylaws to facilitate an unsolicited takeover attempt; and

•
advance notice procedures with which stockholders must comply to nominate candidates to our board of directors or to propose matters to be acted upon at a stockholders’ meeting, which could preclude stockholders from bringing matters before annual or special meetings of stockholders and delay changes in our board of directors and also may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of us.

These provisions, alone or together, could delay or prevent hostile takeovers and changes in control or changes in our board of directors or management.

Our Charter and Bylaws provide, subject to limited exceptions, that the Court of Chancery of the State of Delaware will be the sole and exclusive forum for certain stockholder litigation matters, which could limit stockholders’ ability to obtain a more favorable judicial forum for disputes with us or our directors, officers, employees, or stockholders.
Our Charter and Bylaws require, to the fullest extent permitted by law, that derivative actions brought in our name, actions against directors, officers, and employees for breach of fiduciary duty, and other similar actions may be brought in the Court of Chancery in the State of Delaware or, if that court lacks subject matter jurisdiction, another federal or state court situated in the State of Delaware. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock shall be deemed to have notice of and consented to the forum provisions in our Charter and Bylaws. In addition, our Charter and Bylaws provide that the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action under the Securities Act and the Exchange Act.
In March 2020, the Delaware Supreme Court issued a decision in
Salzburg et al. v. Sciabacucchi
, which found that an exclusive forum provision providing for claims under the Securities Act to be brought in federal court is facially valid under Delaware law. It is unclear whether this decision will be appealed, or what the final outcome of this case will be. We intend to enforce this provision, but do not know whether courts in other jurisdictions will agree with this decision or enforce it.
This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of our directors, officers, other employees, or stockholders, which may discourage lawsuits with respect to such claims. Alternatively, if a court were to find the choice of forum provision contained in our Charter and Bylaws to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, operating results, and financial condition.
We may issue shares of preferred stock in the future, which could make it difficult for another company to acquire us or could otherwise adversely affect our securityholders, which could depress the price of our securities.
Our Charter authorizes us to issue one or more series of preferred stock. Our board of directors will have the authority to determine the relative rights, limitations, preferences, privileges, restrictions, and other terms of the shares of preferred stock and to fix the number of shares constituting any series and the designation of such series, without any further vote or action by stockholders. Our preferred stock could be issued with voting, liquidation, dividend, and other rights superior to the rights of Class A common stock. The potential issuance of preferred stock may delay or prevent a change in control of us, discourage bids for our securities at a premium to the market price, and materially and adversely affect the market price and the voting and other rights of the holders of our securities.
As a result of our business combination with a special purpose acquisition company, regulatory obligations may impact us differently than other publicly traded companies.
On the Acquisition Closing Date, we consummated the Business Combination with Switchback, a special purpose acquisition company, pursuant to which we became a publicly traded company. As a result of this transaction, regulatory obligations have, and may continue, to impact us differently than other publicly traded companies. For instance, the SEC and other regulatory agencies may issue additional guidance or apply further regulatory scrutiny to companies like us that have completed a business combination with a special purpose acquisition company. Managing this regulatory environment, which has and may continue to evolve, could divert management’s attention from the operation of our business, negatively impact our ability to raise additional capital when needed, or have an adverse effect on the price of our securities.

Our warrants are exercisable for Class A common stock, which will increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders.
There are 12,874,972 outstanding warrants to purchase an equal number of shares of Class A common stock at an exercise price of $11.50 per share, which warrants are exercisable beginning January 12, 2021, being the first anniversary of the initial public offering of Switchback, and 59,908 outstanding
C-1
Warrants to purchase an equal number of shares of Class A common stock at an exercise price of $13.36 per share, exercisable immediately. To the extent such warrants are exercised, additional shares of Class A common stock will be issued, which will result in dilution to the holders of Class A common stock and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market or the fact that such warrants may be exercised could adversely affect the market price of our securities.
Under certain circumstances, the Sponsor and certain of Bird’s and Switchback’s former stockholders will be entitled to the Switchback Founder Earn Back Shares and the Earnout Shares, as applicable, which will increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders.
If at any time prior to the end of the Earnout Period any Earnout Triggering Event is satisfied, the Eligible Bird Equityholders will entitled to an aggregate of 10,000,000 Earnout Shares per Earnout Triggering Event (for an aggregate of 30,000,000 Earnout Shares). Furthermore, (a) 988,281 Switchback Founder Earn Back Shares will no longer be subject to potential forfeiture if the average reported last sale price of one share of our Class A common stock quoted on the NYSE (or the exchange on which the shares of our Class A common stock are then listed) is greater than or equal to $12.50 for any ten trading days within any 20 consecutive trading day period within the Earnout Period and (b) 988,281 Switchback Founder Earn Back Shares will no longer be subject to potential forfeiture if the average reported last sale price of one share of our Class A common stock quoted on the NYSE (or the exchange on which the shares of our Class A common stock are then listed) is greater than or equal to $15.00 for any ten trading days within any 20 consecutive trading day period within the Earnout Period. To the extent any Earnout Shares are issued, or any Switchback Founder Earn Back Shares are no longer subject to forfeiture, there will be dilution to the holders of Class A common stock and an increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market or the fact that such shares may be issued or sold could adversely affect the market price of our securities.

USE OF PROCEEDS
All of the shares of Class A common stock and Sponsor Warrants offered by the selling securityholders will be sold by them for their respective accounts. We will not receive any of the proceeds from these sales.
The selling securityholders will pay any underwriting fees, discounts, selling commissions, stock transfer taxes, and certain legal expenses incurred by such selling securityholders in disposing of their shares of Class A common stock and Sponsor Warrants, and we will bear all other costs, fees, and expenses incurred in effecting the registration of such securities covered by this prospectus, including, without limitation, all registration and filing fees, NYSE listing fees, and fees and expenses of our counsel and our independent registered public accountants.
We will receive any proceeds from the exercise of the warrants or stock options for cash, but not from the resale of the shares of Class A common stock issuable upon such exercise. Assuming the exercise of all outstanding warrants for cash, we will receive an aggregate of $148.1 million. There is no assurance that the holders of the warrants or stock options will elect to exercise for cash any or all of such warrants or stock options. To the extent that any warrants or stock options are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the warrants or stock options will decrease.
We intend to use the proceeds received from the exercise of the warrants or stock options, if any, for general corporate purposes, which may include capital expenditures, potential acquisitions, growth opportunities, and strategic transactions. However, we have not designated any specific uses and have no current agreement with respect to any acquisition or strategic transaction.

DIVIDEND POLICY
We have not paid any cash dividend on our common stock to date, and have no current plans to pay dividends on our common stock. The declaration, amount, and payment of any future dividends on shares of common stock is at the sole discretion of our board of directors, and we may reduce or discontinue entirely the payment of such dividends at any time. Our board of directors may take into account general and economic conditions, our financial condition and operating results, our available cash and current and anticipated cash needs, capital requirements, contractual, legal, tax, and regulatory restrictions, and implications on the payment of dividends by us to our stockholders or by our subsidiaries to us, and such other factors as our board of directors may deem relevant. Any financing arrangements that we or our subsidiaries enter into may include restrictive covenants that limit our ability to pay dividends.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
The following unaudited pro forma condensed combined balance sheet as of September 30, 2021 and the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020 and the nine months ended September 30, 2021 present the combined financial information of Switchback and Bird after giving effect to the Business Combination and related adjustments described in the accompanying notes.
The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation
S-X,
as amended by the final rule, Release 33 10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” The following unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020 and the nine months ended September 30, 2021 give pro forma effect to the Business Combination as if it had occurred on January 1, 2020. The unaudited pro forma condensed combined balance sheet as of September 30, 2021 gives pro forma effect to the Business Combination as if it was completed on September 30, 2021.
The unaudited pro forma condensed combined financial information is based on and should be read in conjunction with the audited historical financial statements of Switchback and the related notes thereto as of December 31, 2020 and for the period from October 7, 2020 (inception) through December 31, 2020, the audited historical financial statements of Bird and the related notes thereto as of and for the year ended December 31, 2020, the unaudited historical condensed financial statements of each of Switchback and Bird as of and for the nine months ended September 30, 2021, the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the other financial information included in this prospectus.
The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and do not necessarily reflect what our financial condition or results of operations would have been had the Business Combination occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial information may not be useful in predicting our future financial condition and results of operations. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma adjustments represent estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.
On May 11, 2021, Switchback entered into the Business Combination Agreement with Bird, under the terms of which, Bird and Switchback each created wholly owned subsidiaries, Bird Global and Merger Sub, respectively. Pursuant to the terms of the Business Combination Agreement, at the Domestication Merger, Switchback merged with Bird Global, with Bird Global remaining as the surviving entity, and Merger Sub becoming Bird Global’s wholly owned subsidiary. Following the Domestication Merger, at the Acquisition Merger, Merger Sub merged with Bird, with Bird remaining as the surviving entity and a wholly owned subsidiary of Bird Global. Following the Acquisition Merger, Bird Global is the surviving corporation. The consideration provided to Bird stockholders and Switchback shareholders in the Business Combination consisted entirely of our common stock valued at $10.00 per share.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF SEPTEMBER 30, 2021
(in thousands, except number of shares amounts)

	Switchback (Historical)	Bird (Historical)	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Cash and cash equivalents	$135	$38,667	$228,016	2(a)(c)(d)(e)	$266,818
Restricted cash and cash equivalents—current	—	23,027	—		23,027
Accounts receivable, net	—	473	—		473
Inventory	—	17,735	—		17,735
Prepaid expenses and other current assets	646	18,755	(6,160)	2(c)	13,241

Total Current Assets	781	98,657	221,856		321,294

Property and equipment—net	—	1,852	—		1,852
Vehicle deposits	—	70,380	—		70,380
Vehicles, net	—	91,517	—		91,517
Goodwill	—	124,059	—		124,059
Restricted cash and cash equivalents—non current	—	—	—		—
Other assets	—	8,308	—		8,308
Cash held in Trust Account	316,269	—	(316,269)	2(a)(d)	—

Total Assets	$317,050	$394,773	$(94,413)		$617,410

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	32	9,637	—		9,669
Note payable—current	—	11,274	—		11,274
Accrued expenses	4,371	23,468	4,990	2(c)	32,829
Deferred revenue	—	45,332	—		45,332
Due to related party	340	—	(340)	2(b)	—
Other current liabilities	—	6,909	340	2(b)	7,249

Total Current Liabilities	4,743	96,620	4,990		106,353

Deferred legal fees	175	—	(175)	2(b)	—
Derivative liability	—	142,777	(142,777)	2(g)	—
Other liabilities	—	7,264	242,519	2(k)	249,783
Switchback public and private placement warrants	18,163	—	1,500	2(a)	19,663
Deferred underwriting commissions	11,069	—	(11,069)	2(b)	—

Total Liabilities	34,150	246,661	94,988		375,799

Commitments and Contingencies
Redeemable convertible senior preferred stock, $0.000001 par value, 37,500,000 shares authorized and 29,234,172 shares issued and outstanding as of September 30, 2021	—	132,407	(132,407)	2(g)	—
Redeemable convertible prime preferred stock and exchanged common stock, $0.000001 par value, 154,060,656 shares authorized and 153,738,961 shares issued and outstanding as of September 30, 2021	—	1,044,282	(1,044,282)	2(g)	—
Class A ordinary shares, $0.0001 par value, 31,625,000 shares subject to possible redemption at $10 per share	316,250	—	(316,250)	2(h)	—
Stockholders’ Equity	—	—	—		—
Bird founders convertible preferred stock, $0.000001 par value, 7,492,443 shares authorized and 4,540,177 shares issued and outstanding	—	—	—		—
Bird Common Stock, $0.000001 par value, 287,921,028 authorized and 61,929,594 shares outstanding	—	—	—		—
Preference shares, $0.0001 par value, 500,000,000 shares authorized, none issued and outstanding	—	—	—	2(e)(h)	—
Class A ordinary shares, $0.0001 par value, 500,000,000 shares authorized, 3,397,048 shares issued and outstanding (excluding 28,227,952 subject to possible redemption)	—	—	—		—
Class B ordinary shares, $0.0001 par value, 50,000,000 shares authorized, 7,906,250 shares issued and outstanding	1	—	(1)	2(i)	—
Class A common stock	—	—	54	2(h)(g)(i)	54
Class X common stock	—	—	3	2(g)	3
Additional paid-in capital	—	84,114	1,311,039	2(c)(l)	1,395,153
Accumulated other comprehensive income (loss)	—	9,770	—		9,770
Accumulated deficit	(33,351)	(1,122,461)	(7,557)	2(c)(j)	(1,163,369)

Total Stockholders’ Equity	(33,350)	(1,028,577)	1,303,538		241,611

Total Liabilities, Redeemable Stock and Stockholders’ Equity	$317,050	$394,773	$(94,413)		$617,410

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021
(in thousands, except number of shares and per share amounts)

	Switchback (Historical)	Bird (Historical)	Pro Forma Adjustments		Pro Forma Combined
Revenues
Sharing	$—	$142,314	$—		$142,314
Product Sales	—	8,806	—		8,806

Total revenues	—	151,120	—		151,120
Cost of Sharing, exclusive of depreciation	—	77,041	—		77,041
Cost of Product Sales	—	9,026	—		9,026
Depreciation on revenue earning vehicles	—	33,811	—		33,811

Gross margin	—	31,242	—		31,242

Research and development	—	19,096	—		19,096
Sales and marketing	—	10,880	—		10,880
General and administration	5,475	92,792	(1,265)	3(a)(b)(d)	97,002
Administrative expenses—related party	173	—	(173)	3(a)	—

Total operating expenses	5,648	122,768	(1,438)		126,978

Loss from operations	(5,648)	(91,526)	1,438		(95,736)

Interest expense	—	(5,011)	—		(5,011)
Other income (expense), net	—	(60,107)	(791)	3(a)	(60,898)
Change in fair value of derivative warrant liabilities	997	—	(997)	3(a)	—
Financing costs—derivative warrant liabilities	(567)	—	567	3(a)	—
Loss upon issuance of private placement warrants	(1,221)	—	1,221	3(a)	—
Net gain from investments held in Trust Account	19	—	(19)	3(c)	—

Loss before income taxes	(6,420)	(156,644)	1,419		(161,645)

Provision for income taxes	—	110	—		110

Net loss	$(6,420)	$(156,754)	$1,419		$(161,755)
Adjustment to net loss attributable to common shareholders	—	(13,298)	—		(13,298)

Net loss attributable to common shareholders	$(6,420)	$(170,052)	$1,419		$(175,053)

Net loss per Class A ordinary share—basic and diluted	$(0.17)
Weighted average Class A ordinary shares outstanding—basic and diluted	30,350,733
Net loss per Class B ordinary share—basic and diluted	$(0.17)
Weighted average Class B ordinary shares outstanding—basic and diluted	7,864,698
Net loss per share of Bird Common Stock—basic and diluted		$(3.04)
Weighted average shares of outstanding of Bird Common Stock—basic and diluted		55,865,840
Net loss per share of Class A common stock—basic and diluted					$(0.65)
Weighted average shares of Class A common stock outstanding—basic and diluted					236,564,433
Net loss per share of Class X common stock—basic and diluted					$(0.65)
Weighted average shares of Class X common stock outstanding—basic and diluted					34,534,930

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2020
(in thousands, except number of shares and per share amounts)

	Switchback (Historical)	Bird (Historical)	Bird Preferred Conversion and Senior Preferred Financing	Switchback IPO	Combined	Pro Forma Adjustments		Pro Forma Combined
Revenues
Sharing	$—	$79,941	$—	$—	$79,941	$—		$79,941
Product Sales	—	14,660	—	—	14,660	—		14,660

Total revenues	—	94,601	—	—	94,601	—		94,601
Cost of Sharing, exclusive of depreciation	—	71,628	—	—	71,628	—		71,628
Cost of Product Sales	—	22,716	—	—	22,716	—		22,716
Depreciation on revenue earning vehicles	—	23,791	—	—	23,791	—		23,791

Gross margin	—	(23,534)	—	—	(23,534)	—		(23,534)

Tariff reimbursement	—	(24,986)	—	—	(24,986)	—		(24,986)
Research and development	—	34,376	—	—	34,376	—		34,376
Sales and marketing	—	18,404	—	—	18,404	—		18,404
General and administration	35	152,910	—	—	152,945	13,731	4(a)(c)	166,676

Total operating expenses	35	180,704	—	—	180,739	13,731		194,470

Loss from operations	(35)	(204,238)	—	—	(204,273)	(13,731)		(218,004)

Interest expense	—	(6,844)	—	—	(6,844)	—		(6,844)
Other income (expense), net	—	2,634	(6,363)	(1,240)	(4,969)	2,448	4(b)	(2,521)
Interest income	—	282	—	—	282	—		282

Loss before income taxes	(35)	(208,166)	(6,363)	(1,240)	(215,804)	(11,283)		(227,087)

Provision for income taxes	—	64	—	—	64	—		64

Net loss	$(35)	$(208,230)	$(6,363)	$(1,240)	$(215,868)	$(11,283)		$(227,151)

Net loss per Class A ordinary share—basic and diluted
Weighted average Class A ordinary shares outstanding—basic and diluted
Net loss per Class B ordinary share—basic and diluted	$(0.01)
Weighted average Class B ordinary shares outstanding—basic and diluted	6,875,000
Net loss per share of Bird Common Stock—basic and diluted		$(4.90)
Weighted average shares of outstanding of Bird Common Stock—basic and diluted		42,482,507
Net loss per share of Class A common stock—basic and diluted								$(0.84)
Weighted average shares of Class A common stock outstanding—basic and diluted								236,564,433
Net loss per share of Class X common stock—basic and diluted								$(0.84)
Weighted average shares of Class X common stock outstanding—basic and diluted								34,534,930

NOTES TO THE UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION
Note 1—Description of the Business Combination
On May 11, 2021, Switchback entered into the Business Combination Agreement with Bird, under the terms of which Switchback would acquire Bird through a series of transactions and Bird Global would become a publicly listed entity. After giving effect to the Business Combination, Bird Global owns, directly or indirectly, all of the issued and outstanding equity interests of Bird and its subsidiaries and Switchback’s shareholders hold a portion of the Class A common stock.
In connection with consummation of the Business Combination, Switchback’s Class A ordinary shares and Class B ordinary shares were converted into shares of Class A common stock on a one-for-one
basis. Each of the then-outstanding Switchback Warrants converted on a one-for-one
basis into warrants to acquire one share of Bird Global’s Class A common stock. The warrants are exercisable at any time commencing on January 12, 2022 (being the date that is the later of 30 days after the Acquisition Closing Date and 12 months from the closing of Switchback’s initial public offering).
On the Acquisition Closing Date, each outstanding share of Bird Common Stock as of immediately prior to the effective time of the Business Combination (including each share of Bird Preferred Stock that converted on a one-for-one
basis into shares of Bird Common Stock immediately prior to such time) was converted into share of Bird Global’s common stock based on the Exchange Ratio, and each outstanding Bird Award was canceled and converted into awards of Bird Global based on the Exchange Ratio. Bird Global’s common stock includes both Class A common stock and Class X common stock. Class X common stock is held exclusively by Bird’s founder, Travis VanderZanden, and provides for 20 votes per share.
In connection with the execution of the Business Combination Agreement, Switchback entered into subscription agreements with the PIPE Investors, pursuant to which the PIPE Investors agreed to purchase, in the aggregate, 16,000,000 shares of Class A common stock at $10.00 per share for an aggregate commitment of $160.0 million in the PIPE Financing.
Subject to the terms and conditions set forth in the Business Combination Agreement, Bird’s stockholders received aggregate consideration with a value equal to approximately $2 billion, which consisted entirely of approximately $2 billion in shares of common stock at the closing of the Business Combination, or 240.0 million shares based on an assumed stock price of $10.00 per share. Bird stockholders and Bird Awards holders will receive contingent consideration of up to 30.0 million shares contingent upon achieving certain market-based share price thresholds within the Earnout Period. Bird stockholders and Bird Awards holders are also entitled to Earnout Shares if a change of control occurs within the Earnout Period, and the implied per share value of consideration transferred in such change of control meets the aforementioned market-based share price thresholds. Earnout Shares issuable to unvested Bird Award holders is considered a stock-based compensation award due to continued service requirements, and therefore will be accounted for as stock-based compensation (see further discussion in Note 6).
In connection with the Business Combination, holders of Switchback’s Class B ordinary shares agreed to forfeit up to 1,976,563 Switchback Founder Earn Back Shares if certain market-based share price thresholds are not achieved within the Earnout Period. Holders of Class B ordinary shares are also entitled to Switchback Founder Earn Back Shares if a change of control occurs within the Earnout Period, and the implied per share value of consideration transferred in such change of control meets the aforementioned market-based share price thresholds.

The following summarizes the pro forma shares of common stock outstanding, excluding the potential dilutive effect of the Earnout Shares, Switchback Founder Earn Back Shares, and exercise of warrants:

	Shares	%
Switchback Public Shareholders	10,374,821	3.8%
Switchback Founders	5,929,688	2.2%
Bird Global Class A Stockholders	205,534,191	75.5%
Bird Global Class X Stockholders	34,534,930	12.7%
PIPE Investors	16,000,000	5.8%

Total Shares at Acquisition Closing (excluding unvested Bird Awards and Earnout Shares)	272,373,630	100%
Accounting Treatment for the Business Combination
The Business Combination is accounted for as a recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, Switchback is treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination is treated as the equivalent of Bird issuing stock for the net assets of Switchback, accompanied by a recapitalization. The net assets of Switchback are stated at historical cost, with no goodwill or other intangible assets recorded.
Note 2—Transaction Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet
The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination. No tax adjustment has been computed for the pro forma Bird Global financial results, as it expects to remain in a net loss position and maintain a full valuation allowance against its U.S. deferred tax assets. The pro forma transaction adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2021 are as follows:

(a)
Cash.
Reflects the impact of the Business Combination on the cash balance of Bird Global. The table below represents the sources and uses of funds as it relates to the Business Combination (in thousands):

Cash reconciliation
Bird historical cash balances (i)	38,667
Switchback historical cash balances (ii)	135
Switchback cash held in Trust Account (iii)	316,269
Fees paid for deferred underwriting commissions and legal fees related to Switchback’s initial public offering (iv)	(11,244)
PIPE Financing, net of transaction costs (v)	153,600
Transaction accounting adjustment to cash due to redemptions (vi)	(212,502)
Switchback cash from related party loan (vii)	1,500
Fees paid for deferred transaction costs upon Acquisition Closing Date (viii)	(19,607)

Total excess cash to balance sheet from Business Combination (ix)	266,818

(i)	Represents the historical Bird cash and cash equivalents balance at September 30, 2021.
(ii)	Represents the historical Switchback cash and cash equivalents balance at September 30, 2021.
(iii)
Represents the amount of Switchback restricted investment and cash held in Switchback’s Trust Account that held the proceeds from its initial public offering (the “Trust Account”) immediately prior to consummation of the Business Combination.

(iv)	Represents payment of $11.1 million of deferred underwriting commissions and $0.1 million of legal fees from Switchback’s initial public offering payable upon consummation of the Business Combination.

(v)	Represents the proceeds of $160.0 million from the issuance of shares of Class A common stock to the PIPE Investors, net of $6.4 million of issuance costs.
(vi)	Represents the amount paid to Switchback’s public shareholders who exercised redemption rights on 21,250,179 Class A ordinary shares.
(vii)	Represents cash proceeds from additional related party loans issued to the Sponsor after September 30, 2021 that were converted into private placement warrants at the Domestication Merger.
(viii)	Represents payment of final Business Combination transaction costs.
(ix)	The amount of excess cash of Bird Global meets the required reserve of $160.0 million.

(b)
Presentation Alignment.
The following summary represents reclassifications to conform Switchback’s financial information to financial statement line items and presentation of Bird Global based on Bird’s financial statement presentation:

Switchback Balance Sheet Alignment Adjustments

(i)	Due to related party reclassified to other liabilities

(ii)	Deferred underwriting commissions and deferred legal fees reclassified to other liabilities

(c)
Transaction Costs.
Represents payment of $19.6 million and accrual of an additional $13.0 million of transaction costs incurred by both Switchback and Bird of which $24.6 million reflects additional transaction costs incurred by Switchback and Bird after September 30, 2021 until the consummation of the Business Combination. $2.4 million of the transaction costs were deemed to be incurred in conjunction with recognition of the liability-classified Switchback Warrants and is therefore reflected as a charge to accumulated deficit. The remaining $32.0 million of transaction costs is recognized as a decrease to additional paid-in
capital.

(d)
Cash Held in Trust.
Represents release of the restricted investments and cash held in the Trust Account upon consummation of the Business Combination to fund the closing of the Business Combination, net of settlement of deferred underwriting commissions and legal fees from Switchback’s initial public offering (see Note 2(a)).

(e)
PIPE Funds.
Reflects the proceeds of $160,000,000 from the issuance of 16,000,000 shares of Class A common stock in the PIPE Financing at $10.00 per share with par value of $0.0001 to the PIPE Investors, offset by the issuance costs of 4% of gross proceeds, or $6.4 million.

(f)
Earnout Shares (No Service Requirement).
Reflects the fair value of the Earnout Shares liability potentially issuable to Bird stockholders that is not subject to a continued service requirement. This portion of the Earnout Shares is liability-classified due to failure to meet the equity classification criteria under ASC
815-40.
The Earnout Shares liability will be remeasured at fair value through net income (loss) at each reporting period subsequent to the closing of the Business Combination. For purposes of pro forma transaction adjustments, however, as subsequent fair value of the Earnout Shares liability cannot be estimated at the closing date of the Business Combination, there will be no pro forma impact to the statement of operations related to the remeasurement of this Earnout Shares liability. The total fair value of the Earnout Shares liability is $235.9 million, of which $224.6 million has no service requirement and, therefore, is liability-classified pursuant to ASC
815-40.

(g)
Bird Equity Conversion and Business Combination Consideration.
The following table represents the impact of the Business Combination on stockholders’ equity assuming no redemptions by Switchback’s public shareholders.

	Shares Outstanding as of September 30, 2021	Automatic Exercise and Conversion of Warrants and Bifurcated Embedded Derivatives (i)	Conversion of Preferred Shares (ii)	Bird Shares Outstanding Immediately Prior to Closing (iii)	New Bird Shares Issued to Bird Shareholders (iv)
Bird Senior Preferred Warrants and Bifurcated Embedded Derivatives Outstanding	3,207,677	(3,207,677)	—	—	—
Bird Senior Preferred Stock Outstanding	29,234,172	3,207,677	(32,441,849)	—	—
Prior Bird Preferred Stock and Exchanged Common Stock Outstanding	158,279,138	—	(158,279,138)	—	—
Bird Common Stock Outstanding	62,947,411	—	209,989,800	272,937,211	240,069,121
Bird Options and Bird RSU Awards Outstanding	22,128,483	—	—	22,128,483	19,463,691

Total	275,796,881	—	19,268,813	295,065,694	259,532,812

(i)
To reflect the automatic exercise and conversion of warrants (the “Bird Senior Preferred Warrants”) to purchase shares of Bird’s preferred stock, par value $0.00001 per share, designated as Senior Preferred Stock (the “Bird Senior Preferred Stock”) and bifurcated embedded derivatives of $142.8 million into 3,207,677 shares of Bird Senior Preferred Stock.

(ii)
To reflect the conversion of Bird Preferred Stock and exchanged Bird Common Stock of $1,044.6 million into 158,279,138 shares of Bird Common Stock and $132.4 million of Bird Senior Preferred Stock into 32,441,849 shares of Bird Common Stock.

(iii)
To reflect the $0.0001 par value impact on additional paid in capital pursuant to the 240,069,121 shares of Bird Global common stock issued as consideration in the Business Combination. These amounts are based on an Exchange Ratio of approximately 0.880 at the effective time of the Business Combination.

(iv)	Of the 240,069,121 shares of common stock outstanding, 205,534,191 shares are Class A common stock and 34,534,930 shares are Class X common stock.

(h)
Reclassification of Switchback Class
 A Ordinary Shares.
Reflects the reclassification of the remaining 10,374,821 Class A ordinary shares after redemption into Class A common stock and additional paid-in
capital of $136.7 million.

(i)
Reclassification of Switchback Class
 B Ordinary Shares and Switchback Founder Earn Back Shares.
Reflects the reclassification of Class B ordinary shares held by Switchback’s former initial shareholders from Class B ordinary shares to Class A common stock at the Acquisition Closing Date and the reclassification of the par value and additional paid in capital related to the 25% of Class B ordinary shares that represent Switchback Founder Earn Back Shares into a liability at fair value of $17.9 million.

(j)
Issuance of Bird RSU Awards.
On April 2, 2021, July 12, 2021, and September 5, 2021, Bird issued 4.8 million, 0.7 million, and 0.3 million Bird RSU Awards, respectively, to certain employees under the 2017 Plan. Such Bird RSU Awards vest based on a combination of service and performance conditions between one and four years. Certain issued Bird RSU Awards met the performance vesting conditions either shortly prior to, or as of, the Acquisition Closing Date. Accordingly, this adjustment reflects $8.8 million credited to additional paid-in
capital with an offset to accumulated deficit for Bird RSU Awards that were reflected as attributed compensation expense (see Note 4(c) below).

(k)	Other Liabilities. The components of adjustments to other liabilities are as follows:

	Footnote Reference	Pro Forma Adjustments
Presentational alignment of deferred underwriting commissions and deferred legal fees	2(a)(iv), 2(b)(ii)	11,244
Settlement of deferred underwriting commissions and deferred legal fees	2(a)(iv), 2(b)(ii)	(11,244)
Earnout Shares	2(f)	224,628
Reclassification of Switchback Class B ordinary shares and Switchback Founder Earn Back Shares	2(i)	17,891

Total Pro Forma Adjustments		242,519

(l)	Additional Paid-In Capital. The components of transaction adjustments to additional paid-in capital are as follows:

	Pro Forma Adjustments
Transaction costs	2(c)	$(31,957)
PIPE Financing, comprising proceeds of $160.0 million, offset by issuance costs of $(6.4) million	2(e)	153,598
Earnout Shares	2(f)	(224,628)
Equity consideration paid in the Business Combination, comprising exercise of Bird Senior Preferred Warrants and bifurcated embedded derivatives of $142.8 million, and conversion of Bird Preferred Stock and Bird Senior Preferred Stock of $1,044.6 million and $132.4 million, respectively	2(g)(i), 2(g)(ii)	1,319,442
Reclassification of Switchback Class A ordinary shares comprising reclassification of Switchback Class B ordinary shares of $136.7 million after exercise of public shareholder redemption rights	2(h)	103,718
Reclassification of Switchback Class B ordinary shares and Switchback Founder Earn Back Shares	2(i)	(17,891)
Issuance of Bird RSU Awards	2(j)	8,757

Total Pro Forma Adjustments		1,311,039
Note 3—Transaction Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations for the Nine Months Ended September 30, 2021

(a)
Presentation Alignment
The following summary represents reclassifications to conform Switchback’s financial information to financial statement line items and presentation of Bird Global based on Bird’s financial statement presentation:

Switchback Income Statement Alignment Adjustments

(i)	Administrative expenses—related party reclassified to general and administrative

(ii)	Change in fair value of derivative warrant liabilities reclassified to other income (expense), net

(iii)	Financing costs—derivative warrant liabilities reclassified to other income (expense), net

(iv)	Loss upon issuance of private placement warrants reclassified to other income (expense), net

(b)
Earnout Shares (Service Requirement).
Reflects one quarter of compensation expense recognized for the portion of Earnout Shares subject to a service condition based on a grant date fair value of $11.3 million with a derived requisite service period of 2.27 years.

(c)	Elimination of Gain from Investments Held in Trust Account. Reflects the elimination of investment income related to investments held in the Trust Account.

(d)	Reversal of Transaction Costs. Reflects the reversal of transaction costs to be capitalized as part of the Business Combination.
Note 4—Transaction Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended December 31, 2020
The pro forma Business Combination adjustments included in the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020 are as follows:

(a)
Earnout Shares (Service Requirement).
Reflects one year of compensation expense recognized for the portion of Earnout Shares subject to a service condition based on a grant date fair value of $11.3 million with a derived requisite service period of 2.27 years.

(b)	Transaction Costs Associated with Warrants. Reflects the pro rata allocation of transaction costs related to warrants.

(c)
Compensation Expense Associated with Bird RSU Awards.
On April 2, 2021, July 12, 2021, and September 5, 2021, Bird issued 4.8 million, 0.7 million, and 0.3 million Bird RSU Awards, respectively, to certain employees under the 2017 Plan. Such Bird RSU Awards vest based on a combination of service and performance conditions between one and four years. Certain issued Bird RSU Awards met the performance vesting conditions either shortly prior to, or as of, the Acquisition Closing Date. Accordingly, this adjustment reflects $8.8 million of compensation expense for Bird RSU Awards that vested upon the Acquisition Closing Date, as well as for attribution of compensation expense to granted but unvested Bird RSU Awards. Attribution was based on a $6.55, $8.11, and $8.44 per Bird RSU Award preliminary grant date fair value estimate, respectively, using a straight-line recognition method as an approximation of the accelerated method of compensation expense recognition.

Note 5—Loss per Share
Net loss per share is calculated by applying the
two-class
method and using the pro forma weighted-average Class A common stock and Class X common stock outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2020. As the Business Combination is being reflected as if it had occurred at the beginning of the periods presented, the calculation of weighted-average shares outstanding for basic and diluted net loss per share assumes that the shares issued relating to the Business Combination have been outstanding for the entire periods presented.

	Nine Months Ended September 30, 2021
(in thousands, except share and per share data)	Class A Common Stock	Class X Common Stock
Pro forma net loss	$(152,753)	$(22,300)
Pro forma weighted average shares outstanding—basic and diluted	236,564,433	34,534,930
Pro forma net loss per share—basic and diluted	$(0.65)	$(0.65)
	$—	$—
Pro forma weighted average shares outstanding—basic and diluted	$—	$—
Switchback Public Shareholders	9,100,554	—
Switchback Founders	5,929,688	—
Total Switchback	15,030,242	—

Bird (1)	205,534,191	34,534,930
PIPE Investors	16,000,000	—

Pro forma weighted average shares outstanding—basic and diluted (2)	236,564,433	34,534,930

	Year Ended December 31, 2020
(in thousands, except share and per share data)	Class A Common Stock	Class X Common Stock
Pro forma net loss	$(198,215)	$(28,936)
Pro forma weighted average shares outstanding—basic and diluted	236,564,433	34,534,930
Pro forma net loss per share—basic and diluted	$(0.84)	$(0.84)
	$—	$—
Pro forma weighted average shares outstanding—basic and diluted	$—	$—
Switchback Public Shareholders	9,100,554	—
Switchback Founders	5,929,688	—

Total Switchback	15,030,242	—
Bird (1)	205,534,191	34,534,930
PIPE Investors	16,000,000	—

Pro forma weighted average shares outstanding—basic and diluted (2)	236,564,433	34,534,930

(1)
Excludes 20.8 million shares of common stock that will be issued upon the occurrence of future events (
i.e.
, vesting of restricted stock or exercise of stock options). Total consideration to be issued to Bird stockholders is $2.4 billion, or 240.0 million shares ($10.00 per share price). The total number of shares issued included all issued and outstanding Bird Common Stock and Bird Preferred Stock. Accordingly, the weighted-average pro forma shares outstanding at closing excludes the portion of consideration shares that were unvested, unissued, and/or unexercised at the Acquisition Closing Date.

(2)
For the purposes of applying the treasury stock method for calculating diluted earnings per share, it was assumed that all outstanding Bird Restricted Stock, Bird Options, Switchback Warrants, existing Bird

Warrants, Bird’s liability-classified earnout (not subject to a continued service requirement), Bird’s equity-classified earnout (subject to a continued service requirement), and Switchback Founder Earn Back Shares are exchanged for Class A common stock. However, since this results in anti-dilution, the effect of such exchange was not included in the calculation of diluted loss per share. Shares underlying these instruments are as follows: (a) 20.8 million shares of common stock for outstanding restricted stock and stock options; (b) 12.9 million shares of Class A common stock underlying the Warrants; (c) 0.1 million shares of Class A common stock underlying Bird Warrants prior to consummation of the Business Combination; (d) 28.4 million shares of Class A common stock underlying Bird’s liability-classified earnout; and (e) 2.0 million shares of Class A common stock underlying Switchback Founder Earn Back Shares. Class A common stock and Class X common stock issuable as Earnout Shares is not included in the weighted average shares outstanding as the contingency to the Earnout Shares getting issued has not yet been resolved at December 31, 2020 or September 30, 2021.
Note 6—Earnout Shares
The Earnout Shares issuable to Bird stockholders and vested Bird Award holders, and the Switchback Founder Earn Back Shares, are expected to be accounted for as liability classified equity-linked instruments that are earned upon the achievement of certain triggering events. The preliminary estimated fair value of the Switchback Founder Earn Back Shares and the liability classified portion of the Earnout Shares is $17.9 million and $224.4 million, respectively.
The Earnout Shares issuable to unvested Bird Award holders are considered a stock-based compensation award due to the requirement that Bird Award holders must remain employed by Bird Global in order not to forfeit such unvested Bird Awards and in order to be eligible to receive the Earnout Shares. The preliminary grant date fair value estimate of the stock-based compensation portion of the Earnout Shares is $11.6 million (see Note 3(b) and Note 4(a) for further discussion on pro forma impacts to the statements of operations).
The fair value of the Earnout Shares and the Switchback Founder Earn Back Shares were determined using a Monte Carlo simulation valuation model using a distribution of potential outcomes on a monthly basis over the Earnout Period. The preliminary estimated fair value of the Switchback Founder Earn Back Shares and Earnout Shares was determined using the most reliable information available to estimate current stock price, expected volatility, the risk-free interest rate, the expected term, and expected dividend yield.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
Unless the context otherwise requires, all references in this section to the “Company,” “we,” “us,” or “our” refer to the business of Bird and its subsidiaries prior to the consummation of the Business Combination.
You should read the following discussion and analysis of our financial condition and results of operations together with the “Summary Historical Financial Data” section of this prospectus and our consolidated financial statements and the related notes appearing elsewhere in this prospectus. This discussion contains forward-looking statements that reflect our plans, estimates, and beliefs that involve risks and uncertainties. As a result of many factors, such as those set forth under the “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” sections and elsewhere in this prospectus, our actual results may differ materially from those anticipated in these forward-looking statements.
Our Business
Bird’s mission is to provide environmentally friendly transportation for everyone. We believe in leading the transition to clean, equitable transportation through innovation and technology. In partnership with cities, Bird’s proprietary technology and operations are revolutionizing the existing transportation paradigm by making lightweight electric vehicles readily available to rent or own around the world.
Since our first shared ride in 2017, we have facilitated over 100 million trips on Bird vehicles through our Sharing business. Today, Bird offers riders an on-demand,
affordable, and cleaner alternative for their short-range mobility needs in over 350 cities worldwide, and we are only getting started. The shared micromobility industry has enormous growth potential, representing approximately $800 billion in potential market opportunity on an annual basis. We believe that Bird is uniquely positioned to capture share in this market due to (i) our founder-led,
visionary management team, (ii) our advanced technology and data platform, (iii) aligned incentives in the mutually beneficial model in which we utilize third-party logistics providers—Fleet Managers—to store, operate, maintain, and repair our vehicles, and (iv) our strong year-round unit economics.
COVID-19
has accelerated the adoption of environmentally conscious, socially distanced transportation alternatives such as Bird. As the world enters a new, post-pandemic “normal,” we are continuing to work with cities to increase micromobility access and infrastructure investments to ensure that the shift to sustainable urban transportation continues long after the pandemic subsides.
Business Model
We categorize our offerings into Sharing and Product Sales. Centered on our proprietary technology and vehicle designs, our offerings are aimed at revolutionizing urban mobility.
Sharing
We generate substantially all of our revenue from our Sharing business. The service provides riders with seamless, on-demand
access to Bird vehicles, enabling them to locate, unlock, and pay for rides through our mobile application. Bird generates revenue on each trip taken on one of our shared vehicles. For a single ride, riders pay a fixed unlock fee to access the vehicle in addition to a market-level, per-minute
price for each minute the vehicle is in use.
Local
in-market
operations for our Sharing business are either managed
In-House
or with the support of a network of Fleet Managers. Prior to the second quarter of 2020, substantially all of our in-market
operations were conducted via the
In-House
operating model. After temporarily pausing operations at the onset of
COVID-19,
we rapidly shifted to the Fleet Manager operating model as a way to quickly relaunch and provide safe and socially distanced transportation options for our global city partners.

Fleet Managers typically manage logistics for fleets of 100 or more Bird-owned vehicles in their local markets, driving meaningful scale on a hyper-local level. With the support of our central operations team and advanced technology platform, Fleet Managers manage the day-to-day
logistics responsibilities required for proper fleet management, including deploying, repairing, rebalancing, and sanitizing Bird vehicles. Through a revenue share model, Fleet Managers make money on each ride taken on the vehicles in their care, creating built-in
economic incentives to ensure these vehicles are properly maintained, frequently cleaned, and strategically placed to align with local demand. There are no upfront costs associated with becoming a Fleet Manager, and they typically utilize existing tools and resources to manage their fleet. As such, the Fleet Manager program provides economic advancement opportunities to local businesses, many of which were impacted by the
COVID-19
pandemic.
Product Sales
Our Product Sales business consists primarily of vehicle sales to retail customers. In order to scale our mission and provide greater access to micromobility solutions, we sell several Bird-designed vehicle models through select retail channels. In addition to increasing brand awareness, sales of our products bolster our top-line
revenue while leveraging existing investment in vehicle R&D. These products are typically purchased, stored, sold, and delivered to retail partners by a network of contracted distributors.
Key Operating Metrics and
Non-GAAP
Financial Measures
We review the following key business metrics and
non-GAAP
financial measures to evaluate our business, measure our performance, identify trends affecting our business, formulate business plans, and make strategic decisions.

	Nine Months Ended September 30,		Year Ended December 31,
	2021	2020	2020	2019	2018
	(in millions, except as otherwise noted)
Operating Metrics:
Rides	30.8	13.7	18.3	40.1	23.9
Average Rides per Deployed Vehicle per Day	1.7x	1.5x	1.3x	2.5x	2.8x
Average Deployed Vehicles (in thousands)	65.1	32.4	37.6	43.5	23.4
Gross Transaction Value	$182.1	$86.0	$115.2	$161.9	$78.9
Non-GAAP Financial Metrics:
Ride Profit (before Vehicle Depreciation)	$67.5	$7.1	$15.7	$(3.5)	$(90.7)
% of Sharing Revenue	47%	12%	20%	(2)%	(155)%
Ride Profit (after Vehicle Depreciation)	$31.6	$(12.3)	$(10.1)	$(115.7)	$(203.3)
% of Sharing Revenue	22%	(21)%	(13)%	(82)%	(348)%
Adjusted EBITDA	$(47.4)	$(149.6)	$(182.1)	$(229.1)	$(193.8)
Operating Metrics
Rides
: Rides is a key indicator of the usage and scale of our Sharing business. We calculate Rides as the total number of trips completed by customers of our Sharing business. Rides increased significantly as we scaled our operations and witnessed the rapid adoption of shared micromobility by both riders and cities. Rides are seasonal to a certain degree. We typically experience higher levels of activity in the second and third quarters as a result of improved weather conditions in the Northern Hemisphere and lower levels of activity in the first and fourth quarters as conditions worsen.
Rides per Deployed Vehicle per Day (“RpD”)
: RpD represents the rate at which our Shared vehicles are utilized by riders. We calculate RpD as the total number of Rides divided by total Deployed Vehicles (as defined below) in our Sharing business each calendar day.

Deployed Vehicles
: Deployed Vehicles represent the number of vehicles available to riders through our Sharing business. We calculate Deployed Vehicles on a pro-rata
basis over a
24-hour
period, wherein two vehicles deployed for a combined period of 24 hours equate to one Deployed Vehicle. Deployed Vehicles constitute a portion of our total fleet, and we strategically deploy vehicles depending on a variety of factors, including weather, historical demand, time of day, and day of the week. If a vehicle is charging, under repair, or temporarily missing, it is not considered deployed. During the winter months, we proactively place portions of our fleet in reserve to align with seasonal demand and preserve our asset base. Therefore, Deployed Vehicles volumes tend to fluctuate seasonally.
Gross Transaction Value (“GTV”)
: GTV reflects the total dollar value, excluding any applicable taxes, of Rides in our Sharing business and vehicle sales to retail customers and Bird Platform partners in our Product Sales business, in each case without any adjustment for retail discounts or refunds. In order to calculate GTV, we add back contra revenues from both our Product Sales and Sharing businesses and adjustments to the Bird Platform revenue we recognize. GTV is a key indicator of the scale of our business and ultimately drives revenue.
The following table presents a breakdown of our calculation of GTV:

	Nine Months Ended September 30,		Year Ended December 31,
	2021	2020	2020	2019	2018
(in millions)
Revenue	$151.1	$70.7	$94.6	$150.5	$58.5
Contra Revenue	15.0	7.6	10.6	10.6	20.4
Platform Adjustment (1)	16.0	7.7	10.0	0.8	0.0
Gross Transaction Value	182.1	86.0	115.2	161.9	78.9

(1)	Represents the difference between the full amount charged to Bird Platform partner riders (excluding applicable taxes) and the revenue recognized by Bird.
Non-GAAP
Financial Measures and Reconciliations of
Non-GAAP
Financial Measures
Ride Profit
: Ride Profit reflects the profit generated from rides in our Sharing business after accounting for direct ride expenses, which primarily consist of payments to Fleet Managers. Other ride costs include payment processing fees, network infrastructure, and city permit fees. We calculate Ride Profit (i) before vehicle depreciation to illustrate the cash return and (ii) after vehicle depreciation to illustrate the impact of the evolution of our vehicles. We calculate Ride Profit Margin as Ride Profit divided by the revenue we generate from our Sharing business. We believe that Ride Profit is a useful indicator of the economics of our Sharing business, as it excludes indirect, unallocated expenses such as R&D, selling and marketing, and general and administrative expenses.

The following table presents a reconciliation of Ride Profit (before Vehicle Depreciation) and Ride Profit (after Vehicle Depreciation) to gross margin, which is the most directly comparable GAAP measure, for the periods indicated:

	Nine Months Ended September 30,		Year Ended December 31,
	2021	2020	2020	2019	2018
(in millions)
Gross margin	$31.2	$(21.7)	$(23.5)	$(135.7)	$(212.1)
Vehicle depreciation (1)	35.9	19.4	25.8	112.2	112.5
Vehicle count adjustments (2)	0.2	1.9	5.5	9.7	8.9
Product Sales division (3)	0.2	7.5	7.9	10.3	0.0

Ride Profit (before Vehicle Depreciation)	67.5	7.1	15.7	(3.5)	(90.7)

Vehicle depreciation (1)	(35.9)	(19.4)	(25.8)	(112.2)	(112.5)

Ride Profit (after Vehicle Depreciation)	31.6	(12.3)	(10.1)	(115.7)	(203.3)

(1)
We exclude vehicle depreciation as these costs are
non-cash
in nature. Vehicle depreciation excludes tariff depreciation adjustments in 2020, which were $(2.0) million for the year ended December 31, 2020, and $(1.4) million and $(2.1) million for the nine months ended September 30, 2020 and 2021, respectively.

(2)	We exclude vehicle count adjustments as these are adjustments made based on results of physical inventory counts, which are non-cash in nature.
(3)	We exclude the revenue and cost of revenue associated with vehicle sales to retail customers and Bird Platform partners.
Adjusted EBITDA
: Adjusted EBITDA is a supplemental measure of operating performance used to inform management decisions for the business. It may also be useful to investors in evaluating our performance on a relative basis to other comparable businesses as it excludes impact from items that are non-cash
in nature,
non-recurring,
or not related to our core business operations. We experience seasonality in Adjusted EBITDA typically tied to periods of increased demand in the summer months. We calculate Adjusted EBITDA as net profit or loss, adjusted to exclude (i) interest income, net, (ii) provision for/benefit from income taxes, (iii) depreciation and amortization, (iv) vehicle count adjustments, (v) stock-based compensation expense, (vi) tariff refunds, (vii) other non-recurring,
non-cash,
or
non-core
items, and (viii) other income (expense), net, including foreign currency.
The following table presents a reconciliation of Adjusted EBITDA to net income, which is the most directly comparable GAAP measure, for the periods indicated:

	Nine Months Ended September 30,		Year Ended December 31,
	2021	2020	2020	2019	2018
(in millions)
Net loss	$(156.8)	$(164.1)	$(208.2)	$(387.5)	$(367.4)
Interest (income) expense, net	5.0	5.0	6.6	4.7	(1.6)
Provision for (benefit from) income taxes	0.1	0.2	0.1	0.3	0.0
Depreciation and amortization (1)	39.7	27.4	35.4	116.1	113.4
Vehicle count adjustments	0.2	1.9	5.5	9.7	8.9
Share-based compensation	4.3	4.7	6.1	30.6	53.0
Tariff refunds (2)	0.0	(24.6)	(25.0)	0.0	0.0
Non-recurring, non-cash, and non-core items	0.0	0.0	0.0	0.0	0.0
Other (income) expense, net, including foreign currency (3)	60.1	(0.1)	(2.6)	(3.0)	0.0

Adjusted EBITDA	$(47.4)	$(149.6)	$(182.1)	$(229.1)	$(193.8)

(1)
Depreciation and amortization excludes tariff depreciation and other adjustments, which were $(2.0) million for the year ended December 31, 2020, and $(2.3) million and $(2.6) million for the nine months ended September 30, 2020 and 2021, respectively.

(2)
Consists of a refund for import duties that were charged to import our products from China into the markets that we operate in. We exclude this as it is non-recurring
in nature and not indicative of our core operating performance.

(3)
Consists of $53.6 million of
non-cash
expense attributable to liability-classified warrants and embedded derivatives and $6.4 million due to foreign currency exchange rate fluctuations for the nine months ended September 30, 2021.

Selected Quarterly Financial Information
The following tables present the unaudited quarterly historical consolidated financial and other data for Bird for each of the quarterly periods presented below. This information should be read in conjunction with the consolidated financial statements and the related notes included elsewhere in this prospectus. The results of historical periods are not necessarily indicative of the results in any future period and the results of a particular quarter or other interim period are not necessarily indicative of the results for a full year.
Key Operating Metrics and Financial Measures

	Three Months Ended
	March 31, 2019	June 30, 2019	September 30, 2019	December 31, 2019	March 31, 2020	June 30, 2020	September 30, 2020	December 31, 2020	March 31, 2021	June 30, 2021	September 30, 2021
	(in millions, except as otherwise noted)
Operating Metrics:
Rides	5.2	11.4	15.7	7.9	4.0	2.2	7.5	4.6	4.4	11.3	15.1
Average Rides per Deployed Vehicles per Day	2.1x	2.7x	2.9x	2.1x	1.6x	1.4x	1.6x	0.9x	1.1x	1.8x	2.1x
Average Deployed Vehicles (in thousands)	27.0	45.9	59.5	41.4	27.8	17.5	51.7	53.0	47.0	69.5	78.5
Gross Transaction Value	$15.4	$45.4	$64.1	$37.0	$23.2	$13.3	$49.6	$29.1	$31.3	$71.2	$79.5
Non-GAAP Financial Metrics:
Ride Profit (before Vehicle Depreciation)	$(15.0)	$3.1	$10.9	$(2.5)	$(8.7)	$1.4	$14.5	$8.5	$7.6	$27.8	$31.9
% of Sharing Revenue	(113)%	8%	19%	(8)%	(54)%	15%	43%	41%	35%	49%	50%
Ride Profit (after Vehicle Depreciation)	$(39.3)	$(26.9)	$(20.5)	$(29.0)	$(15.9)	$(1.8)	$5.5	$2.1	$2.0	$15.4	$14.1
% of Sharing Revenue	(297)%	(67)%	(36)%	(97)%	(99)%	(19)%	16%	10%	9%	27%	22%
Adjusted EBITDA	$(59.3)	$(47.7)	$(48.9)	$(73.2)	$(78.2)	$(43.3)	$(28.0)	$(32.6)	$(30.7)	$(11.5)	$(5.3)

Gross Transaction Value
The following table presents our GTV attributable to Sharing and Product Sales revenues for the periods presented:

	Three Months Ended
GTV	March 31, 2019	June 30, 2019	September 30, 2019	December 31, 2019	March 31, 2020	June 30, 2020	September 30, 2020	December 31, 2020	March 31, 2021	June 30, 2021	September 30, 2021 3
(in millions)
Sharing	$14.8	$43.6	$60.9	$32.4	$19.1	$12.6	$43.0	$25.5	$26.7	$68.0	$78.0
Product Sales	0.6	1.8	3.2	4.6	4.1	0.7	6.6	3.6	4.6	3.2	1.5
The following table presents a breakdown of our calculation of GTV for the periods presented:

	Three Months Ended
	March 31, 2019	June 30, 2019	September 30, 2019	December 31, 2019	March 31, 2020	June 30, 2020	September 30, 2020	December 31, 2020	March 31, 2021	June 30, 2021	September 30, 2021
(in millions)
Revenue	$13.8	$41.9	$60.3	$34.5	$20.2	$10.4	$40.2	$23.8	$25.7	$60.0	$65.4
Contra Revenue	1.6	3.1	3.3	2.6	2.4	0.7	4.5	3.0	3.3	5.1	6.6
Platform Adjustment (1)	0.0	0.4	0.5	(0.1)	0.6	2.2	4.9	2.3	2.3	6.1	7.5

Gross Transaction Value	$15.4	$45.4	$64.1	$37.0	$23.2	$13.3	$49.6	$29.1	$31.3	$71.2	$79.5

(1)	Represents the difference between the full amount charged to Bird Platform partner riders (excluding applicable taxes) and the revenue recognized by Bird.
Ride Profit
The following table presents a reconciliation of Ride Profit (before Vehicle Depreciation) and Ride Profit (after Vehicle Depreciation) to gross margin, which is the most directly comparable GAAP measure, for the periods indicated:

	Three Months Ended
	March 31, 2019	June 30, 2019	September 30, 2019	December 31, 2019	March 31, 2020	June 30, 2020	September 30, 2020	December 31, 2020	March 31, 2021	June 30, 2021	September 30, 2021
(in millions)
Gross margin	$(44.6)	$(42.7)	$(15.7)	$(32.7)	$(16.5)	$(6.1)	$1.1	$(2.0)	$2.0	$15.7	$13.5
Vehicle depreciation (1)	24.3	30.0	31.4	26.5	7.2	3.2	9.0	6.4	5.6	12.4	17.8
Vehicle count adjustments (2)	3.9	14.8	(6.9)	(2.1)	(2.4)	(0.1)	4.4	3.6	(0.2)	(0.3)	(0.6)
Product Sales division (3)	1.4	1.0	2.1	5.8	3.0	4.4	0.0	0.5	0.2	0.0	0.0

Ride Profit (before Vehicle Depreciation)	$(15.0)	$3.1	$10.9	$(2.5)	$(8.7)	$1.4	$14.5	$8.5	$7.6	$27.8	$31.9

Vehicle depreciation (1)	(24.3)	(30.0)	(31.4)	(26.5)	(7.2)	(3.2)	(9.0)	(6.4)	(5.6)	(12.4)	(17.8)

Ride Profit (after Vehicle Depreciation)	$(39.3)	$(26.9)	$(20.5)	$(29.0)	$(15.9)	$(1.8)	$5.5	$2.1	$2.0	$15.4	$14.1

(1)	We exclude vehicle depreciation and tariff depreciation adjustments as these costs are non-cash in nature.
(2)	We exclude vehicle count adjustments as these are adjustments made based on results of physical inventory counts, which are non-cash in nature.
(3)	We exclude the revenue and cost of revenue associated with vehicle sales to retail customers and Bird Platform partners.

3	NTD: Company to provide.

Adjusted EBITDA
The following table presents a reconciliation of Adjusted EBITDA to net income, which is the most directly comparable GAAP measure, for the periods indicated:

	Three Months Ended
	March 31, 2019	June 30, 2019	September 30, 2019	December 31, 2019	March 31, 2020	June 30, 2020	September 30, 2020	December 31, 2020	March 31, 2021	June 30, 2021	September 30, 2021
(in millions)
Net loss	$(89.5)	$(96.4)	$(101.2)	$(100.4)	$(70.2)	$(50.0)	$(43.8)	$(44.2)	$(76.2)	$(43.7)	$(36.9)
Interest (income) expense, net	(0.5)	1.7	2.1	1.4	1.8	1.7	1.5	1.6	1.6	3.1	0.3
Provision for (benefit from) income taxes	0.0	0.0	0.0	0.3	0.1	0.0	0.1	(0.1)	0.0	0.1	0.0
Depreciation and amortization (1)	24.8	31.2	33.2	26.9	10.6	5.7	11.1	8.0	6.9	13.5	19.2
Vehicle count adjustments	3.9	14.8	(6.9)	(2.1)	(2.4)	(0.1)	4.4	3.6	(0.2)	(0.3)	0.6
Share-based compensation	2.2	1.3	26.0	1.1	2.3	1.2	1.2	1.4	1.5	1.3	1.5
Tariff refunds (2)	0.0	0.0	0.0	0.0	(23.2)	(1.4)	0.0	(0.4)	0.0	0.0	0.0
Non-recurring, non-cash, and non-core items	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Other (income) expense, net, including foreign currency (3)	(0.2)	(0.3)	(2.1)	(0.4)	2.8	(0.4)	(2.5)	(2.5)	35.7	14.5	10.0

Adjusted EBITDA	$(59.3)	$(47.7)	$(48.9)	$(73.2)	$(78.2)	$(43.3)	$(28.0)	$(32.6)	$(30.7)	$(11.5)	$(5.3)

(1)	Depreciation and amortization excludes tariff depreciation adjustments.
(2)
Consists of a refund for import duties that were charged to import our products from China into the markets that we operate in. We exclude this as it is non-recurring
in nature and not indicative of our core operating performance.

(3)	Consists of non-cash expense attributable to liability-classified warrants and embedded derivatives and foreign currency exchange rate fluctuations.
Key Factors Affecting Our Performance
Our financial position and results of operations depend to a significant extent on the following factors:
Ability to continue to expand our rider base
We grow our business by attracting new riders to our offerings and increasing their usage of these offerings over time. We believe our global brand, offerings, and superior vehicle design heighten brand awareness and generate significant demand. To grow our business, we frequently expand into new markets, including smaller, long-tail markets, which we believe Bird is uniquely positioned to serve. In new and existing markets, we offer incentives for first-time riders to try our vehicles and a referral program to drive ridership growth. Once riders begin using Bird, we provide a quality experience to retain riders and encourage repeat usage. If we fail to continue to attract riders to our platform and grow our rider base or expand riders’ usage of our platform over time, our results of operations would be harmed.
Regulatory environment for shared micromobility
The shared micromobility industry is relatively nascent and rapidly evolving. As such, we are subject to changes in local laws and regulations that can permit or limit our ability to provide shared micromobility in certain markets, which may then in turn impact our financial performance. Each market has unique regulatory dynamics that directly or indirectly impact our ability to operate profitably and effectively, including, but not limited to, permit fees (both fixed and variable), vehicle caps, permit duration limits, employment requirements, and vehicle deployment mandates. The
COVID-19
pandemic galvanized cities across the globe to enact

favorable regulatory changes, resulting in the opening of new cities to shared micromobility and expansion of bike lane infrastructure. However, regulatory standards for shared micromobility are constantly evolving, both to the benefit and detriment of our business, and can vary significantly by jurisdiction.
We actively partner with cities to ensure our vehicles, offerings, and services are in compliance with local regulations. We develop programs alongside cities to maximize the positive impact of micromobility and provide customized tools and technology to assist in identifying and addressing transportation-related issues. Certain markets, such as smaller, long-tail markets, typically offer more favorable regulatory environments for our Sharing businesses. These long-tail markets are a key component of our growth strategy.
Vehicle performance
Our portfolio of Bird-designed vehicles benefits from our vehicle team’s unique experience as the innovators of the shared electric scooter industry. New vehicle models deliver significant improvements across key vectors, including durability, ease of maintenance and repair, and battery life. Our ability to generate revenue from our Deployed Vehicles is dependent on sustaining strong vehicle performance and limiting vehicle depreciation, which is directly related to a vehicle’s useful life. We anticipate future investments in R&D—including investments in new and existing form factors—to increase adoption of our services and yield further cost improvements.
Fleet expansion and vehicle supply
Our business is dependent on ensuring sufficient supply of our vehicles to satisfy demand from new markets, to meet increased demand in existing markets, or to replace churned vehicles. We are also reliant upon availability of spare parts to repair our vehicles. We rely on a limited number of international suppliers to produce and manufacture our vehicles and vehicle components. As such, any material changes in trade policy, increases in logistics costs, or global supply chain disruptions could materially impact our results of operations. While we believe we have a robust supply chain, our financial results would be impacted if the supply or cost of vehicles or vehicle components were to change materially.
Ability to attract and retain the services of the
best-in-class
Fleet Managers
In the markets where we operate via the Fleet Manager model, we must ensure we work with an adequate number of Fleet Managers to match the local demand for our Sharing businesses. When we enter a new market, we often need to invest in acquisition channels and sales efforts to drive sufficient scale of Fleet Managers in order to ensure ample vehicle supply for our riders. We also actively monitor the contractual performance of the Fleet Managers and focus on retaining the services of high-performing Fleet Managers, which can impact our financial performance and results of operations.
Impact of
COVID-19
In March 2020, the World Health Organization declared the outbreak of
COVID-19
a pandemic. In response to the pandemic and corresponding health risks, we temporarily paused operations throughout Europe and in several cities in the United States to safeguard the health and safety of our customers and employees. In the United States, we continued to operate a limited number of reduced fleets in cities in which Bird was deemed an “essential service.” After ensuring our fleets could operate safely and in compliance with local guidelines, we resumed operations in all of our markets with the expanded goal of providing an affordable transportation option to communities in need of socially distanced forms of transportation.
The
COVID-19
pandemic reduced global travel and altered daily commutes, which significantly impacted demand for shared micromobility. Furthermore, global supply chain disruptions impacted our vehicle supply in certain markets. In an effort to quickly relaunch our fleets and provide a safe transportation alternative, we accelerated our operating model evolution from
In-House
to Fleet Manager. We believe
COVID-19
has accelerated the adoption of our offerings and created additional tailwinds for shared micromobility as people seek out socially distanced and environmentally conscious modes of transportation.
Seasonality and weather
We experience different levels of seasonality in each market where we operate. Each market has unique seasonality, events, and weather that can increase or decrease rider demand for our shared micromobility offerings. For example, seasonality can be correlated to changes in the number of local residents and visitors, which may in turn be impacted by weather. Certain holidays have the potential to impact ride demand on the holiday itself or during the preceding and subsequent weekends. Additionally, inclement weather, including rain, snow, extreme temperatures, and natural disasters, tend to reduce the demand for our offerings. In order to mitigate the impact of seasonality and ensure our vehicles are protected, vehicles are proactively placed in reserve when we expect RpD to decrease. When weather conditions improve or other seasonal factors increase demand for our services, we act quickly to redeploy vehicles and capture the upside.
Ability to compete effectively
The shared micromobility industry is highly competitive; thus our ability to improve our results of operations and achieve our profitability goals are dependent upon our ability to compete effectively. We face competition from companies who may have greater brand recognition or more financial and marketing resources than we do, as well as potential future entrants. In certain markets, increased competition may impede our ability to receive operating permits or result in pricing pressure. In the future, we believe that industry consolidation could reduce the number of operators but result in larger competitors in certain markets. Despite these competitive dynamics, we believe that our superior vehicles (designed specifically for shared micromobility), operating model, and advanced technology and data platform differentiate our offerings from those of our competitors in a meaningful way.
Acquisitions and strategic partnerships
As part of our business strategy, we have made and intend to continue to make strategic acquisitions to expand our global footprint, add complementary technologies or services, or grow our customer base. Our acquisitions may significantly impact our future financial and operational performance and affect comparability of our financial statements from period to period. Additionally, we have and will continue to enter into strategic partnerships with complementary brands and companies to increase brand awareness and drive rider engagement.
Components of Our Results of Operations
Sharing Revenue
Our revenue is primarily generated from our Sharing business. Customers typically pay for the ride from their preloaded wallet balance on a per-ride
basis, and revenue is typically recognized at the time of the ride.
Product Sales Revenue
We also generate revenue from Product Sales, primarily consisting of sales of our vehicles to retail customers. Our retail customers include our distributors, retailers, and direct customers.
Cost of Sharing Revenue, Exclusive of Depreciation
Cost of sharing revenue primarily consists of variable costs. These costs have changed as our business model has migrated from reliance on the
In-House
model to the Fleet Manager program in early 2020. Within both business models, costs of revenue include payment processing fees, network infrastructure, vehicle count adjustments, and city permit fees.

Payment processing fees include merchant fees, chargebacks, and failed charges. Network infrastructure includes the costs to host our mobile app, as well as our mobile data fees. Vehicle count adjustments include costs recognized from vehicle adjustments during quarterly hard counts at our regional distribution centers and in-market
resource centers.
Through early 2020, all of our Sharing business was supported by our
In-House
operating model. Costs related to
In-House
operations primarily include payments to contingent workers, service center overhead, and independent contractors for vehicle maintenance, including consumption of spare parts, and certain ancillary tasks and service center and distribution network expenses. The service center and distribution network expenses are associated with charging, repairing, hibernating, and maintaining the vehicles.
In 2020, we launched our Fleet Manager program. The Fleet Manager model leverages support from local service providers to provide logistics for, and maintain fleets of, Bird-owned vehicles. Costs included within the Fleet Manager model primarily consist of the revenue share payments paid to the Fleet Managers.
Cost of Product Sales Revenue
Cost of Product Sales revenue primarily consists of the amount paid for the vehicles, customs and duties, freight to the customer, certain insurance costs, refurbishments, and any adjustments to inventory on hand.
Depreciation on Revenue Earning Vehicles
We capitalize expenses incurred to bring a vehicle to a condition where it can be initially deployed within our Sharing business. The costs include the amount paid for the vehicles, freight from the manufacturer, customs and duties, and specific tariff costs imposed by the United States on China. All models after our first model, Bird Zero, have been shipped as finished goods.
We depreciate released vehicles using a usage-based depreciation methodology based on the number of rides taken by customers.
Gross Margin
Gross margin represents our revenue less cost of revenue and any depreciation recognized on revenue earning vehicles.
General and Administrative
General and administrative costs represent costs incurred by us for executive and management overhead and administrative and back-office support functions. These costs primarily consist of salaries, benefits, travel, bonuses, and stock-based compensation (“personnel expenses”), software licenses and hardware, network and cloud, and IT services (“technology services”), professional service providers, off-site
storage and logistics, certain insurance coverage, and an allocation of office rent and utilities (“facilities expenses”) related to our general and administrative divisions. General and administrative costs are expensed as incurred.
Selling and Marketing
Selling and marketing costs represent costs incurred by us to source new Fleet Managers and customers. These costs primarily consist of personnel expenses, advertising expenses, brand and creative services, promotional vehicles, and an allocation of certain technology services and facilities expenses related to our selling and marketing divisions. Selling and marketing costs are expensed as incurred.

Research and Development
Research and development costs represent costs incurred by us to develop, design, and enhance our hardware and software products, services, technologies, and processes. These costs primarily consist of personnel expenses, professional service providers, mechanical engineering, and an allocation of certain technology services and facilities expenses related to our research and development divisions. Research and development costs are expensed as incurred.
Tariff Reimbursement
The U.S. government imposed Section 301 tariffs on certain goods imported from China to the United States, including our vehicles. Amounts were refunded in 2020 and recorded as tariff reimbursements. The refund had a material non-recurring
impact in the first half of 2020.
Interest Income (Expense), Net
Interest income primarily consists of interest earned on our money market accounts.
Interest expense primarily consists of interest incurred and paid and amortization of deferred costs on our debt, and costs associated with extinguishment of debt.
Other Income (Expense), Net
Other income (expense), net primarily consists of foreign currency exchange gains and losses, and issuance costs associated with derivative instruments, as well as subsequent mark-to-market
adjustments of such liabilities. The impact of the issuance costs is expected to decrease in future periods.
Provision for Income Taxes
Provision for income taxes primarily consists of income taxes in foreign jurisdictions and U.S. state income taxes. As we expand the scale of our international business activities, any changes in the U.S. and foreign taxation of such activities may increase our overall provision for income taxes in the future.
We have a valuation allowance for our U.S. deferred tax assets, including federal and state NOLs, as well as the majority of our foreign deferred tax assets. We expect to maintain this valuation allowance until it becomes more likely than not that the benefit of our deferred tax assets will be realized by way of expected future taxable income.

Results of Operations
Nine Months Ended September 30, 2021 Compared to Nine Months Ended September 30, 2020
The following table sets forth our results of operations for the periods presented. The period-to-period
comparisons of financial results is not necessarily indicative of future results.

	Nine Months Ended September 30,
	2021	2020	$ Change	% Change
	(In thousands, except percentages)
Revenues:
Sharing	$142,314	$59,320	$82,994	139.9%
Product Sales	8,806	11,363	(2,557)	(22.5)

Total revenues	151,120	70,683	80,437	113.8
Cost of Sharing, exclusive of depreciation	77,041	55,378	(21,663)	(39.1)
Cost of Product Sales	9,026	18,940	9,914	52.3
Depreciation on revenue earning vehicles	33,811	18,033	(15,778)	(87.5)

Gross margin	31,242	(21,668)	52,910	244.2
Other operating expenses:
General and administrative	92,792	120,175	27,383	22.8
Selling and marketing	10,880	13,633	2,753	20.2
Research and development	19,096	28,265	9,169	32.4
Tariff reimbursement	—	(24,637)	24,637	(100.0)

Total operating expenses	122,768	137,436	14,668	10.7

Loss from operations	(91,526)	(159,104)	67,578	42.5
Interest expense	(5,011)	(5,006)	(5)	(0.1)
Other (expense) income, net	(60,107)	163	(60,270)	* *

Loss before income taxes	(156,644)	(163,947)	7,303	4.5
Provision for income taxes	110	147	37	25.2

Net loss	$(156,754)	$(164,094)	$7,340	4.5%

**	Percentage not meaningful.

The following table sets forth the components of our condensed consolidated statements of operations for each of the periods presented as a percentage of revenue:

	Nine Months Ended September 30,
	2021	2020
Revenue	100.0%	100.0%
Cost of Sharing, exclusive of depreciation	51.0	78.3
Cost of Product Sales, exclusive of depreciation	6.0	26.8
Depreciation on revenue earning vehicles	22.4	25.5

Gross margin	20.7	(30.7)
Other operating expenses:
General and administrative	61.4	170.0
Selling and marketing	7.2	19.3
Research and development	12.6	40.0
Tariff reimbursement	0.0	(34.9)

Total operating expenses	81.2	194.4

Loss from operations	(60.6)	(225.1)
Interest expense	(3.3)	(7.1)
Other expense, net	(39.8)	0.2

Loss before income taxes	(103.7)	(231.9)
Provision for income taxes	0.1	0.2

Net loss	(103.7)%	(232.2)%

Sharing Revenue
Sharing revenue increased by $83.0 million, or 139.9%, for the nine months ended September 30, 2021, compared to the same period last year. The increase in sharing revenue was primarily driven by an increase in the number of Rides, as well as an increase in fares.
Product Sales Revenue
Product Sales revenue decreased by $2.6 million, or 22.5%, for the nine months ended September 30, 2021, compared to the same period last year. The decrease was primarily driven by macro global supply chain delays on retail inventory fulfillments, including delays in the receipt of products at factories and ports.
Total Revenues
Total revenues increased by $80.4 million, or 113.8%, from $70.7 million in the nine months ended September 30, 2020 to $151.1 million in the nine months ended September 30, 2021 as a result of the increase in Sharing revenue, offset by the decrease in Product Sales revenue.
Cost of Sharing Revenue, Exclusive of Depreciation
Cost of sharing revenue, exclusive of depreciation, increased by $21.7 million, or 39.1%, for the nine months ended September 30, 2021, compared to the same period last year. The increase was primarily driven by increases of $37.1 million in Fleet Manager operations costs, as we continued to grow the Fleet Manager program, and $4.3 million in transaction processing fees as total Rides and Sharing revenue increased, partially offset by decreases of $16.6 million in
In-House
operation costs, $2.3 million in vehicle production costs and vehicle count adjustments, and $1.4 million in personnel expenses. The decrease related to
In-House
operations

was due to the switch to the Fleet Manager program and includes decreases of $9.8 million of in-market
labor, $3.2 million in service center overhead expenses, $2.3 million in charger payments, and $1.4 million in service center spare parts.
Cost of Product Sales Revenue, Exclusive of Depreciation
Cost of product sales revenue decreased by $9.9 million, or 52.3%, for the nine months ended September 30, 2021, compared to the same period last year, primarily driven by a decrease of $9.9 million in vehicle production costs due to lower volume in retail fulfillments as noted above in the Product Sales revenue discussion.
Depreciation on Revenue Earning Vehicles
Depreciation on revenue earning vehicles increased by $15.8 million, or 87.5%, for the nine months ended September 30, 2021, compared to the same period last year. The increase was primarily driven by increased Ride volumes that drove $19.1 million of the increase, partially offset by a change in vehicle mix and other of $2.3 million. The increase related to volume was attributable primarily to higher vehicle deployments and an increase in RpD. The decrease related to vehicle mix and other was driven by improvements in vehicle expected lifetime Rides, as we continue to shift our vehicle mix into more modern generations of Bird-designed vehicles.
General and Administrative Expenses
General and administrative expenses decreased by $27.4 million, or 22.8%, for the nine months ended September 30, 2021, compared to the same period last year. The decrease was primarily driven by decreases of $15.2 million in personnel expenses, $5.8 million in facilities expenses, $2.1 million in technology services expenses, $1.6 million in business insurance expenses, and $1.2 million in professional services expenses.
Selling and Marketing Expenses
Selling and marketing expenses decreased by $2.8 million, or 20.2%, for the nine months ended September 30, 2021, compared to the same period last year. The decrease was primarily driven by a decrease of $1.7 million in personnel expenses.
Research and Development Expenses
Research and development expenses decreased by $9.2 million, or 32.4%, for the nine months ended September 30, 2021, compared to the same period last year. The decrease was primarily driven by decreases of $5.2 million in personnel expenses, $2.1 million in mechanical engineering expenses, and $0.7 million in facilities expenses.
Tariff Reimbursement
Tariff reimbursements decreased by $24.6 million, or 100.0%, for the nine months ended September 30, 2021, compared to the same period last year. The decrease was primarily driven by a nonrecurring refund recognized in the nine months ended September 30, 2020 for tariffs paid on vehicles purchased and imported to the United States prior to 2020.
Interest Expense, Net
Interest expense, net remained constant at $5.0 million for the nine months ended September 30, 2021, compared to the same period last year.

Other (Expense) Income, Net
Other (expense) income, net decreased by $60.3 million for the nine months ended September 30, 2021, from $0.2 million of other income, net for the nine months ended September 30, 2020 to $60.1 million of other expense, net for the nine months ended September 30, 2021. The change from other income to other expense was primarily driven by $53.6 million in issuance costs and subsequent mark-to-market
adjustments of derivative liabilities, in addition to $6.3 million in currency exchange losses.
Year Ended December 31, 2020 Compared to Year Ended December 31, 2019
The following table sets forth our results of operations for the periods presented. The period-to-period
comparisons of financial results is not necessarily indicative of future results.

	Year Ended December 31,
	2020	2019	$ Change	% Change
	(in thousands, except percentages)
Revenues:
Sharing	$79,941	$140,448	$(60,507)	(43.1)%
Product Sales	14,660	10,076	4,584	45.5

Total revenues	94,601	150,524	(55,923)	(37.2)
Cost of Sharing, exclusive of depreciation	71,628	153,646	(82,018)	(53.4)
Cost of Product Sales	22,716	20,319	2,397	11.8
Depreciation on revenue earning vehicles	23,791	112,234	(88,443)	(78.8)

Gross margin	(23,534)	(135,675)	112,141	82.7
Other operating expenses:
General and administrative	152,910	192,063	(39,153)	(20.4)
Selling and marketing	18,404	16,656	1,748	10.5
Research and development	34,376	40,836	(6,460)	(15.8)
Tariff reimbursement	(24,986)	—	(24,986)

Total operating expenses	180,704	249,555	(68,851)	(27.6)

Loss from operations	(204,238)	(385,230)	180,992	47.0
Interest income	282	1,837	(1,555)	(84.6)
Interest expense	(6,844)	(6,792)	(52)	0.8
Other income, net	2,634	2,979	(345)	(11.6)

Loss before income taxes	(208,166)	(387,206)	179,040	46.2
Provision for income taxes	64	276	(212)	(76.8)

Net loss	$(208,230)	$(387,482)	$179,252	46.3%

The following table sets forth the components of our consolidated statements of operations for each of the periods presented as a percentage of revenue:

	Year Ended December 31,
	2020	2019
Revenue	100.0%	100.0%
Cost of Sharing, exclusive of depreciation	75.7	102.1
Cost of Product Sales	24.0	13.5
Depreciation on revenue earning vehicles	25.1	74.6

Gross margin	(24.9)	(90.1)
Other operating expenses:
General and administrative	161.6	127.6
Selling and marketing	19.5	11.1
Research and development	36.3	27.1
Tariff reimbursement	(26.4)	—

Total operating expenses	191.0	165.8

Loss from operations	(215.9)	(255.9)
Interest income	0.3	1.2
Interest expense	(7.2)	(4.5)
Other income, net	2.8	2.0

Loss before income taxes	(220.0)	(257.2)
Provision for income taxes	0.1	0.2

Net loss	(220.1)%	(257.4)%

Sharing Revenue
Sharing revenue decreased by $60.5 million in 2020, or 43.1%, as compared to the previous year, primarily attributable to depressed demand as a result of
COVID-19
across all markets. Total rides decreased by 54% in 2020 compared to 2019 due to
COVID-19,
partially offset by average fare increases.
Product Sales Revenue
Product Sales revenue increased by $4.6 million in 2020, or 45.5%, as compared to the previous year, mostly due to new product launches for our consumer products customers.
Total Revenues
Total revenues decreased by $55.9 million in 2020, or 37.2%, as compared to the previous year as a result of the factors described above.
Cost of Sharing Revenue, Exclusive of Depreciation
Cost of Sharing revenue, exclusive of depreciation, decreased by $82.0 million in 2020, or 53.4%, as compared to the prior year, primarily attributable to decreases of $78.9 million in
In-House
operations cost, partially offset by an increase of $24.9 million in Fleet Manager operations cost, as we transitioned to the Fleet Manager program. The decrease in
In-House
operations cost is comprised of a $33.4 million decrease in charger payments, a $27.1 million decrease in in-market
labor, a $11.2 million decrease related to spare parts consumption, and a $7.2 million decrease in other
In-House
vehicle operations and overhead. Other changes include a decrease of $16.0 million in vehicle production costs and vehicle count adjustments related to our shift to Bird-designed vehicle models, a $5.8 million decrease in network contracts due to favorable rate negotiations, a $4.5 million decrease in payment processing fees, and $1.7 million in other costs of revenue.

Cost of Product Sales Revenue
Cost of Product Sales revenue increased by $2.4 million in 2020, or 11.8%, as compared to the prior year, primarily attributable to an increase of $3.3 million in costs associated with the sales of vehicles, partially offset by a decrease of $0.9 million related to third-party refurbishments for consumer products.
Depreciation on Revenue Earning Vehicles
Depreciation on revenue earning vehicles decreased by $88.4 million in 2020, or 78.8%, as compared to the prior year. The $88.4 million decrease in depreciation on revenue earning vehicles was primarily attributable to a decline in ride volumes driving a decrease of $28.4 million, while vehicle mix improvements drove a decrease of $60.0 million. The decrease related to ride volume was attributable primarily to the impact of
COVID-19
on rider demand. The decrease related to vehicle mix was driven by improvements in vehicle expected lifetime rides, as we continue to shift our vehicle mix from vehicles with longer lifetimes and fewer Rides as a result of the depressed demand caused by
COVID-19,
partially offset by the retirement of
“off-the-shelf”
vehicle models shifting into more modern generations of Bird-designed vehicles.
General and Administrative Expenses
General and administrative expenses decreased by $39.2 million in 2020, or 20.4%, as compared to the prior year, primarily attributable to decreases of $33.4 million in personnel expenses, $10.6 million in technology services, and $3.1 million in facilities expense, net of a write-off
of leasehold improvements, partially offset by an increase of $3.3 million in business insurance, as well as an increase of $4.6 million in other general and administrative expenses
Selling and Marketing Expenses
Selling and marketing expenses increased by $1.7 million in 2020, or 10.5%, as compared to the prior year, primarily attributable to an increase of $2.4 million in other selling and marketing expenses, partially offset by a decrease of $0.6 million in personnel expenses.
Research and Development Expenses
Research and development expenses decreased by $6.5 million in 2020, or 15.8%, as compared to the prior year, primarily attributable to a decrease of $8.3 million in personnel expenses and a decrease of $1.1 million in other research and development expenses, partially offset by an increase of $2.9 million in technology services.
Tariff Reimbursement
Tariff reimbursement expenses were $25.0 million in 2020, resulting from a one-time
refund for tariffs paid in 2019 and 2018 on vehicles purchased and imported to the United States prior to 2020.
Interest Income
Interest income decreased by $1.6 million in 2020 as compared to the prior year, primarily attributable to lower interest income from money market accounts.
Interest Expense
Interest expense decreased by $0.1 million in 2020 as compared to the prior year, primarily attributable to a reduction in the debt balance, partially offset by a full year of interest payments on debt.

Other Income, Net
Other income, net decreased by $0.3 million in 2020 as compared to the prior year, primarily attributable to a decrease in non-cash
gain on settlement of debt, partially offset by a net foreign currency exchange gain.
Provision for Income Taxes
Provision for income taxes decreased by $0.2 million in 2020 as compared to the prior year, primarily attributable to foreign tax provisions.
Liquidity and Capital Resources
Our principal sources of liquidity have historically consisted of cash generated from our operations and from financing activities, in particular proceeds from the issuance of preferred stock and debt. As of September 30, 2021, we had cash and cash equivalents totaling $38.7 million. Our cash equivalents are primarily money market securities held with financial institutions we believe to be of high credit quality. On a pro forma basis for the Business Combination, our cash and cash equivalents at September 30, 2021 were $266.8 million, excluding restricted cash of $23.0 million.
On April 27, 2021, our wholly owned special purpose vehicle (the “SPV”) entered into a credit agreement (the “Apollo Credit Agreement”) with Apollo Investment Corporation, as a lender, and MidCap Financial Trust, as a lender and administrative agent, allowing the SPV to borrow up to $40 million (the “Vehicle Financing Facility”). Borrowings under the Vehicle Financing Facility bear interest at a floating rate based on LIBOR plus an applicable margin, subject to a LIBOR floor of 1.00%, and are secured by vehicles contributed by Bird into the SPV. In conjunction with the Vehicle Financing Facility, we repaid the outstanding principal balance of $31 million under our existing term loans held by Deutsche Bank AG and Sequoia IDF Asset Holdings S.A. As of September 30, 2021, we had $21 million of availability under the Vehicle Financing Facility, which includes a repayment mechanism tied directly to revenue generation of vehicles on lease by the SPV to Bird under an intercompany leasing arrangement (the “Scooter Lease”). We intend to use the Vehicle Financing Facility to finance the majority of our future vehicle capital expenditures. We are in compliance with our debt covenants as of September 30, 2021, including by meeting our reporting obligations.
On October 12, 2021, the SPV entered into Amendment No. 2 to the Apollo Credit Agreement which, among other things, increased the commitments provided by the lenders under the Vehicle Financing Facility from $40 million to $150 million, with any extension of credit above $40 million subject to the consummation of the Business Combination. On the Acquisition Closing Date, the transactions contemplated by the Business Combination Agreement were consummated, resulting in proceeds of $228 million, net of issuance costs, and access to extensions of credit up to $150 million under the Vehicle Financing Facility. We believe that our sources of funding and available borrowing capacity under the Vehicle Financing Facility will be sufficient to satisfy our currently anticipated cash requirements, including capital expenditures, working capital requirements, potential acquisitions, and other liquidity requirements, through at least the next 12 months from the date of this prospectus.
We have incurred net losses and negative cash flows from operations since our inception, which we anticipate will continue for the foreseeable future. Our ability to fund working capital, make capital expenditures, and service our debt will depend on our ability to generate cash from operating activities, which is subject to our future operating success, and obtain financing on reasonable terms, which is subject to factors beyond our control, including general economic, political, and financial market conditions.
Until we can generate sufficient revenue to cover operating expenses, working capital, and capital expenditures, we expect to primarily fund cash needs through a combination of equity and debt financing. If we raise funds by issuing equity securities, dilution to stockholders may result. Any equity securities issued may also provide for rights, preferences, or privileges senior to those of holders of common stock. If we raise funds by issuing debt securities, these debt securities would have rights, preferences, and privileges senior to those of preferred and common stockholders. The terms of debt securities or borrowings could impose significant restrictions on our operations. The capital markets have in the past, and may in the future, experience periods of upheaval that could impact the availability and cost of equity and debt financing.
Furthermore, in the future, we may enter into arrangements to acquire or invest in complementary businesses, products, and technologies. We may be required to seek additional equity or debt financing to consummate such transactions. In the event that we require additional financing, we may not be able to raise such financing on acceptable terms or at all. If we are unable to raise additional capital or generate cash flows necessary to expand our operations and invest in continued innovation, we may not be able to compete successfully, which would harm our business, results of operations, and financial condition.
We intend to continue to evaluate and may, in certain circumstances, take preemptive action to preserve liquidity during the
COVID-19
pandemic. As the circumstances around the
COVID-19
pandemic remain uncertain, we continue to actively monitor the pandemic’s impact on us worldwide, including our financial position, liquidity, results of operations, and cash flows.
Cash Flows
The following table presents a summary of our consolidated cash flows provided by (used in) operating, investing, and financing activities for the periods indicated:

	Nine Months Ended September 30,		Year Ended December 31,
(in thousands)	2021	2020	2020	2019
Net cash used in operating activities	$(66,353)	$(108,383)	$(150,151)	$(209,377)
Net cash (used in) provided by investing activities	(115,470)	52,434	56,302	(108,731)
Net cash provided by financing activities	184,618	31,653	31,866	318,612
Operating Activities
Net cash used in operating activities was $66.4 million for the nine months ended September 30, 2021, primarily consisting of $156.8 million of net loss adjusted for certain non-cash
items, which primarily consisted of $53.6 million in issuance and mark-to-market
adjustments of derivative liabilities, $37.1 million in depreciation and amortization, $4.3 million of stock-based compensation expense, $4.1 million of non-cash
vehicle expenses, $2.3 million loss on extinguishment of debt, $1.4 million of bad debt expense, $1.3 million of debt discount accretion, and $14.0 million related to changes in working capital. The cash used in working capital was largely driven by increases in prepaid expenses and other current assets and inventory, and decreases in other liabilities and accounts payable, offset by increases in accrued expenses and other current liabilities and deferred revenue.
Net cash used in operating activities was $108.4 million for the nine months ended September 30, 2020, primarily consisting of $164.1 million of net loss adjusted for certain non-cash
items, which primarily consisted of $25.1 million in depreciation and amortization, $7.3 million of non-cash
vehicle expenses, $4.8 million of stock-based compensation expense, $1.9 million of debt discount accretion, and $15.6 million related to changes in working capital. The cash provided by working capital was largely driven by a decrease in prepaid expenses and other current assets and increases in deferred revenue and accrued expenses and other current liabilities, offset by a decrease in accounts payable.
Net cash used in operating activities was $150.2 million for the year ended December 31, 2020, primarily consisting of $208.2 million of net loss adjusted for certain non-cash
items, which primarily consisted of

$32.5 million in depreciation and amortization, $12.0 million of non-cash
vehicle expenses, $6.2 million of stock-based compensation expense, $3.4 million of loss on disposal of property and equipment, $2.6 million of debt discount accretion, and $1.7 million of cash provided by changes in working capital. The cash provided by working capital was largely driven by a decrease in prepaid expenses and other current assets and an increase in accrued expenses and other current liabilities and deferred revenue, offset by a decrease in accounts payable and other liabilities.
Net cash used in operating activities was $209.4 million for the year ended December 31, 2019, primarily consisting of $387.5 million of net loss adjusted for certain non-cash
items, which primarily consisted of $117.0 million in depreciation and amortization, $30.7 million of stock-based compensation expense, $18.1 million of non-cash
vehicle expense, $1.5 million of loss on extinguishment of debt, $1.3 million of debt discount accretion, and $10.1 million of cash provided by working capital. The cash provided by working capital was largely driven by an increase in deferred revenue, an increase in other liabilities, and an increase in accrued expenses and other current liabilities, offset by a decrease in accounts payable and an increase in prepaid expenses and other current assets, an increase in inventory, and an increase in accounts receivable.
Investing Activities
Net cash used in investing activities was $115.5 million for the nine months ended September 30, 2021, primarily consisting of $115.4 million of cash used in the purchases of vehicles.
Net cash provided by investing activities was $52.4 million for the nine months ended September 30, 2020, primarily consisting of $68.7 million of cash acquired in business acquisitions, partially offset by $15.7 million of cash used in the purchases of vehicles.
Net cash provided by investing activities was $56.3 million for the year ended December 31, 2020, primarily consisting of $68.7 million of cash received in the acquisition of Circ, offset by purchases of vehicles of $11.9 million and purchases of property and equipment of $0.5 million.
Net cash used in investing activities was $108.7 million for the year ended December 31, 2019, primarily consisting of $101.4 million in purchases of vehicles and $7.2 million in purchases of property and equipment.
Financing Activities
Net cash provided by financing activities was $184.6 million for the nine months ended September 30, 2021, primarily consisting of $207.8 million of proceeds from the issuance of redeemable convertible senior preferred stock and derivatives, net of issuance costs and $17.6 million of proceeds from issuance of debt, net of issuance costs, partially offset by $40.6 million of payments for settlement of debt.
Net cash provided by financing activities was $31.7 million for the nine months ended September 30, 2020, primarily consisting of $51.7 million of proceeds from the issuance of redeemable convertible preferred stock, net of issuance costs, partially offset by $18.8 million of payments for settlement of debt and $2.0 million of payments for the settlement of warrants.
Net cash provided by financing activities was $31.9 million for the year ended December 31, 2020, primarily consisting of $51.7 million of proceeds from the issuance of preferred stock, net of issuance costs, and $0.9 million of proceeds from the issuance of common stock, offset by $18.8 million of principal repayment of debt and a $2.0 million payment for the settlement of warrants.
Net cash provided by financing activities was $318.6 million for the year ended December 31, 2019, primarily consisting of $69.8 million of proceeds from the issuance of notes payable, net of issuance costs, $271.9 million of proceeds from the issuance of preferred stock, net of issuance costs, and $1.2 million of proceeds from the issuance of common stock in private placements, offset by $21.3 million of principal repayments of debt and a $3.0 million payment for the settlement of warrants.

Contractual Obligations and Commitments
The following table summarizes our contractual obligations and commitments as of December 31, 2020:

	Payments Due by Period
	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
	(In thousands)
Debt and leases:
Debt obligations	$31,249	31,249	—	—	—
Operating leases	13,726	4,886	7,446	1,394	—
Other:
Software and hosting purchase commitments	26,112	6,014	12,838	7,260	—

Total	$71,087	42,149	20,284	8,654	—

(1)
As of December 31, 2020, our software and hosting purchase commitments primarily pertained to the purchase of cloud computing and network services. The purchase commitments end on various dates that extend into 2024. These purchase commitments were not recorded as liabilities on the consolidated balance sheet as of December 31, 2020, as we had not yet received the related services.

Off-Balance
Sheet Arrangements
The vehicles deposits balance increased from $13 million as of December 31, 2020 to $70 million as of September 30, 2021 for purchase orders submitted during the period.
Critical Accounting Policies and Estimates
We have based our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Due to the inherent uncertainty involved in making these estimates, actual results reported in future periods could differ from our estimates.
We believe that the following critical accounting policies reflect the more significant judgments, estimates, and assumptions used in the preparation of our consolidated financial statements. For additional information, see the disclosure included in “Note 2—Basis of Presentation and Summary of Significant Accounting Policies” in the notes to our audited consolidated financial statements included elsewhere in prospectus and “Note 1—Organization and Summary of Significant Accounting Policies” to the notes to our unaudited condensed consolidated financial statements included elsewhere in this prospectus.
Revenue Recognition
Our Sharing business provides seamless,
on-demand
access to Bird vehicles, enabling riders to locate, unlock, and pay for rides through our Bird App. We derive our revenue principally from service fees paid by end-users
for access to a Bird vehicle in connection with our Sharing solutions. The rentals of vehicles by end-users
are considered to be leases pursuant to ASC 840, Leases, in which we are the lessor. We treat credits, coupons, and rider incentives as a reduction of the revenue for the ride to which it relates in the period the credit was used. Sales taxes, including value added taxes, are excluded from reported revenue.
We also have revenues pursuant to ASC 606,
Revenue from contracts with customers,
related to retail sales of vehicles direct to
end-users.
We consider our only performance obligation in these transactions to be to provide the end-user
with the ordered vehicle.

Business Combinations
We account for our business combinations using the acquisition method of accounting, which requires, among other things, allocation of the fair value of purchase consideration to the tangible and intangible assets acquired and liabilities assumed at their estimated fair values on the acquisition date. The excess of the fair value of purchase consideration over the values of these identifiable assets and liabilities is recorded as goodwill. When determining the fair value of assets acquired and liabilities assumed, we make significant estimates and assumptions, especially with respect to intangible assets. Our estimates of fair value are based upon assumptions believed to be reasonable, but which are inherently uncertain and unpredictable and, as a result, actual results may differ from estimates. During the measurement period, not to exceed one year from the date of acquisition, we may record adjustments to the assets acquired and liabilities assumed, with a corresponding offset to goodwill if new information is obtained related to facts and circumstances that existed as of the acquisition date. After the measurement period, any subsequent adjustments are reflected in the consolidated statements of operations. Acquisition costs, such as legal and consulting fees, are expensed as incurred.
Goodwill
Goodwill represents the excess of the purchase price over the fair value of the net tangible and identifiable intangible assets acquired in a business combination. Goodwill is not subject to amortization but is tested for impairment, at a reporting unit level, on an annual basis during the fourth quarter or whenever events or changes in circumstances indicate the carrying amount of the goodwill may not be recoverable. As part of the annual goodwill impairment test, we first perform a qualitative assessment to determine whether further impairment testing is necessary. If, as a result of its qualitative assessment, it is more-likely-than-not
that the fair value of the reporting unit is less than its carrying amounts, the quantitative impairment test will be required.
For the qualitative analysis, we consider financial performance, industry and market conditions, macroeconomic conditions, reporting unit specific events, and the timing of the last performance of a quantitative assessment. For quantitative assessments, we estimate the fair value of the selected reporting units primarily through the use of a discounted cash flow model based on our best estimate of amounts and timing of future revenues and cash flows and our most recent business and strategic plans, economic projections, and marketplace data and compare the estimated fair value to the carrying value of the reporting unit, including goodwill. The discounted cash flow model requires judgmental assumptions about projected revenue growth, future operating margins, discount rates, and terminal values over a multi-year period. We have elected to make the first business day of the first month in our fiscal fourth quarter the annual impairment assessment date for goodwill. Changes in economic and operating conditions impacting these assumptions could result in goodwill impairment in future periods.
In 2020, as part of our annual impairment test, our reporting units with goodwill were assessed under the first qualitative step and did not advance to the quantitative step, as we determined that it was more likely than not that the fair value of the reporting unit exceeded its carrying amount. As a result, no impairment amounts were recorded. As of December 31, 2020, our North America and Europe, Middle East, and Africa segments reported goodwill of $1.3 million and $130.0 million, respectively and our Other segment reported no goodwill.
Stock-Based Compensation
Stock-based compensation expense is recognized primarily from restricted stock awards and stock options granted under the 2017 Plan. Stock-based compensation expense is measured based on the grant-date fair value of the stock-based awards and is recognized over the requisite service period of the awards, which is generally the vesting period. For awards with only service-based vesting conditions, we recognize compensation cost using the straight-line method. Stock-based compensation expense is recognized based on actual awards vested and does not reflect estimated forfeitures.

We use the Black-Scholes option pricing model to estimate the grant-date fair value of option grants, while the grant-date fair value of the underlying Bird Common Stock is measured using a number of objective and subjective factors. The Black-Scholes model requires management to make a number of key assumptions, including the fair value of Bird Common Stock, expected volatility, expected term, risk-free interest rate, and expected dividends. As our shares have not previously been publicly traded, and have not regularly traded privately, expected volatility is estimated based on the average historical volatility of similar entities with publicly traded shares over the relevant vesting or estimated liquidity period. The expected term represents the period of time that the options are expected to be outstanding and is estimated using the midpoint between the requisite service period and the contractual term of the option. The risk-free interest rate is estimated using the rate of return on U.S. treasury notes with a life that approximates the expected term.
Our management and board of directors considered various objective and subjective factors to determine the fair value of Bird Common Stock as of each grant date. The factors considered by our management and board of directors included the following:

•	contemporaneous valuations performed at periodic intervals;

•	rights, preferences, and privileges of Bird Preferred Stock relative to those of Bird Common Stock;

•	our actual and expected operating and financial performance;

•	pricing and timing of transactions in our equity;

•	likelihood of achieving a liquidity event, such as an initial public offering;

•	market multiples of comparable companies in our industry;

•	stage of development;

•	industry information, such as market size and growth;

•	illiquidity of share-based awards involving securities in a private company; and

•	macroeconomic conditions.
Our board of directors’ assessments of the fair value of Bird Common Stock for grant dates between the dates of the valuations were based in part on the current available financial and operational information and the Bird Common Stock value considered in the most recent valuation analysis as compared to the timing of each grant. For financial reporting purposes, we considered the amount of time between the valuation date and the grant date to determine whether to use the latest Bird Common Stock valuation. This determination included an evaluation of whether the subsequent valuation indicated that any significant change in valuation had occurred between the previous valuation and the grant date.
We have used the Probability Weighted Expected Return Method (“PWERM”) to determine the fair value of Bird Common Stock. Under PWERM, several valuation approaches were used and then combined into a single probability weighted valuation. The approaches included the use of initial public offering scenarios and a scenario assuming continued operation as a private entity.
Application of these approaches involves the use of estimates, judgments, and assumptions that are highly complex and subjective, such as those regarding our expected future revenue, expenses, and future cash flows, discount rates, market multiples, the selection of comparable companies, and the probability of possible future events. Changes in any or all of these estimates and assumptions or the relationships between those assumptions impact our valuations as of each valuation date and may have a material impact on the valuation of Bird Common Stock.

Vehicles
We recognize depreciation related to our vehicles under a usage-based depreciation methodology based on the number of rides taken by customers. The estimated total number of lifetime rides of our vehicles is based on factors including historical ride information and any anticipated changes to future vehicle utilization. This determination of the total number of lifetime rides of our vehicles requires judgment and there is inherent uncertainty in the prediction of future events and performance. Any changes in the method of determining and resulting estimated useful lives of vehicles could materially impact the accounting for depreciation and change the amount of expense recognized.
We continually reevaluate our estimated vehicle useful lives to ensure they are reasonable. To the extent any changes in useful lives are deemed necessary, the adjustment is considered to be a prospective change in accounting estimate.
Recent Accounting Pronouncements
For a discussion of recent accounting pronouncements, see “Note 2—Basis of Presentation and Summary of Significant Accounting Policies—Recent Accounting Pronouncements” to the notes to our audited consolidated financial statements included elsewhere in this prospectus and “Note 1—Organization and Summary of Significant Accounting Policies—Recently Issued Accounting Pronouncements Not Yet Adopted” to the notes to our unaudited condensed consolidated financial statements included elsewhere in this prospectus.
Quantitative and Qualitative Disclosures about Market Risk
We are exposed to market risks in the ordinary course of our business. These risks primarily consist of fluctuations in interest rates and foreign currency exchange rates. We do not enter into derivatives or other financial instruments for trading or speculative purposes, and we do not otherwise have any derivative or other financial instruments outstanding.
Interest Rate Risk
We are subject to market risk by way of changes in interest rates on borrowings under our credit facilities. On April 27, 2021, the SPV entered into the Apollo Credit Agreement which, as amended, provides for borrowings of up to $150.0 million at a floating rate based on LIBOR plus an applicable margin, subject to a LIBOR floor of 1.00%. The Vehicle Financing Facility better matches our capital expenditure outflows to seasonal peaks when vehicles generate the most cash, and includes a repayment mechanism directly tied to revenue generation of vehicles on lease by the SPV to Bird under the Scooter Lease. Accordingly, fluctuations in market interest rates may increase or decrease our interest expense. We may use interest rate cap derivatives, interest rate swaps, or other interest rate hedging instruments to economically hedge and manage interest rate risk with respect to our variable floating rate debt. Assuming that the full amount available under the Vehicle Financing Facility was drawn, a 100 basis point increase or decrease in interest rate would result in a change in our annual interest expense of $1.5 million.
Foreign Currency Risk
We transact business globally in multiple currencies. Our international revenue, as well as costs and expenses denominated in foreign currencies, exposes us to the risk of fluctuations in foreign currency exchange rates against the U.S. dollar. Accordingly, changes in exchange rates may negatively affect our future revenue and other operating results as expressed in U.S. dollars. Our foreign currency risk is partially mitigated as our revenue recognized in currencies other than the U.S. dollar is diversified across geographic regions and we incur expenses in the same currencies in such regions.

We have experienced and will continue to experience fluctuations in our results of operations as a result of transaction gains or (losses) related to remeasurement of our asset and liability balances that are denominated in currencies other than the functional currency of the entities in which they are recorded. At this time, we do not, but we may in the future, enter into derivatives or other financial instruments in an attempt to hedge our foreign currency exchange risk.

BUSINESS
Our Mission
Bird’s mission is to provide environmentally friendly transportation for everyone.
Our Company
At Bird, we believe in leading the transition to clean, equitable transportation through innovation and technology. That means developing mobility solutions that put people and communities first.
In partnership with cities, Bird’s proprietary technology and operations are revolutionizing the existing transportation paradigm by making lightweight electric vehicles readily available to rent or own around the world. With the touch of a button, riders can conveniently transport themselves to work, to a local business, or anywhere else in their community in just minutes. Our products and services are designed with one goal in mind: to make cities more livable by reducing car usage, lowering carbon emissions, and improving the safety of all road users.
Bird’s cleaner, affordable, and
on-demand
mobility solutions are available in more than 350 cities across four continents, and we have only just begun. We take a collaborative, community-first approach to micromobility. By tailoring our operations to meet local transportation needs and collaborating with cities, we are actively reducing the hundreds of billions of trips under five miles made by gas-powered
cars every year.
COVID-19
has accelerated the adoption of environmentally friendly, socially distanced transportation alternatives such as Bird. As the world enters a new, post-pandemic “normal,” we are continuing to work with cities to increase micromobility access and infrastructure investments and ensure that the shift to sustainable urban transportation continues long after the pandemic subsides.
Bird’s key operational and business milestones include:

Advancing Transportation for the Modern Era
In most places, the current transportation paradigm is dangerous, inefficient, and environmentally catastrophic.

Counties like Los Angeles have dedicated 340 square miles of land to nothing but roadways and car parking infrastructure, while global deaths due to automobile collisions have ballooned to 1.35 million per year. This is not including the 4.2 million annual deaths attributed to ambient air pollution. In the United States, the transportation industry has become the single largest polluter, accounting for nearly 30% of the country’s total greenhouse gas emissions.
This is unsustainable, and it is having a particularly dire impact in urban areas. According to the United Nations, two-thirds
of the world’s population is projected to live in cities by 2050 where car congestion has already reached untenable levels. American drivers lose an average of 99 hours per year in traffic, costing them an estimated $88 billion, or $1,400 per driver, in 2019.
Bird’s Sharing and Product Sales offerings directly address the transportation problems that are plaguing communities around the world. In partnership with cities, we are empowering a global movement away from cars by democratizing and accelerating access to environmentally friendly transportation alternatives that make more efficient use of existing infrastructure.
The Bird Solution

The inspiration for Bird was born from a desire to make our streets safer for all road users, reduce carbon emissions in communities everywhere, and replace sub-five-mile
car trips with more sustainable modes of transportation. At the time of our founding, the gap in the market was a form factor compelling enough to reduce our dependence on cars and gas-powered
ride-hail trips. Short range electric vehicles, initially
e-scooters,
proved to be the perfect fit.
Having grown up riding a public bus driven by his mother in Appleton, Wisconsin, Bird founder and Chief Executive Officer, Travis VanderZanden, was inspired to solve the “first- and last-mile” challenge for millions of public transit riders. Thus, what began as an experiment on the Santa Monica boardwalk has since evolved into a global, eco-conscious
transportation industry that is reshaping the way people move around cities.
As the first company to deploy shared
e-scooters,
Bird provided a new transportation category that is accessible, efficient, and reliable. The prevalence and rapid adoption of
e-scooter
sharing has accelerated the transition away from the legacy, car-centric
transportation system while helping to alleviate the hefty financial and environmental burden of car ownership and usage for short trips.

Shared micromobility has many advantages over traditional transportation modes. Unlike personal cars, ride-hail services, and taxis, micromobility does not directly contribute to air pollution and congestion. According to a report published by the McKinsey Center for Future Mobility, car speeds in many of the world’s largest cities now average as little as nine miles per hour during busy hours. For many, shared micromobility such as
e-scooters
provide a more efficient form of transportation for trips under five miles. Additionally, a recent Bird ridership survey indicated that at least 51% of Bird rides replace higher-emission modes of transportation. Therefore, based on Argonne National Laboratory’s Greenhouse Gases, Regulated Emissions, and Energy Use in Transportation (GREET) Model, a single Bird Two prevents an estimated 103kg of greenhouse gas emissions over the course of its life, an offset that is approximately equivalent to the yearly carbon absorbed by 40 elm trees.
As a means of transportation, our vehicles provide an affordable and accessible alternative to car ownership. A recent study published in Transportation Research: Part A found that electric scooters are used more often for transportation than recreation, filling an important niche in the transportation space and contributing to transportation equity. Bird provides riders with an array of vehicles on-demand
that can get them to their destination reliably and affordably. Economic uncertainty and strains on public transit systems related to the
COVID-19
pandemic have led to decreased availability of more traditional transportation services, creating transit deserts. In partnership with cities and local transit organizations, Bird and its suite of shared micromobility vehicles are helping to fill the gaps with cleaner, more affordable, and more socially distant modes of transportation.
Market Overview
Shared micromobility is a nascent industry with significant growth potential. We view the opportunity in shared micromobility through the lens of a total addressable market (“TAM”), which we believe we can address over the long-term, and a serviceable addressable market (“SAM”), which we can address in the near-term.
Of the eight trillion trips taken globally each year, 60% are under five miles in length. Of these five trillion short-distance trips, we estimate 900 billion trips are taken annually by addressable users. We define addressable users as non-senior
adults who live in urban areas with access to cellular networks, including those living in countries where we do not currently operate. We believe that 200 billion of these nearly one trillion trips can be addressed by shared micromobility. When sizing the addressable market, we include all private passenger vehicles and other private trips taken by addressable users on sufficiently fair-weather days and exclude public transportation trips, as our service is complementary to public transportation. In fact, we believe micromobility not only has the potential to replace existing car trips, but also to increase public transit trips by helping close the first- and last-mile gap for billions of public transit rides taken globally each year.

As a result, our estimated TAM of 200 billion rides represents approximately $800 billion in annual market opportunity, based on region-level revenue per trip estimates.

We estimate our SAM to be a $60 billion annual market opportunity. Within our estimated TAM of 200 billion trips, our SAM includes trips taken in regions where we currently operate, or plan to operate in the near-term, serviceable by our current vehicle modalities, existing city transportation infrastructure, and city regulations.

Additionally, we believe there are multiple secular tailwinds for the micromobility industry that will continue to expand our market opportunity. On the demand side, we see consumer preferences continue to shift toward environmentally friendly, safer, and more efficient transit options such as shared electric micromobility. On the policy side, we see favorable regulatory changes and investments by governmental institutions at the local and national level. In response to
COVID-19,
many cities and towns have adopted favorable regulations for shared micromobility and invested in infrastructure to support affordable and safe transportation alternatives. For example, New York State legalized electric bikes and scooters, and New York City accelerated its launch of shared micromobility to the second half of 2021. Top micromobility markets such as Tel Aviv and the San Francisco Bay Area are expanding their third lane infrastructure to increase capacity for two-wheeled
vehicles.
As a distinct benefit to secular tailwinds, fixed cost reductions resulting from our shift in operating model have facilitated expansion into markets with less than 500,000 residents (“long-tail” markets), and as such have expanded our market opportunity. We estimate that long-tail markets represent $8.9 billion in near-term revenue potential, roughly three times the revenue potential of large cities.

Our Offerings
Our offerings can be categorized into Sharing and Product Sales.
Sharing
Our Sharing business, Bird’s core offering since 2017, provides riders with on-demand
access to Bird vehicles through the Bird App.

Locate	Unlock	Ride	Park

Users can download the Bird App on both Android and iOS smartphone platforms and become an eligible Bird rider following a brief onboarding process. This process requires users to confirm their age, follow a vehicle operation tutorial, and acknowledge safety guidance and local regulations before their first ride. Once completed, eligible riders can use the Bird App to locate nearby vehicles. Riders also have the ability to reserve an available Bird vehicle up to 30 minutes in advance. When they are ready for their trip, riders can unlock a Bird using a smartphone to scan the QR code on the vehicle or by manually entering the vehicle identification code located on each vehicle. For riders without access to a smartphone, they can text Bird directly to begin a ride.
Bird generates revenue in the form of ride fees from each trip taken. For a single ride, riders pay a standard unlock fee in addition to a per-minute
price for each minute the vehicle is unlocked. Payment is processed in-app
after the rider confirms parking compliance.
Since our founding, we have facilitated over 100 million trips on Bird vehicles through our Sharing business. In the last year alone, nearly four million new riders registered to use our vehicles.
To scale our mission, we offer a white labeled version of our products and technology also known as Bird Platform. Bird Platform partners purchase and hold title to fleets of Bird-designed vehicles to operate in their local markets.
Year to date in 2021 and full year 2020, 94% and 85%, respectively, of our total revenue was generated from our Sharing business.
Product Sales
In addition to our Sharing business, we offer consumers the opportunity to purchase Bird vehicles for personal use through the Bird website and in select retail stores.
Bird’s Product Sales business makes environmentally conscious transportation accessible to a broader population and expands our reach to markets where we do not currently operate shared fleets. Our Product Sales customers are essential brand ambassadors and, even more so, a vital part in championing a new global micromobility paradigm.
In 2019, we launched our first vehicle available for retail purchase, the Bird One. Since then, we have sold over 100,000 units of our vehicles to retail customers. We also recognize sales of Bird-designed vehicles to Bird Platform partners as Product Sales.

Operating Model Evolution
In-market
operations for our Sharing business are either managed
In-House
or with the support of a network of local logistics providers known as Fleet Managers.
In-House
Prior to the global pandemic, we operated all of our fleets via in-house
teams. This legacy operating model relied on Bird employees and contingent workers to manage certain day-to-day
tasks and responsibilities related to maintaining our vehicles with support from independent contractors for certain ancillary tasks. Prior to the second quarter of 2020, substantially all of our in-market
operations were conducted via the
In-House
operating model. After temporarily pausing operations at the onset of
COVID-19,
we rapidly shifted to the Fleet Manager operating model as a way to provide safe and socially distanced operations. As of September 30, 2021, 97% of our in-market
operations, excluding Bird Platform, were supported by Fleet Managers.
Fleet Manager
The Fleet Manager operating model aims to provide economic advancement and small business management opportunities across the globe. Known as Fleet Managers, these entrepreneurs and their businesses typically manage logistics for 100 or more Bird scooters each, driving meaningful scale on a hyper-local level. Unlike our legacy
In-House
operating model, Fleet Managers are compensated via a revenue sharing model, generating revenue on each Bird vehicle in their fleet. They are responsible for deploying, repairing, relocating, sanitizing, and charging their designated fleet of Bird vehicles. There are no upfront costs required to become a Fleet Manager, and these businesses can generate more revenue than their next best opportunity while incurring limited operating expenses. Our high monthly Fleet Manager retention rates are evidence of this.
STRONG FLEET MANAGER PARTNER RETENTION

Fleet Managers often possess local knowledge and insights that make them uniquely positioned to operate successfully on a block-by-block
basis. Through shared knowledge and clear communication between Bird, our Fleet Managers, and cities we operate in, our hyper-localized shared micromobility network provides top-quality
service to communities and economic advancement opportunity to our local service providers.
Why Bird Wins
Several core advantages and differentiators have driven and will continue to drive Bird’s extraordinary adoption. These include:
Founder-Led
Management Team with a Culture of Innovation
Bird’s founder, Travis VanderZanden, is an experienced entrepreneur and mobility executive. After four years in leadership roles at Uber and Lyft, Travis saw an opportunity to create a solution designed specifically to address congestion and pollution caused by gas-powered
private car and ride-hail trips that are five miles or less. Passionate about relieving congestion and reducing air pollution, he set out to create a solution that was fun to use, environmentally friendly, and utilized existing infrastructure. His vision and leadership propel innovation and Bird’s sharp sense of purpose, enabling us to attract
top-tier
leaders and talent, drive engagement, and power our unprecedented growth. Travis has also fostered a strong culture of innovation in support of the company’s mission.
Category Creator with Advanced Technology and Data Platform
Designed and engineered specifically for shared use, we have equipped our vehicles with features to optimize sustainability, safety, and performance—long-lasting battery, theft protection, and
GPS-tracking
that allows riders to lock, unlock, and locate our vehicles remotely from their smart devices. In addition to optimizing performance and rider experience, Bird-designed vehicles bolster our unit economics, reducing costs associated with repairs maintenance and extending overall vehicle lifespan, which leads to increased Rides per vehicle.
Like our vehicles, Bird’s software and firmware is purpose-built to enhance user experience for each of our key stakeholders. Bird’s rider apps provide a user-friendly interface, where riders can book, locate, and pay for on-demand
rides. We have developed a highly configurable, real-time data platform that our vehicles and applications communicate with, providing real-time data, insights, and resources to ensure our vehicles are both utilized and in compliance with an array of local regulations.
Aligned Incentives in the Mutually Beneficial Fleet Manager Operating Model
We have realized the benefits of economies of learning. With each year of operation and each Ride, we evaluate and improve upon our business model and offerings to ensure we are providing our riders, cities, and other business partners with the best possible experience. One of our key learnings was that we could optimize our service to provide a hyper-localized sharing business for our riders while offering economic opportunity at the local level. These discoveries and aspirations were the genesis of our Fleet Manager program.
Fleet Managers utilize existing tools and resources to manage logistics for the vehicles in their fleet. Fleet Managers make money on each Ride taken on vehicles in their care, creating built-in
economic incentives to ensure vehicles are properly maintained, frequently cleaned, and strategically placed to align with local demand.
Strong Year-Round Unit Economics
The aligned operational incentives and revenue share construct of the Fleet Manager program bolster Bird’s leading unit economics and help reduce the impact of seasonality. The Fleet Manager model provides Bird with a means to achieve ride-level profitability even during periods of suppressed demand, all the while providing a positive return to Fleet Managers.
In fact, over the last 12 months, Ride Profit Margins (before Vehicle Depreciation) have averaged 47%, despite continued pandemic-related headwinds, varying seasonal conditions, and global supply chain disruptions. See “Management Discussion and Analysis of Financial Condition and Results of Operations—Key Operating Metrics and
Non-GAAP
Financial Measures” for more information.
Our Growth Strategy
Since first offering shared
e-scooters
in the fall of 2017, we have launched fleets of environmentally conscious vehicles in over 350 cities worldwide. Our riders have taken over 100 million trips on Bird scooters, tens of millions of which would have otherwise been made by car. We intend to build upon our market leadership and grow our business through the following strategies:
Continue to Build on Our Presence in Existing Regions
We will continue to invest in and expand our existing footprint of cities, improve our coverage in these regions in order to help cities meet their climate action goals, and optimize rider experience by providing increased availability and reliability. By expanding our coverage in each location, we believe we will replace more car trips that are five miles or less, attract new riders, grow our market opportunity, increase ride frequency, and improve rider retention with convenient solutions such as our Quick Start feature and integration with other transportation modes, which remove the need for riders to leave our ecosystem. As part of this effort, we expect to continue investing in scaling operations to smaller, long-tail markets and low-income
communities in urban areas, both historically underserved by the micromobility industry. We believe that we are more likely to win new city bids within a region where we have demonstrated our ability to provide best-in-class
coverage to cross jurisdictional cities. Therefore, we intend to expand into adjacent cities and localities to create a connected and seamless area of coverage for riders within a given region.
Scale to New Regions
We expect to continue expanding our global footprint beyond North America and Europe, entering new and high-growth regions where we see significant long-term market potential with the opportunity to drive greater mode shift and capture new customers or better serve our existing customers. We are able to leverage historical demand data to identify opportunities, both in entering new markets and providing service to underserved areas of competitive markets.
Further Enhance Our Rider Experience
We will continue to improve and expand our services to offer a best-in-class
customer experience. Further, we plan to utilize our data and analytics capabilities to proactively manage customer relationships and outcomes via promotional activities, marketing initiatives, and targeted features. Through this ongoing commitment to our riders, we hope to drive rider engagement and retention.
Expand Services and Support for Our Fleet Managers
Fleet Managers are important partners for our business, as they directly help us in our mission to provide localized, environmentally friendly transportation services to communities across the globe. Therefore, we want to create meaningful opportunities for these businesses to grow and succeed. In order to support these initiatives, we plan to continue to invest in tools aimed at improving inventory management, repairs, and fleet load balancing, enabling them to optimize their services. Further, we plan to create opportunities for Fleet Managers to collaborate, cross-pollinate best practices, and foster a sense of community. By empowering Fleet Managers, we enable better performance and in turn boost utilization and access. We believe taking these steps will help Fleet Managers provide industry-leading offerings, all the while bolstering bottom-line results for both parties and improving the rider experience.
Bolster Our Data Platform and Analytics Capabilities
As part of our operations, we work in concert with several key stakeholders, including Fleet Managers, city transit authorities, and Bird Platform partners. To make the management of micromobility programs seamless for all stakeholders, we plan to invest in our city-facing data dashboards and analytics capabilities to drive insights and better inform operating decisions. As part of this initiative, we plan to continue building on our existing capabilities in GPS positioning, sidewalk detection, autonomous braking, and mass transit integration. By improving our ability to collect and learn from these data points, we believe that we will be able to support fleet optimization and offer cities a differentiated value-proposition when choosing to partner with us. Collectively, we believe these outcomes will improve availability for customers, generate revenue for Bird and our Fleet Managers, and improve city-planning and management initiatives.
Invest in New Form Factors
Building on our experience in micromobility hardware design and engineering, we aim to develop new and exciting micro
e-vehicles,
including our
soon-to-be-launched
shared
e-bikes,
the Bird Bike, that will allow us to address existing gaps in our current offerings, better serve multimodal cities, and expand our annual SAM by over $20 billion. In addition to addressing the growing needs of the communities in which we operate, these new form factors will support a range of trip distances and weather conditions, providing our riders with more opportunities to replace car trips. Continued investment in our proprietary designs will improve our offerings and drive a better experience for riders while further increasing the durability and lifespan of our vehicles.
Expand Vehicle Financing Capabilities
Our multi-year track record of vehicle retention and revenue generation from over 100 million global rides allowed us to finance our vehicle purchases with asset-level debt, and in April 2021, we secured a $40 million asset financing credit facility from Apollo Investment Corporation and MidCap Financial Trust (each managed or advised by Apollo Capital Management, L.P. or its affiliates). In November 2021 we amended the facility to, among other things, increase the amount available thereunder to $150 million. This asset financing instrument better matches our capital expenditure outflows to seasonal peaks when vehicles generate the most cash and includes a repayment mechanism directly tied to revenue generation. Moreover, this facility further improves equity returns without the restrictive covenants of a traditional credit facility and directly supports our growth ambitions.
Our Applications
Bird’s software applications are purpose-built for our Fleet Managers, riders, and city partners. We are dedicated to providing best-in-class
resources and tools for all stakeholders and enabling a seamless experience. Our core software applications are as follows:
Riders
Our intuitive mobile application allows riders to seamlessly locate, reserve, unlock, and pay for a ride on one of our vehicles. With its built-in
map, users have real-time insight into the vehicle inventory nearby. To start a trip, riders simply scan the vehicle’s QR code using our mobile app and hit the throttle to start cruising past traffic. Once they arrive at their destination or are ready to end their trip, riders use the app to take a photo of the parked vehicle to confirm it is parked properly. Through the app, riders have visibility into local operational areas and will receive alerts if they attempt to ride a vehicle out of the permitted zones.
In 2020, we were rated the #1 micromobility app in the world based on global App Store rankings. Our team has been listening to and learning from our riders around the world, inspiring the development of several exciting initiatives, including free unlock promotions, subscription ride passes, and our Frequent Flyer Loyalty Program.
By adding new pricing plans based on rider needs and making them available in cities worldwide, we are able to extend the reach and long-term benefits of micromobility to millions of additional people around the world. Riders can use our mobile app to view pricing and see which plans are available to them.

In a similar vein, to encourage and reward our riders, we are piloting the Bird Frequent Flyer Program in select markets. Depending on frequency of use, Frequent Flyers will be eligible to earn certain perks, including discounted rides, priority support, and more.

Fleet Managers
The success of Bird’s Fleet Managers is closely linked to our own. That is why we provide each Fleet Manager with access to a Fleet Manager Dashboard, a suite of tools and information designed to support compliant operations while also providing crucial data and insights to help optimize performance of fleet services. Through a customized interface, Fleet Managers can easily locate vehicles in their fleet, track status and battery levels, and identify issues.
Cities
Bird partners with cities across the globe to develop programs that maximize the positive impact of micromobility while helping drive progress on localized climate action plans and Vision Zero goals. We work with cities to ensure they have the tools to access and analyze data they need, while implementing robust technical security and data management policies. Our City App dashboards provide a tailored view of Bird data, customized to each city’s needs. Our in-depth
API allows cities to analyze trends and measure the impact of micromobility, all while identifying issues and improving infrastructure within communities.
Competition
The shared micromobility industry is relatively nascent and highly competitive. As a pioneer in the shared micromobility space, we compete with personal cars, ride-hail services, and other modes of transportation for trips under five miles point to point. In fact, we found that more than half of Bird rides replace higher-emission modes of transportation. We hope to continue to shift the transportation paradigm, replace these high-emission modes, and make our cities more livable.
In the shared micromobility industry, we face competition from companies who may have longer operating histories in related industries, greater brand recognition, or more substantial financial or marketing resources, as well as potential future entrants. In our Sharing business, we face competition from other companies in the electric scooter and bike sharing market, the broader ridesharing market, and private car trips (
e.g.
, Lime, Uber, and Lyft). Our Product Sales business competes with companies that produce and sell electric scooters and bikes, as well as companies that produce and sell other vehicle modalities (
e.g.
, Razor and Segway). Additionally, our consumer business may compete with shared, rental, and on-demand
transit options based on consumer choice between self-owned and shared transit options.

We believe we are well-positioned to effectively compete with such companies due to (i) our superior rider experience, which solves many of the traditional mobility pain points, (ii) our large, growing, and highly engaged user base, (iii) aligned incentives in the mutually beneficial Fleet Manager model, (iv) our advanced technology and data platform, (v) our dedicated focus and commitment to ESG initiatives, such as through our becoming a signatory to the United National Global Compact, and (vi) our
founder-led,
visionary management team.
For a discussion of risks relating to competition, see the section titled “Risk Factors—Risks Related to Our Business and Industry—The markets in which we operate are highly competitive, and competition represents an ongoing threat to the growth and success of our business.”
Our Vehicles
Sharing Vehicles
Bird vehicles benefit from our vehicle engineering team’s unique experience as the innovators of the shared micromobility industry. Many of the custom features in Bird-designed vehicles were built to respond to challenges unique to the shared micromobility industry and the needs of our city partners. For example, the Bird Two features waterproof, high-capacity structural batteries, automotive-grade connectors, and custom, self-sealing pneumatic tires to ensure these vehicles are able to hold up to the widest possible range of weather and roadway conditions. Our vehicles are compact in size and come equipped with a dual-sided kickstand designed to prevent the scooter from tipping over.
Our vehicles are speed-limited to ensure safety, operability, and compliance with local bike lane regulations. For special zoning and speed limit requirements, we work with cities to ensure our hardware and software are in compliance with specific local regulations.
Our global fleet of Bird-designed vehicles is comprised of 20% Bird Three, 26% Bird Two, 34% Bird One, and 20% Bird Zero.
Shared
e-scooters

Note: Bird Zero, Bird One, and Bird Two vehicle half-life implied based on usage-based depreciation methodology employed in audited GAAP financials; Bird Three estimated vehicle half-life implied based on equivalent methodology as prior vehicle models.

Shared
e-bike

Retail Vehicles
In partnership with a global network of distributors, we are able to offer Bird scooters to millions of customers who have yet to experience the benefits of micromobility. These offerings include:
Bird Bike
The Bird Bike is Bird’s first consumer
e-bike.
The Bird Bike was launched in response to accelerating demand for retail
e-bikes,
catalyzed by the
COVID-19
pandemic. The product enables Bird to capture a larger share of the massive market opportunity for micro electric vehicles, which includes an estimated $20 billion retail market for
e-bikes.
The Bird Bike features a fully integrated backlit handlebar dash display and 500 watt motor, a 50 mile range, and a 36 volt removable battery, and it sells at a retail price of $2,299.

Bird Air
The Bird Air, holds more than 30 U.S. and international safety certifications. The vehicle features a “stow and go” vehicle design, aircraft-grade aluminum framing, self-sealing pneumatic tires, and enhanced front and rear lighting, making it both comfortable to ride and rugged enough to stand up to the demands of everyday use. The vehicle has a range of up to 16 miles, comes equipped with Bluetooth connectivity and advanced technology, and sells at a retail price of $599.

Birdie
We launched the Birdie in 2019 in response to demand for a
non-electric
scooter designed for kids. This three-wheeled scooter is designed for children ages three and up and retails for $129. Birdies have specifically designed features for children, including no slip grip, a safety stop button, three wheels for increased stability, and a height-adjustable
T-bar.

Bird One
In 2019, the Bird One became the first Bird-designed vehicle available for purchase and personal ownership and the first Product Sales offering. Designed and engineered for frequent use, the Bird One features an extended battery life, enabling riders to travel up to 25 miles on a single charge, and comes in three unique colors. The Bird One is sold in select retailers and on the Bird website for a retail price of $1,299.

Research and Development Process
Bird’s vehicle design and development process draws on the combined aerospace and automotive experience of our R&D team. Based in Culver City, California, our R&D team is laser-focused on designing and engineering superior micromobility vehicles for both shared and retail use. Our R&D process places outsized emphasis on validation, from concept to final product, and rigorously tests each component. Specifically, Bird has created a
250-step
design validation process that ensures our vehicles are durable enough to withstand impact sustained from shared operations while maintaining their sleek, lightweight designs. We continue to build on our learnings from previous Bird-designed vehicles to enhance safety features, improve battery efficiency, and extend the half-life of each new model.
Marketing and Brand
The trust and recognition of the Bird brand plays an important role in our success. Our brand and marketing efforts use a multichannel approach, including in-house
content production and distribution (visual and editorial), Search Engine Optimization (SEO), social media and email, paid advertising, in-person
events, virtual workshops, earned media, and retail and core platform business partnerships. We target our marketing and brand campaigns to our key audience types, including (i) acquisition, retention, and education campaigns for riders and (ii) policy-focused campaigns and partnerships for cities. We prioritize efficient, low-cost,
and high-output growth strategies.

Our Values and People
Our values have been crafted to help us cultivate a workplace that is open and inclusive, an ambition that is insatiable, a culture that is mission-driven, and a company that is responsibly revolutionizing electric transportation around the world:

•	Community Focused. We care deeply about the people and cities we serve. Every day, we strive to be good citizens in our work communities, our home communities, and beyond.

•	Inclusive. We always seek the missing perspective. We embrace new ideas and are open and sensitive to different points of view to arrive at the best solutions and build the strongest team.

•	Efficient. We are obsessed with doing things intelligently, in a streamlined fashion that always takes time and money into consideration. We always look to do the most with what we have.

•	Entrepreneurial. We celebrate innovation and learn quickly from failure. Every day, we think about how to ideate and iterate efficiently in our work.

•
Impact Oriented.
We are focused on results, work hard to achieve our mission, and inspire others to do the same. We always figure out how to get things done and approach each day with the goal of making the biggest impact we can.

Intellectual Property
We believe that our intellectual property rights are valuable and important to our business. We rely on trademarks, service marks, patents, copyrights, domain names, trade secrets, license agreements, intellectual property assignment agreements, confidentiality procedures, non-disclosure
agreements, and employee
non-disclosure
and invention assignment agreements to establish and protect our proprietary rights. We further attempt to control the use of our proprietary technology and intellectual property through provisions in both our general and product-specific terms of use on our mobile application and website. Though we rely in part upon these legal and contractual protections, we believe factors such as the skills and ingenuity of our employees and the functionality of and frequent enhancements to our solutions are larger contributors to our success in the marketplace.
We have invested in a patent program to identify and protect a portion of our strategic intellectual property in vehicle sharing, telecommunications, networking, and other technologies relevant to our business. As of September 30, 2021, we held five issued U.S. patents and had six U.S. patent applications pending. We also held two issued patents in foreign jurisdictions and had one application pending in foreign jurisdictions. We review our development efforts to assess the existence and patentability of new intellectual property.
We have an ongoing trademark and service mark registration program pursuant to which we register our brand name and logos in the United States and other countries to the extent we determine appropriate and cost-effective. As of September 30, 2021, we held six registered trademarks in the United States, and also held 59 registered trademarks in foreign jurisdictions. We also have common law rights in some trademarks in certain jurisdictions. In addition, we have registered domain names for websites that we use in our business, such as www.bird.co and other variations.
We intend to pursue additional intellectual property protection to the extent we believe it would be beneficial and cost-effective. Despite our efforts to protect our intellectual property rights, they may not be respected in the future or may be invalidated, circumvented, or challenged. See “Risk Factors—Risks Related to Our Intellectual Property and Technology—We may be parties to intellectual property rights claims and other litigation that are expensive to support, and if resolved adversely, could have a significant impact on us and our stockholders” and “Risk Factors—Risks Related to Our Intellectual Property and Technology—If we are unable to protect our intellectual property, the value of our brand and other intangible assets may be diminished, and our business may be adversely affected.”

Government Regulation
We are subject to a wide variety of laws and regulations in the United States and other jurisdictions. These laws, regulations, and standards govern various items directly or indirectly related to our business, such as vehicle sharing, worker classification, labor and employment, anti-discrimination, service payments, gift cards, whistleblowing and worker confidentiality obligations, product liability, vehicle defects, vehicle maintenance and repairs, personal injury, rider text messaging, subscription services, intellectual property, consumer protection, taxation, privacy, data security, competition, unionizing and collective action, arbitration agreements and class action waiver provisions, terms of service, mobile application accessibility, insurance, money transmittal, and environmental health and safety. They are often complex and subject to varying interpretations, in many cases due to their lack of specificity. As a result, their application in practice may change or develop over time through judicial decisions or as new guidance or interpretations are provided by regulatory and governing bodies, such as federal, state, and local administrative agencies.
The micromobility industry and our business model are relatively nascent and rapidly evolving. New laws and regulations continue to be adopted, implemented, interpreted, and iterated upon in response to our growing industry and associated technology. As we expand our business into new markets or introduce new offerings into existing markets, regulatory bodies or courts may claim that (i) we or users on our platform are subject to additional requirements, (ii) we are prohibited from conducting our business in certain jurisdictions, or (iii) users on our platform are prohibited from using our platform, either generally or with respect to certain offerings. Certain jurisdictions and governmental entities require us to obtain permits, pay fees, or comply with certain reporting and other requirements to provide our core ride solutions. These jurisdictions and governmental entities may do a number of things that inhibit our operations, including reject our permit applications, revoke our existing permits, deny permit renewals, delay permissions, increase fees, charge new fees, or impose fines and penalties—including as a result of errors in, or failures to comply with, reporting or other requirements related to our product offerings.
Recent financial, political, or other events may increase the level of regulatory scrutiny on larger companies—technology companies in general—and companies engaged in dealings with independent contractors. Regulatory bodies may enact new laws or promulgate new regulations that are adverse to our business. Or, due to changes in our operations, structure, or partner relationships as a result of changes in the market or otherwise, they may view matters or interpret laws and regulations differently than they have in the past or in a manner adverse to our business. Such regulatory scrutiny or action may create different or conflicting obligations from one jurisdiction to another. Additionally, from time to time, we invest resources in an effort to influence or challenge legislation and other regulatory matters pertinent to our operations, particularly those related to the micromobility industry.
We have been subject to intense regulatory pressure from state and municipal regulatory authorities across the United States and in foreign jurisdictions, and a number of them have imposed limitations on or attempted to ban vehicle sharing. Other jurisdictions in which we currently operate or may want to operate could follow suit. We could also face similar regulatory restrictions from foreign regulators as we expand operations internationally, particularly in areas where we face competition from local incumbents.
Our products and operations may also be subject to various environmental, health, and safety regulations, including (but not limited to) those regarding land use, product safety, and waste management. For example, we are subject to environmental laws and regulations regarding the handling and disposal of hazardous substances and solid wastes, including electronic wastes and batteries. These laws regulate the generation, storage, treatment, transportation, and disposal of solid and hazardous waste, and may impose strict, joint and several liability for the investigation and remediation of areas where hazardous substances may have been released or disposed. For instance, CERCLA and comparable state laws impose liability, without regard to fault or the legality of the original conduct, on certain classes of persons that contributed to the release of a hazardous substance into the environment. These persons include current and prior owners or operators of the site where the release of the hazardous substance occurred as well as companies that disposed or arranged for the disposal of hazardous substances found at the site. Under CERCLA, these persons may be subject to joint and several strict liability for the costs of cleaning up the hazardous substances that have been released into the environment, for damages to natural resources, and for the costs of certain health studies. CERCLA also authorizes the U.S. Environmental Protection Agency and, in some instances, third parties to act in response to threats to the public health or the environment and seek to recover costs incurred from the responsible classes of persons. In the course of ordinary operations, we, through third parties and contractors, may handle hazardous substances within the meaning of CERCLA and similar state statutes and, as a result, may be jointly and severally liable for all or part of the costs required to clean up sites as which these hazardous substances have been released into the environment.
We may also be subject to the Resource Conservation and Recovery Act (“RCRA”) and comparable state statutes for the generation or disposal of solid wastes, which may include hazardous wastes. RCRA regulates both solid and hazardous wastes, but, in particular, imposes strict requirements on the generation, storage, treatment, transportation, and disposal of hazardous wastes. Provided that certain requirements are met, certain components of our charging stations may be excluded from RCRA’s hazardous waste regulations; however, if these components do not meet all established requirements for the exclusion to apply, or if the requirements for the exclusion change, we may be required to treat such products as hazardous waste that are subject to more rigorous and costly disposal requirements. Similarly, in Europe, the Waste from Electrical and Electronic Equipment (“WEEE”) Directive requires certain entities, such as Bird, to finance the collection and recycling of WEEE at product end-of-life.
The WEEE Directive also sets registration requirements, collection and recycling targets, and other requirements. Compliance with the WEEE Directive may require substantial resources, and failure to comply may result in various penalties, including, but not limited to, fines or removal of our products from the market. Any changes in such laws or regulations, or any changes in our ability to qualify the materials used for exclusions under such laws and regulations, could adversely affect our business performance or results of operations.
Separately, as part of Bird’s mission, we aim to be an environmentally friendly company. We advertise the sustainability of our operations and purchase various carbon offsets and renewable energy certificates (“RECs”) in different regions of the world to improve our operations’ sustainability profile. Our claims based on the use of such offsets and RECs are governed by various regulations, such as the FTC Green Guides. Additionally, various jurisdictions where we operate have adopted, or are considering adopting, more stringent regulations regarding the characterization of various products or activities as “sustainable,” “climate-friendly,” or otherwise. There is no guarantee that the programs we currently rely on will be allowed under such regulations, and any such differences may require us to spend significant time and resources to align our operations. If we do not, we may no longer be able to market our products or operations as sustainable, which could impact our reputation or otherwise negatively affect our operations.
Certain of our products are also regulated by the U.S. Consumer Product Safety Commission (the “CPSC”) pursuant to various federal laws. The CPSC can require the manufacturer of defective products to repurchase or recall such products and may also impose fines or penalties on the manufacturer. Similar laws exist in some states, cities, and other countries in which we sell our products.
Additionally, because we receive, use, transmit, disclose, and store personally identifiable information and other data relating to users on our platform, we are subject to numerous local, municipal, state, federal, and international laws and regulations that address privacy, data protection, and the collection, storing, sharing, use, transfer, disclosure, and protection of certain types of data. Such regulations include the Controlling the Assault of
Non-Solicited
Pornography and Marketing Act, Canada’s Anti-Spam Law, the Telephone Consumer Protection Act of 1991, the U.S. Federal Health Insurance Portability and Accountability Act of 1996, Section 5(a) of the Federal Trade Commission Act, the GDPR, and the CCPA.

For additional information about the laws and regulations we are subject to and the risks to our business associated with such laws and regulations, see the section entitled “Risk Factors—Risks Related to Laws and Regulations.”
Our Facilities
Bird is a remote-first company. In the second quarter of 2020, in an effort to mitigate the impact of the
COVID-19
pandemic and preserve capital, we made the shift to remote-first work. Despite this transition, we continue to lease space in Southern California for our R&D center and warehouse facility. We lease or license additional commercial and industrial facilities in the United States and Europe for use as service and distribution centers in certain markets. We continue to invest in our current locations as necessary and we believe that our properties, taken as a whole, are in good operating condition and are suitable and adequate for our current business operations, and that additional or alternative space will be available on commercially reasonable terms for future use and expansion.
Legal Proceedings
We are from time to time subject to legal proceedings, claims, administrative actions, government investigations, and other legal and regulatory proceedings in the ordinary course of business, including employment-related, products liability, and personal injury claims. For example, we are now subject to, and defending, consolidated proceedings alleging that individuals who previously provided services as mechanics and chargers were misclassified as independent contractors in violation of the California Labor Code and wage laws. The costs associated with an adverse outcome in that litigation, or in defending, settling, or resolving those proceedings, may have a material adverse effect on our business, results of operations, or financial condition. We do not believe that any other legal proceedings, claims, administrative actions, government investigations, or other legal and regulatory proceedings to which we are currently a party are material, or that the outcome of any such actions could, in management’s judgment and based on information currently available, have a material adverse effect on our business, results of operations, or financial condition. Regardless of final outcomes, however, any such legal proceedings, claims, administrative actions, government investigations, or other legal and regulatory proceedings may nonetheless impose a significant burden on management and employees and may come with costly defense costs or unfavorable preliminary and interim rulings.

MANAGEMENT
Executive Officers and Directors
The following table lists the names, ages as of September 30, 2021, and positions of the individuals who currently serve as our executive officers and directors:

Name	Age	Position(s)
Executive Officers
Travis VanderZanden	42	President, Chief Executive Officer, and Director
Yibo Ling	38	Chief Financial Officer
William S. Rushforth	36	Chief Vehicle Officer
Rebecca Hahn	44	Chief Corporate Social Responsibility Officer
Renaud Fages	41	Senior Vice President, Global Operations
Lisa Murison	44	Secretary and General Counsel

Non-Employee Directors
Roelof F. Botha (1)(2)	48	Director
Daniel Friedland (2)(3)	47	Director
Nathaniel Justin Kan (3)	38	Director
Robert Komin (1)	58	Director
Jim Mutrie (1)(3)	49	Director
Racquel Russell (2)	42	Director
David Sacks (3)	49	Director

(1)	Member of the audit committee.
(2)	Member of the nominating and corporate governance committee.
(3)	Member of the compensation committee.
Travis VanderZanden
is our founder, President, and Chief Executive Officer, and is a member of our board of directors. Prior to founding Bird, Mr. VanderZanden held several leadership positions in the ride-sharing and transportation industries, serving as Chief Operating Officer of Lyft and as a Vice President at Uber. Mr. VanderZanden also founded the on-demand
car washing company, Cherry, which was acquired by Lyft, and was Chief Revenue Officer and the first hire at Yammer, a business software company acquired by Microsoft. Mr. VanderZanden has long been inspired to work on last-mile transportation solutions in large part because of his lifelong admiration for his mother, who drove a public bus for more than 30 years in his home state of Wisconsin. Mr. VanderZanden has an MBA from the University of Southern California and a B.S. in Business Administration from the University of Wisconsin, Eau Claire.
We believe that Mr. VanderZanden is qualified to serve on our board because of his experience founding and leading Bird, and extensive experience in the ride-sharing and transportation industries.
Yibo Ling
is our Chief Financial Officer. Mr. Ling oversees the company’s accounting, tax, treasury, financial planning, and analysis functions. Prior to joining Bird in 2018, Mr. Ling spent four years in the ride-sharing industry as Uber’s Director of Corporate Development, managing corporate strategy, mergers and acquisitions, and Uber’s global expansion to China. Mr. Ling previously worked as a Project Leader at the Boston Consulting Group, where he helped technology and financial services clients operate more efficiently. Mr. Ling received a PhD in Medical and Electrical Engineering and a M.S. in Electrical Engineering and Computer Science from The Massachusetts Institute of Technology, and a B.S. in Biomedical Engineering from the University of Michigan.
William S. Rushforth
is our Chief Vehicle Officer, and previously served as Vice President of Engineering and Executive Vice President, Vehicles at Bird. As Chief Vehicle Officer, Mr. Rushforth oversees everything pertaining to Bird’s vehicles, including hardware, software, firmware, and field engineering, as well as supply chain and logistics, vendor management, vehicle operations, security, and information technology. From 2005 to 2021, Mr. Rushforth was a partner at 0x7a69 Inc., a software development business, where he led a team of engineers building a variety of products and services for clients ranging from video streaming platforms to credit card processing programs. Prior to joining Bird in 2017, Mr. Rushforth was a technical consultant for cloud operations and a hardware consultant for Fortune 500 and major tech companies.
Rebecca Hahn
is our Chief Corporate Social Responsibility Officer. Ms. Hahn directs all national and global communications, corporate social responsibility, public affairs, and marketing efforts. She leads the management of Bird’s external vision and oversees all communication touch points, including media relations, community engagement, and social media marketing. Prior to joining Bird in 2018, Ms. Hahn was a partner at The OutCast Agency for ten years. She established the company’s Los Angeles-based office and led teams to develop and implement integrated media strategies. Previously, Ms. Hahn was Director of Oracle’s Corporate Communications team, where she managed global communications campaigns. Ms. Hahn received a B.A. in Political Science from the University of California at Davis.
Renaud Fages
is our Senior Vice President of Global Operations. Mr. Fages leads Bird’s on-the-ground
operations. He is responsible for managing Bird’s
day-to-day
business as well as driving growth and strategy of the future business. Mr. Fages joined Bird in 2020 after a career in consulting in Europe and the United States where he managed global teams focused on strategy and operations across multiple geographies and industries as a Partner and Managing Director at the Boston Consulting Group from 2015. Mr. Fages has been at the center of the core initiatives driving business transformation both at Bird and other sector-leading firms. Mr. Fages received a Master’s in Engineering from Ecole Centrale de Paris.
Lisa Murison
is our General Counsel and Secretary. Ms. Murison is responsible for overseeing the company’s legal affairs, including corporate governance, business transactions, labor and employment, litigation, regulatory matters, compliance, and intellectual property. Prior to joining Bird in September 2021, Ms. Murison served as an executive officer of Edmunds.com, Inc. from 2016. As Executive Vice President of Operations, Chief Legal & People Officer for Edmunds, she led the company’s legal and human resources departments, as well as the facilities, procurement, and corporate development functions. From 2014 to 2017, Lisa was a Shareholder of Stradling, Yocca, Carlson & Rauth, P.C., having spent the first ten years of her career in the New York and Los Angeles offices of Sullivan & Cromwell LLP. Lisa holds a B.A. and LL.B. from the University of Cape Town and an LL.M. from Harvard Law School.
Roelof F. Botha
has served on our board since the consummation of the Business Combination, and prior to the Business Combination served as a director of Bird from 2018. Since January 2003, Mr. Botha has served in various positions at Sequoia Capital, a venture capital firm, including as a Managing Member since 2007. From 2000 to 2003, Mr. Botha served in various positions at PayPal, a payment processing and financial services company, including as chief financial officer. Mr. Botha has served on the board of directors of Eventbrite, Inc., a global platform for live experiences, since 2009, MongoDB, a cross-platform database program, since 2013, Square, Inc. a provider of payment processing and financial and marketing services, since 2011, Unity Software, Inc., a company that provides a 3D and VR content development platform, since 2009, and Natera, a genetic testing company, since 2007. He also currently serves on the board of directors of a number of privately held companies. Mr. Botha previously served on the board of directors of Xoom Corporation from May 2005 until its acquisition by PayPal in 2015. Mr. Botha holds a Master of Business Administration from the Stanford University Graduate School of Business and a Bachelor of Science in Actuarial Science, Economics and Statistics from the University of Cape Town.
We believe that Mr. Botha is qualified to serve as a member of our board due to his history with Bird, knowledge of the micromobility industry, and experience serving on the boards of directors of public companies.
Daniel Friedland
has served on our board since the consummation of the Business Combination, and prior to the Business Combination served as a director of Bird since 2017. Mr. Friedland is the co-founder
and Managing Director of Goldcrest Capital, a venture capital fund. Previously, Mr. Friedland was an attorney and partner at the law firm Orrick, Herrington & Sutcliffe LLP. Mr. Friedland received his B.A. from Stanford University, graduating Phi Beta Kappa, and his J.D. from Stanford Law School.
We believe that Mr. Friedland is qualified to serve as a member of our board due to his history with Bird and knowledge of the micromobility industry.
Nathaniel Justin Kan
has served on our board since the consummation of the Business Combination, and prior to the Business Combination served as a director of Bird since 2017. Mr. Kan an American Internet entrepreneur and investor best known as the cofounder of Twitch, the internet live video streaming platform. In 2006, Mr. Kan launched the live video service Justin.tv, a company that started when he strapped a camera to his head and streamed his life to the internet 24/7. Over the next eight years, through twists and turns, he and his cofounders turned the business into Twitch, ultimately selling to Amazon in 2014 for $970 million. Over the years, he has founded half a dozen companies which have raised over $500 million in venture capital and invested in some of the fastest growing startups around, including Reddit, Cruise Automation, Bird, Rippling, and many more. From 2017 to 2020, Mr. Kan was the Chief Executive Officer of Legal Technology Services Inc. Mr. Kan has served as a Partner at Goat Capital since 2020 and as a Director at ScriptDash Inc. (dba Alto Pharmacy) since 2015, Flirtey Inc. since 2018, Long Game Inc. since 2020, ZeroCater Inc. since 2017, Scotty Inc. since 2017, and Vy Global Growth since 2020. Mr. Kan holds a B.A. in Physics and Philosophy from Yale University.
We believe that Mr. Kan is qualified to serve as a member of our board due to his history with Bird and his experience building consumer internet businesses at scale and investing across a broad number of technology sub-sectors.
Robert Komin
has served on our board since the consummation of the Business Combination, and prior to the Business Combination served as a director of Bird since June 2021. Mr. Komin previously served as Chief Financial Officer of Sunrun Inc., the leading residential solar and storage company in the United States, from March 2015 through May 2020, and then continued as a consultant until January 2021. From September 2013 to January 2015, Mr. Komin served as Chief Financial Officer at Flurry, Inc., a mobile analytics and advertising company. From August 2012 to August 2013, Mr. Komin served as Chief Financial Officer at Ticketfly, Inc., a music ticketing and marketing services provider. From January 2010 to July 2012, Mr. Komin served as COO and CFO at Linden Research, Inc., a creator of virtual digital entertainment and cybercurrency. Previously, Mr. Komin served as Chief Financial Officer at Solexel, Inc., a thin-silicon solar company, Tellme Networks, Inc., a speech recognition applications company, and XOR, Inc., a business application solution provider. Mr. Komin serves as a member of the Board of Trustees of the University of Oregon Foundation, as its audit and risk committee chairman, and as a member of its executive and investment committees. Mr. Komin holds a B.S. in Accounting and General Science from the University of Oregon and an M.B.A. from the Harvard Business School.
We believe that Mr. Komin is qualified to serve as a member of our board due to his extensive experience with public companies.
Jim Mutrie
has served on our board since the consummation of the Business Combination. Previously, Mr. Mutrie was one of the
co-founders
of Switchback and was its
Co-Chief
Executive Officer since December 2020 and a member of the Switchback board since October 2020, in each case, until consummation of the Business Combination. Mr. Mutrie co-founded
and serves as
Co-Chief
Executive Officer and a member of the board of directors of Switchback III Corporation (“Switchback III”). Mr. Mutrie also co-founded
and served as Chief Commercial Officer, General Counsel, Secretary and a member of the board of directors of Switchback Energy Acquisition Corporation (“Switchback I”) until the closing of its business combination with ChargePoint, Inc., the leading electric vehicle charging network provider committed to enabling the electrification of mobility for all people and goods (“ChargePoint”; NYSE: CHPT). During his tenure at Switchback I, Mr. Mutrie led the company’s deal origination, evaluation, negotiation, and ultimately, the consummation of Switchback’s initial business combination with ChargePoint. Mr. Mutrie also served as Vice President, General Counsel, and Corporate Secretary of RSP Permian, Inc. (“RSP”; NYSE: RSPP) from June 2014 through the completion of the acquisition of RSP by Concho Resources, Inc. (“Concho”) in July 2018. During his tenure at RSP, Mr. Mutrie helped to grow the company from its initial public offering to nearly $10 billion enterprise value at the time of its sale to Concho, while he led the negotiation and execution of approximately $13 billion of energy-related transactions and over $6 billion of financings. Prior to RSP, Mr. Mutrie served as General Counsel and Compliance Officer at United Surgical Partners International (NASDAQ: USPI). From October 2003 to January 2007, Mr. Mutrie practiced corporate law at Vinson & Elkins L.L.P., representing public and private companies in M&A transactions and capital market offerings. Mr. Mutrie holds a B.A. from Cornell University, a J.D. from Northwestern University School of Law, a Certificate in Financial Management from Cornell University, and a Certificate in Financial Skills from SMU Cox School of Business, Executive Education.
We believe that Mr. Mutrie’s extensive experience in managing public company mergers and acquisitions, financing transactions and corporate governance, including helping to grow a public company from its initial public offering to mid-market,
as well as his extensive knowledge of the energy transition industry, brings important and valuable skills to our board.
Racquel Russell
has served on our board since the consummation of the Business Combination, and prior to the Business Combination served as a director of Bird since February 2021. Ms. Russell currently serves as Vice President of Partner Success for the Premier Agent division of Zillow, a role she has held since 2020. From 2015 to 2020, Ms. Russell worked to build out Zillow’s government relations and public affairs function. Prior to Zillow, Ms. Russell was road-tested at the highest levels of government, spending three years in the White House as top advisor to President Barack Obama, focused on building, communicating, and advancing the President’s agenda on urban affairs and economic opportunity. throughout her political career Ms. Russell also held leadership positions for U.S. Senators Tom Carper and Bob Graham, as well as for the National Governors Association. Ms. Russell holds a B.S. in Communications from the University of Miami, and a J.D. from the George Washington University Law School.
We believe that Ms. Russell is qualified to serve as a member of our board due to her history with Bird and experience navigating regulatory environments and protecting brand reputation.
David Sacks
has served on our board since the consummation of the Business Combination, and prior to the Business Combination served as a director of Bird since 2017. Mr. Sacks is General Partner of Craft Ventures, which he founded in 2017. Previously, Mr. Sacks was founding-era
COO of PayPal, founder/CEO of Yammer (acquired by Microsoft for $1.2 billion in 2012), and CEO of Zenefits. Mr. Sacks holds a B.A. in Economics from Stanford University and a J.D. from the University of Chicago Law School. In addition to Bird, Mr. Sacks sits on the board of a number of private companies, including ClickUp, CloudTrucks, Datasembly, OpenPhone, Scratchpad, Sourcegraph, Thrive Cash (DBA X1), Trellis, and Vendr.
We believe that Mr. Sacks is qualified to serve as a member of our board due to his history with Bird and extensive experience with growing and investing in companies.
Family Relationships
There are no familial relationships among our directors and executive officers.
Board Composition and Election of Directors
Our comprises eight directors and is divided into three classes with staggered three-year terms. Our directors are divided among the three classes as follows:

•	the Class I directors are Roelof F. Botha and David Sacks and their terms will expire at the annual meeting of stockholders to be held in 2022;

•	the Class II directors are Daniel Friedland, Nathaniel Justin Kan, and Jim Mutrie and their terms will expire at the annual meeting of stockholders to be held in 2023; and

•	the Class III directors are Robert Komin, Racquel Russell, and Travis VanderZanden and their terms will expire at the annual meeting of stockholders to be held in 2024.
Directors in a particular class will be elected for three-year terms at the annual meeting of stockholders in the year in which their terms expire. As a result, only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Each director’s term continues until the election and qualification of his or her successor, or the earlier of his or her death, resignation, or removal.
Our Charter and Bylaws provide that only our board can fill vacant directorships, including newly created seats. Any additional directorships resulting from an increase in the authorized number of directors would be distributed pro rata among the three classes so that, as nearly as possible, each class would consist of one-third
of the authorized number of directors. See “Description of Securities—Classified Board of Directors.”
Controlled Company Exemption
Our founder and Chief Executive Officer, Travis VanderZanden, beneficially owns more than 50% of the combined voting power for the election of directors of our company. As a result, we are a “controlled company” within the meaning of the corporate governance standards of the NYSE and may elect not to comply with certain corporate governance standards, including, but not limited to, the following requirements:

•	that a majority of our board of directors consist of directors who qualify as “independent” as defined under the rules of NYSE;

•	that we have a nominating and corporate governance committee composed entirely of independent directors; and

•	that we have a compensation committee composed entirely of independent directors.
Although we do not intend to do so, we may elect to utilize one or more of these exemptions for so long as we remain a “controlled company.” Accordingly, you may not have the same protections afforded to stockholders of companies that are subject to all of these corporate governance requirements. In the event that we cease to be a “controlled company” and our shares continue to be listed on the NYSE, we will be required to comply with these provisions within the applicable transition periods. See “Risk Factors—Risks Related to this Offering and Ownership of Our Securities—Because we are a “controlled company” within the meaning of the NYSE rules, our stockholders may not have certain corporate governance protections that are available to stockholders of companies that are not controlled companies.”
Director Independence
We undertook a review of the independence of the directors named above and have determined that each member of our board, other than Mr. VanderZanden, qualifies as independent, as defined under the listing rules of the NYSE. In addition, we are subject to the rules of the SEC and NYSE relating to the memberships, qualifications, and operations of the audit committee, as discussed below.
Board Oversight of Risk
One of the key functions of our board is informed oversight of our risk management process. We do not anticipate having a standing risk management committee, but rather anticipate administering this oversight function directly through our board as a whole, as well as through various standing committees of our board that address risks inherent in their respective areas of oversight. For example, our audit committee is responsible for overseeing the management of risks associated with our financial reporting, accounting, and auditing matters, and our compensation committee oversees the management of risks associated with our compensation policies and programs.
Board Committees
Our board of directors has three standing committees—an audit committee, a compensation committee, and a nominating and corporate governance committee. The composition, duties, and responsibilities of these committees are set forth below. Our board of directors may also establish from time to time any other committees that it deems necessary or desirable. Members serve on these committees until their resignation or until otherwise determined by our board of directors.
Our board of directors has three standing committees—an audit committee, a compensation committee, and a nominating and corporate governance committee. Our board may establish other committees to facilitate the management of our business. Our board and its committees will set schedules for meeting throughout the year and can also hold special meetings and act by written consent from time to time, as appropriate. Our board has and will delegate various responsibilities and authority to its committees as generally described below. The committees will regularly report on their activities and actions to the full board. Each member of each committee of our board qualifies as an independent director in accordance with the listing standards of the NYSE. Each committee of our board has a written charter approved by our board. Copies of each charter are posted on our website at www.bird.co/investor. The inclusion of our website address in this prospectus does not include or incorporate by reference the information on our website into this prospectus. Members will serve on these committees until their resignation or until otherwise determined by our board.
Audit Committee
The members of our audit committee are Messrs. Botha, Komin, and Mutrie, each of whom can read and understand fundamental financial statements. Each of Messrs. Botha, Komin, and Mutrie is independent under the rules and regulations of the SEC and the listing standards of the NYSE applicable to audit committee members. Mr. Komin is the chair of the audit committee. Mr. Komin qualifies as an audit committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of the NYSE. Our audit committee assists our board with its oversight of the following: the integrity of our financial statements; our compliance with legal and regulatory requirements; the qualifications, independence, and performance of the independent registered public accounting firm; and the design and implementation of our internal audit function and risk assessment and risk management. Among other things, our audit committee is responsible for reviewing and discussing with our management the adequacy and effectiveness of our disclosure controls and procedures. The audit committee also discusses with our management and independent registered public accounting firm the annual audit plan and scope of audit activities, scope and timing of the annual audit of our financial statements, and the results of the audit, and quarterly reviews of our financial statements and, as appropriate, initiates inquiries into certain aspects of our financial affairs. Our audit committee is responsible for establishing and overseeing procedures for the receipt, retention, and treatment of any complaints regarding accounting, internal accounting controls, or auditing matters, as well as for the confidential and anonymous submissions by our employees of concerns regarding questionable accounting or auditing matters. In addition, our audit committee has direct responsibility for the appointment, compensation, retention, and oversight of the work of our independent registered public accounting firm. Our audit committee has sole authority to approve the hiring and discharging of our independent registered public accounting firm, all audit engagement terms and fees, and all permissible non-audit
engagements with the independent auditor. Our audit committee reviews and oversees all related-person transactions in accordance with our policies and procedures.

Compensation Committee
The members of our compensation committee are Messrs. Friedland, Kan, Mutrie, and Sacks. Mr. Mutrie is the chair of the compensation committee. Each member of our compensation committee is considered independent under the rules and regulations of the SEC and the listing standards of the NYSE applicable to compensation committee members. Our compensation committee assists our board in discharging certain of our responsibilities with respect to compensating our executive officers, and the administration and review of our incentive plans for employees and other service providers, including our equity incentive plans, and certain other matters related to our compensation programs.
Nominating and Corporate Governance Committee
The members of our nominating and corporate governance committee are Mr. Botha, Mr. Friedland, and Ms. Russell. Mr. Friedland is the chair of the nominating and corporate governance committee. Our nominating and corporate governance committee assists our board with its oversight of and identification of individuals qualified to become members of our board, consistent with criteria approved by our board, and selects, or recommends that our board selects, director nominees, develops and recommends to our board a set of corporate governance guidelines, and oversees the evaluation of our board.
Code of Conduct
Our board has adopted a code of conduct. The code of conduct applies to all of our employees, officers, and directors, as well as all of our contractors, consultants, suppliers, and agents in connection with their work for us. The full text of our code of conduct is posted on our website at www.bird.co/investor. We intend to disclose future amendments to, or waivers of, our code of conduct, as and to the extent required by SEC regulations, at the same location on its website identified above or in public filings. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider information contained on our website to be part of this prospectus.
Compensation Committee Interlocks and Insider Participation
None of the members of our compensation committee has ever been a member of the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of our board or compensation committee.

EXECUTIVE COMPENSATION
Throughout this section, unless otherwise noted, the “Company,” “Bird,” “we,” “us,” “our,” and similar terms refer to Bird and its subsidiaries prior to the consummation of the Business Combination, and to Bird Global and its subsidiaries after the Business Combination.
This section discusses the material components of the executive compensation program for Bird executive officers who are named in the “2020 Summary Compensation Table” below. In 2020, the “named executive officers” and their positions with Bird were as follows:

•	Travis VanderZanden, President and Chief Executive Officer ;

•	Yibo Ling, Chief Financial Officer ; and

•	William S. Rushforth, Chief Vehicle Officer .
Following the consummation of the Business Combination, the named executive officers have continued in their current positions.
This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations, and determinations regarding future compensation programs. Actual compensation programs that we adopt may differ materially from the currently planned programs summarized in this discussion. The number of shares subject to Bird Options, and the per share exercise price of each, reported in this section reflect the number of shares and exercise prices of the Bird Options on a pre-converted
basis, and do not reflect adjustments that occurred in connection with the exchange of securities of Bird Global as part of the Business Combination.
2020 Summary Compensation Table
The following table sets forth information concerning the compensation of the named executive officers for the year ended December 31, 2020:

Name and Principal Position	Salary ($)	Option Awards ($) (1)	All Other Compensation ($) (2)	Total ($)
Travis VanderZanden	25,884	—	400	26,284
President & Chief Executive Officer
Yibo Ling	300,000	152,987	600	453,587
Chief Financial Officer
William S. Rushforth	400,550	45,178	600	446,328
Chief Vehicle Officer

(1)
Amount reflects the aggregate grant date fair market value of Bird Options granted under the 2017 Plan to certain of our named executive officers during the year ended December 31, 2020, computed in accordance with FASB ASC Topic 718,
Compensation—Stock Compensation
(“ASC 718”). See Note 11 of the audited consolidated financial statements included elsewhere in this prospectus for a discussion of the relevant assumptions used in calculating this amount. The amounts also include the incremental fair value of the “underwater” Bird Options held by Messrs. Ling and Rushforth and modified pursuant to the option repricing program implemented by Bird in March 2020. In accordance with ASC 718, the incremental fair value as a result of the option repricing program was $64,937 and $15,828 for Messrs. Ling and Rushforth, respectively.

(2)	For 2020, “All Other Compensation” consists of cell phone and internet expenses paid by Bird on behalf of our named executive officers.

Narrative to Summary Compensation Table
2020 Salaries
In 2020, the named executive officers received an annual base salary to compensate them for services rendered to our company. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role, and responsibilities. Mr. VanderZanden’s 2020 annual base salary was reduced from $150,000 to $3,516, effective March 1, 2020, and further reduced to $1,116, effective April 1, 2020; his base salary has not changed from that amount for 2021. The annual base salaries for Messrs. Ling and Rushforth for 2020 were $300,000 and $400,000, respectively.
The actual base salaries earned by our named executive officers for services in 2020 are set forth above in the Summary Compensation Table in the column entitled “Salary.”
Equity Compensation
2020 Equity Grants
Prior to the consummation of the Business Combination, we maintained the 2017 Plan in order to provide our service providers the opportunity to acquire a proprietary interest in our success. We offered awards of stock options to purchase shares of Bird Common Stock, as well as RSUs covering Bird Common Stock, to eligible service providers, including our named executive officers, pursuant to the 2017 Plan. As mentioned below, in connection with the completion of the Business Combination and the adoption of the 2021 Plan, no further awards will be granted under the 2017 Plan.
In 2020, we awarded a Bird Option to each of Messrs. Ling and Rushforth under the 2017 Plan covering the number of shares as set forth in the table below. The Bird Options vest and become exercisable over a four-year period with respect to 1/48 th
of the shares underlying the award on each monthly anniversary of the vesting commencement date (less one day), subject to the executive’s continued service with Bird or its affiliates through the applicable vesting date. Mr. VanderZanden did not receive an incentive equity award in 2020.
The following table sets forth the Bird Options granted to certain of our named executive officers in the 2020 fiscal year.

Named Executive Officer	2020 Options Granted
Yibo Ling	1,500,000
William S. Rushforth	500,000
In addition, in 2020 we implemented an option repricing program to reduce the exercise prices of underwater stock options held by our employees, including Messrs. Ling and Rushforth. The number of shares, the vesting schedules, and the expiration dates of the original stock options remained unchanged.
All of the incentive equity awards held by our named executive officers as of December 31, 2020 are further described below in the section entitled “—Outstanding Equity Awards at Fiscal
Year-End.”
2021 Incentive Award Plan
In connection with the Business Combination, our board adopted the 2021 Plan in order to facilitate the grant of cash and equity incentives to directors, employees (including our named executive officers), and consultants of our company and certain of our affiliates to enable us to obtain and retain the services of these individuals, which is essential to our long-term success.

Closing Equity Awards
In connection with the consummation of the Business Combination, we granted awards (the “Earnout Awards”) covering restricted shares of Class A common stock in satisfaction of our obligations under the Business Combination Agreement as it relates to our obligations thereunder to equity award holders during the Earnout Period. In addition, we granted “Management Earnout Awards” to certain members of our management team, including to our founder and Chief Executive Officer, Travis VanderZanden. The Management Earnout Awards will vest based on the achievement of the Earnout Triggering Events, as well as time-based vesting conditions. Mr. VanderZanden’s Management Earnout Award also will be subject to certain accelerated vesting provisions in connection with a qualifying termination of employment.
In connection with the Business Combination, we granted an equity award under the 2021 Plan covering approximately 2% of the outstanding shares of common stock to Mr. VanderZanden. This award generally is expected to vest based on continued service over a four-year period, subject to certain accelerated vesting in connection with a qualifying termination of employment.
The following table describes the equity awards granted under the 2021 Plan to our named executive officers in connection with the Business Combination. The number of shares represents the number of shares of Class A common stock covered by the award.

Name and Principal Position(s)	Earnout Awards (# of Shares)	Management Earnout Awards (# of Shares)	Other Equity Awards (# of Shares)
Travis VanderZanden, Chief Executive Officer	—	17,617,500	5,872,500
Yibo Ling, Chief Financial Officer	189,479	—	—
William S. Rushforth, Chief Vehicle Officer	154,331	1,500,000	1,000,000
Benefits and Perquisites
In 2020, the named executive officers participated in a 401(k) retirement savings plan maintained by Bird. The Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax
basis through contributions to the 401(k) plan. In 2020, we did not make matching contributions under the 401(k) plan. Our named executive officers will continue to participate in the 401(k) plan on the same terms as other full-time employees.
In 2020, the named executive officers participated in health and welfare plans maintained by Bird, including:

•	medical, dental, and vision benefits;

•	flexible spending accounts;

•	short-term and long-term disability insurance;

•	basic life and accidental death and dismemberment insurance; and

•	vacation and paid holidays.
Other Perquisites
We also provide certain other perquisites to our named executive officers, including reimbursement for cell phone and internet expenses.
No Tax
Gross-Ups
We do not make
gross-up
payments to cover our named executive officers’ personal income taxes that may pertain to any of the compensation or perquisites paid or provided by our company.

Outstanding Equity Awards at Fiscal
Year-End
The following table summarizes the number of shares of Bird Common Stock underlying outstanding equity incentive plan awards for each named executive officer as of December 31, 2020. Each Bird Option listed in the following table was granted under the 2017 Plan.

				Option Awards					Stock Awards
Name	Grant Date	Vesting Commencement Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Travis VanderZanden	5/10/2017	6/1/2017	(1)	—	—	—		—	4,218,750	9,660,938	(10)
Yibo Ling	10/5/2018	10/5/2018	(2)	45,229	497,521	0.14	(9)	10/4/2028	—	—
	3/31/2019	4/1/2019	(3)	6,250	56,250	0.14	(9)	3/30/2029	—	—
	3/19/2020	2/1/2020	(4)	62,500	1,187,500	0.14		3/18/2030	—	—
William S. Rushforth	9/21/2017	8/9/2017	(5)	418,443	93,801	0.08		8/8/2027	—	—
	1/27/2018	2/1/2018	(6)	189,273	90,940	0.14	(9)	1/26/2028	—	—
	3/31/2019	4/1/2019	(7)	95,658	122,991	0.14	(9)	3/30/2029	—	—
	3/19/2020	2/1/2020	(8)	104,166	395,834	0.14		3/18/2030	—	—

(1)
This award of restricted shares of Bird Common Stock vests over a four-year period with respect to 1/48 th
of the shares underlying the award on each monthly anniversary of the vesting commencement date, subject to the executive’s continued service with Bird or its affiliates through the applicable vesting date. Upon the consummation of a “change in control” of the Company (as defined in the applicable award agreement), the award will vest with respect to 25% of the shares underlying the award (to the extent then unvested). The other 29,531,250 shares of Bird Common Stock subject to this award vested prior to December 31, 2020.

(2)
This Bird Option vests over a four-year period with respect to 1/48 th
of the shares underlying the award on each monthly anniversary of the vesting commencement date, subject to the executive’s continued service with Bird or its affiliates through the applicable vesting date; the Bird Option may be exercised at any time. Upon the consummation of a “change in control” of the Company (as defined in the 2017 Plan), subject to continued service through the consummation of such change in control or a termination of Mr. Ling’s employment by the Company without “cause” or by the executive for “good reason” (each as defined in the Employment Agreement (as defined below)) within 60 days prior to the consummation of a change in control, the Bird Option will vest in full. The other 542,750 shares of Bird Common Stock subject to this award vested and were exercised by Mr. Ling prior to December 31, 2020.

(3)
This Bird Option vests over a four-year period with respect to 25% of the shares underlying the award on the first anniversary of the vesting commencement date and with respect to 1/48 th
of such shares vesting on each monthly anniversary thereafter, subject to the executive’s continued service with Bird or its affiliates through the applicable vesting date; this Bird Option may be exercised at any time. The other 37,500 shares of Bird Common Stock subject to this award vested and were exercised by Mr. Ling prior to December 31, 2020.

(4)
This Bird Option vests over a four-year period with respect to 1/48 th
of the shares underlying the award on each monthly anniversary of the vesting commencement date (less one day), subject to the executive’s continued service with Bird or its affiliates through the applicable vesting date. The other 250,000 shares of Bird Common Stock subject to this award vested and were exercised by Mr. Ling prior to December 31, 2020.

(5)
This Bird Option vests over a four-year period with respect to 1/48 th
of the shares underlying the award on each monthly anniversary of the vesting commencement date, subject to the executive’s continued service with Bird or its affiliates through the applicable vesting date; the Bird Option may be exercised at any time. The other 50,561 shares of Bird Common Stock subject to this award vested and were exercised by Mr. Rushforth prior to December 31, 2020.

(6)
This Bird Option vests over a four-year period with respect to 1/48 th
of the shares underlying the award on each monthly anniversary of the vesting commencement date, subject to the executive’s continued service with Bird or its affiliates through the applicable vesting date; the Bird Option may be exercised at any time. The other 31,579 shares of Bird Common Stock subject to this award vested and were exercised by Mr. Rushforth prior to December 31, 2020.

(7)
This Bird Option vests and becomes exercisable over a four-year period with respect to 25% of the shares underlying the award on the first anniversary of the vesting commencement date and with respect to 1/48 th
of such shares vesting on each monthly anniversary thereafter, subject to the executive’s continued service with Bird or its affiliates through the applicable vesting date.

(8)
This Bird Option vests and becomes exercisable over a four-year period with respect to 1/48 th
of the shares underlying the award on each monthly anniversary of the vesting commencement date (less one day), subject to the executive’s continued service with Bird or its affiliates through the applicable vesting date.

(9)
These Bird Options had exercise prices above the fair market value of the Bird Common Stock in 2020. Accordingly, these Bird Options represent options modified pursuant to the option repricing program implemented by the Company on March 19, 2020 such that the exercise price of such options were equal to the fair market value of the Bird Common Stock on such date (
i.e
., $0.14 per share).

(10)
Amount reflects the per share value of Bird Common Stock as of December 31, 2020 (
i.e.,
$2.29), multiplied by the number of unvested shares subject to Mr. VanderZanden’s restricted stock award as of December 31, 2020.

Executive Compensation Arrangements
We have entered into offers of employment letters (collectively, the “Employment Agreements”) with Messrs. Ling and Rushforth, the material terms of which are described below. Bird has not entered into a written employment agreement or offer letter with Mr. VanderZanden.
Yibo Ling
We entered into an Employment Agreement with Mr. Ling on September 28, 2018. Mr. Ling’s employment under the Employment Agreement is at-will,
and will continue until terminated at any time by either party. Pursuant to the Employment Agreement, Mr. Ling is entitled to receive an annual base salary of $300,000 per year.
In connection with entering into the Employment Agreement, Mr. Ling was awarded a Bird Option to purchase 1,085,500 shares of Bird Common Stock under the 2017 Plan. The Bird Option vests as to 1/48 th
of shares underlying the option on each monthly anniversary of Mr. Ling’s employment start date, subject to Mr. Ling’s continued service; the Bird Option may be exercised by Mr. Ling at any time. Upon the consummation of a “change in control” of the Company (as defined in the 2017 Plan), subject to Mr. Ling’s continued employment with the Company through the consummation, the Bird Option will vest in full.
Under Mr. Ling’s Employment Agreement, on a termination of employment by the Company without “cause” or by Mr. Ling for “good reason” (each, as defined in the Employment Agreement), in any case, Mr. Ling is eligible to receive the following severance payments and benefits, subject to his timely execution and non-revocation
of a general release of claims in favor of the Company:

(i)	an amount equal to three months of his then-current base salary, payable in a single lump sum within 15 days of Mr. Ling’s execution of the release of claims;

(ii)	Company-subsidized healthcare coverage at the same levels as in effect on the date of termination for up to three months following the date of termination; and

(iii)
the number of shares subject to the Bird Option that would have vested during the three-month period following the date of termination shall become immediately vested;
provided
, that,
if a “change in control” (as defined in the 2017 Plan) is consummated within 60 days following such termination, the Bird Option will vest in full.

In addition, Mr. Ling also entered into the Company’s standard form of Confidential Information and Invention Assignment Agreement.
William S. Rushforth
We entered into an Employment Agreement with Mr. Rushforth on August 9, 2017. Mr. Rushforth’s employment under the Employment Agreement is at-will,
and will continue until terminated at any time by either party. Pursuant to the Employment Agreement, Mr. Rushforth is entitled to receive an annual base salary of $80,000 per year; for Mr. Rushforth’s current annual base salary amount, see the section entitled, “—Narrative to Summary Compensation Table” above.
In connection with entering into the Employment Agreement, Mr. Rushforth was awarded a Bird Option to purchase 562,805 shares of Bird Common Stock under the 2017 Plan. The Bird Option vests as to 1/48 th
of shares underlying the option on each monthly anniversary of Mr. Rushforth’s employment start date, subject to Mr. Rushforth’s continued service.
In addition, Mr. Rushforth entered into the Company’s standard form of Confidential Information and Invention Assignment Agreement.
Director Compensation
In 2020, two of our directors received compensation for services on the board of Bird, as reflected in the table below. None of our other non-employee
directors received compensation from Bird for their services on Bird’s board in 2020.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Total ($)
Roelof F. Botha	—	—	—
Daniel Friedland	—	—	—
Antonio Gracias (1)	—	668,803	668,803
Nathaniel Justin Kan	—	—	—
David Sacks	—	—	—
Stephen Schnell (2)	—	30,385	30,385
Jeffrey Smith	—	—	—

(1)
Amount reflects the aggregate grant date fair market value, computed in accordance with ASC 718, of (i) the 4,777,162 fully vested shares of Bird Common Stock that we granted to Mr. Gracias in 2020 out of our 2017 Plan and (ii) the Bird Option granted to Mr. Schnell in 2020. See Note 11 of the audited consolidated financial statements included elsewhere in this prospectus for a discussion of the relevant assumptions used in calculating this amount. For Mr. Schnell, the amount also includes the incremental fair value of the “underwater” Bird Options held by Mr. Schnell and modified pursuant to the option repricing program implemented by Bird in March 2020; in accordance with ASC 718, the incremental fair value as a result of the option repricing program was $21,580.

(2)
In addition to serving on Bird’s board during 2020, Mr. Schnell was employed as a non-executive
employee of Bird until his employment with us terminated effective May 1, 2020, at which time he resigned from Bird’s board. Prior to his termination, the salary paid to Mr. Schnell for his services in 2020 was $102,290. In connection with his termination, Mr. Schnell received severance payments and benefits from us in an aggregate amount equal to $241,302, pursuant to a separation agreement and release of claims, dated as of May 11, 2020. Following his separation, Mr. Schnell has continued to provide services to our Company pursuant to an Advisory Agreement by and between Mr. Schnell and the Company, dated May 11, 2020. In exchange for such services, Mr. Schnell will continue to vest in the Bird Options held by him as of his employment termination date. The Advisory Agreement, which will remain in effect until May 2, 2024, may be terminated at any time by either party upon 30 days’ prior written notice.

The table below shows the aggregate numbers of option awards (whether exercisable or unexercisable) and restricted stock awards held as of December 31, 2020 by each non-employee
director who served in 2020.

Name	Options Outstanding at Fiscal Year End	Restricted Shares Outstanding at Fiscal Year End
Roelof F. Botha	—	—
Daniel Friedland	—	—
Antonio Gracias	—	—
Nathaniel Justin Kan	—	105,525
David Sacks	—	—
Stephen Schnell	219,024	437,299
Jeffrey Smith	—	—
Equity Compensation Plan Information
The following table provides information, as of December 31, 2020, about compensation plans under which shares of Bird Common Stock may be issued with respect to outstanding equity compensation awards under the 2017 Plan. Following the consummation of the Business Combination, awards granted under the 2017 Plan, to the extent then-outstanding, were assumed and converted into awards covering shares of common stock.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a) )
	(a)	(b)	(c)
Plans approved by stockholders	19,244,551	$0.1663	4,372,074
Plans not approved by stockholders	—	—	—

Total	19,244,551	$0.1663	4,372,074

(a)	Represents options outstanding under the 2017 Plan as of December 31, 2020. As of December 31, 2020 there were no RSU awards outstanding under the 2017 Plan.
(b)	Represents the weighted-average exercise price of the options outstanding under the 2017 Plan as of December 31, 2020.
(c)	Represents the aggregate number of securities remaining available for issuance under the 2017 Plan as of December 31, 2020.

BENEFICIAL OWNERSHIP OF SECURITIES
The following table sets forth information regarding the beneficial ownership of shares of our common stock by:

•	each person who is known to us to be the beneficial owner of more than 5% of our common stock;

•	each of our named executive officers and directors; and

•	all of our executive officers and directors as a group.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she, or it possesses sole or shared voting or investment power over that security, including options, warrants, and other securities that are currently exercisable or exercisable within 60 days.
Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to our shares of common stock beneficially owned by them.
The beneficial ownership of shares of our common stock set forth below is based on 239,815,262 shares of Class A common stock outstanding and 34,534,930 shares of Class X common stock outstanding as of November 16, 2021. Shares of our common stock that may be acquired by an individual or group within 60 days of November 16, 2021, pursuant to the exercise of options or warrants, the settlement of RSUs, or the conversion of Class X common stock, are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.
As of November 16, 2021, we had 880 holders of record of our Class A common stock, one holder of record of our Class X common stock, and three holders of record of our warrants. The actual number of stockholders and warrant holders is greater than this number of record holders, and includes stockholders and warrant holders who are beneficial owners, but whose shares or warrants are held in street name by brokers and other nominees. This number of holders of record also does not include stockholders whose shares may be held in trust by other entities.

Unless otherwise indicated, the address for each stockholder listed is c/o Bird Global, Inc., 406 Broadway, Suite 369, Santa Monica, California 90401.

	Class A Common Stock Owned		Combined Voting Power
	Number	%	%
Name of Beneficial Owner
5% Stockholders
Entities affiliated with Craft Ventures (1)	26,948,429	11.2%	2.9%
Entities affiliated with FMR LLC (2)	26,935,047	11.2%	2.9%
Entities affiliated with Valor Equity Partners (3)	22,274,968	9.3%	2.4%
Entities affiliated with Goldcrest Capital (4)	19,651,739	8.2%	2.1%
Entities affiliated with Sequoia Capital (5)	17,018,541	7.1%	1.8%

Directors and Executive Officers
Travis VanderZanden (6)	35,268,992	12.9%	74.2%
Yibo Ling (7)	1,468,422	*	*
William S. Rushforth (8)	1,093,315	*	*
Roelof F. Botha (5)	—	—%	—%
Daniel Friedland (4)	19,651,739	8.2%	2.1%
Nathaniel Justin Kan (9)	549,191	*	*
Robert Komin	—	—%	%
James E. Mutrie (10)	14,926,250	6.1%	1.6%
Racquel Russell	—	—%	—%
David Sacks (1)	26,948,429	11.2%	2.9%
All directors and executive officers as a group (13 individuals)	100,646,094	35.5%	80.1%

*	Less than one percent
(1)
Consists of (i) 20,769,528 shares of our Class A common stock held of record by Craft Ventures I, L.P.; (ii) 3,888,286 shares of our Class A common stock held of record by Craft Ventures
I-A,
L.P.; and (iii) 2,290,615 shares of our Class A common stock held of record by Craft Ventures
I-B,
L.P (collectively, the “Craft I Funds”). David O. Sacks is a managing member of Craft Ventures GP I, LLC, which is the general partner of each of the Craft I Funds, and makes investment and voting decisions on behalf of the Craft I Funds. The address for each of the entities and persons identified in this footnote is 855 Front Street, San Francisco, California 94111.

(2)
These accounts are managed by direct or indirect subsidiaries of FMR LLC. Abigail P. Johnson is a Director, the Chairman, the Chief Executive Officer and the President of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, as amended (the “Investment Company Act”), to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (the “Fidelity Funds”) advised by Fidelity Management & Research Company, a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The address for each of the persons and entities identified in this footnote is 245 Summer Street, Boston, Massachusetts 02210.

(3)
Consists of (i) 11,019,943 shares of our Class A common stock held of record by Valor Bird Holdings, LLC; (ii) 2,100,939 shares of our Class A common stock held of record by Valor Bird Fund IV Grant Holdings LLC; (iii) 4,201,878 shares of our Class A common stock held of record by Valor Bird Fund V Grant Holdings LLC; (iv) 4,131,348 shares of our Class A common stock held of record by Valor Fund V Bird Holdings, L.P.; (v) 538,072 shares of our Class A common stock held of record by Valor R&D Series LLC – Series CP; (vi) 275,811 shares of our Class A common stock held of record by Valor R&D Series LLC – Series CY; and (vii) 6,977 shares of our Class A common stock held of record by Valor R&D Series LLC – Series EZ (collectively, the “Valor Bird Funds”).

Valor Fund V Bird GP Holdings, LLC is the general partner of Valor Fund V Bird Holdings L.P. and Valor R&D Management LLC is the manager of Valor R&D Series LLC (Series CP, CY, & EZ).
Valor Management L.P. is the managing member of Valor Equity Capital IV LLC, which is the general partner of Valor Equity Associates IV L.P., which, in turn, is the general partner of Valor Equity Partners IV L.P., which serves as the managing member of Valor Bird Fund IV Grant Holdings LLC.
Valor Management L.P. is the managing member of Valor Equity Capital V LLC, which is the general partner of Valor Equity Associates V L.P., which, in turn, is the general partner of Valor Equity Partners V L.P., which serves as the managing member of Valor Bird Fund V Grant Holdings LLC.
Decisions regarding the voting and disposition of the shares held by the Valor Bird Funds other than Valor R&D Series LLC (Series CP, CY, & EZ) are made through an investment committee at the Valor Equity Associates IV L.P. and Valor Equity Associates V L.P. level that consists of at least three individuals. By virtue of his role and various positions with the Valor Equity Partners entities named herein, Antonio Gracias may be deemed to share beneficial ownership over the shares held of record by the Valor Bird Funds. Other than with respect to the shares held by Valor R&D Series LLC (Series CP, CY, & EZ), Mr. Gracias disclaims beneficial ownership of the shares held by the Valor Bird Funds for purposes of Sections 13(d) or 13(g) of the Exchange Act. The address for each of the persons and entities identified in this footnote is c/o Valor Equity Partners, 875 North Michigan Avenue, Suite 3214, Chicago, Illinois 60611.
(4)
Consists of (i) 2,912,224 shares of our Class A common stock held of record by Goldcrest Capital
Bird-B
SPV, LLC; (ii) 1,664,017 shares of our Class A common stock held of record by Goldcrest Capital
Bird-C
SPV, LLC; (iii) 871,048 shares of our Class A common stock held of record by Goldcrest Capital
Bird-C-1
SPV, LLC; (iv) 103,589 shares of our Class A common stock held of record by Goldcrest Capital
Bird-D
SPV, LLC; (v) 2,820,759 shares of our Class A common stock held of record by Goldcrest Capital
II-A,
LP, for itself and as nominee for Goldcrest Capital
II-B,
LP and Goldcrest Capital
II-C,
LP; (vi) 10,107,652 shares of our Class A common stock held of record by Goldcrest Capital QP, LP; and (vii) 1,172,450 shares of our Class A common stock held of record by Goldcrest Capital, LP. (collectively, the “Goldcrest Funds”). Daniel Friedland and Adam Ross are the sole managing members or managers, as applicable, of each of the Goldcrest Funds. As a result, Messrs. Friedland and Ross may be deemed to share beneficial ownership of the shares of Class A common stock held of record by each of the Goldcrest Funds. The address for each of the persons and entities identified in this footnote is 5956 Sherry Lane, Suite 1818, Dallas, Texas 75225.

(5)
Consists of 5,685,761 shares of our Class A common stock held of record by Sequoia Capital U.S. Growth Fund VII, L.P. (“GFVII”); (ii) 423,239 shares of our Class A common stock held of record by Sequoia Capital U.S. Growth VII Principals Fund, L.P. (“GFVII PF”); (iii) 6,195,430 shares of our Class A common stock held of record by Sequoia Capital U.S. Growth Fund VIII, L.P. (“GFVIII”); (iv) 4,627,595 shares of our Class A common stock held of record by Sequoia Grove II, LLC (“Grove II”); and (v) 86,516 shares of our Class A common stock held of record by Sequoia Grove UK, L.P. (“Grove UK” and, together with Grove II, the “Grove Funds”). SC US (TTGP), Ltd. is (i) the general partner of SC U.S. Growth VII Management, L.P., which is the general partner of each of GFVII and GFVII PF (collectively, the “GFVII Funds”), and (ii) the general partner of SC U.S. Growth VIII Management, L.P., which is the general partner of GFVIII. The directors and stockholders of SC US (TTGP), Ltd. who exercise voting and investment discretion with respect to the GFVII Funds and GFVIII include Roelof Botha, one of our directors. As a result, and by virtue of the relationships described in this paragraph, each such person may be deemed to share voting and dispositive power with respect to the shares held by the GFVII Funds, GFVIII, and the

Grove Funds, as applicable. Sequoia Grove Manager, LLC is the manager of Grove II. As a result, Sequoia Grove Manager, LLC may be deemed to share beneficial ownership with respect to the shares held by Grove II. Mr. Botha expressly disclaims beneficial ownership of the shares held by the GFVII Funds, GFVIII, and the Grove Funds. The address for each of the persons and entities identified in this footnote is 2800 Sand Hill Road, Suite 101, Menlo Park, California 94025.
(6)
Reflects 734,062 shares of Class A common stock issuable upon exercise of RSUs within 60 days and 34,534,930 shares of Class X common stock, which are convertible on a one-to-one
basis into shares of our Class A common stock at the option of the holder. Except as otherwise expressly provided in our Charter or by applicable law, each holder of our Class X common stock will have the right to 20 votes per share of Class X common stock held of record by such holder. See the section entitled “Description of Securities—Capital Stock—Class X Common Stock.”

(7)	Includes 738,154 shares of Class A common stock issuable upon exercise of options within 60 days.
(8)	Includes 1,034,261 shares of Class A common stock issuable upon exercise of options within 60 days.
(9)	Represents shares held of record by Nathaniel Justin Kan Revocable Trust.
(10)
Includes (i) 7,826,250 shares of Class A common stock and (ii) 6,550,000 shares of Class A common stock issuable upon exercise of warrants within 60 days, in each case, owned of record by the Sponsor, of which Mr. Mutrie may be deemed to have or share beneficial ownership. Mr. Mutrie disclaims any such beneficial ownership of such securities. Also includes 20,000 shares of Class A common stock issuable upon exercise of warrants within 60 days held of record by Mr. Mutrie.

(11)	Includes 2,414,685 shares of Class A common stock issuable upon exercise of RSUs or options within 60 days.

SELLING SECURITYHOLDERS
This prospectus relates to the resale from time to time of (i) the resale from time to time of an aggregate of 148,409,784 shares of our Class A common stock, (ii) the resale from time to time of 6,596,000 Sponsor Warrants, and (iii) the issuance by us and resale of up to 2,225,000 shares of our Class A common stock reserved for issuance upon the settlement of stock-based awards. The selling securityholders may from time to time offer and sell any or all of the shares of Class A common stock and Sponsor Warrants set forth below pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “selling securityholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees, and others who later come to hold any of the selling securityholders’ interest in the Class A common stock or Sponsor Warrants other than through a public sale.
The following table sets forth, as of the date of this prospectus, (i) the names of the selling securityholders, (ii) the number of shares of common stock and Sponsor Warrants held by such selling securityholders prior to this offering, (iii) the percentage ownership by each selling securityholder of our common stock and warrants prior to this offering, (iv) the aggregate number of shares of common stock and warrants that the selling securityholders may offer pursuant to this prospectus, (v) the number of shares of common stock and Sponsor Warrants held by such selling securityholders following this offering, and (vi) the percentage ownership by each selling securityholder of our common stock and warrants following to this offering. The table does not include the issuance by us or resale of up to (i) 2,225,000 shares of our Class A common stock reserved for issuance upon the settlement of stock-based awards or (ii) 12,874,972 shares of Class A common stock upon the exercise of outstanding warrants, each of which is also covered by this prospectus, or the issuance of any Earnout Shares, Earnout Awards, or shares of Class A common stock upon the exercise of
C-1
Warrants. The percentage ownership of shares of Class A common stock and warrants is based on 239,815,262 shares of Class A common stock and 12,874,972 warrants issued and outstanding as of November 16, 2021.
Unless otherwise noted, the business address of each of those listed in the table above is 406 Broadway, Suite 369, Santa Monica, California 90401.

	Beneficially Owned Before the Offering						Beneficially Owned After the Offering (1)
Name of Selling Securityholder	Number of Shares of Common Stock	Percentage of Outstanding Shares of Common Stock	Number of Warrants	Percentage of Outstanding Warrants	Number of Shares of Class A Common Stock Being Offered	Number of Warrants Being Offered	Number of Shares of Common Stock	Percentage of Outstanding Shares of Common Stock	Number of Warrants	Percentage of Outstanding Warrants
Caisse de dépôt et placement du Québec (2)	3,785,375	1.6%	—	—	3,785,375	—	—	—	—	—
Craft Ventures I, L.P. (3)	20,769,528	8.7%	—	—	20,769,528	—	—	—	—	—
Craft Ventures I-A, L.P. (3)	3,888,286	1.6%	—	—	3,888,286	—	—	—	—	—
Craft Ventures I-B, L.P. (3)	2,290,615	*	—	—	2,290,615	—	—	—	—	—
Diameter Master Fund LP (4)	1,787,999	*	1,287,999	1.0%	500,000	—	1,287,999	*	1,287,999	1.0%
Diameter Dislocation Master Fund LP (4)	850,703	*	300,703	*	250,000	—	300,703	*	300,703	*
Fidelity Securities Fund: Fidelity Blue Chip Growth Fund (5)	8,602,977	3.6%	—	—	1,821,129	—	6,781,848	2.8%	—	—

	Beneficially Owned Before the Offering						Beneficially Owned After the Offering (1)
Name of Selling Securityholder	Number of Shares of Common Stock	Percentage of Outstanding Shares of Common Stock	Number of Warrants	Percentage of Outstanding Warrants	Number of Shares of Class A Common Stock Being Offered	Number of Warrants Being Offered	Number of Shares of Common Stock	Percentage of Outstanding Shares of Common Stock	Number of Warrants	Percentage of Outstanding Warrants
Fidelity Blue Chip Growth Commingled Pool By: Fidelity Management Trust Company, as Trustee (5)	318,105	*	—	—	70,242	—	247,863	*	—	—
Fidelity Securities Fund: Fidelity Flex Large Cap Growth Fund (5)	15,855	*	—	—	4,242	—	11,613	*	—	—
Fidelity Securities Fund: Fidelity Blue Chip Growth K6 Fund (5)	865,350	*	—	—	201,367	—	663,983	*	—	—
Fidelity Blue Chip Growth Institutional Trust By its manager Fidelity Investments Canada ULC (5)	25,812	*	—	—	5,243	—	20,578	*	—	—
FIAM Target Date Blue Chip Growth Commingled Pool By: Fidelity Institutional Asset Management Trust Company as Trustee (5)	728,089	*	—	—	147,777	—	580,312	*	—	—
Fidelity Mt. Vernon Street Trust: Fidelity Series Growth Company Fund (5)	1,016,522	*	—	—	279,639	—	736,883	*	—	—
Fidelity Mt. Vernon Street Trust: Fidelity Growth Company Fund (5)	4,671,856	1.9%	—	—	1,232,927	—	3,438,929	1.4%	—	—
Fidelity Growth Company Commingled Pool By: Fidelity Management Trust Company, as Trustee (5)	4,694,646	2.0%	—	—	1,270,909	—	3,423,737	1.4%	—	—
Fidelity Mt. Vernon Street Trust : Fidelity Growth Company K6 Fund	922,692	*	—	—	216,525	—	706,167	*	—	—
Variable Insurance Products Fund III: VIP Growth Opportunities Portfolio (5)	168,772	*	—	—	87,563	—	81,209	*	—	—

	Beneficially Owned Before the Offering						Beneficially Owned After the Offering (1)
Name of Selling Securityholder	Number of Shares of Common Stock	Percentage of Outstanding Shares of Common Stock	Number of Warrants	Percentage of Outstanding Warrants	Number of Shares of Class A Common Stock Being Offered	Number of Warrants Being Offered	Number of Shares of Common Stock	Percentage of Outstanding Shares of Common Stock	Number of Warrants	Percentage of Outstanding Warrants
Fidelity Advisor Series I: Fidelity Advisor Growth Opportunities Fund (5)	3,341,214	1.4%	—	—	607,013	—	2,734,201	1.1%	—	—
Fidelity Advisor Series I: Fidelity Advisor Series Growth Opportunities Fund (5)	120,249	*	—	—	21,823	—	98,426	*	—	—
Fidelity U.S. Growth Opportunities Investment Trust by its manager Fidelity Investments Canada ULC (5)	43,354	*	—	—	8,843	—	34,511	*	—	—
Fidelity NorthStar Fund—Sub D by its manager Fidelity Investments Canada ULC (5)	47,720	*	—	—	24,758	—	22,962	*	—	—
Goldcrest Capital Bird-B SPV, LLC (6)	2,912,224	1.2%	—	—	2,912,224	—	—	—	—	—
Goldcrest Capital Bird-C SPV, LLC	1,664,017	*	—	—	1,664,017	—	—	—	—	—
Goldcrest Capital Bird-C-1 SPV, LLC (6)	871,048	*	—	—	871,048	—	—	—	—	—
Goldcrest Capital Bird-D SPV, LLC (6)	103,589	*	—	—	103,589	—	—	—	—	—
Goldcrest Capital II-A, LP, for itself and as nominee for Goldcrest Capital II-B, LP and Goldcrest Capital II-C, LP (6)	2,820,759	1.2%	—	—	2,820,759	—	—	—	—	—
Goldcrest Capital QP, LP (6)	10,107,652	4.2%	—	—	10,107,652	—	—	—	—	—
Goldcrest Capital, LP (6)	1,172,450	*	—	—	1,172,450	—	—	—	—	—
ICS Opportunities, Ltd. (7)	1,416,344	*	65,800	*	1,000,000	—	416,344	*	65,800	*
Integrated Core Strategies (US) LLC (7)	606,320	*	17,720	*	500,000	—	106,320	*	17,720	*
Scott McNeill (8)(9)	14,926,250	6.1%	6,570,000	51.0%	550,000	20,000	—	—	—	—
James E. Mutrie (8)(9)	14,926,250	6.1%	6,570,000	51.0%	550,000	20,000	—	—	—	—
NGP Switchback II, LLC (9)	14,376,250	5.9%	6,550,000	50.9%	14,376,250	6,550,000	—	—	—	—
NGP ETP III Investments, LLC (10)	2,107,000	*	—	—	2,107,000	—	—	—	—	—

	Beneficially Owned Before the Offering						Beneficially Owned After the Offering (1)
Name of Selling Securityholder	Number of Shares of Common Stock	Percentage of Outstanding Shares of Common Stock	Number of Warrants	Percentage of Outstanding Warrants	Number of Shares of Class A Common Stock Being Offered	Number of Warrants Being Offered	Number of Shares of Common Stock	Percentage of Outstanding Shares of Common Stock	Number of Warrants	Percentage of Outstanding Warrants
NGP Energy Technology Partners III, LLC (10)	1,333,000	*	—	—	1,333,000	—	—	—	—	—
NGP Keystone, L.P. (10)	1,000,000	*	—	—	1,000,000	—	—	—	—	—
Ray Kubis (11)	70,000	*	5,000	*	70,000	5,000	—	—	—	—
Precious Williams Owodunni (12)	46,000	*	1,000	*	46,000	1,000	—	—	—	—
Palantir Technologies Inc. (13)	2,000,000	*	—	—	2,000,000	—	—	—	—	—
Putnam Funds Trust—Putnam Multi-Cap Core Fund (14)	929,476	*	—	—	411,365	—	—	—	—	—
Putnam Variable Trust—Putnam VT Multi-Cap Core Fund (14)	64,879	*	—	—	38,635	—	—	—	—	—
Sequoia Capital U.S. Growth Fund VII, L.P. (15)	5,685,761	2.4%	—	—	5,685,761	—	—	—	—	—
Sequoia Capital U.S. Growth VII Principals Fund, L.P. (15)	423,239	*	—	—	423,239	—	—	—	—	—
Sequoia Capital U.S. Growth Fund VIII, L.P. (15)	6,195,430	2.6%	—	—	6,195,430	—	—	—	—	—
Sequoia Grove II, LLC (15)	4,627,595	1.9%	—	—	4,627,595	—	—	—	—	—
Sequoia Grove UK, L.P. (15)	86,516	*	—	—	86,516	—	—	—	—	—
Travis VanderZanden (16)	35,268,992	12.9%	—	—	34,534,930	—	—	—	—	—
Valor Bird Holdings, LLC (17)	11,019,943	4.6%	—	—	11,019,943	—	—	—	—	—
Valor Bird Fund IV Grant Holdings LLC (17)	2,100,939	*	—	—	2,100,939	—	—	—	—	—
Valor Bird Fund V Grant Holdings LLC (17)	4,201,878	*	—	—	4,201,878	—	—	—	—	—
Valor Fund V Bird Holdings, L.P. (17)	4,131,348	*	—	—	4,131,348	—	—	—	—	—
Valor R&D Series LLC—Series CP (17)	538,072	*	—	—	538,072	—	—	—	—	—
Valor R&D Series LLC—Series CY (17)	275,811	*	—	—	275,811	—	—	—	—	—
Valor R&D Series LLC—Series EZ (17)	6,977	*	—	—	6,977	—	—	—	—	—
Additional selling stockholders (one person)	69,552	*	—	—	69,552	—	—	—	—	—

*	Less than one percent
(1)
Assumes that the selling securityholders sell all of their shares of Class A common stock or warrants offered pursuant to this prospectus. The percentage ownership is determined for each selling securityholder by taking into account the sale of shares of Class A common stock or warrants of only such selling securityholder. Also assumes that no transactions with respect to shares of Class A common stock occur other than conversion of shares of Class X common stock or exercise of warrants, where applicable.

(2)
Caisse de dépôt et placement du Québec “CDPQ”) was established in 1965 by a special act of the Legislature of the Province of Quebec and manages the funds of its depositors, primarily comprising public and para-public pension and insurance plans from the province of Quebec, Canada. Investment and voting decisions are made by an investment committee of CDPQ. The membership of such committee may change from time to time. The investment committee currently consists of Martin Laguerre, Francois Boudreault, Meng Ann Lim, Arthur Rubado, Lorenzo Levi, Albrecht Von Alvensleben, Mathieu Buist, Martin Chapados, and Kim Thomassin. Each of the members of the investment committee disclaims beneficial ownership of such shares. The address for CDPQ is 1000, place Jean-Paul-Riopelle, Montréal (Québec) H2Z 2B3, Canada.

(3)
David O. Sacks is a managing member of Craft Ventures GP I, LLC, which is the general partner of each of the Craft I Funds, and makes investment and voting decisions on behalf of the Craft I Funds. The address for each of the entities and persons identified in this footnote is 855 Front Street, San Francisco, California 94111.

(4)
Includes 1,287,999 shares of Class A common stock and 300,703 shares of Class A common stock issuable upon exercise of warrants within 60 days by Diameter Master Fund LP (“DMF”) and Diameter Dislocation Master Fund LP (“DDF”), respectively. Diameter Capital Partners LP is the investment manager (the “Investment Manager”) of DDF and DMF and, therefore, has investment and voting power over the securities held by DDF and DMF. Scott Goodwin and Jonathan Lewinsohn, as the sole managing members of the general partner of the Investment Manager, make voting and investment decisions on behalf of the Investment Manager. As a result, the Investment Manager, Mr. Goodwin, and Mr. Lewinsohn may be deemed to be the beneficial owners of these securities. Notwithstanding the foregoing, each of Mr. Goodwin and Mr. Lewinsohn disclaim any such beneficial ownership. The business address of Diameter Capital Partners LP is 55 Hudson Yards, 29th Floor, New York, NY 10001.

(5)	These accounts are managed by direct or indirect subsidiaries of FMR LLC. Abigail P. Johnson is a Director, the Chairman, the Chief Executive Officer, and the President of FMR LLC.
Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act, to form a controlling group with respect to FMR LLC.
Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds advised by Fidelity Management & Research Company, a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The address for each of the Fidelity entities identified in this footnote is 245 Summer Street, Boston, Massachusetts 02210.

(6)
Daniel Friedland and Adam Ross are the sole managing members or managers, as applicable, of each of the Goldcrest Funds. As a result, Messrs. Friedland and Ross may be deemed to share beneficial ownership of the shares of Class A common stock held of record by each of the Goldcrest Funds. The address for each of the Goldcrest Capital entities identified in this footnote is 5956 Sherry Lane, Suite 1818, Dallas, Texas 75225.

(7)
Includes 65,800 shares of Class A common stock and 17,720 shares of Class A common stock issuable upon exercise of warrants within 60 days by ICS Opportunities, Ltd., an exempted company organized under the laws of the Cayman Islands (“ICS Opportunities”), and Integrated Core Strategies (US) LLC, a Delaware limited liability company (“Integrated Core Strategies”), respectively.

Millennium International Management LP, a Delaware limited partnership (“Millennium International Management”), is the investment manager to ICS Opportunities and may be deemed to have shared voting control and investment discretion over securities owned by ICS Opportunities.
Millennium Management LLC, a Delaware limited liability company (“Millennium Management”), is the general partner of the managing member of Integrated Core Strategies and may be deemed to have shared voting control and investment discretion over securities owned by Integrated Core Strategies. Millennium Management is also the general partner of the 100% owner of ICS Opportunities and may also be deemed to have shared voting control and investment discretion over securities owned by ICS Opportunities.
Millennium Group Management LLC, a Delaware limited liability company (“Millennium Group Management”), is the managing member of Millennium Management and may also be deemed to have shared voting control and investment discretion over securities owned by Integrated Core Strategies. Millennium Group Management is also the general partner of Millennium International Management and may also be deemed to have shared voting control and investment discretion over securities owned by ICS Opportunities.

The managing member of Millennium Group Management is a trust of which Israel A. Englander, a United States citizen (“Mr. Englander”), currently serves as the sole voting trustee. Therefore, Mr. Englander may also be deemed to have shared voting control and investment discretion over securities owned by Integrated Core Strategies and ICS Opportunities. The address for each of the entities and persons identified in this footnote is 399 Park Avenue, New York, New York 10022.

(8)
Includes (i) 7,826,250 shares of Class A common stock, (ii) 6,550,000 warrants, and (iii) 6,550,000 shares of Class A common stock issuable upon exercise of warrants within 60 days, in each case, owned of record by the Sponsor, of which Messrs. McNeill and Mutrie may be deemed to have or share beneficial ownership. Messrs. McNeill and Mutrie disclaim any such beneficial ownership of such securities. Also includes 20,000 shares of Class A common stock issuable upon exercise of warrants within 60 days held of record by each of Messrs. McNeill and Mutrie. For Mr. McNeill, includes 100,000 shares held of record by JASOLO LP. The address for these holders is 2850 N. Harwood Street, 19 th
Floor, Dallas, Texas 75201.

(9)
Includes 6,550,000 shares of Class A common stock issuable upon exercise of warrants within 60 days. NGP Switchback II, LLC is the record holder of the securities reported herein. Scott K. McNeill is a manager and the
Co-Chief
Executive Officer of NGP Switchback II, LLC. James E. Mutrie is a manager and the
Co-Chief
Executive Officer of NGP Switchback II, LLC. As such, Messrs. McNeill and Mutrie may be deemed to have or share beneficial ownership of the securities held directly by NGP Switchback II, LLC. Messrs. McNeill and Mutrie disclaim any such beneficial ownership of such securities. Christopher G. Carter, Scott Gieselman, Sam Stoutner, and Philip J. Deutch are managers of NGP Switchback II, LLC. In addition, NGP ETP III Investments, LLC directly or indirectly owns a majority of the limited liability company interests of NGP Switchback II, LLC through its wholly owned subsidiary, NGP ETP III Investments, LLC, and NGP ETP III Investments, LLC’s majority owned subsidiary, NGP Energy Technology Partners III, LLC. NGP XII US Holdings, L.P. is the sole member of NGP ETP III Investments, LLC, NGP XII Holdings GP, L.L.C. is the sole general partner of NGP XII US Holdings, L.P., and NGP Natural Resources XII, L.P. is the sole member of NGP XII Holdings GP, L.L.C. G.F.W. Energy XII, L.P. is the sole general partner of NGP Natural Resources XII, L.P., and GFW XII, L.L.C. is the sole general partner of G.F.W. Energy XII, L.P. GFW XII, L.L.C. has delegated full power and authority to manage NGP XII US Holdings, L.P. to NGP Energy Capital Management, L.L.C. Christopher G. Carter, Craig Glick, and Jill Lampert serve on the Executive Committee of NGP Energy Capital Management, L.L.C. Accordingly, each of NGP XII US Holdings, L.P., NGP XII Holdings GP, L.L.C., NGP Natural Resources XII, L.P., G.F.W. Energy XII, L.P., GFW XII, L.L.C., NGP ETP III Investments, LLC, NGP Energy Capital Management, L.L.C., Christopher G. Carter, Craig Glick, and Jill Lampert may be deemed to have or share beneficial ownership of the securities held directly by NGP Switchback II, LLC. The address for each of the entities and persons identified in this footnote is 2850 N. Harwood Street, 19 th
Floor, Dallas, Texas 75201.

(10)
NGP ETP III Investments, LLC is wholly owned by NGP XII US Holdings, L.P. NGP Energy Technology Partners III, LLC is majority owned by NGP XII US Holdings, L.P. NGP XII Holdings GP, L.L.C. is the sole general partner of NGP XII US Holdings, L.P. and NGP Natural Resources XII, L.P. is the sole member of NGP XII Holdings GP, L.L.C. G.F.W. Energy XII, L.P. is the sole general partner of NGP Natural Resources XII, L.P. and NGP Keystone GP, LLC is the sole general partner of NGP Keystone, L.P. GFW XII, L.L.C. is the sole general partner of G.F.W. Energy XII, L.P. and NGP Keystone GP, LLC. GFW XII, L.L.C. has delegated full power and authority to manage NGP XII US Holdings, L.P. and NGP Keystone GP, LLC to NGP Energy Capital Management, L.L.C. Christopher G. Carter, Craig Glick, and Jill Lampert serve on the Executive Committee of NGP Energy Capital Management, L.L.C. Accordingly, each of NGP XII US Holdings, L.P., NGP XII Holdings GP, L.L.C., NGP Natural Resources XII, L.P., G.F.W. Energy XII L.P., NGP Keystone GP, LLC, GFW XII, L.L.C., NGP Energy Capital Management, L.L.C., Christopher G. Carter, Craig Glick, and Jill Lampert may be deemed to have or share beneficial ownership of the Class A common stock held directly by NGP ETP III Investments, LLC, NGP Energy Technology Partners III, LLC and NGP Keystone, L.P. The address for each of the entities and persons identified in this footnote is 2850 N. Harwood Street, 19 th
Floor, Dallas, Texas 75201.

(11)	Includes 1,000 shares of Class A common stock issuable upon exercise of warrants within 60 days. The address for this holder is 2850 N. Harwood Street, 19 th Floor, Dallas, Texas 75201.
(12)	Includes 5,000 shares of Class A common stock issuable upon exercise of warrants within 60 days. The address for this holder is 2850 N. Harwood Street, 19 th Floor, Dallas, Texas 75201.
(13)
Palantir Technologies Inc. is currently controlled by its seven-member board of directors. For more information, please see Palantir Technologies Inc.’s public filings with the SEC. We are a customer of Palantir Technologies Inc. The address of Palantir Technologies Inc. is 1555 Blake Street, Suite 250, Denver, CO 80202.

(14)
Each of Putnam Funds Trust—Putnam
Multi-Cap
Core Fund and Putnam Variable Trust—Putnam VT
Multi-Cap
Core Fund (collectively, the “Putnam Funds”) is a mutual fund registered with the SEC under the Investment Company Act, whose account is managed by Putnam Investment Management, LLC (“PIM”), including sole dispositive power over the shares of Class A common stock held by the Putnam Funds. The Board Policies and Nominating Committee of the board of trustees of the Putnam Funds has sole voting power over the shares held by the Putnam Funds. PIM is owned through a series of holding companies by Great-West Lifeco Inc., a publicly traded company whose shares are listed on the Toronto Stock Exchange. The business address for each entity identified in this footnote is c/o Putnam Investment Management, LLC, 100 Federal Street, Boston, Massachusetts 02210.

(15)
Reflects 734,062 shares of Class A common stock issuable upon exercise of RSUs within 60 days and 34,534,930 shares of Class X common stock, which are convertible on a one-to-one
basis into shares of our Class A common stock at the option of the holder. Except as otherwise expressly provided in our Charter or by applicable law, each holder of our Class X common stock will have the right to 20 votes per share of Class X common stock held of record by such holder. See the section entitled “Description of Securities—Capital Stock—Class X Common Stock.”

(16)
SC US (TTGP), Ltd. is (i) the general partner of SC U.S. Growth VII Management, L.P., which is the general partner of each of GFVII Funds, and (ii) the general partner of SC U.S. Growth VIII Management, L.P., which is the general partner of GFVIII. The directors and stockholders of SC US (TTGP), Ltd. who exercise voting and investment discretion with respect to the GFVII Funds and GFVIII include Roelof Botha, one of our directors. As a result, and by virtue of the relationships described in this paragraph, each such person may be deemed to share voting and dispositive power with respect to the shares held by the GFVII Funds, and the Grove Funds, as applicable. Sequoia Grove Manager, LLC is the manager of Grove II. As a result, Sequoia Grove Manager, LLC may be deemed to share beneficial ownership with respect to the shares held by Grove II. Mr. Botha expressly disclaims beneficial ownership of the shares held by the GFVII Funds, GFVIII, and the Grove Funds. The address for each of the persons and entities identified in this footnote is 2800 Sand Hill Road, Suite 101, Menlo Park, California 94025.
(17)	Valor Fund V Bird GP Holdings, LLC is the general partner of Valor Fund V Bird Holdings L.P. and Valor R&D Management LLC is the manager of Valor R&D Series LLC (Series CP, CY, & EZ).
Valor Management L.P. is the managing member of Valor Equity Capital IV LLC, which is the general partner of Valor Equity Associates IV L.P., which, in turn, is the general partner of Valor Equity Partners IV L.P., which serves as the managing member of Valor Bird Fund IV Grant Holdings LLC.
Valor Management L.P. is the managing member of Valor Equity Capital V LLC, which is the general partner of Valor Equity Associates V L.P., which, in turn, is the general partner of Valor Equity Partners V L.P., which serves as the managing member of Valor Bird Fund V Grant Holdings LLC.
Decisions regarding the voting and disposition of the shares held by the Valor Bird Funds other than Valor R&D Series LLC (Series CP, CY, & EZ) are made through an investment committee at the Valor Equity Associates IV L.P. and Valor Equity Associates V L.P. level that consists of at least three individuals. By virtue of his role and various positions with the Valor Equity Partners entities named herein, Antonio Gracias may be deemed to share beneficial ownership over the shares held of record by the Valor Bird Funds. Other than with respect to the shares held by Valor R&D Series LLC (Series CP, CY, & EZ), Mr. Gracias disclaims beneficial ownership of the shares held by the Valor Bird Funds for purposes of Sections 13(d) or 13(g) of the Exchange Act.
The address for each of the persons and entities identified in this footnote is c/o Valor Equity Partners, 875 North Michigan Avenue, Suite 3214, Chicago, Illinois 60611.
We cannot advise you as to whether the selling securityholders will in fact sell any or all of such shares of Class A common stock or Sponsor Warrants.
Selling securityholder information for each additional selling securityholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such selling securityholder’s securities pursuant to this prospectus. To the extent permitted by law, a prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each selling securityholder and the number of securities registered on its behalf. A selling securityholder may sell or otherwise transfer all, some, or none of such securities in this offering. See “Plan of Distribution.”
For information regarding transactions between us and the selling securityholders, see the section entitled “Certain Relationships and Related Person Transactions.”

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Registration Rights Agreement
In connection with the consummation of the Business Combination, we entered into the Registration Rights Agreement with the other parties thereto, including (i) Travis VanderZanden, our Chief Executive Officer, a member of our board of directors, and a holder of more than 5% of our outstanding capital stock, (ii) entities affiliated with Craft Ventures, Goldcrest Capital, Sequoia Capital, and Valor Equity Partners, each of which holds more than 5% of our outstanding capital stock (David Sacks, Daniel Friedland, and Roelof F. Botha, each of whom are members of our board of directors, are affiliated with Craft Ventures, Goldcrest Capital, and Sequoia Capital, respectively), and (iii) Jim Mutrie, a member of our board of directors, and (iv) the Sponsor, which is affiliated with Jim Mutrie, and certain members of the Sponsor. Pursuant to the Registration Rights Agreement, we agreed that, within 20 business days after the consummation of the Business Combination, we would file with the SEC (at our sole cost and expense) a registration statement registering the resale of certain securities held by or issuable to the holders party thereto, and we will use our commercially reasonable efforts to have such registration statement declared effective as soon as reasonably practicable after the filing thereof and to maintain such registration statement. In certain circumstances, the Switchback Holders can demand up to three underwritten offerings and certain of the Bird Holders can demand up to three underwritten offerings, and all of such holders can demand up to four block trades within any
12-month
period and will be entitled to customary piggyback registration rights. The Registration Rights Agreement does not provide for the payment of any cash penalties by us if we fail to satisfy any of our obligations under the Registration Rights Agreement.
PIPE Financing
Certain PIPE Investors related to Bird and Switchback entered into Subscription Agreements with Switchback, pursuant to which they subscribed for shares of our Class A common stock in connection with the PIPE Financing. Such PIPE Investors that participated in the PIPE Financing included (i) Jim Mutrie (430,000 shares), a member of our board of directors, (ii) Fidelity Investments Inc. (“Fidelity”) (6,000,000 shares), which holds more than 10% of our capital stock, and (iii) (iv) Scott McNeill (430,000 shares), NGP Energy Technology Partners III, LLC (1,333,000 shares), NGP ETP III Investments, LLC (2,107,000 shares), and NGP Keystone, L.P. (1,000,000 shares), each an affiliate of the Sponsor. The Subscription Agreements provide the PIPE Investors with certain registration and indemnification rights. See “Shares Eligible for Future Sale—Registration Rights.”
Indemnification Agreements
Our Charter contains provisions limiting the liability of directors, and our Bylaws provide that we will indemnify each of our directors to the fullest extent permitted under Delaware law. Our Charter and Bylaws also provide our board with discretion to indemnify officers and employees when determined appropriate by our board.
We have entered into indemnification agreements with each of our directors and certain of our executive officers and key employees. The indemnification agreements will provide that the post-combination company will indemnify each of its directors, executive officers, and such other key employees against any and all expenses incurred by that director, executive officer, or other key employee because of his or her status as one of the post-combination company’s directors, executive officers, or other key employees, to the fullest extent permitted by Delaware law and the Proposed Organizational Documents. In addition, the indemnification agreements will provide that, to the fullest extent permitted by Delaware law, the post-combination company will advance all expenses incurred by its directors, executive officers, and other key employees in connection with a legal proceeding involving his or her status as a director, executive officer, or key employee.

Earnout
Earnout Shares
Pursuant to the Business Combination Agreement, during the Earnout Period and as additional consideration for Bird’s interest acquired in connection with the Business Combination, within five business days after the occurrence of the Earnout Triggering Events described below, we will issue or cause to be issued to each Eligible Bird Equityholder, with respect to each such triggering event, the following shares of our common stock (which will be equitably adjusted for stock splits, reverse stock splits, stock dividends, reorganizations, recapitalizations, reclassifications, combination, exchange of shares, or other like change or transaction with respect to common stock), upon the terms and subject to the conditions set forth in the Business Combination Agreement and the ancillary agreements thereto:

•	upon the occurrence of Earnout Triggering Event I (as defined below), a one-time issuance of 10,000,000 Earnout Shares;

•	upon the occurrence of Earnout Triggering Event II (as defined below), a one-time issuance of 10,000,000 Earnout Shares; and

•	upon the occurrence of Earnout Triggering Event III (as defined below), a one-time issuance of 10,000,000 Earnout Shares.
For the avoidance of doubt, the Eligible Bird Equityholders with respect to a triggering event will be entitled to receive Earnout Shares upon the occurrence of each Earnout Triggering Event; provided, however, that each triggering event described above will only occur once, if at all, and in no event will the Eligible Bird Equityholders be entitled to receive more than an aggregate of 30,000,000 Earnout Shares.
For purposes of the foregoing:
“Earnout Triggering Event I” means the date on which the daily volume-weighted average sale price of one share of our Class A common stock quoted on the NYSE (or the exchange on which the shares of our Class A common stock are then listed) is greater than or equal to $12.50 for any ten trading days within any 20 consecutive trading day period within the Earnout Period;
“Earnout Triggering Event II” means the date on which the daily volume-weighted average sale price of one share of our Class A common stock quoted on the NYSE (or the exchange on which the shares of our Class A common stock are then listed) is greater than or equal to $20.00 for any ten trading days within any 20 consecutive trading day period within the Earnout Period;
“Earnout Triggering Event III” means the date on which the daily volume-weighted average sale price of one share of our Class A common stock quoted on the NYSE (or the exchange on which the shares of our Class A common stock are then listed) is greater than or equal to $30.00 for any ten trading days within any 20 consecutive trading day period within the Earnout Period; and
“Earnout Triggering Events” are to Earnout Triggering Event I, Earnout Triggering Event II, and Earnout Triggering Event III.
If, during the Earnout Period, there is a change of control pursuant to which we or our stockholders have the right to receive consideration implying a value per share of our Class A common stock (as agreed in good faith by the Sponsor and our board) of:

•	less than $12.50, then no Earnout Shares will be issuable;

•
greater than or equal to $12.50 but less than $20.00, then, (a) immediately prior to such change of control, we will issue 10,000,000 shares of our common stock (less any Earnout Shares issued prior to such change of control) to the Eligible Bird Equityholders with respect to the change of control and (b) no further Earnout Shares will be issuable;

•
greater than or equal to $20.00 but less than $30.00, then, (a) immediately prior to such change of control, we will issue 20,000,000 shares of our common stock (less any Earnout Shares issued prior to such change of control) to the Eligible Bird Equityholders with respect to the change of control and (b) no further Earnout Shares will be issuable; or

•
greater than or equal to $30.00, then, (a) immediately prior to such change of control, we will issue 30,000,000 shares of our common stock (less any Earnout Shares issued prior to such change of control) to the Eligible Bird Equityholders with respect to the change of control and (b) no further Earnout Shares will be issuable.

The common stock price targets specified in the definitions of “Earnout Triggering Event I,” “Earnout Triggering Event II,” and “Earnout Triggering Event III” set forth in the Business Combination Agreement will be equitably adjusted for stock splits, stock dividends, reorganizations, recapitalizations, reclassifications, combination, exchange of shares, or other like change or transaction with respect to our common stock occurring on or after the consummation of the Business Combination.
Earnout Shares issuable with respect to Bird Options, Bird Restricted Stock, and Bird RSU Awards will be issued under the 2021 Plan in the form of restricted shares of Class A common stock. These Earnout Awards will vest and the restrictions thereon will lapse based on the achievement of the per share value of our Class A common stock, as described above. In no event will the total number of Earnout Shares, together with the restricted Earnout Shares issued pursuant to Earnout Awards, exceed 30,000,000 in the aggregate.
Switchback Founder Earn Back Shares
In connection with the execution of the Business Combination Agreement, the Sponsor and certain officers and directors of Switchback entered into the Letter Agreement Amendment, pursuant to which, among other things, the parties agreed, effective upon the consummation of the Business Combination, to subject an aggregate of 1,976,563 Switchback Founder Earn Back Shares held by them (on a pro rata basis) to potential forfeiture, of which (a) 988,281 Switchback Founder Earn Back Shares will no longer be subject to potential forfeiture if the average reported last sale price of one share of our Class A common stock quoted on the NYSE (or the exchange on which the shares of our Class A common stock are then listed) is greater than or equal to $12.50 for any ten trading days within any 20 consecutive trading day period within the Earnout Period and (b) 988,281 Switchback Founder Earn Back Shares will no longer be subject to potential forfeiture if the average reported last sale price of one share of our Class A common stock quoted on the NYSE (or the exchange on which the shares of our Class A common stock are then listed) is greater than or equal to $15.00 for any ten trading days within any 20 consecutive trading day period within the Earnout Period.
Employment Agreements and Equity Compensation
From time to time, we may enter into employment or compensation arrangements with senior management or other key employees. For instance, we are party to employment agreements with each of our named executive officers other than Mr. VanderZanden, which provide for severance benefits in connection with certain qualifying terminations. For more information, see “Executive Compensation—Executive Compensation Arrangements.”

Prior Bird Equity Financings
Between May 2017 and March 2020, Bird sold to related persons various series of preferred stock. The following table summarizes the purchases of such preferred stock from Bird by such related persons that are also related persons of Bird Global:

	Series (1)
Name	Founders	Seed	A	B	C	C-1	D
Travis VanderZanden (2)	11,250,000	—	—	—	—	425,695	—
Entities affiliated with Craft Ventures (3)	—	2,936,354	11,997,600	7,237,257	4,218,755	1,227,085	—
Entities affiliated with Goldcrest Capital (4)	—	5,811,533	4,430,931	6,293,267	3,130,699	1,255,800	97,151
Entities affiliated with Valor Equity Partners (5)	—	611,740	313,573	7,866,583	2,827,328	942,099	3,870,658
Entities affiliated with Sequoia Capital (6)	—	—	—	—	7,875,380	851,390	3,870,658
Entities affiliated with Fidelity (7)	—	—	—	—	—	3,536,674	1,161,198
Nathaniel Justin Kan (8)	—	61,174	—	—	—	—	—

(1)
The purchase price per series is as follows: (i) Bird Founders Preferred Stock: $0.0000013 per share; (ii) Series Seed Preferred Stock: $0.41 per share; (iii) Series A Preferred Stock: $0.73 per share; (iv) Series B Preferred Stock: $3.18 per share; (v) Series C Preferred Stock: $6.35 per share; (vi) Series
C-1
Preferred Stock: $11.75 per share; and (vii) Series D Preferred Stock: $12.92 per share.

(2)	Travis VanderZanden is our Chief Executive Officer and a member of Bird’s board of directors, and holds more than 5% of our capital stock.
(3)	David Sacks is a member of our board of directors and an affiliate of Craft Ventures. Entities affiliated with Craft Ventures hold more than 5% of our capital stock.
(4)	Daniel Friedland is a member of our board of directors and an affiliate of Goldcrest Capital. Entities affiliated with Goldcrest Capital hold more than 5% of our capital stock.
(5)	Entities affiliated with Valor Equity Partners hold more than 5% of our capital stock.
(6)	Roelof F. Botha is a member of our board of directors and an affiliate of Sequoia Capital. Entities affiliated with Sequoia Capital hold more than 5% of our capital stock.
(7)	Entities affiliated with Fidelity hold more than 5% of our capital stock.
(8)	Nathaniel Justin Kan is a member of our board of directors.

Sales of Senior Preferred Stock, Senior Preferred Warrants, and Exchange Agreement
From January 26, 2021 through April 20, 2021, Bird sold an aggregate of 10,088,349 shares of senior preferred stock to related persons at a purchase price of $10.00 per share. In addition, a total of 5,869,726 senior preferred warrants were issued to related persons in connection with their purchase of senior preferred stock, to the extent such investors purchased more than their current pro rata investment in Bird. The following table summarizes the purchases of senior preferred stock and associated senior preferred warrants to such related persons that are also related persons of Bird Global:

Name	Shares of Bird Senior Preferred Stock	Bird Senior Preferred Warrants
Entities affiliated with Craft Ventures (1)	767,852	—
Entities affiliated with Goldcrest Capital (2)	631,520	—
Entities affiliated with Fidelity (3)	6,000,000	5,636,824
Entities affiliated with Sequoia Capital (4)	1,147,062	84,240
Entities affiliated with Valor Equity Partners (5)	1,072,914	—
Travis VanderZanden (6)	200,000	148,662
Nathaniel Justin Kan (7)	257	—

(1)	David Sacks is a member of our board of directors and an affiliate of Craft Ventures. Entities affiliated with Craft Ventures hold more than 5% of our capital stock.
(2)	Daniel Friedland is a member of our board of directors and an affiliate of Goldcrest Capital. Entities affiliated with Goldcrest Capital hold more than 5% of our capital stock.
(3)	Entities affiliated with Fidelity hold more than 5% of our capital stock.
(4)	Roelof F. Botha is a member of our board of directors and an affiliate of Sequoia Capital. Entities affiliated with Sequoia Capital hold more than 5% of our capital stock.
(5)	Entities affiliated with Valor Equity Partners hold more than 5% of our capital stock.
(6)	Travis VanderZanden is our Chief Executive Officer and a member of our board of directors, and holds more than 5% of our capital stock.
(7)	Nathaniel Justin Kan is a member of our board of directors.
In connection with the issuance of the senior preferred stock, Bird’s previously issued preferred stock was automatically converted into common stock of Bird pursuant to the terms of Bird’s certificate of incorporation. To the extent the purchasers of senior preferred stock also held previously issued preferred stock and purchased shares of senior preferred stock in an amount equal to at least their current pro rata investment in Bird, Bird agreed to enter into an exchange agreement (the “Exchange Agreement”) that would allow such existing holders of previously issued preferred stock to exchange the shares of common stock received upon conversion of their previously issued preferred stock for an equal number of shares of prime preferred stock containing substantially the same terms, and of the same series, as the shares of previously issued preferred stock held by such investors prior to the conversion. Substantially all holders of previously issued preferred stock, including the holders named above, entered into the Exchange Agreement with Bird and received shares of prime preferred stock.
Investors’ Rights Agreement
Prior to the Business Combination, Bird was a party to the Amended and Restated Investors’ Rights Agreement, dated as of January 26, 2021, which granted registration rights, information rights, and a right of first offer with respect to certain issuances of securities by Bird, among other things, to certain holders of its capital stock, including (i) Travis VanderZanden and (ii) entities affiliated with Craft Ventures, Goldcrest Capital, Fidelity, Sequoia Capital, and Valor Equity Partners. David Sacks, Daniel Friedland, and Roelof F. Botha, each of whom are members of our board of directors, are affiliated with Craft Ventures, Goldcrest Capital, and Sequoia Capital, respectively. This agreement terminated upon the closing of the Business Combination.

Voting Agreement
Prior to the Business Combination, Bird was a party to the Amended and Restated Voting Agreement, dated as of January 26, 2021, pursuant to which certain holders of its capital stock, including (i) Travis VanderZanden and (ii) entities affiliated with Craft Ventures, Goldcrest Capital, Fidelity, Sequoia Capital, and Valor Equity Partners agreed to vote their shares of Bird’s capital stock on certain matters, including with respect to the election of directors. This agreement also provided for drag-along rights with respect to certain transactions. David Sacks, Daniel Friedland, and Roelof F. Botha, each of whom are members of our board of directors, are affiliated with Craft Ventures, Goldcrest Capital, and Sequoia Capital, respectively. This agreement terminated upon the closing of the Business Combination.
Right of First Refusal
Pursuant to the Amended and Restated Right of First Refusal and
Co-Sale
Agreement, dated as of January 26, 2021, Bird or its assignees had the right to purchase shares of Bird capital stock that Mr. VanderZanden proposed to sell to other parties. Certain holders of Bird capital stock, including entities affiliated with Craft Ventures, Goldcrest Capital, Fidelity, Sequoia Capital, and Valor Equity Partners, had rights of first refusal and co-sale
under this agreement. David Sacks, Daniel Friedland, and Roelof F. Botha, each of whom are members of our board of directors, are affiliated with Craft Ventures, Goldcrest Capital, and Sequoia Capital, respectively. This agreement terminated upon the closing of the Business Combination.
Policies and Procedures for Related Persons Transactions
Our board will review and considers the interests of our directors, executive officers, and principal stockholders in its review and consideration of transactions and forms committees of non-interested
directors when it determines that the formation of such committees is appropriate under the circumstances.
We have adopted a written related party transaction policy. The policy will provide that officers, directors, holders of more than 5% of any class of our voting securities, and any member of the immediate family of and any entity affiliated with any of the foregoing persons, will not be permitted to enter into a related-party transaction with us without the prior consent of the audit committee, or other independent members of our board in the event it is inappropriate for the audit committee to review such transaction due to a conflict of interest. Any request for us to enter into a transaction with an executive officer, director, principal stockholder, or any of their immediate family members or affiliates, in which the amount involved exceeds $120,000, must first be presented to the audit committee for review, consideration, and approval. In approving or rejecting the proposed transactions, the audit committee will take into account all of the relevant facts and circumstances available.

DESCRIPTION OF SECURITIES
The following summary of the material terms of our capital stock is not intended to be a complete summary of the rights and preferences of such securities. The full text of the Charter and Bylaws are included as exhibits to the registration statement of which this prospectus forms a part. You are encouraged to read the applicable provisions of Delaware law, the Charter, and the Bylaws in their entirety for a complete description of the rights and preferences of our securities.
Capital Stock
Authorized Capitalization
Our Charter authorizes the issuance of 1,160,000,000 shares of capital stock, consisting of four classes: 1,000,000,000 shares of Class A common stock, 10,000,000 shares of Class B common stock, 50,000,000 shares of Class X common stock, and 100,000,000 shares of preferred stock. As of the consummation of the Business Combination, we had approximately 239,815,262 shares of Class A common stock outstanding and approximately 34,534,930 shares of Class X common stock outstanding.
Class A Common Stock
Voting Rights
Our Charter provides that, except as otherwise expressly provided by our Charter or as provided by law, the holders of Class A common stock and Class X common stock will at all times vote together as a single class on all matters; provided, however, that except as otherwise required by law, holders of shares of Class A common stock and Class X common stock will not be entitled to vote on any amendment to our Charter that relates solely to the terms of one or more outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to our Charter. Except as otherwise expressly provided in our Charter or by applicable law, each holder of Class A common stock will have the right to one vote per share of Class A common stock held of record by such holder.
Dividend Rights
Subject to preferences that may apply to any shares of our preferred stock outstanding at the time, shares of Class A common stock and Class X common stock will be treated equally, identically, and ratably, on a per share basis, with respect to any dividends or distributions as may be declared and paid from time to time by our board out of any assets of our company legally available therefor; provided, however, that in the event a dividend is paid in the form of shares of Class A common stock or Class X common stock (or rights to acquire such shares), then holders of Class A common stock will receive shares of Class A Common Stock (or rights to acquire such shares, as the case may be) and holders of Class X common stock will receive shares of Class X common stock (or rights to acquire such shares, as the case may be), with holders of shares of Class A common stock and Class X common stock receiving, on a per share basis, an identical number of shares of Class A Common Stock or Class X common stock, as applicable.
Rights Upon Liquidation, Dissolution, and Winding Up
Subject to any preferential or other rights of any holders of our preferred stock then outstanding, upon the liquidation, dissolution, or winding up of our company, whether voluntary or involuntary, holders of Class A common stock and Class X common stock will be entitled to receive ratably all assets of our company available for distribution to its stockholders.

Other Rights
The holders of Class A common stock will not have preemptive, subscription, or conversion rights. There will be no redemption or sinking fund provisions applicable to the Class A common stock. The rights, preferences, and privileges of holders of shares of Class A common stock will be subject to those of the holders of any shares of preferred stock that we may issue in the future.
Class B Common Stock
Our Class B common stock has the same rights, powers, and preferences as our Class A common stock.
Class X Common Stock
Voting Rights
Our Charter provides that, except as otherwise expressly provided by our Charter or as provided by law, the holders of Class A common stock and Class X common stock will at all times vote together as a single class on all matters; provided however, that, except as otherwise required by law, holders of shares of Class A common stock and Class X common stock will not be entitled to vote on any amendment to our Charter that relates solely to the terms of one or more outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to our Charter. Except as otherwise expressly provided in our Charter or by applicable law, each holder of Class X common stock will have the right to 20 votes per share of Class X common stock held of record by such holder.
Dividend Rights
Subject to preferences that may apply to any shares of preferred stock outstanding at the time, shares of Class A common stock and Class X common stock will be treated equally, identically, and ratably, on a per share basis, with respect to any dividends or distributions as may be declared and paid from time to time by our board out of any assets of our company legally available therefor; provided, however, that in the event a dividend is paid in the form of shares of Class A common stock or Class X common stock (or rights to acquire such shares), then holders of Class A common stock will receive shares of Class A common stock (or rights to acquire such shares, as the case may be) and holders of Class X common stock will receive shares of Class X common stock (or rights to acquire such shares, as the case may be), with holders of shares of Class A common stock and Class X common stock receiving, on a per share basis, an identical number of shares of Class A common stock or Class X common stock, as applicable.
Rights Upon Liquidation, Dissolution, and Winding Up
Subject to any preferential or other rights of any holders of preferred stock then outstanding, upon the liquidation, dissolution, or winding up of our company, whether voluntary or involuntary, holders of Class A common stock and Class X Common Stock will be entitled to receive ratably all assets of our company available for distribution to its stockholders.
Other Rights
The holders of Class X common stock will not have preemptive or other subscription rights. There will be no redemption or sinking fund provisions applicable to the Class X common stock. The Class X common stock will be convertible into shares of Class A common stock on a one-to-one
basis at the option of the holders of the Class X common stock at any time upon written notice to our transfer agent. In addition, the Class X common stock will automatically convert into shares of Class A common stock on the earliest to occur of earlier of (such date, the “Sunset Date”) (a) the date Travis VanderZanden is neither a senior executive officer nor a director of our company and (b) the date on which the holders of Class X common stock as of the consummation of the Business Combination have sold more than 75% of their shares, other than certain permitted transfers specified in our Charter. The Class X common stock will also automatically convert into Class A common stock upon a transfer of the Class X common stock, other than certain permitted transfers specified in our Charter. The rights, preferences, and privileges of holders of shares of Class X common stock will be subject to those of the holders of any shares of preferred stock that we may issue in the future.
Preferred Stock
Our Charter provides that shares of preferred stock may be issued from time to time in one or more series. Our board will be authorized to fix the designation, preferences, and relative, participating, optional, or other special rights, and qualifications, limitations, or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges, and liquidation preferences, of the shares of each such series and to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series.
The number of authorized shares of preferred stock may also be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then-outstanding shares of our capital stock entitled to vote thereon.
The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings, and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of our outstanding voting stock. Additionally, the issuance of preferred stock may adversely affect the holders of our Class A common stock by restricting dividends on our Class A common stock, diluting the voting power of our Class A common stock, or subordinating the liquidation rights of our Class A common stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of our Class A common stock.
Dividends
Declaration and payment of any dividend will be subject to the discretion of our board of directors. The time and amount of dividends will be dependent upon our business prospects, results of operations, financial condition, cash requirements and availability, debt repayment obligations, capital expenditure needs, contractual restrictions, covenants in the agreements governing our current and future indebtedness, industry trends, the provisions of Delaware law affecting the payment of distributions to stockholders, and any other factors our board of directors may consider relevant. We currently intend to retain all available funds and any future earnings to fund the development and growth of our business and to repay indebtedness, and therefore, do not anticipate declaring or paying any cash dividends on our Class A common stock in the foreseeable future. See “Dividend Policy” and “Risk Factors—Risks Related to this Offering and Ownership of Our Securities—We have never paid cash dividends on our capital stock, and we do not anticipate paying dividends in the foreseeable future.”
Certain Anti-Takeover Provisions of Delaware Law and Our Charter and Bylaws
Our Charter and Bylaws contain provisions that may delay, defer, or discourage another party from acquiring control of us. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate our board of directors, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give our board of directors the power to discourage acquisitions that some stockholders may favor.

Delaware Anti-Takeover Statute
We have opted out of Section 203 of the DGCL under our Charter and Bylaws, but our Charter and Bylaws have protections similar to those afforded by Section 203 of the DGCL, which will prohibit us from engaging in any business combination with any stockholder for a period of three years following the time that such stockholder (the “interested stockholder”) came to own at least 15% of the outstanding voting stock of our company (the “acquisition”), except if:

•	our board approved the acquisition prior to its consummation;

•	the interested stockholder owned at least 85% of the outstanding voting stock upon consummation of the acquisition; or

•	the business combination is approved by our board, and by a two-thirds vote of the other stockholders in a meeting.
Generally, a “business combination” includes any merger, consolidation, asset or stock sale, or certain other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of our voting stock.
Under certain circumstances, these anti-takeover provisions will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with us for a three-year period. This may encourage companies interested in acquiring our company to negotiate in advance with our board because the stockholder approval requirement would be avoided if our board approves the acquisition that results in the stockholder becoming an interested stockholder.
This may also have the effect of preventing changes in our board and may make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.
Written Consent by Stockholders
Under our Charter and Bylaws, subject to the rights of any series of preferred stock then outstanding, any action required or permitted to be taken by our stockholders (a) may be effected by a consent in writing by such stockholders until the Sunset Date and (b) following the Sunset Date, must be effected at a duly called annual or special meeting of our stockholders and may not be effected by any consent in writing by such stockholders.
Special Meeting of Stockholders
Under our Charter and Bylaws, special meetings of our stockholders may be called only by the chairperson of our board, our chief executive officer or president, our board acting pursuant to a resolution adopted by a majority of the total number of directors constituting our board, or, until the Sunset Date, our secretary upon a written request of any holder of record of at least 25% of the voting power of the issued and outstanding shares of our capital stock, and may not be called by any other person or persons. Only such business shall be considered at a special meeting of stockholders as shall have been stated in the notice for such meeting.
Advance Notice Requirements for Stockholder Proposals and Director Nominations
Under our Bylaws, advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of our stockholders shall be given in the manner and to the extent provided in our Bylaws. These provisions could have the effect of delaying stockholder actions that are favored by the holders of a majority of our outstanding voting securities until the next stockholder meeting.

Authorized but Unissued Shares
The authorized but unissued shares of our common stock and preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by NYSE rules. These additional shares may be used for a variety of corporate finance transactions, acquisitions, and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could make more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger, or otherwise.
Classified Board of Directors; Director Removal
The Charter provides that our board of directors is divided into three classes, with the classes as nearly equal in number as possible and each class serving three-year staggered terms. The Charter also provides that, subject to the rights of the holders of any series of preferred stock then outstanding, (a) until the Sunset Date, directors on our board may be removed from office with or without cause and (b) following the Sunset Date, directors on our board may only be removed for cause, in each case, by the affirmative vote of the holders of at least a majority of the voting power of then-outstanding shares entitled to vote in the election of directors, voting together as a single class. See “Management—Board Composition and Election of Directors.” These provisions may have the effect of deferring, delaying, or discouraging hostile takeovers, or changes in control of us or our management.
Amendment of Certificate of Incorporation or Bylaws
The DGCL provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Our Charter and Bylaws, respectively require the affirmative vote of at least two-thirds
of the voting power of the outstanding shares to (a) adopt, amend, or repeal our Bylaws and to (b) amend, alter, repeal, or rescind Article V(B), VI, VII, VIII, IX, X, XI, or XII of our Charter.
Forum Selection
Our Charter provides that the Court of Chancery of the State of Delaware (or, in the event that the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) and any appellate court thereof, is the sole and exclusive forum for the following types of actions or proceedings under Delaware statutory or common law: (a) any derivative action, suit, or proceeding brought on behalf of our company; (b) any action, suit, or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer, or stockholder of ours to our company or to our stockholders; (c) any action, suit, or proceeding arising pursuant to any provision of the DGCL or our Bylaws or Charter (as either may be amended from time to time); (d) any action, suit, or proceeding as to which the DGCL confers jurisdiction on the Court of Chancery; and (e) any action, suit, or proceeding asserting a claim against us or any current or former director, officer, or stockholder governed by the internal affairs doctrine. If any action the subject matter of which is within the scope of the immediately preceding sentence is filed in a court other than the courts in the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder will be deemed to have consented to (a) the personal jurisdiction of the state and federal courts in the State of Delaware in connection with any action brought in any such court to enforce the provisions of the immediately preceding sentence and (b) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder. Such exclusive forum provision will not apply to suits brought to enforce a duty or liability created by the Securities Act or the Exchange Act, or any other claim for which the federal courts have exclusive jurisdiction.
Unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

Limitations on Liability and Indemnification of Officers and Directors
Our Charter and Bylaws provide indemnification and advancement of expenses for our directors and officers to the fullest extent permitted by the DGCL. In addition, as permitted by Delaware law, our Charter includes provisions that eliminate the personal liability of our directors for monetary damages resulting from breaches of certain fiduciary duties as a director. The effect of this provision is to restrict our rights and the rights of our stockholders in derivative suits to recover monetary damages against a director for breach of fiduciary duties as a director. These provisions may be held not to be enforceable for violations of the federal securities laws of the United States. We have also entered into indemnification agreements with each of our directors and certain of our officers which provide them with contractual rights to indemnification and expense advancement which are, in some cases, broader than the specific indemnification provisions contained under Delaware law.
Warrants
Public Warrants
Public warrants may only be exercised for a whole number of shares of Class A common stock. No fractional public warrants were issued upon separation of Switchback’s units and only whole public warrants will trade. The public warrants will become exercisable on January 12, 2022; provided that we have an effective registration statement under the Securities Act covering the shares of Class A common stock issuable upon exercise of the public warrants and a current prospectus relating to them is available and such shares are registered, qualified, or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder (or we permit holders to exercise their public warrants on a cashless basis under certain circumstances). In the event that the conditions in the immediately preceding sentence are not satisfied with respect to a public warrant, the holder of such public warrant will not be entitled to exercise such public warrant and such public warrant may have no value and expire worthless. The public warrants have an exercise price of $11.50 per share, subject to adjustments, and will expire at 5:00 p.m., New York City time, on November 4, 2026, or earlier upon redemption or liquidation.
We have agreed that, as soon as practicable, but in no event later than 20 business days after the closing of the Business Combination, we will use commercially reasonable efforts to file with the SEC and have an effective registration statement covering the shares of our Class A common stock issuable upon exercise of the warrants and to maintain a current prospectus relating to those shares of Class A common stock until the warrants expire or are redeemed, as specified in the Warrant Agreement. Notwithstanding the above, if the shares of Class A common stock at the time of any exercise of a warrant are not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, and in the event it does not so elect, it will use commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In such event, each holder would pay the exercise price by surrendering the public warrants for that number of shares of our Class A common stock equal to the lesser of (A) the quotient obtained by dividing (x) the product of the number of shares of our Class A common stock underlying the public warrants, multiplied by the excess of the “fair market value” (as defined below) less the exercise price of the public warrants by (y) the fair market value and (B) 0.361. The “fair market value” as used in this paragraph shall mean the volume weighted average price of the shares of our Class A common stock for the ten trading days ending on the trading day prior to the date on which the notice of exercise is received by Continental Stock Transfer & Trust Company, as warrant agent. In no event will we be required to net cash settle any warrant.
Redemption of Public Warrants When the Price Per Share of Class A Common Stock Equals or Exceeds $18.00
Once the public warrants become exercisable, we may redeem the outstanding public warrants for cash:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption (the “30-day redemption period”); and

•
if, and only if, the last sale price of our Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations, and the like) for any 20 trading days within a
30-trading
day period ending on the third trading day prior to the date on which we send the notice of redemption to the public warrant holders.

We will not redeem the public warrants for cash unless a registration statement under the Securities Act covering the shares of our Class A common stock issuable upon exercise of the warrants is effective and a current prospectus relating to those shares of our Class A common stock is available throughout the
30-day redemption
period, except if the public warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act. If and when the public warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.
We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the public warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the public warrants, each public warrant holder will be entitled to exercise his, her or its public warrant prior to the scheduled redemption date. However, the price of the shares of our Class A common stock may fall below the $18.00 redemption trigger price (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a public warrant as described under the heading “—Anti-Dilution Adjustments”) as well as the $11.50 (for whole shares) public warrant exercise price after the redemption notice is issued.
Redemption of Public Warrants When the Price Per Share of Class A Common Stock Equals or Exceeds $10.00
Once the public warrants become exercisable, we may redeem the outstanding public warrants:

•	in whole and not in part;

•
at $0.10 per public warrant; provided that holders will be able to exercise their public warrants on a cashless basis prior to redemption and receive that number of shares of our Class A common stock to be determined by reference to the table below, based on the redemption date and the “fair market value” (as defined below) of our shares of our Class A common stock except as otherwise described below;

•	upon a minimum of 30 days’ prior written notice of redemption; and

•
if, and only if, the last sale price of our Class A common stock equals or exceeds $10.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations, and the like) on the trading day prior to the date on which we send the notice of redemption to the warrant holders.

The “fair market value” of our Class A Common Stock means the average last reported sale price of our Class A common stock for the ten trading days immediately following the date on which the notice of redemption is sent to the holders of warrants.
Beginning on the date the notice of redemption is given until the public warrants are redeemed or exercised, holders may elect to exercise their public warrants on a cashless basis. The numbers in the table below represent the number of shares of our Class A common stock that a public warrant holder will receive upon such cashless exercise in connection with a redemption by us pursuant to this redemption feature, based on the fair market value of our Class A common stock on the corresponding redemption date (assuming holders elect to exercise their public warrants and such public warrants are not redeemed for $0.10 per warrant) and the number of months that the corresponding redemption date precedes the expiration date of the public warrants, each as set forth in the table below. We will provide our public warrant holders with the final fair market value no later than one business day after the ten-trading
day period described above ends.

The share prices set forth in the column headings of the table below will be adjusted as of any date on which the number of shares issuable upon exercise of a public warrant or the exercise price of a public warrant is adjusted as set forth under the heading “—Anti-Dilution Adjustments” below.
If the number of shares issuable upon exercise of a public warrant is adjusted, the adjusted share prices in the column headings will equal the share prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the number of shares deliverable upon exercise of a public warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a public warrant as so adjusted. The number of shares in the table below shall be adjusted in the same manner and at the same time as the number of shares issuable upon exercise of a public warrant. If the exercise price of a public warrant is adjusted, (a) in the case of an adjustment pursuant to the fifth paragraph under the heading “—Anti-Dilution Adjustments” below, the adjusted share prices in the column headings will equal the unadjusted share price multiplied by a fraction, the numerator of which is the higher of the “Market Value” and the “Newly Issued Price” as set forth under the heading “—Anti-Dilution Adjustments” and the denominator of which is $10.00 and (b) in the case of an adjustment pursuant to the second paragraph under the heading “—Anti-Dilution Adjustments” below, the adjusted share prices in the column headings will equal the unadjusted share price less the decrease in the exercise price of a public warrant pursuant to such exercise price adjustment.

Redemption Date	Fair Market Value of Shares of Class A Common Stock
(period to expiration of warrants)	<$10.00	$11.00	$12.00	$13.00	$14.00	$15.00	$16.00	$17.00	>$18.00
60 months	0.261	0.281	0.297	0.311	0.324	0.337	0.318	0.358	0.361
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.361
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.361
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.361
48 months	0.241	0.263	0.283	0.301	0.317	0.32	0.344	0.356	0.361
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.361
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.361
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.361
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.361
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.361
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.361
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.361
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.361
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.361
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.361
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.361
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.361
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.361
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.361
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	0.000	0.000	0.042	0.115	0.179	0.233	0.281	0.323	0.361
The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of shares of our Class A common stock to be issued for each public warrant exercised will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a
365-
or
366-day
year, as applicable.
In no event will the public warrants be exercisable on a cashless basis in connection with this redemption feature for more than 0.361 shares of our Class A common stock per public warrant (subject to adjustment). Finally, as reflected in the table above, if the public warrants are out of the money and about to expire, they cannot be exercised on a cashless basis in connection with a redemption by us pursuant to this redemption feature, since they will not be exercisable for any shares of our Class A common stock.
This redemption feature is structured to allow for all of the outstanding public warrants to be redeemed when the shares of our Class A common stock are trading at or above $10.00 per share, which may be at a time when the trading price of our shares of our Class A common stock is below the exercise price of the public warrants. We have established this redemption feature to provide us with the flexibility to redeem the public warrants without the public warrants having to reach the $18.00 per share threshold set forth above under “—Redemption of Public Warrants When the Price Per our Class A common stock Equals or Exceeds $18.00.” Holders choosing to exercise their public warrants in connection with a redemption pursuant to this feature will, in effect, receive a number of shares for their public warrants based on an option pricing model with a fixed volatility input as of the date of the final prospectus filed in connection with Switchback’s initial public offering. This redemption right provides us with an additional mechanism by which to redeem all of the outstanding public warrants, and therefore have certainty as to our capital structure as the public warrants would no longer be outstanding and would have been exercised or redeemed and we will be required to pay the applicable redemption price to public warrant holders if we choose to exercise this redemption right and it will allow us to quickly proceed with a redemption of the public warrants if we determine it is in our best interest to do so. As such, we would redeem the public warrants in this manner when we believe it is in our best interest to update our capital structure to remove the public warrants and pay the redemption price to the public warrant holders.
As stated above, we can redeem the public warrants when the shares of our Class A common stock are trading at a price starting at $10.00, which is below the exercise price of $11.50, because it will provide certainty with respect to our capital structure and cash position while providing public warrant holders with the opportunity to exercise their public warrants on a cashless basis for the applicable number of shares. If we choose to redeem the public warrants when the shares of our Class A common stock are trading at a price below the exercise price of the public warrants, this could result in the public warrant holders receiving fewer shares of our Class A common stock than they would have received if they had chosen to wait to exercise their public warrants for shares of our Class A common stock if and when such shares of our Class A common stock were trading at a price higher than the exercise price of $11.50.
No fractional shares of our Class A common stock will be issued upon exercise. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of shares of our Class A common stock to be issued to the holder.
Redemption Procedures
A holder of a public warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such public warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to Continental Stock Transfer and Trust Company’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as specified by the holder) of the shares of our Class A common stock outstanding immediately after giving effect to such exercise.
Anti-Dilution Adjustments
If the number of outstanding shares of our Class A common stock is increased by a share capitalization payable in shares of our Class A common stock, or by a stock split or other similar event, then, on the effective date of such share capitalization, stock split, or similar event, the number of shares of our Class A common stock issuable on exercise of each public warrant will be increased in proportion to such increase in the outstanding number of shares of common stock. A rights offering to holders of our Class A common stock entitling holders to purchase shares of our Class A common stock at a price less than the “historical fair market value” (as defined below) will be deemed a share capitalization of a number of shares of our Class A common stock equal to the product of (i) the number of shares of our Class A common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for shares of our Class A common stock) multiplied by (ii) one minus the quotient of (x) the price per share of our Class A common stock paid in such rights offering and divided by (y) the historical fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for shares of our Class A common stock, in determining the price payable for shares of our Class A common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) “historical fair market value” means the volume weighted average price of shares of our Class A common stock as reported during the ten-trading
day period ending on the trading day prior to the first date on which the shares of our Class A common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.
In addition, if we, at any time while the public warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities, or other assets to holders of shares of our Class A common stock on account of such shares of our Class A common stock (or other securities into which the public warrants are convertible), other than (a) as described above, or (b) any cash dividends or cash distributions which, when combined on a per share basis with all other cash dividends and cash distributions paid on the shares of our Class A common stock during the
365-day
period ending on the date of declaration of such dividend or distribution (as adjusted to appropriately reflect any other adjustments and excluding cash dividends or cash distributions that resulted in an adjustment to the exercise price or to the number of shares of our Class A common stock issuable on exercise of each public warrant) does not exceed $0.50, then the public warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of our Class A common stock in respect of such event.
If the number of outstanding shares of our Class A common stock is decreased by a consolidation, combination, reverse share split, or reclassification of shares of our Class A common stock or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification, or similar event, the number of shares of our Class A common stock issuable on exercise of each public warrant will be decreased in proportion to such decrease in outstanding shares of our Class A common stock.
Whenever the number of shares of our Class A common stock purchasable upon the exercise of the public warrants is adjusted, as described above, the public warrant exercise price will be adjusted by multiplying the public warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of our Class A common stock purchasable upon the exercise of the public warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of our Class A common stock so purchasable immediately thereafter.
In case of any reclassification or reorganization of the outstanding shares of our Class A common stock (other than those described above or that solely affects the par value of such shares of our Class A common stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of our Class A common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the public warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the public warrants and in lieu of the shares of our Class A common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of our Class A common stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the public warrants would have received if such holder had exercised their public warrants immediately prior to such event. However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash, or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each public warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger that affirmatively make such election, and if a tender, exchange, or redemption offer has been made to and accepted by such holders under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule
13d-5(b)(1)
under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule
12b-2
under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule
13d-3
under the Exchange Act) more than 50% of the outstanding shares of our Class A common stock, the holder of a public warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a shareholder if such public warrant holder had exercised the public warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the shares of our Class A common stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustment (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the Warrant Agreement. Additionally, if less than 70% of the consideration receivable by the holders of shares of our Class A common stock in such a transaction is payable in the form of shares of our Class A common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter
market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the public warrant properly exercises the public warrant within thirty days following public disclosure of such transaction, the public warrant exercise price will be reduced as specified in the Warrant Agreement based on the Black-Scholes Warrant Value (as defined in the Warrant Agreement) of the public warrant. The purpose of such exercise price reduction is to provide additional value to holders of the public warrants when an extraordinary transaction occurs during the exercise period of the public warrants pursuant to which the holders of the public warrants otherwise do not receive the full potential value of the public warrants.
The public warrants are issued in registered form under a Warrant Agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The Warrant Agreement provides that the terms of the public warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least a majority of then-outstanding public warrants to make any change that adversely affects the interests of the registered holders.
The public warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of Continental Stock Transfer & Trust Company, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of public warrants being exercised. The public warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their public warrants and receive shares of our Class A common stock. After the issuance of shares of our Class A common stock upon exercise of the public warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.
We have agreed that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the Warrant Agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum.
Private Placement Warrants
The private placement warrants are identical to the public warrants, except that the private placement warrants and the shares of Class A common stock issuable upon exercise of the private placement warrants are be transferrable, assignable, or salable until 30 days after the completion of the Business Combination, subject to certain limited exceptions. Additionally, the private placement warrants are non-redeemable
so long as they are held by the Sponsor or its permitted transferees. Furthermore, the Sponsor or its permitted transferees have the option to exercise the private placement warrants on a cashless basis. If the private placement warrants are held by someone other than the Sponsor or its permitted transferees, the private placement warrants will be redeemable by us and exercisable by such holders on the same basis as the public warrants.
If holders of the private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her, or its warrants for that number of shares of our Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of our Class A common stock underlying the warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” will mean the average last reported sale price of the shares of our Class A common stock for the ten trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to Continental Stock Transfer & Trust Company. The reason that we have agreed that these warrants will be exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees is because it was not known at the time of Switchback’s initial public offering whether they would be affiliated with us following the closing of an initial business combination. If they remained affiliated with us, their ability to sell our securities in the open market would be significantly limited. We have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he, she, or it is in possession of material non-public
information. Accordingly, unlike public stockholders who could exercise their public warrants and sell the shares of our Class A common stock received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate.
Warrant Agent, Transfer Agent, and Registrar
The warrant agent for our warrants and the transfer agent and registrar for our Class A common stock is Continental Stock Transfer & Trust Company.
Trading Symbol and Market
Our Class A common stock and public warrants are listed on the NYSE under the symbols “BRDS” and “BRDS WS,” respectively.

SHARES ELIGIBLE FOR FUTURE SALE
We cannot predict the effect, if any, future sales of shares of Class A common stock, or the availability for future sale of shares of Class A common stock, will have on the market price of shares of our Class A common stock prevailing from time to time. The sale of substantial amounts of shares of our Class A common stock in the public market, or the perception that such sales could occur, could harm the prevailing market price of shares of our Class A common stock and could impair our future ability to raise capital through the sale of our equity or equity-related securities at a time and price that we deem appropriate. See “Risk Factors—Risks Related to this Offering and Ownership of our Class A Common Stock—A significant portion of the total outstanding shares of our Class A common stock (or shares of our Class A common stock that may be issued in the future pursuant to conversion of our Class X common stock) are restricted from immediate resale but may be sold into the market in the near future. This could cause the market price of our securities to drop significantly, even if our business is doing well.”
Prior to the issuance and resale of the securities offered by this prospectus, we have a total of 239,815,262 shares of our Class A common stock outstanding (including 1,976,563 Switchback Founder Earn Back Shares) and 34,534,930 shares of Class X common stock outstanding, all of which are freely tradable without restriction or further registration under the Securities Act by persons other than our “affiliates.” Under the Securities Act, an “affiliate” of an issuer is a person that directly or indirectly controls, is controlled by, or is under common control with that issuer. The remaining shares of our Class A common stock are “restricted securities,” as defined in Rule 144 under the Securities Act (“Rule 144”), and may not be sold absent registration under the Securities Act or compliance with Rule 144 thereunder or in reliance on another exemption from registration.
Moreover, as a result of the Registration Rights Agreement, all or a portion of these shares may be eligible for future sale without restriction, subject to the lock-up
arrangements described below. See “—Registration Rights” and “Certain Relationships and Related Person Transactions—Registration Rights Agreement.”
Prior to the issuance and resale of the securities offered by this prospectus, we also have 12,874,972 warrants outstanding (including 6,550,000 private placement warrants), each exercisable for one share of Class A common stock at a price of $11.50 per share beginning January 12, 2021. As a result of the registration provisions of the Warrant Agreement, all or a portion of these shares may be eligible for future sale without restriction. Furthermore, we have 59,908
C-1
Warrants outstanding, each exercisable immediately for one share of Class A common stock at a price of $13.36 per share.
Equity Plans
We have filed a registration statement on Form
S-8
under the Securities Act to register the offer and sale of all shares of Class A common stock or securities convertible or exchangeable for shares of our Class A common stock issuable under the 2017 Plan, the 2021 Plan, and the ESPP. Shares of our Class A common stock registered under such registration statement will be available for resale by nonaffiliates in the public market without restriction under the Securities Act and by affiliates in the public market subject to compliance with the resale provisions of Rule 144.
Registration Rights
In connection with the Business Combination, we entered into the Registration Rights Agreement with the Sponsor, the Sponsor, and certain other parties pursuant to which we granted them and their affiliates the right, under certain circumstances and subject to certain restrictions, to require us to register under the Securities Act certain securities held by such holders. Assuming conversion of all shares of our Class X common stock into Class A common stock and exercise of all Sponsor Warrants, the shares covered by registration rights under the Registration Rights Agreement (excluding Earnout Shares that may be issued in the future) would represent approximately 49.5% of our outstanding Class A common stock. These shares also may be sold under Rule 144 under the Securities Act, depending on their holding period and subject to restrictions in the case of shares held by persons deemed to be our affiliates. See “Certain Relationships and Related Person Transactions—Registration Rights Agreement.”
Furthermore, pursuant to the terms of the Subscription Agreements, we are required to file with the SEC and use commercially reasonable efforts to maintain a registration statement registering the resale of the shares of Class A common stock issued to the PIPE Investors. Such rights terminate with respect to any shares held by a PIPE Investor on the earliest of (i) October 7, 2024, (ii) the date on which the PIPE Investor ceases to hold any shares purchased in the PIPE Financing, and (iii) the first date on which such PIPE Investor can sell all such shares under Rule 144 within 90 calendar days, without limitation as to any public information, volume, and manner of sale restrictions, and without the requirement for the Issuer to be in compliance with the current public information required under Rule 144(c)(1) or Rule 144(i)(2).
The Warrant Agreement also requires that we file with the SEC and use commercially reasonable efforts to maintain a registration statement registering the issuance of the shares of Class A common stock issuable upon exercise of the warrants. If such a registration statement is not effective at any time, warrant holders may elect to exercise their warrants on a “cashless basis” pursuant to the terms of the Warrant Agreement. See “Description of Securities—Warrants—Public Warrants.”
Lock-Up
Agreements
Pursuant to our Bylaws and the Registration Rights Agreement, the holders of substantially all of our common stock outstanding as of the closing of the Business Combination agreed not to transfer, sell, assign, or otherwise dispose of, the shares of our common stock received by them in connection with the consummation of the Business Combination or upon the issuance, vesting, settlement, or exercise of restricted stock, RSUs, stock options, or other compensatory equity awards outstanding as of immediately following the consummation of the Business Combination until May 3, 2022. Notwithstanding the foregoing, after March 4, 2022, if the
Lock-Up
Period is scheduled to end during a Blackout Period or within five trading days prior to a Blackout Period, the
Lock-Up
Period will end ten trading days prior to the commencement of the Blackout Period.
Pursuant to the amended and restated letter agreement entered into by the Sponsor and certain related parties, the Sponsor and such parties have agreed not to transfer, sell, assign, or otherwise dispose of any private placement warrants or shares of Class A common stock underlying private placement warrants until December 4, 2021, being the 30th day following consummation of the Business Combination.
Upon the expiration of the applicable
lock-up
periods, substantially all of the securities subject to such lock-up
restrictions will become eligible for sale, subject to the limitations discussed herein.
Rule 144
Pursuant to Rule 144, a person who has beneficially owned restricted our common stock or our warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been our affiliate at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.
Persons who have beneficially owned restricted shares of our common stock or our warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	1% of the total number of shares of our common stock then outstanding; and

•	the average weekly reported trading volume of our common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.
Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

PLAN OF DISTRIBUTION
The selling securityholders, which, as used herein, includes donees, pledgees, transferees, distributees, or other successors-in-interest
selling shares of our Class A common stock or Sponsor Warrants or interests in our Class A common stock or Sponsor Warrants received after the date of this prospectus from the selling securityholders as a gift, pledge, distribution, or other transfer, may, from time to time, sell, transfer, distribute, or otherwise dispose of certain of their shares of Class A common stock or Sponsor Warrants or interests in our Class A common stock or Sponsor Warrants on any stock exchange, market, or trading facility on which shares of our Class A common stock or Sponsor Warrants, as applicable, are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices.
The selling securityholders may use any one or more of the following methods when disposing of their securities or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	one or more underwritten offerings;

•	block trades in which the broker-dealer will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its accounts;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	distributions to their members, partners, or stockholders;

•	short sales effected after the date of the registration statement of which this prospectus forms a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	in market transactions, including transactions on a national securities exchange or quotations service or over-the-counter market;

•	directly to one or more purchasers;

•	through agents;

•	broker-dealers who may agree with the selling securityholders to sell a specified number of such securities at a stipulated price per share or warrant; or

•	a combination of any such methods of sale.
The selling securityholders may, from time to time, pledge or grant a security interest in some shares of our Class A common stock or Sponsor Warrants owned by them and, if a selling securityholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell such securities, from time to time, under this prospectus, or under an amendment or supplement to this prospectus amending the list of the selling securityholders to include the pledgee, transferee, or other successors-in-interest
as the selling securityholders under this prospectus. The selling securityholders also may transfer securities in other circumstances, in which case the transferees, pledgees, or other successors-in-interest
will be the selling beneficial owners for purposes of this prospectus.
In connection with the sale of shares of our Class A common stock or Sponsor Warrants or interests therein, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of such securities in the course of hedging the positions they assume. The selling securityholders may also sell shares of our Class A common stock or Sponsor Warrants short and deliver these securities to close out their short positions, or loan or pledge shares of our Class A common stock or Sponsor Warrants to broker-dealers that in turn may sell these securities. The selling securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities that require the delivery to such broker-dealer or other financial institution of shares of our Class A common stock or Sponsor Warrants offered by this prospectus, which shares or warrants such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The aggregate proceeds to the selling securityholders from the sale of shares of our Class A common stock or Sponsor Warrants offered by them will be the purchase price of such securities, less discounts or commissions, if any. The selling securityholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of shares of our Class A common stock or Sponsor Warrants to be made directly or through agents. We will not receive any of the proceeds from any offering by the selling securityholders.
The selling securityholders also may in the future resell a portion of our Class A common stock or Sponsor Warrants in open-market transactions in reliance upon Rule 144 under the Securities Act (provided that they meet the criteria and conform to the requirements of that rule), or pursuant to other available exemptions from the registration requirements of the Securities Act.
The selling securityholders and any underwriters, broker-dealers, or agents that participate in the sale of shares of our Class A common stock or Sponsor Warrants or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions, or profit they earn on any resale of such securities may be underwriting discounts and commissions under the Securities Act. If any selling securityholder is an “underwriter” within the meaning of Section 2(11) of the Securities Act, then the selling securityholder will be subject to the prospectus delivery requirements of the Securities Act. Underwriters and their controlling persons, dealers, and agents may be entitled, under agreements entered into with us and the selling securityholders, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.
To the extent required, the number of shares of our Class A common stock or Sponsor Warrants to be sold, the respective purchase prices and public offering prices, the names of any agent, dealer, or underwriter, and any applicable discounts, commissions, concessions, or other compensation with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.
To facilitate the offering of securities offered by the selling securityholders, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of our Class A common stock or warrants. This may include over-allotments or short sales, which involve the sale by persons participating in the offering of more shares of Class A common stock or warrants than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of our Class A common stock or warrants by bidding for or purchasing shares of Class A common stock or warrants in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if shares of Class A common stock or warrants sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of our Class A common stock or warrants at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.
Under the Registration Rights Agreement and the Subscription Agreements, we have agreed to indemnify the selling securityholders party thereto against certain liabilities that they may incur in connection with the sale of the securities registered hereunder, including liabilities under the Securities Act, and to contribute to payments that the selling securityholders may be required to make with respect thereto. In addition, we and the selling securityholders may agree to indemnify any underwriter, broker-dealer, or agent against certain liabilities related to the selling of the securities, including liabilities arising under the Securities Act.
We have agreed to maintain the effectiveness of the registration statement of which this prospectus forms a part until all such securities have been sold under such registration statement or under Rule 144 under the Securities Act or are no longer outstanding, or under other circumstances as described in the Registration Rights Agreement and the Subscription Agreements. We have agreed to pay all expenses in connection with this offering, other than underwriting fees, discounts, selling commissions, stock transfer taxes, and certain legal expenses. The selling securityholders will pay, on a pro rata basis, any underwriting fees, discounts, selling commissions, stock transfer taxes, and certain legal expenses relating to the offering.
The selling securityholders may use this prospectus in connection with resales of shares of our Class A common stock and Sponsor Warrants. This prospectus and any accompanying prospectus supplement will identify the selling securityholders, the terms of our Class A common stock or Sponsor Warrants, and any material relationships between us and the selling securityholders. The selling securityholders may be deemed to be underwriters under the Securities Act in connection with shares of our Class A common stock or Sponsor Warrants they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. Unless otherwise set forth in a prospectus supplement, the selling securityholders will receive all the net proceeds from the resale of shares of our Class A common stock or Sponsor Warrants.
A selling securityholder that is an entity may elect to make an in-kind
distribution of Class A common stock or Sponsor Warrants to its members, partners, or stockholders pursuant to the registration statement of which this prospectus forms a part by delivering a prospectus. To the extent that such members, partners, or stockholders are not affiliates of ours, such members, partners, or stockholders would thereby receive freely tradable shares of Class A common stock or warrants pursuant to the distribution through a registration statement.
We are required to pay all fees and expenses incident to the registration of shares of our Class A common stock and Sponsor Warrants to be offered and sold pursuant to this prospectus.

LEGAL MATTERS
The validity of the securities offered hereby will be passed upon for us by Latham & Watkins LLP, Washington, District of Columbia.
EXPERTS
The balance sheet of Bird Global, Inc. at May 4, 2020, included in this prospectus, has been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their report appearing elsewhere herein, and is included in reliance upon such report given on the authority of such firm as experts in auditing and accounting.
The consolidated financial statements of Bird Rides, Inc. at December 31, 2020 and 2019, and for each of the two years in the period ended December 31, 2020, included in this prospectus, have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in auditing and accounting.
The financial statements of Switchback as of December 31, 2020, and for the period from October 7, 2020 (inception) through December 31, 2020, appearing in this prospectus have been audited by WithumSmith+Brown, PC, an independent registered public accounting firm, as stated in their report thereon and included in this prospectus, in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.
The consolidated financial statements of LMTS Holding, SCA as of and for the years ended December 31, 2019 and 2018, included in this prospectus, have been audited by Frank, Rimerman + Co. LLP, independent registered public accounting firm, as set forth in their report thereon and appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly, and current reports, proxy statements, and other information with the SEC. We have also filed a registration statement on Form
S-1,
including exhibits, under the Securities Act with respect to the securities offered by this prospectus. This prospectus is part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits filed with the registration statement. For further information about us and the securities offered hereby, we refer you to the registration statement and the exhibits filed with the registration statement. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement.
Our SEC filings are available to the public on the internet at a website maintained by the SEC located at http://www.sec.gov. Those filings are also available to the public on, or accessible through, our website under the heading “SEC Filings” at ir.bird.co. Information contained on our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

INDEX TO FINANCIAL STATEMENTS

Page
Bird Global, Inc. Unaudited Financial Statements
Balance Sheet as of September 30, 2021 (Unaudited) and May 4, 2021 (Audited)	F-3
Notes to Balance Sheets (Unaudited)	F-3

Bird Global, Inc. Audited Financial Statements
Report of Independent Registered Public Accounting Firm	F-6
Balance Sheet as of May, 2021	F-7
Notes to Balance Sheet	F-8

Switchback II Corporation Unaudited Condensed Financial Statements
Unaudited Condensed Consolidated Balance Sheets as of September 30, 2021 (Unaudited) and December 31, 2020	F-9
Unaudited Condensed Consolidated Statements of Operations for the Three and Nine Months Ended September 30, 2021	F-10
Unaudited Condensed Consolidated Statements of Changes in Shareholders’ Equity for the Three and Nine Months Ended September 30, 2021	F-11
Unaudited Condensed Consolidated Statements of Cash Flows for the Three and Nine Months Ended September 30, 2021	F-12
Notes to Unaudited Condensed Consolidated Financial Statements	F-13

Switchback II Corporation Audited Financial Statements
Report of Independent Registered Public Accounting Firm	F-28
Balance Sheet as of December 31, 2020	F-29
Statement of Operations for the period from October 7, 2020 (inception) through December 31, 2020	F-30
Statements of Changes in Shareholders’ Equity for the period from October 7, 2020 (inception) through December 31, 2020	F-31
Statement of Cash Flows for the period from October 7, 2020 (inception) through December 31, 2020	F-32
Notes to Financial Statements	F-33

Bird Rides, Inc. Unaudited Condensed Consolidated Financial Statements
Condensed Consolidated Balance Sheets as of September 30, 2021 and December 31, 2020 (Unaudited)	F-43
Condensed Consolidated Statements of Operations for the Three and Nine Months Ended September 30, 2021 and 2020 (Unaudited)	F-44
Condensed Consolidated Statements of Comprehensive Loss for the Three and Nine Months Ended September 30, 2021 and 2020 (Unaudited)	F-45
Condensed Consolidated Statements of Redeemable Convertible Preferred Stock and Stockholders’ Deficit for the Three and Nine Months Ended September 30, 2021 and 2020 (Unaudited)	F-46
Condensed Consolidated Statements of Cash Flows for the Nine Months Ended September 30, 2021 and 2020 (Unaudited)	F-50
Notes to the Condensed Consolidated Financial Statements (Unaudited)	F-51

Bird Rides, Inc. Audited Consolidated Financial Statements
Report of Independent Registered Public Accounting Firm	F-67
Consolidated Balance Sheets as of December 31, 2020 and 2019	F-68
Consolidated Statements of Operations for the Years Ended December 31, 2020, 2019, and 2018	F-69
Consolidated Statements of Comprehensive Loss for the years ended December 31, 2020, 2019, and 2018	F-70
Consolidated Statements of Redeemable Convertible Preferred Stock and Stockholders’ Deficit for the Years Ended December 31, 2020, 2019, and 2018	F-71
Consolidated Statements of Cash Flows for the Years Ended December 31, 2020, 2019, and 2018	F-72
Notes to Consolidated Financial Statements	F-73

Bird Global, Inc.
Balance Sheets

	September 30, 2021	May 4, 2021
(Unaudited)
Assets
Total assets	$—	$—

Liabilities and Stockholders’ Deficit
Total liabilities	—	—
Commitments and contingencies
Stockholders’ Equity
Ordinary shares, $0.000001 par value; 100 shares issued and outstanding	0.01	0.01
Due from stockholder	(0.01)	(0.01)

Total stockholders’ equity	—	—
Total liabilities and stockholders’ equity	$—	$—

Note 1: Background and Nature of Operations
Bird Global, Inc. (the “Company”) was incorporated in Delaware on
May 4, 2021
as a wholly owned subsidiary of Bird Rides, Inc. (“Bird”). The Company was formed for the purpose of completing the transactions contemplated by the Business Combination Agreement, dated May 11, 2021 (as amended, the “Business Combination Agreement”), by and among Switchback II Corporation (“Switchback”), Maverick Merger Sub Inc., a direct and wholly owned subsidiary of Switchback (“Merger Sub”), Bird, and the Company.
As disclosed in Note 4, on November 4, 2021, the transactions contemplated by the Business Combination Agreement were consummated, and the Company became the surviving publicly traded corporation, owning all of the equity interests in Bird.
Note 2: Summary of Significant Accounting Policies
Basis of Presentation
The balance sheet is presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Separate statements of income and comprehensive income, changes in stockholder’s equity, and cash flows have not been presented because there have been no activities in this entity as of September 30, 2021.
Use of Estimates
The preparation of financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.
Organization Costs
Costs related to incorporation of the Company will be paid by Bird and recorded as an expense of Bird.
Note 3: Stockholder’s Equity
The Company’s

authorized capital stock consists
 of
100
shares of common stock, par value

$
0.000001
per share

(“Common Stock”).
On May 4, 2021, the Company issued
100
shares of Common Stock to Bird for aggregate consideration
 of $
0.0001
.

Note 4: Subsequent Events
On November 3, 2021, as contemplated by the Business Combination Agreement and described in the section titled “The Business Combination” beginning on page 103 of the final prospectus and definitive proxy statement, dated October 7, 2021 (the “Proxy Statement/Prospectus”) and filed by the Company with the Securities and Exchange Commission, Switchback reincorporated to the State of Delaware by merging with and into the Company, with the Company surviving and becoming the sole owner of Merger Sub (such merger, the “Domestication Merger”). At the effective time of the Domestication Merger, by virtue of the Domestication Merger: (a) each then-outstanding share of the Company’s Common Stock was redeemed for par value; (b) each then-outstanding Class A ordinary share, par value $0.0001 per share, of Switchback (the “Class A Ordinary Shares”) was canceled and converted, on a one-for-one basis, into a share of Class A common stock, par value $0.0001 per share, of the Company (the “Class A Common Stock”); (c) each then-outstanding Class B ordinary share, par value $0.0001 per share, of Switchback was canceled and converted, on a one-for-one basis, into a share of Class B common stock, par value $0.0001 per share, of the Company (the “Class B Common Stock”) (with such shares of Class B Common Stock thereafter converting, on a one-for-one basis, into a share of Class A Common Stock in connection with the Acquisition Merger (as defined below)); (d) each then-outstanding warrant of Switchback (the “Switchback Warrants”) was assumed and converted automatically into a warrant to purchase one share of Class A Common Stock (the “Warrants”), pursuant to that certain warrant agreement by and between Switchback and Continental Stock Transfer & Trust Company; and (e) each then-outstanding unit of Switchback, each consisting of one Class A Ordinary Share and one-fifth of one Switchback Warrant, was canceled and converted into a unit of the Company (the “Units”), each consisting of one share of Class A Common Stock and one-fifth of one Warrant.
On November 4, 2021, as contemplated by the Business Combination Agreement and described in the section titled “The Business Combination” beginning on page 103 of the Proxy Statement/Prospectus, Merger Sub merged with and into Bird (the “Acquisition Merger”), with Bird surviving the Acquisition Merger as a wholly owned subsidiary of the Company. Substantially concurrently with the consummation of the Acquisition Merger, certain investors purchased an aggregate of 16,000,000 shares of Class A Common Stock for a purchase price of $10.00 per share pursuant to subscription agreements.
On November 4, 2021, as contemplated by the Business Combination Agreement and described in the section titled “The Business Combination” beginning on page 103 of the Proxy Statement/Prospectus, immediately prior to the effective time of the Acquisition Merger, each then-outstanding share of preferred stock of Bird converted automatically into a number of shares of common stock, par value $0.000001 per share, of Bird (“Bird Common Stock”) at the then-effective conversion rate as calculated pursuant to the certificate of incorporation of Bird (the “Conversion”).
At the effective time of the Acquisition Merger, pursuant to the Acquisition Merger: (a) each then-outstanding share of Bird Common Stock, including shares of Bird Common Stock resulting from the Conversion, but excluding shares of Bird’s outstanding restricted stock (“Bird Restricted Stock”), were canceled and automatically converted into the right to receive (i) (A) with respect to Travis VanderZanden, the number of shares of Class X common stock, par value $0.0001 per share, of the Company and (B) with respect to any other persons who held Bird Common Stock, the number of shares of Class A Common Stock, in each case, equal to the applicable exchange ratio (determined in accordance with the Business Combination Agreement and as further described in the Proxy Statement/Prospectus) (the “Exchange Ratio”) and (ii) the contingent right to receive certain earnout shares; (b) each then-outstanding and unexercised warrant of Bird was automatically assumed and converted into a Warrant based on the Exchange Ratio and at an adjusted exercise price per share (determined in accordance with the Business Combination Agreement and as further described in the Proxy Statement/Prospectus); (c) each then-outstanding and unexercised option of Bird was converted into (i) an option exercisable for shares of Class A Common Stock based on the Exchange Ratio and (ii) the contingent right to receive certain earnout shares; (d) each then-outstanding award of Bird Restricted Stock was converted into (i) an award covering shares of Class A Common Stock based on the Exchange Ratio and (ii) the contingent right to receive certain earnout shares; and (e) each then-outstanding award of restricted stock units of Bird was converted into (i) an award covering shares of Class A Common Stock based on the Exchange Ratio and (ii) the contingent right to receive certain earnout shares. At the effective time of the Acquisition Merger and in connection with the Acquisition Merger, each outstanding share of Class B Common Stock was converted, on a one-for-one basis, into a share of Class A Common Stock and each Unit separated into one share of Class A Common Stock and one-fifth of one Warrant.

Report of Independent Registered Public Accounting Firm
To the Shareholder and the Board of Directors of Bird Global, Inc.
Opinion on the Financial Statements
We have audited the accompanying balance sheet of Bird Global, Inc. (the Company) as of May 4, 2021, and the related notes (collectively referred to as the “financial statement”). In our opinion, the financial statement presents fairly, in all material respects, the financial position of the Company at May 4, 2021, in conformity with U.S. generally accepted accounting principles.
Basis for Opinion
The financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statement based on our audit. We are a public accounting firm registered with the PCAOB and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement, whether due to error or fraud. Our audit included performing procedures to assess the risks of material misstatement of the financial statement, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statement. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statement. We believe that our audit provides a reasonable basis for our opinion.
/s/ Ernst and Young
We have served as the Company’s auditor since 2021.
Los Angeles, California
May 14, 2021

Bird Global, Inc.
(a wholly owned subsidiary of Bird Rides, Inc.)
Balance Sheet as of May 4, 2021

Assets:
Total assets	$ —

Liabilities and stockholder’s deficit:
Total liabilities	—
Commitments and contingencies
Stockholder’s equity:
Ordinary shares, $0.000001 par value; 100 shares issued and outstanding	0.01
Due from stockholder	(0.01)

Total stockholder’s equity	—
Total liabilities and stockholder’s equity	$ —

Bird Global, Inc.
Notes to the Balance Sheet
Note 1: Background and Nature of Operations
Bird Global, Inc. (“the Company”) was incorporated in Delaware on
 May 4, 2021
as a wholly owned subsidiary of Bird Rides, Inc. (“Bird Rides”). The Company was formed for the purpose of completing the transactions contemplated by the Business Combination Agreement, dated May 11, 2021 (the “BCA”), by and among Switchback II Corporation (“Switchback”), Maverick Merger Sub Inc., a direct and wholly owned subsidiary of Switchback, Bird Rides, and the Company. Following the consummation of the transactions contemplated by the BCA, the Company will be the surviving publicly-traded corporation, and will own all of the equity interests in Bird Rides. However, the consummation of the transactions contemplated by the BCA is subject to numerous conditions, and there can be no assurances that such conditions will be satisfied.
Note 2: Summary of Significant Accounting Policies
Basis of Presentation
The balance sheet is presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Separate statements of income and comprehensive income, changes in stockholder’s equity, and cash flows have not been presented because there have been no activities in this entity as of May 4, 2021.
Use of Estimates
The preparation of financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.
Organization costs
Costs related to incorporation of the Company will be paid by Bird Rides and recorded as an expense of Bird Rides.

Note 3: Stockholder’s Equity
The Company’s

authorized

capital stock consists of
100
shares of common stock,
 with a
par value
 of
 $
0.000001
per
 share.
On May
4
,
2021
, the Company issued
100
shares of common stock to Bird Rides for aggregate consideration
o
f $
0.0001
.
Note 4: Subsequent Events
The Company has evaluated subsequent events through May 14, 2021, the date on which the balance sheet was available for issuance.

F-
8

SWITCHBACK II CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2021	December 31, 2020
	(Unaudited)
Assets:
Current assets:
Cash	$135,083	$—
Prepaid expenses	645,929	—

Total current assets	781,012	—
Investments held in Trust Account	316,268,740	—
Deferred offering costs	—	313,667

Total Assets	$317,049,752	$313,667

Liabilities, Class A Ordinary Shares Subject to Possible Redemption and Shareholders’ Deficit:
Current liabilities:
Accounts payable	$32,201	$41,258
Accrued expenses	4,370,849	207,000
Due to related party	340,000	—
Note payable - related party	—	74,992

Total current liabilities	4,743,049	323,250
Deferred legal fees	175,000	—
Deferred underwriting commissions	11,068,750	—
Derivative warrant liabilities	18,163,500	—

Total liabilities	34,150,300	323,250
Commitments and Contingencies
Class A ordinary shares subject to possible redemption, $0.0001 par value; 31,625,000 and -0- shares at $10.00 per share redemption value at September 30, 2021 and December 31, 2020, respectively	316,250,000	—
Shareholders’ Deficit:
Preference shares, $0.0001 par value; 5,000,000 shares authorized; none issued and outstanding	—	—
Class A ordinary shares, $0.0001 par value; 500,000,000 shares authorized; no non-redeemable shares issued or outstanding	—	—
Class B ordinary shares, $0.0001 par value; 50,000,000 shares authorized; 7,906,250 shares issued and outstanding at September 30, 2021 and December 31, 2020	791	791
Additional paid-in capital	—	24,209
Accumulated deficit	(33,351,339)	(34,583)

Total shareholders’ deficit	(33,350,548)	(9,583)

Total Liabilities, Class A Ordinary Shares Subject to Possible Redemption and Shareholders’ Deficit	$317,049,752	$313,667

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

SWITCHBACK II CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For The Three Months Ended September 30, 2021	For The Nine Months Ended September 30, 2021
General and administrative expenses	$4,364,657	$5,475,236
Administrative expenses - related party	60,000	172,903

Loss from operations	(4,424,657)	(5,648,139)

Other income (expenses):
Change in fair value of derivative warrant liabilities	40,000	996,500
Offering costs - derivative warrant liabilities	—	(567,370)
Loss upon issuance of private placement warrants	—	(1,221,000)
Net gain from investments held in Trust Account	4,579	18,740

Total other income (expenses)	44,579	(773,130)

Net loss	$(4,380,078)	$(6,421,269)

Weighted average number of Class A ordinary shares - basic and diluted	31,625,000	30,350,733

Basic and diluted net loss per share, Class A	$(0.11)	$(0.17)

Weighted average number of Class B ordinary shares - basic and diluted	7,906,250	7,864,698

Basic and diluted net loss per share, Class B	$(0.11)	$(0.17)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

SWITCHBACK II CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2021

	Ordinary Shares				Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ Deficit
	Class A		Class B
	Shares	Amount	Shares	Amount
Balance - December 31, 2020	—	$—	7,906,250	$791	$24,209	$(34,583)	$(9,583)
Accretion of Class A ordinary shares subject to possible redemption	—	—	—	—	(24,209)	(27,070,487)	(27,094,696)
Net loss	—	—	—	—	—	(7,975,959)	(7,975,959)

Balance - March 31, 2021	—	—	7,906,250	791	—	(35,081,029)	(35,080,238)
Subsequent measurement of Class A ordinary shares subject to possible redemption against accumulated deficit (reduction in offering costs)	—	—	—	—	—	175,000	175,000
Net income	—	—	—	—	—	5,934,768	5,934,768

Balance - June 30, 2021	—	—	7,906,250	791	—	(28,971,261)	(28,970,470)
Net loss	—	—	—	—	—	(4,380,078)	(4,380,078)

Balance - September 30, 2021	—	$—	7,906,250	$791	$—	$(33,351,339)	$(33,350,548)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

SWITCHBACK II CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021

Cash Flows from Operating Activities:
Net loss	$(6,421,269)
Adjustments to reconcile net loss to net cash used in operating activities:
Change in fair value of derivative warrant liabilities	(996,500)
Offering costs - derivative warrant liabilities	567,370
Loss upon issuance of private placement warrants	1,221,000
Net gain from investments held in Trust Account	(18,740)
Changes in operating assets and liabilities:
Prepaid expenses	(645,929)
Accounts payable	(9,057)
Accrued expenses	4,265,849
Due to related party	340,000

Net cash used in operating activities	(1,697,276)

Cash Flows from Investing Activities:
Cash deposited in Trust Account	(316,250,000)

Net cash used in investing activities	(316,250,000)

Cash Flows from Financing Activities:
Repayment of note payable to related party	(82,441)
Proceeds received from initial public offering, gross	316,250,000
Proceeds received from private placement	8,325,000
Offering costs paid	(6,410,200)

Net cash provided by financing activities	318,082,359

Net increase in cash	135,083
Cash - beginning of the period	—

Cash - end of the period	$135,083

Supplemental disclosure of noncash investing and financing activities:
Offering costs included in accrued expenses	$100,000
Offering costs paid by related party under promissory note	$7,449
Reversal of accrued expenses	$(202,000)
Deferred underwriting commissions	$11,068,750
Deferred legal fees	$175,000
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

SWITCHBACK II CORPORATION
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Note 1 - Description of Organization and Business Operations
Organization and General
Switchback II Corporation (the “Company”) is a blank check company incorporated as a Cayman Islands exempted company on October 7, 2020. The Company was incorporated for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities (“Business Combination”).
As of September 30, 2021, the Company had not yet commenced operations. All activity for the period from October 7, 2020 (inception) through September 30, 2021 relates to the Company’s formation and the initial public offering (the “Initial Public Offering”), which is described below, and search for target company. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating
income in the form of interest income on cash and cash equivalents from the proceeds derived from the Initial Public Offering.
The Company’s sponsor is NGP Switchback II, LLC, a Delaware limited liability company (the “Sponsor”). The registration statement for the Initial Public Offering was declared effective on January 7, 2021. On January 12, 2021, the Company consummated its Initial Public Offering of 31,625,000 units (the “Units” and, with respect to the Class A ordinary shares included in the Units, the “Public Shares”), including 4,125,000 additional Units to cover over-allotments (the “Over-Allotment Units”), at $10.00 per Unit, generating gross proceeds of approximately $316.3 million, and incurring offering costs of approximately $18.0 million, of which approximately $11.1 million was for deferred underwriting commissions (Note 5).
Simultaneously with the closing of the Initial Public Offering, the Company consummated the private placement (“Private Placement”) of 5,550,000 warrants (each, a “Private Placement Warrant” and collectively, the “Private Placement Warrants”), at a price of $1.50 per Private Placement Warrant with the Sponsor, generating gross proceeds of approximately $8.3 million (Note 4).
Upon the closing of the Initial Public Offering and the Private Placement, approximately $316.3 million ($10.00 per Unit) of the net proceeds of the Initial Public Offering and certain of the proceeds of the Private Placement were placed in the Trust Account with Continental Stock Transfer & Trust Company acting as trustee. The proceeds held in the Trust Account may be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule
2a-7
promulgated under the Investment Company Act, which will be invested only in direct U.S. government treasury obligations, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account as described below.
Business Combination
On November 3, 2021, as contemplated by the Business Combination Agreement entered into by the Company with Maverick Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), Bird Rides, Inc., a Delaware corporation (“Bird”), and Bird Global, Inc., a Delaware corporation and wholly owned subsidiary of Bird (“Holdings”), the Company reincorporated to the State of Delaware by merging with and into the Holdings, with the Holdings surviving and becoming the sole owner of Merger Sub (such merger, the “Domestication Merger”).

SWITCHBACK II CORPORATION
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Going Concern Consideration
As of September 30, 2021, the Company had approximately $135,000 in its operating account and working deficit of approximately $4.0 million.
The Company’s liquidity needs to date have been satisfied through a contribution of $25,000 from the Sponsor to cover certain expenses in exchange for the issuance of the Founder Shares, a loan of approximately $300,000 from the Sponsor pursuant to the Note (as defined in Note 4) of which approximately $75,000 was outstanding as of December 31, 2020, and the proceeds from the consummation of the Private Placement not held in the Trust Account. The Company repaid the Note in full on January 12, 2021. In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, provide the Company Working Capital Loans (as defined in Note 4). As of September 30, 2021, there were no amounts outstanding under any Working Capital Loan.
Based on the foregoing, management believes that the Company will have sufficient working capital and borrowing capacity from the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors to meet its needs through the earlier of the consummation of a Business Combination or one year from this filing. Over this time period, the Company will be using these funds for paying existing accounts payable, identifying and evaluating prospective initial Business Combination candidates, performing due diligence on prospective target businesses, paying for travel expenditures, selecting the target business to merge with or acquire, and structuring, negotiating and consummating the Business Combination.
Note 2 - Summary of Significant Accounting Policies
Basis of Presentation
The accompanying unaudited condensed consolidated financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and with the instructions to Form
10-Q
and Article 8 of Regulation
S-X
and pursuant to the rules and regulations of the SEC. Accordingly, they do not include all of the information and footnotes required by GAAP. In the opinion of management, the unaudited condensed consolidated financial statements reflect all adjustments, which include only normal recurring adjustments necessary for the fair statement of the balances and results for the periods presented. Operating results for the three and nine months ended September 30, 2021 are not necessarily indicative of the results that may be expected through December 31, 2021.
The accompanying unaudited condensed consolidated financial statements should be read in conjunction with the audited financial statements and notes thereto included in the Annual Report on Form
10-K
filed by the Company with the SEC on March 31, 2021.
Revision to Previously Reported Financial Statements
In preparation of the Company’s unaudited condensed financial statements as of and for quarterly period ended September 30, 2021, the Company concluded it should revise its financial statements to classify all Class A ordinary shares subject to possible redemption in temporary equity. In accordance with the SEC and its staff’s guidance on redeemable equity instruments, ASC 480, paragraph
10-S99,
redemption provisions not solely within the control of the Company require ordinary shares subject to redemption to be classified outside of permanent equity. The Company had previously classified a portion of its Class A ordinary shares in permanent equity, or total stockholders’ equity. Although the Company did not specify a maximum redemption threshold, its Certificate of Incorporation currently provides that the Company will not redeem its Public Shares in an

SWITCHBACK II CORPORATION
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

amount that would cause its net tangible assets to be less than $5,000,001. Previously, the Company did not consider redeemable stock classified as temporary equity as part of net tangible assets. Effective with these financial statements, the Company revised this interpretation to include temporary equity in net tangible assets. Accordingly, effective with this filing, the Company presents all redeemable Class A ordinary shares as temporary equity and recognizes accretion from the initial book value to redemption value at the time of its Initial Public Offering and in accordance with ASC 480. The change in the carrying value of the redeemable shares of Class A ordinary shares at the Initial Public Offering resulted in a decrease of approximately $6.8 million in additional paid-in
capital and an increase of approximately $27.1 million to accumulated deficit, as well as a reclassification of 3,389,732 shares of Class A ordinary shares from permanent equity to temporary equity. The Company will present this revision in a prospective manner in all future filings. Under this approach, the previously issued financial statement included as an exhibit to the Company’s Form
8-K
filed with the SEC on January 19, 2021, will not be amended, but historical amounts presented in the current and future filings will be recast to be consistent with the current presentation.
The impact of the revision to the unaudited condensed balance sheets as of March 31, 2021, and June 30, 2021, is a reclassification of $40.1 million and $34.0 million, respectively, from total shareholders’ equity to Class A ordinary shares subject to possible redemption. There is no impact to the reported amounts for total assets, total liabilities, cash flows, or net income (loss). In connection with the change in presentation for the Class A ordinary shares subject to possible redemption, the Company has revised its earnings per share calculation to allocate income and losses shared pro rata between the two classes of shares. This presentation contemplates a Business Combination as the most likely outcome, in which case, both classes of shares share pro rata in the income and losses of the Company.
Emerging Growth Company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Securities Exchange Act of 1934, as amended) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging
growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

SWITCHBACK II CORPORATION
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Use of Estimates
The preparation of these financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Deposit Insurance Corporation coverage limit of $250,000. As of September 30, 2021, the Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.
Principles of Consolidation
The unaudited condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Merger Sub, at September 30, 2021. All significant inter-company transactions and balances have been eliminated in consolidation.
Cash and Cash Equivalents
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. As of September 30, 2021 and December 31, 2020, there were no cash equivalents held outside the Trust Account.
Investments Held in the Trust Account
The Company’s portfolio of investments is comprised of U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or investments in money market funds that invest in U.S. government securities and generally have a readily determinable fair value, or a combination thereof. When the Company’s investments held in the Trust Account are comprised of U.S. government securities, the investments are classified as trading securities. When the Company’s investments held in the Trust Account are comprised of money market funds, the investments are recognized at fair value. Trading securities and investments in money market funds are presented on the balance sheets at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of these securities is included in net gain from investments held in the Trust Account in the accompanying unaudited condensed consolidated statements of operations. The estimated fair values of investments held in the Trust Account are determined using available market information.
Fair Value of Financial Instruments
The fair value of the Company’s assets and liabilities which qualify as financial instruments under the FASB ASC 820, “Fair Value Measurements and Disclosures,” equal or approximate the carrying amounts represented in the balance sheets.

SWITCHBACK II CORPORATION
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Fair Value Measurements
Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers consist of:

•	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

•
Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•
Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.
Offering Costs Associated with the Initial Public Offering
Offering costs consisted of legal, accounting, underwriting fees and other costs incurred through the Initial Public Offering that were directly related to the Initial Public Offering. Offering costs were allocated to the separable financial instruments issued in the Initial Public Offering based on a relative fair value basis, compared to total proceeds received. Offering costs associated with derivative warrant liabilities are expensed as incurred, presented as non-operating
expenses in the statements of operations. Offering costs associated with the Public Shares were charged against the carrying value of Class A ordinary shares subject to possible redemption upon the completion of the Initial Public Offering. The Company classifies deferred underwriting commissions as non-current
liabilities as their liquidation is not reasonably expected to require the use of current assets or require the creation of current liabilities.
Derivative Warrant Liabilities
The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. The Company evaluates all of its financial instruments, including issued stock purchase warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives, pursuant to ASC 480 and FASB ASC Topic 815, “Derivatives and Hedging” (“ASC 815”). The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed
at the end of each reporting period.
The warrants issued in connection with the Initial Public Offering (the “Public Warrants”) and the Private Placement Warrants are recognized as derivative liabilities in accordance with ASC 815. Accordingly, the Company recognizes the warrant instruments as liabilities at fair value and adjusts the carrying value of the instruments to fair value at each reporting period until they are exercised.

SWITCHBACK II CORPORATION
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The initial fair value of the Public Warrants and Private Placement Warrants issued in connection with the Initial Public Offering were estimated using a Black-Scholes option pricing model. The fair value of the Public Warrants as of September 30, 2021 is based on observable listed prices for such warrants. The fair value of the Private Placement Warrants as of September 30, 2021 is determined using a Black-Scholes option pricing model. The determination of the fair value of the warrant liability may be subject to change as more current information becomes available and accordingly the actual results could differ significantly. Derivative warrant liabilities are classified as non-current
liabilities as their liquidation is not reasonably expected to require the use of current assets or require the creation of current liabilities.
Class A Ordinary Shares Subject to Possible Redemption
The Company accounts for its Class A ordinary shares subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” Class A ordinary shares subject to mandatory redemption (if any) are classified as liability instruments and are measured at fair value. Conditionally redeemable Class A ordinary shares (including Class A ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, Class A ordinary shares are classified as shareholders’ equity. The Company’s Class A ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, as of Initial Public Offering, 31,625,000 Class A ordinary shares subject to possible redemption were presented as temporary equity, outside of the shareholders’ equity section of the Company’s condensed consolidated balance sheets. As of December 31, 2020, there were no Class A ordinary shares subject to possible redemption.
Income Taxes
For income tax benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of September 30, 2021. The Company’s management determined that the Cayman Islands is the Company’s only major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties as of September 30, 2021. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.
There is currently no taxation imposed on income by the Government of the Cayman Islands. In accordance with Cayman income tax regulations, income taxes are not levied on the Company. Consequently, income taxes are not reflected in the Company’s financial statement. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.
Net Income (Loss) per Ordinary
Share
The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share.” The Company has two classes of shares, which are referred to as Class A ordinary shares and Class B ordinary shares. Income and losses are shared pro rata between the two classes of shares. Net income (loss) per ordinary share is calculated by dividing the net income (loss) by the weighted average shares of ordinary shares outstanding for the respective period.

SWITCHBACK II CORPORATION
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The calculation of diluted net income per ordinary share does not consider the effect of the warrants underlying the Units sold in the Initial Public Offering and the private placement warrants to purchase an aggregate of 11,875,000 Class A ordinary shares in the calculation of diluted income per share, because their exercise is contingent upon future events. Accretion associated with the redeemable Class A ordinary shares is excluded from earnings per share as the redemption value approximates fair value.
The following table reflects presents a reconciliation of the numerator and denominator used to compute basic and diluted net income per share for each class of ordinary shares:

	For the Three Months Ended September 30, 2021		For the Nine Months Ended September 30, 2021
	Class A	Class B	Class A	Class B
Basic and diluted net loss per ordinary share:
Numerator:
Allocation of net loss	(3,504,062)	(876,016)	(5,099,778)	(1,321,491)

Denominator:
Basic and diluted weighted average ordinary shares outstanding	31,625,000	7,906,250	30,350,733	7,864,698

Basic and diluted net loss per ordinary share	$(0.11)	$(0.11)	$(0.17)	$(0.17)

Recent Accounting Standards
In August 2020, the FASB issued Accounting Standards Update (“ASU”)
No. 2020-06,
Debt-Debt with Conversion and Other Options (Subtopic
470-20)
and Derivatives and Hedging-Contracts in Entity’s Own Equity (Subtopic
815-40):
Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity
(“ASU
2020-06”),
which simplifies accounting for convertible instruments by removing major separation models required under current GAAP. The ASU also removes certain settlement conditions that are required for equity-linked contracts to qualify for the derivative scope exception, and it simplifies the diluted earnings per share calculation in certain areas. The Company adopted ASU
2020-06
on January 1, 2021 using a modified retrospective method for transition. Adoption of the ASU did not impact the Company’s financial position, results of operations or cash flows.
The Company’s management does not believe that any other recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.
Note 3 - Initial Public Offering
On January 12, 2021, the Company consummated its Initial Public Offering of 31,625,000 Units, including 4,125,000 Over-Allotment Units, at $10.00 per Unit, generating gross proceeds of approximately $316.3 million, and incurring offering costs of approximately $18.0 million, of which approximately $11.1 million was for deferred underwriting commissions.
Each Unit consists of one Class A ordinary share and
one-fifth
of one redeemable warrant (“Public Warrant”). Each whole Public Warrant will entitle the holder to purchase one Class A ordinary share at an exercise price of $11.50 per share, subject to adjustment (see Note 6).

SWITCHBACK II CORPORATION
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 4 - Related Party Transactions
Founder Shares
On October 8, 2020, the Sponsor paid an aggregate of $25,000 for certain expenses on the Company’s behalf in exchange for issuance of 7,906,250 Class B ordinary shares (the “Founder Shares”). On October 27, 2020, the sponsor surrendered an aggregate of 718,750 Class B ordinary shares to the Company at no cost. In January 2021, the Company effected a share capitalization with respect to Class B ordinary shares of 718,750 shares thereof, resulting in an aggregate of 7,906,250 Class B ordinary shares outstanding. All shares and associated amounts had been retroactively adjusted to reflect the share surrender and the share capitalization. The Sponsor agreed to forfeit up to an aggregate of 1,031,250 Founder Shares to the extent that the option to purchase additional units was not exercised in full by the underwriters, so that the Founder Shares would represent 20% of the Company’s issued and outstanding shares after the Initial Public Offering. On January 8, 2021, the underwriter fully exercised its over-allotment option; thus, these 1,031,250 Founder Shares are no longer subject to forfeiture.
The Initial Shareholders have agreed not to transfer, assign or sell any Founder Shares held by them until one year after the date of the consummation of the initial Business Combination or earlier if, subsequent to the initial Business Combination, (i) the last sale price of the Company’s Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions,
share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any
30-trading
day period commencing at least 150 days after the consummation of the initial Business Combination or (ii) the Company consummates a subsequent liquidation, merger, share exchange or other similar transaction which results in all of the Company’s shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property.
Private Placement Warrants
Simultaneously with the closing of the Initial Public Offering, the Company consummated the Private Placement of 5,550,000 Private Placement Warrants, at a price of $1.50 per Private Placement Warrant with the Sponsor, generating gross proceeds of approximately $8.3 million.
Each whole Private Placement Warrant is exercisable for one whole Class A ordinary share at a price of $11.50 per share. A portion of the proceeds from the sale of the Private Placement Warrants to the Sponsor was added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the Private Placement Warrants will expire worthless. The Private Placement Warrants will be non-redeemable
and exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees.
The Sponsor and the Company’s officers and directors agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Warrants until 30 days after the completion of the initial Business Combination.
Related Party Loans
On October 8, 2020, the Sponsor agreed to loan the Company up to $300,000 pursuant to a promissory note (the “Note”). The Note was non-interest
bearing, unsecured and due upon the closing of the Initial Public Offering. As of December 31, 2020, the Company borrowed approximately $75,000 under the Note. Subsequent to December 31, 2020, the Company borrowed an additional $7,000 under the Note. On January 12, 2021, the outstanding Note balance of $82,000 was repaid in full.

SWITCHBACK II CORPORATION
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

During the nine months ended September 30, 2021, the Sponsor advanced approximately $340,000 to the Company to fund general administrative expenses.
In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company may repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1.5 million of such Working Capital Loans may be convertible into warrants of the post Business Combination entity at a price of $1.50 per warrant. The warrants would be identical to the Private Placement Warrants. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. As of September 30, 2021 and December 31, 2020, the Company had no borrowings under the Working Capital Loans.
Administrative Services Agreement
Commencing on the date that the Company’s securities were first listed on the New York Stock Exchange (the “NYSE”) through the earlier of consummation of the initial Business Combination and the Company’s liquidation, the Company agreed to pay the Sponsor $20,000 per month for certain office space, utilities, secretarial support and administrative services.
In addition, the Sponsor, executive officers and directors, or any of their respective affiliates will be reimbursed for any out-of-pocket
expenses related to identifying, investigating, negotiating and consummating an initial Business Combination. Any payments made by the Company to the Sponsor, executive officers or directors, or the Company’s or their affiliates prior to an initial Business Combination will be made using funds held outside the Trust Account.
For the three and nine months ended September 30, 2021, the Company incurred approximately $60,000 and $173,000 for these services which is included in administrative expenses—related party on the accompanying unaudited condensed consolidated statements of operations. There was approximately $113,000 outstanding balance under the administrative services agreement as of September 30, 2021.
Note 5 - Commitments and Contingencies
Registration and Shareholders Rights
The holders of the Founder Shares, Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans (and any Class A ordinary shares issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans and upon conversion of the Founder Shares) are entitled to registration rights pursuant to a registration rights agreement signed upon the effective date of the Initial Public Offering. The holders of these securities, having a value of at least $25 million in the aggregate, are entitled to make up to three demands that we offer such securities in an underwritten offering. In addition, the holders have certain “piggy-back” registration rights with respect to certain underwritten offerings that the Company may conduct. The Company will bear the expenses incurred in connection with registering these securities.

SWITCHBACK II CORPORATION
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Underwriting Agreement
The Company granted the underwriters a
45-day
option from the date of the final prospectus for the Initial Public Offering to purchase up to 4,125,000 additional Units at the Initial Public Offering price less the underwriting discounts and commissions. On January 8, 2021, the underwriter fully exercised its over-allotment option.
The underwriters were entitled to an underwriting discount of $0.20 per Unit, or approximately $6.3 million in the aggregate, paid upon the closing of the Initial Public Offering. In addition, $0.35 per Unit, or approximately $11.1 million in the aggregate, will be payable to the underwriters for deferred underwriting commissions. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes an initial Business Combination, subject to the terms of the underwriting agreement.
Deferred Legal Fees Associated with the Initial Public Offering
The Company entered into an engagement letter to obtain legal advisory services, pursuant to which the Company’s legal counsel agreed to defer half of their fees for services rendered in connection with the Initial Public Offering until the closing of the initial Business Combination. As of September 30, 2021, the Company has $175,000 as deferred legal fees in connection with such arrangement in the accompanying unaudited condensed consolidated balance sheets.
Risks and Uncertainties
Management continues to evaluate the impact of the
COVID-19
pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations, search for a target company, and/or ability to close the Proposed Business Combination. The specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Note 6 - Derivative Warrant Liabilities
As of September 30, 2021, the Company has 6,325,000 Public Warrants and 5,550,000 Private Placement Warrants outstanding. There were no warrants outstanding at December 31, 2020.
Public Warrants may only be exercised for a whole number of shares. No fractional Public Warrants will be issued upon separation of the Units and only whole Public Warrants will trade. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of the Initial Public Offering; provided in each case that the Company has an effective registration statement under the Securities Act covering the Class A ordinary shares issuable upon exercise of the Public Warrants and a current prospectus relating to them is available and such shares are registered, qualified or deemed to be exempt from registration under the securities laws of the state of residence of the holder. The Company agreed that as soon as practicable, but in no event later than 20 business days after the closing of the initial Business Combination, the Company will use commercially reasonable efforts to file with the SEC a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants. The Company agreed to use its commercially reasonable efforts to cause such registration statement to become effective and to maintain the effectiveness of such registration statement and to maintain a current prospectus relating to those Class A ordinary shares until the warrants expire as specified in the warrant agreement. Notwithstanding the above, if the Class A ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise Public Warrants to do so

SWITCHBACK II CORPORATION
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

on a “cashless basis” and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement and use commercially reasonable efforts to register or qualify the shares issuable upon exercise of the Public Warrant under applicable blue sky laws to the extent an exemption is not available.
The warrants have an exercise price of $11.50 per share, subject to adjustments, and will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation. In addition, if (x) the Company issues additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination at an issue price or effective issue price of less than $9.20 per Class A ordinary share (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s Class A ordinary shares during the 20 trading day period starting on the trading day prior to the day on which the Company consummates its initial Business Combination (such price, the “Market Value”) is below $9.20 per share, (i) the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, (ii) the $18.00 per share redemption trigger price described under “Redemption of warrants for cash when the price per Class A ordinary share equals or exceeds $18.00” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price, (iii) the $10.00 per share redemption trigger price described under “Redemption of warrants for ordinary shares when the price per Class A ordinary share equals or exceeds $10.00” will be adjusted (to the nearest cent) to be equal to the higher of the Market Value and the Newly Issued Price, and (iv) the $12.00 per share trigger price described in Note 7 - Founder Shares Earnout will be adjusted (to the nearest cent) to be equal to 120% of the higher of the Market Value and the Newly Issued Price.
The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Placement Warrants and the Class A ordinary shares issuable upon exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be non-redeemable
so long as they are held by the initial purchasers or such purchasers’ permitted transferees. If the Private Placement Warrants are held by someone other than the Initial Shareholders or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants. Additionally, the Private Placement Warrants may be exercised for cash or on a cashless basis.
Redemption of warrants for cash when the price per Class
 A ordinary share equals or exceeds $18.00
:
Once the warrants become exercisable, the Company may redeem the outstanding warrants for cash (except as described herein with respect to the Private Placement Warrants):

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption to each warrant holder; and

•
if, and only if, the last sale price of the Company’s Class A ordinary shares has been at least $18.00 per share (as adjusted for share subdivisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within the 30 trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

SWITCHBACK II CORPORATION
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The Company will not redeem the warrants as described above unless a registration statement under the Securities Act covering the Class A ordinary shares issuable upon exercise of the warrants is then effective and a current prospectus relating to those Class A ordinary shares is available throughout the
30-day
redemption period.
Redemption of warrants for ordinary shares when the price per Class
 A ordinary share equals or exceeds $10.00
:
Once the warrants become exercisable, the Company may redeem the outstanding warrants (except as described herein with respect to the Private Placement Warrants):

•	in whole and not in part;

•	at a price of $0.10 per warrant

•
upon a minimum of 30 days’ prior written notice of redemption provided that, during the
30-day
redemption period, holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of Class A ordinary shares to be determined by reference to an agreed table based on the redemption date and the “fair market value” of the Company’s Class A ordinary shares; and

•
if, and only if, the reported last sale price of the Company’s Class A ordinary shares equals or exceeds $10.00 per share (as adjusted for share subdivisions, share dividends, reorganizations, recapitalizations and the like) on the trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

The “fair market value” of Class A ordinary shares for the above purpose shall mean the average last reported sale price of the Class A ordinary shares for the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of warrants. In no event will the warrants be exercisable in connection with this redemption feature for more than 0.361 Class A ordinary shares per warrant (subject to adjustment).
In no event will the Company be required to net cash settle any warrant. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such warrants. Accordingly, the warrants may expire without value to holders.
Note 7 – Class A Ordinary Shares Subject to Possible Redemption
The Company’s Class A ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of future events. The Company is authorized to issue 500,000,000 ordinary shares with a par value of $0.0001 per share. Holder of the Company’s Class A ordinary shares are entitled to one vote for each share. As of September 30, 2021, there were 31,625,000 Class A ordinary shares outstanding, all of which were subject to possible redemption.

SWITCHBACK II CORPORATION
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Class A ordinary shares subject to possible redemption reflected on the condensed balance sheet is reconciled on the following table:

Gross proceeds	$316,250,000
Less:
Proceeds allocated to public warrants	(9,614,000)
Class A ordinary share issuance costs	(17,305,696)
Plus:
Accretion of carrying value to redemption value	26,919,696

Class A ordinary share subject to possible redemption	$316,250,000

Note 8 - Shareholders’ Equity
Preference Shares -
The Company is authorized to issue 5,000,000 preference shares with a par value of $0.0001 per share. At September 30, 2021 and December 31, 2020, there were no preference shares issued or outstanding.
Class
 A Ordinary Shares -
The Company is authorized to issue 500,000,000 Class A ordinary shares with a par value of $0.0001 per share. Holders of the Company’s Class A ordinary shares are entitled to one vote for each share. At September 30, 2021, there were 31,625,000 Class A ordinary shares issued and outstanding, all of which were subject to possible redemption and classified as temporary equity (See Note 7). There were no Class A ordinary shares issued and outstanding as of December 31, 2020.
Class
 B Ordinary Shares -
The Company is authorized to issue 50,000,000 Class B ordinary shares with a par value of $0.0001 per share. As of September 30, 2021 and December 31, 2020, there were 7,906,250 Class B ordinary shares issued and outstanding, as retroactively restated to reflect the share surrender and the share capitalization as discussed in Note 4.
Ordinary shareholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders. Holders of Class B ordinary shares will have the right to appoint all of the Company’s directors prior to the initial Business Combination. On any other matter submitted to a vote of the Company’s shareholders, holders of the Class A ordinary shares and holders of the Class B ordinary shares will vote together as a single class on all matters submitted to a vote of the shareholders except as required by law or stock exchange rule.
The Class B ordinary shares will automatically convert into Class A ordinary shares at the time of the initial Business Combination on a one-for-one
basis, subject to adjustment for share subdivisions, share capitalizations, reorganizations, recapitalizations and the like and subject to further adjustment as provided herein. In the case that additional Class A ordinary shares, or equity-linked securities, are issued or deemed issued in excess of the amounts sold in the Initial Public Offering and related to the closing of the initial Business Combination, the ratio at which Class B ordinary shares shall convert into Class A ordinary shares will be adjusted (unless the holders of a majority of the outstanding Class B ordinary shares agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of Class A ordinary shares issuable upon conversion of all Class B ordinary shares will equal, in the aggregate, on an as-converted
basis, 20% of the sum of the total
number of all ordinary shares outstanding upon the completion of the Initial Public Offering plus all Class A ordinary shares and equity-linked securities issued or deemed issued in connection with the Business Combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the Business Combination).

SWITCHBACK II CORPORATION
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Founder Shares Earnout
Upon and subject to the conversion of the Class B ordinary shares (as adjusted) into Class A ordinary shares at the time of the closing of the initial Business Combination as set forth above, 25% of such Class A ordinary shares (the “Earnout Shares”) shall become subject to potential forfeiture if the triggering event (as defined below) does not occur during the time period between the closing date of the initial Business Combination and the five-year anniversary of such date (the “Earnout Period”); “triggering event” means the date on which the average reported last sale price of the Class A ordinary shares equals or exceeds $12.00 for any 10 trading days within any 20 consecutive trading day period;
provided, that
, if, during the earnout period, the Company consummates a subsequent liquidation, merger, share exchange or other similar transaction pursuant to which the Company or any of the Company’s shareholders have the right to receive consideration implying a value of the Class A ordinary shares (as determined in good faith by the board) of greater than or equal to $12.00, then the triggering event shall be deemed to have occurred.
Note 9 - Fair Value Measurements
The following table presents information about the Company’s assets that are measured at fair value on a recurring basis as of September 30, 2021 and indicates the fair value hierarchy of the valuation techniques that the Company utilized to determine such fair value.

Description	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
Money market funds	$316,268,740	$—	$—
Liabilities:
Derivative warrant liabilities - Public	$8,728,500	$—	$—
Derivative warrant liabilities - Private	$—	$—	$9,435,000
Transfers to/from Levels 1, 2, and 3 are recognized at the beginning of the reporting period. The estimated fair value of the Public Warrants transferred from a Level 3 measurement to a Level 1 fair value measurement in February 2021, when the Public Warrants were separately listed and traded. There were no other transfers to/from Levels 1, 2, and 3 during the three and nine months ended September 30, 2021.
Level 1 instruments include investments in money market funds that invest solely in U.S. government securities. The Company uses inputs such as actual trade data, quoted market prices from dealers or brokers, and other similar sources to determine the fair value of its investments.
The fair value of the Public Warrants issued in connection with the Public Offering were initially measured at fair value using a Black-Scholes option pricing model and subsequently based on the listed market price of such warrants, a Level 1 measurement, since February 2021. The Private Placement Warrants have been measured at fair value using a Black-Scholes option pricing model. The Company recognized $19,160,000 for the derivative warrant liabilities upon their issuance on January 12, 2021. The Sponsor paid an aggregate of $9,546,000 for Private Placement Warrants with an initial aggregate fair value of 8,325,000. The excess of the initial fair value over the purchase price on the private placement closing date of $1,221,000 is recognized as a loss upon issuance of Private Placement Warrants in the Company’s unaudited condensed consolidated statements of operations. For the three and nine months ended September 30, 2021, the Company recognized a gain to the unaudited condensed consolidated statements of operations resulting from a decrease in the fair value of liabilities of approximately $40,000 and approximately $997,000 presented as change in fair value of derivative warrant liabilities on the accompanying unaudited condensed consolidated statements of operations.

SWITCHBACK II CORPORATION
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The estimated fair value of the Private Placement Warrants, and the Public Warrants prior to being separately listed and traded, is determined using Level 3 inputs. Inherent in an Option Pricing simulation are assumptions related to expected stock-price volatility, expected life, risk-free interest rate, probability of a successful business combination and dividend yield. The Company estimates the volatility of its ordinary shares warrants based on implied volatility from the Company’s traded warrants and from historical volatility of select peer company’s ordinary shares that matches the expected remaining life of the warrants. The risk-free interest rate is based on the U.S. Treasury zero-coupon
yield curve on the grant date for a maturity similar to the expected remaining life of the warrants. The expected life of the warrants is assumed to be equivalent to their remaining contractual term. The probability of a successful business combination is based on discussions with the Company’s management. The dividend rate is based on the historical rate, which the Company anticipates remaining at zero. Any changes in these assumptions can change the valuation significantly.
The following table provides quantitative information regarding Level 3 fair value measurements inputs at their measurement dates:

	As of January 12, 2021	As of September 30, 2021
Volatility	31.5%	23.5%
Stock price	$9.62	$9.96
Expected life of the options to convert	5	5
Probability of a business combination	80.00%	95.00%
Risk-free rate	0.61%	0.98%
Dividend yield	0.0%	0.0%
The change in the fair value of the derivative warrant liabilities for the three and nine months ended September 30, 2021 is summarized as follows:

Level 3 - Derivative warrant liabilities at December 31, 2020	$—
Issuance of Public and Private Warrants	19,160,000
Transfer of Public Warrants to Level 1	(9,614,000)
Change in fair value of derivative warrant liabilities	2,886,000

Level 3 - Derivative warrant liabilities at March 31, 2021	12,432,000
Change in fair value of derivative warrant liabilities	(2,830,500)

Level 3 - Derivative warrant liabilities at June 30, 2021	9,601,500
Change in fair value of derivative warrant liabilities	(166,500)

Level 3 - Derivative warrant liabilities at September 30, 2021	$9,435,000

Note 10 - Subsequent Events
Management has evaluated subsequent events and transactions that occurred after the balance sheet date through the date the balance sheet was issued. Based upon this review, except as noted above regarding the business combination, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

Report of Independent Registered Public Accounting Firm
To the Shareholder and the Board of Directors of Switchback II Corporation
Opinion on the Financial Statements
We have audited the accompanying balance sheet of Switchback II Corporation (the “Company”) as of December 31, 2020, the related statements of operations, changes in shareholder’s equity and cash flows for the period from October 7, 2020 (inception) through December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020, and the results of its operations and its cash flows for the period from October 7, 2020 (inception) through December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ WithumSmith+Brown, PC

We have served as the Company’s auditor since 2020.

New York, New York

March 31, 2021

SWITCHBACK II CORPORATION
BALANCE SHEET
December 31, 2020

Assets:
Deferred offering costs associated with proposed public offering	$313,667

Total Assets	$313,667

Liabilities and Shareholder’s Deficit:
Current liabilities:
Accounts payable	$41,258
Accrued expenses	207,000
Note payable — related party	74,992

Total current liabilities	323,250

Commitments and Contingencies (Note 5)
Shareholder’s Deficit:
Preference shares, $0.0001 par value; 5,000,000 shares authorized; none issued and outstanding	—
Class A ordinary shares, $0.0001 par value; 500,000,000 shares authorized; none issued and outstanding	—
Class B ordinary shares, $0.0001 par value; 50,000,000 shares authorized; 7,906,250 shares issued and outstanding (1)(2)	791
Additional paid-in capital	24,209
Accumulated deficit	(34,583)

Total shareholder’s deficit	(9,583)

Total Liabilities and Shareholder’s Deficit	$313,667

(1)
This number includes up to 1,031,250 Class B ordinary shares subject to forfeiture if the over-allotment option was not exercised in full or in part by the underwriter. On January 12, 2021, the underwriters exercised the over-allotment option, in full; thus, these shares are no longer subject to forfeiture (see Note 4 and 6).

(2)
On October 27, 2020, the Sponsor surrendered an aggregate of 718,750 Class B ordinary shares to the Company at no cost. On January 2021, the Company effected a share capitalization with respect to Class B ordinary shares of 718,750 shares thereof, resulting in an aggregate of 7,906,250 Class B ordinary shares outstanding. All shares and associated amounts have been retroactively restated to reflect the share capitalization (see Note 5).

The accompanying notes are an integral part of these financial statements.

SWITCHBACK II CORPORATION
STATEMENT OF OPERATIONS
For the Period from October 7, 2020 (inception) through December 31, 2020

General and administrative expenses	$34,583

Net loss	$(34,583)

Weighted average shares outstanding, basic and diluted (1)(2)	6,875,000

Basic and diluted net loss per share	$(0.01)

(1)
This number excludes up to 1,031,250 Class B ordinary shares subject to forfeiture if the over-allotment option was not exercised in full or in part by the underwriter. On January 12, 2021, the underwriters exercised the over-allotment option, in full; thus, these shares are no longer subject to forfeiture (see Note 4 and 6).

(2)
On October 27, 2020, the Sponsor surrendered an aggregate of 718,750 Class B ordinary shares to the Company at no cost. On January 2021, the Company effected a share capitalization with respect to Class B ordinary shares of 718,750 shares thereof, resulting in an aggregate of 7,906,250 Class B ordinary shares outstanding. All shares and associated amounts have been retroactively restated to reflect the share capitalization (see Note 5).

The accompanying notes are an integral part of these financial statements.

SWITCHBACK II CORPORATION
STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY (DEFICIT)
For the Period from October 7, 2020 (inception) through December 31, 2020

	Ordinary Shares				Additional Paid-in Capital	Accumulated Deficit	Total Shareholder’s Deficit
	Class A		Class B
	Shares	Amount	Shares	Amount
Balance — October 7, 2020 (inception)	—	$—	—	$—	$—	$—	$—

Issuance of Class B ordinary shares to Sponsor (1)(2)	—	—	7,906,250	791	24,209	—	25,000
Net loss	—	—	—	—	—	(34,583)	(34,583)

Balance — December 31, 2020	—	$ —	7,906,250	$791	$24,209	$(34,583)	$(9,583)

(1)
This number includes up to 1,031,250 Class B ordinary shares subject to forfeiture if the over-allotment option was not exercised in full or in part by the underwriter. On January 12, 2021, the underwriters exercised the over-allotment option, in full; thus, these shares are no longer subject to forfeiture (see Note 4 and 6).

(2)
On October 27, 2020, the Sponsor surrendered an aggregate of 718,750 Class B ordinary shares to the Company at no cost. On January 2021, the Company effected a share capitalization with respect to Class B ordinary shares of 718,750 shares thereof, resulting in an aggregate of 7,906,250 Class B ordinary shares outstanding. All shares and associated amounts have been retroactively restated to reflect the share capitalization (see Note 5).

The accompanying notes are an integral part of these financial statements.

SWITCHBACK II CORPORATION
STATEMENT OF CASH FLOWS
For the Period from October 7, 2020 (inception) through December 31, 2020

Cash Flows from Operating Activities:
Net loss	$(34,583)
Adjustments to reconcile net loss to net cash used in operating activities:
General and administrative expenses paid by Sponsor in exchange for issuance of Class B ordinary shares	25,000
Changes in operating assets and liabilities:
Accounts payable	4,583
Accrued expenses	5,000

Net cash used in operating activities	—

Net change in cash	—
Cash — beginning of the period	—

Cash — ending of the period	$—

Supplemental disclosure of noncash investing and financing activities:
Deferred offering costs included in accounts payable	$36,675
Deferred offering costs included in accrued expenses	$202,000
Deferred offering costs included in note payable — related party	$74,992
The accompanying notes are an integral part of these financial statements.

SWITCHBACK II CORPORATION
NOTES TO FINANCIAL STATEMENTS
NOTE 1.    DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS AND BASIS OF PRESENTATION
Organization and General
Switchback II Corporation (the “Company”) is a blank check company incorporated as a Cayman Islands exempted company on October 7, 2020. The Company was incorporated for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities that the Company has not yet identified (“Business Combination”).
As of December 31, 2020, the Company had not yet commenced operations. All activity for the period from October 7, 2020 (inception) through December 31, 2020 relates to the Company’s formation and the initial public offering (the “Initial Public Offering”), which is described below. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating
income in the form of interest income on cash and cash equivalents from the proceeds derived from the Initial Public Offering. The Company has selected December 31 as its fiscal year end.
The Company’s sponsor is NGP Switchback II, LLC, a Delaware limited liability company (“Sponsor”). The registration statement for the Company’s Initial Public Offering was declared effective on January 7, 2021. On January 12, 2021, the Company consummated its Initial Public Offering of 31,625,000 units (the “Units” and, with respect to the Class A ordinary shares included in the Units being offered, the “Public Shares”), including 4,125,000 additional Units to cover over-allotments (the “Over-Allotment Units”), at $10.00 per Unit, generating gross proceeds of approximately $316.3 million, and incurring offering costs of approximately $18.0 million, of which approximately $11.1 million was for deferred underwriting commissions (Note 6).
Simultaneously with the closing of the Initial Public Offering, the Company consummated the private placement (“Private Placement”) of 5,550,000 warrants (each, a “Private Placement Warrant” and collectively, the “Private Placement Warrants”), at a price of $1.50 per Private Placement Warrant with the Sponsor, generating gross proceeds of approximately $8.3 million (Note 4).
Upon the closing of the Initial Public Offering and the Private Placement, approximately $316.3 million ($10.00 per Unit) of the net proceeds of the Initial Public Offering and certain of the proceeds of the Private Placement were placed in the Trust Account with Continental Stock Transfer & Trust Company acting as trustee. The proceeds held in the Trust Account may be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule
2a-7
promulgated under the Investment Company Act of 1940, as amended, or the Investment Company Act, which will be invested only in direct U.S. government treasury obligations, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account as described below.
The Company’s management has broad discretion with respect to the specific application of the net proceeds from its Initial Public Offering and the sale of Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. The Company’s initial Business Combination must be with one or more operating businesses or assets with a fair market value equal to at least 80% of the net assets held in the Trust Account (net of amounts disbursed to management for working capital purposes and excluding the amount of any deferred underwriting discount held in trust) at the time the Company signs a definitive agreement in connection with the initial Business Combination. However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise is not required to register as an investment company under the Investment Company Act.

The Company will provide the holders (the “Public Shareholders”) of the Public Shares with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The Public Shareholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially anticipated to be $10.00 per share), plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations. The per-share
amount to be distributed to Public Shareholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 6). These Public Shares will be recorded at a redemption value and classified as temporary equity upon the completion of the Initial Public Offering, in accordance with Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” In such case, the Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and a majority of the shares voted are voted in favor of the Business Combination. If a shareholder vote is not required by law and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company will, pursuant to the amended and restated memorandum and articles of association which will be adopted by the Company upon the consummation of the Initial Public Offering (the “Amended and Restated Memorandum and Articles of Association”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (the “SEC”), and file tender offer documents with the SEC prior to completing a Business Combination. If, however, shareholder approval of the transactions is required by law, or the Company decides to obtain shareholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each Public Shareholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction. If the Company seeks shareholder approval in connection with a Business Combination, the holders of the Founder Shares prior to the Initial Public Offering (the “Initial Shareholders”) have agreed to vote their Founder Shares (as defined in Note 5) and any Public Shares purchased during or after the Initial Public Offering in favor of a Business Combination. In addition, the Initial Shareholders agreed to waive their redemption rights with respect to their Founder Shares and Public Shares in connection with the completion of a Business Combination.
Notwithstanding the foregoing, the Company’s Amended and Restated Memorandum and Articles of Association will provide that a Public Shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 20% or more of the Public Shares, without the prior consent of the Company.
The Company’s Sponsor, executive officers and directors have agreed not to propose an amendment to the Company’s Amended and Restated Memorandum and Articles of Association (A) in a manner that would affect the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company does not complete a Business Combination within the timeframe described below or (B) with respect to any other provision relating to the rights of holders of Public Shares or pre-initial
Business Combination activity, unless the Company provides the Public Shareholders with the opportunity to redeem their Class A ordinary shares upon approval of any such amendment.
If the Company is unable to complete a Business Combination within 24 months from the closing of the Initial Public Offering, or January 12, 2023 (the “Combination Period”), the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share
price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes (less up to $100,000 of interest to pay dissolution expenses and net of taxes payable), divided by the number of then-outstanding Public Shares, which redemption will completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and the board of directors, dissolve and liquidate, subject in the case of clauses (ii) and (iii), to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.
The Initial Shareholders agreed to waive their liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Initial Shareholders should acquire Public Shares in or after the Initial Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete a Business Combination within the Combination Period. The underwriters agreed to waive their rights to their deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of the Company’s Public Shares. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be only $10.00 per share initially held in the Trust Account. In order to protect the amounts held in the Trust Account, the Sponsor agreed that it will be liable to the Company if and to the extent any claims by a third party (except for the Company’s independent registered public accounting firm) for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a letter of intent, confidentiality or other similar agreement or business combination agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the Trust Account, if less than $10.00 per share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). In the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have vendors, service providers (except the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.
Liquidity and Capital Resources
As of December 31, 2020, the Company had no cash and a working capital deficit of approximately $323,000.
The Company’s liquidity needs to date have been satisfied through a contribution of $25,000 from the Sponsor to cover certain expenses in exchange for the issuance of the Founder Shares, a loan of approximately $300,000 from the Sponsor pursuant to the Note (as defined in Note 4) of which approximately $75,000 was outstanding as of December 31, 2020, and the proceeds from the consummation of the Private Placement not held in the Trust Account. The Company repaid the Note in full on January 12, 2021. In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, provide the Company Working Capital Loans (as defined in Note 4). As of December 31, 2020, there were no amounts outstanding under any Working Capital Loan.
Based on the foregoing, management believes that the Company will have sufficient working capital and borrowing capacity from the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors to meet its needs through the earlier of the consummation of a Business Combination or one year from this filing. Over this time period, the Company will be using these funds for paying existing accounts payable, identifying and evaluating prospective initial Business Combination candidates, performing due diligence on prospective target businesses, paying for travel expenditures, selecting the target business to merge with or acquire, and structuring, negotiating and consummating the Business Combination.
NOTE 2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of presentation
The accompanying financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the SEC.
Emerging growth company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging
growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Financial Instruments
The fair value of the Company’s assets and liabilities, which qualify as financial instruments under the FASB ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheet, primarily due to their short-term nature.
Use of estimates
The preparation of financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Actual amounts may differ from those estimates.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.
Deferred Offering costs
Deferred offering costs consists of legal, accounting, and other costs incurred directly attributable to the Initial Public Offering. These costs, along with underwriting fees were charged to additional paid-in
capital upon the completion of the Initial Public Offering.
Net loss per ordinary share
The Company complies with accounting and disclosure requirements of ASC Topic 260, “Earnings Per Share.” Net loss per share is computed by dividing net loss by the weighted average number of Class B ordinary shares outstanding during the period, excluding ordinary shares subject to forfeiture. Weighted average shares at December 31, 2020 were reduced for the effect of an aggregate of 1,031,250 Class B ordinary shares that are subject to forfeiture if the underwriters’ option to purchase additional units is not exercised in full or in part by the underwriters. On January 12, 2021, the underwriter fully exercised its over-allotment option; thus, these 1,031,250 Founder Shares are no longer subject to forfeiture. (see Note 6). At December 31, 2020, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into ordinary shares and then share in the earnings of the Company. As a result, diluted loss per share is the same as basic loss per share for the period presented.
Income taxes
ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not
to be sustained upon examination by taxing authorities. The Company’s management determined that the Cayman Islands is the Company’s only major tax jurisdiction. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.
There is currently no taxation imposed on income by the Government of the Cayman Islands. In accordance with Cayman federal income tax regulations, income taxes are not levied on the Company. Consequently, income taxes are not reflected in the Company’s financial statement.
Recent accounting pronouncements
Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.
NOTE 3.    INITIAL PUBLIC OFFERING
On January 12, 2021, the Company consummated its Initial Public Offering of 31,625,000 Units, including 4,125,000 Over-Allotment Units, at $10.00 per Unit, generating gross proceeds of approximately $316.3 million, and incurring offering costs of approximately $18.0 million, of which approximately $11.1 million was for deferred underwriting commissions.
Each Unit consists of one Class A ordinary share and
one-fifth
of one redeemable warrant (“Public Warrant”). Each whole Public Warrant will entitle the holder to purchase one Class A ordinary share at an exercise price of $11.50 per share, subject to adjustment (see Note 6).

NOTE 4.    RELATED PARTY TRANSACTIONS
Founder Shares
On October 8, 2020, our sponsor paid an aggregate of $25,000 for certain expenses on our behalf in exchange for issuance of 7,906,250 Class B ordinary shares (the “Founder Shares”). On October 27, 2020, the sponsor surrendered an aggregate of 718,750 Class B ordinary shares to the Company at no cost. In January 2021, the Company effected a share capitalization with respect to Class B ordinary shares of 718,750 shares thereof, resulting in an aggregate of 7,906,250 Class B ordinary shares outstanding. All shares and associated amounts had been retroactively adjusted to reflect the share surrender and the share capitalization. The holders of the Founder Shares agreed to forfeit up to an aggregate of 1,031,250 Founder Shares, on a pro rata basis, to the extent that the option to purchase additional units was not exercised in full by the underwriters, so that the Founder Shares would represent 20% of our issued and outstanding shares after the Initial Public Offering. On January 12, 2021, the underwriter fully exercised its over-allotment option; thus, these 1,031,250 Founder Shares are no longer subject to forfeiture.
The Initial Shareholders have agreed not to transfer, assign or sell any Founder Shares held by them until one year after the date of the consummation of the initial Business Combination or earlier if, subsequent to the initial Business Combination, (i) the last sale price of Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any
30-trading
day period commencing at least 150 days after the initial Business Combination or (ii) the Company consummates a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of the shareholders having the right to exchange their ordinary shares for cash, securities or other property.
Private Placement Warrants
Simultaneously with the subsequent closing of the Initial Public Offering, the Company consummated the Private Placement of 5,550,000 Private Placement Warrants, at a price of $1.50 per Private Placement Warrant with the Sponsor, generating gross proceeds of approximately $8.3 million.
Each whole Private Placement Warrant is exercisable for one whole Class A ordinary share at a price of $11.50 per share. A portion of the proceeds from the sale of the Private Placement Warrants to the Sponsor was added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the Private Placement Warrants will expire worthless. The Private Placement Warrants will be non-redeemable
and exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees.
The Sponsor and the Company’s officers and directors agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Warrants until 30 days after the completion of the initial Business Combination.
Related Party Loans
On October 8, 2020, the Sponsor agreed to loan the Company up to $300,000 pursuant to a promissory note (the “Note”). The Note was non-interest
bearing, unsecured and due upon the closing of the Initial Public Offering. As of December 31, 2020, the Company borrowed approximately $75,000 under the Note. Subsequent to December 31, 2020, the Company borrowed an additional $7,000 under this Note. On January 12, 2021, the then-outstanding Note balance of $82,000 was repaid in full.
In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor, members of the Company’s founding team or any of their affiliates may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business

Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1.5 million of such Working Capital Loans may be convertible into warrants of the post Business Combination entity at a price of $1.50 per warrant. The warrants would be identical to the Private Placement Warrants. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. As of December 31, 2020, the Company had no borrowings under the Working Capital Loans.
Administrative Services Agreement
Commencing on the date that the Company’s securities were first listed on the NYSE through the earlier of consummation of the initial Business Combination and the liquidation, the Company agreed to pay the Sponsor $20,000 per month for office space, utilities, secretarial support and administrative services.
In addition, the Sponsor, executive officers and directors, or any of their respective affiliates will be reimbursed for any out-of-pocket
expenses incurred in connection with activities on the Company’s behalf such as identifying potential partner businesses and performing due diligence on suitable Business Combinations. Any payments made by the Company to the Sponsor, executive officers or directors, or the Company’s or their affiliates prior to an initial Business Combination will be made using funds held outside the Trust Account.
NOTE 5.    COMMITMENTS AND CONTINGENCIES
Registration Rights
The holders of the Founder Shares, Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans (and any Class A ordinary shares issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans and upon conversion of the Founder Shares) are entitled to registration rights pursuant to a registration rights agreement signed upon the effective date of the Public Offering. The holders of these securities, having a value of at least $25 million in the aggregate, are entitled to make up to three demands that we offer such securities in an underwritten offering. In addition, the holders have certain “piggy-back” registration rights with respect to certain underwritten offerings we may conduct. We will bear the expenses incurred in connection with registering these securities.
Underwriting Agreement
The Company granted the underwriters a
45-day
option from the date of the final prospectus to purchase up to 4,125,000 additional Units at the Public Offering price less the underwriting discounts and commissions. On January 8, 2021, the underwriter fully exercised its over-allotment option.
The underwriters were entitled to an underwriting discount of $0.20 per Unit, or approximately $6.3 million in the aggregate, paid upon the closing of the Public Offering. In addition, $0.35 per Unit, or approximately $11.1 million in the aggregate, will be payable to the underwriters for deferred underwriting commissions. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that we complete an initial business combination, subject to the terms of the underwriting agreement.
Risks and Uncertainties
Management continues to evaluate the impact of the
COVID-19
pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations, and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statement. The financial statement does not include any adjustments that might result from the outcome of this uncertainty.
NOTE 6.    SHAREHOLDERS’ EQUITY
Preference Shares
— The Company is authorized to issue 5,000,000 preference shares with a par value of $0.0001 per share. At December 31, 2020, there were no preference shares issued or outstanding.
Class
 A Ordinary Shares
— The Company is authorized to issue 500,000,000 Class A ordinary shares with a par value of $0.0001 per share. Holders of the Company’s Class A ordinary shares are entitled to one vote for each share. At December 31, 2020, there were no Class A ordinary shares issued or outstanding.
Class
 B Ordinary Shares
— The Company is authorized to issue 50,000,000 Class B ordinary shares with a par value of $0.0001 per share. As of December 31, 2020, there were 7,906,250 Class B ordinary shares issued and outstanding, as retroactively restated to reflect the share surrender and the share capitalization as discussed in Note 4. Of the 7,906,250 Class B ordinary shares outstanding, up to 1,031,250 Class B ordinary shares were subject to forfeiture, to the Company by the Initial Shareholders for no consideration to the extent that the underwriters’ option to purchase additional units was not exercised in full or in part, so that the Initial Shareholders would collectively own 20% of the Company’s issued and outstanding ordinary shares after the Initial Public Offering. On January 12, 2021, the underwriter fully exercised its over-allotment option; thus, these 1,031,250 Class B ordinary shares are no longer subject to forfeiture.
Ordinary shareholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders. Holders of Class B ordinary shares will have the right to appoint all of the Company’s directors prior to the initial Business Combination. On any other matter submitted to a vote of the Company’s shareholders, holders of the Class A ordinary shares and holders of the Class B ordinary shares will vote together as a single class on all matters submitted to a vote of the shareholders except as required by law or stock exchange rule.
The Class B ordinary shares will automatically convert into Class A ordinary shares at the time of the initial Business Combination on a one-for-one
basis, subject to adjustment for share subdivisions, share capitalizations, reorganizations, recapitalizations and the like and subject to further adjustment as provided herein. In the case that additional Class A ordinary shares, or equity-linked securities, are issued or deemed issued in excess of the amounts sold in the Initial Public Offering and related to the closing of the initial Business Combination, the ratio at which Class B ordinary shares will convert into Class A ordinary shares will be adjusted (unless the holders of a majority of the outstanding Class B ordinary shares agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of Class A ordinary shares issuable upon conversion of all Class B ordinary shares will equal, in the aggregate, on an as-converted
basis, 20% of the sum of the total number of all ordinary shares outstanding upon the completion of the Initial Public Offering plus all Class A ordinary shares and equity-linked securities issued or deemed issued in connection with the Business Combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the Business Combination).
Founder Shares Earnout
Upon and subject to the conversion of the Class B ordinary shares (as adjusted) into Class A ordinary shares at the time of the closing of the initial Business Combination as set forth above, 25% of such Class A ordinary shares (the “Earnout Shares”) will become subject to potential forfeiture if the triggering event (as defined below) does not occur during the time period between the closing date of the initial Business Combination and the five-year anniversary of such date (the “Earnout Period”); “triggering event” means the date on which the average reported last sale price of the Class A ordinary shares equals or exceeds $12.00 for any 10 trading days within any 20 consecutive trading day period; provided, that, if, during the earnout period, the Company consummates a subsequent liquidation, merger, share exchange or other similar transaction, pursuant to which the Company or any of the Company’s shareholders have the right to receive consideration implying a value of the Class A ordinary shares (as determined in good faith by the board) of greater than or equal to $12.00, then the triggering event will be deemed to have occurred.
Warrants
— There were no warrants outstanding at December 31, 2020. Public Warrants may only be exercised for a whole number of shares. No fractional Public Warrants will be issued upon separation of the Units and only whole Public Warrants will trade. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of the Initial Public Offering; provided in each case that the Company has an effective registration statement under the Securities Act covering the Class A ordinary shares issuable upon exercise of the Public Warrants and a current prospectus relating to them is available and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder (or the Company permit holders to exercise their warrants on a cashless basis under certain circumstances). The Company agreed that as soon as practicable, but in no event later than 20 business days after the closing of the initial Business Combination, the Company will use commercially reasonable efforts to file with the SEC and have an effective registration statement covering the Class A ordinary shares issuable upon exercise of the warrants and to maintain a current prospectus relating to those Class A ordinary shares until the warrants expire or are redeemed, as specified in the warrant agreement. Notwithstanding the above, if the Class A ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, and in the event the Company does not so elect, it will use commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.
The warrants have an exercise price of $11.50 per share, subject to adjustments, and will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation. In addition, if (x) the Company issues additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination at an issue price or effective issue price of less than $9.20 per Class A ordinary share (with such issue price or effective issue price to be determined in good faith by the board and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation of the initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s Class A ordinary shares during the 20 trading day period starting on the trading day prior to the day on which the Company consummates its initial Business Combination (such price, the “Market Value”) is below $9.20 per share, (i) the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, (ii) the $18.00 per share redemption trigger price described under “Redemption of warrants when the price per Class A ordinary share equals or exceeds $18.00 per share” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price, (iii) the $10.00 per share redemption trigger price described under “Redemption of warrants when the price per Class A ordinary share equals or exceeds $10.00 per share” will be adjusted (to the nearest cent) to be equal to the higher of the Market Value and the Newly Issued Price, and (iv) the $12.00 per share trigger price under Founder shares earnout (as described above) will be adjusted (to the nearest cent) to be equal to 120% of the higher of the Market Value and the Newly Issued Price.
The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Placement Warrants and the Class A ordinary shares issuable upon exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement

Warrants will be
non-redeemable
so long as they are held by the initial purchasers or such purchasers’ permitted transferees. If the Private Placement Warrants are held by someone other than the Initial Shareholders or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.
Redemption of warrants when the price per Class
 A ordinary share equals or exceeds $18.00 per share
: Once the warrants become exercisable, the Company may redeem the outstanding warrants for cash (except as described herein with respect to the Private Placement Warrants):

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption to each warrant holder; and

•
if, and only if, the last sale price of Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for share subdivisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading day period ending three business days prior to the date on which the Company sends the notice of redemption to the warrant holders.

The Company will not redeem the warrants as described above unless a registration statement under the Securities Act covering the Class A ordinary shares issuable upon exercise of the warrants is then effective and a current prospectus relating to those Class A ordinary shares is available throughout the
30-day
redemption period.
Redemption of warrants when the price per Class
 A ordinary share equals or exceeds $10.00 per share
: Once the warrants become exercisable, the Company may redeem the outstanding warrants (except as described herein with respect to the Private Placement Warrants):

•	in whole and not in part;

•
at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of Class A ordinary shares to be determined by reference to an agreed table based on the redemption date and the “fair market value” of Class A ordinary shares; and

•
if, and only if, the last sale price of the Class A ordinary shares equals or exceeds $10.00 per share (as adjusted for share subdivisions, share dividends, reorganizations, recapitalizations and the like) on the trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

The “fair market value” of Class A ordinary shares for the above purpose shall mean the average reported last sale price of the Class A ordinary shares for the ten trading days immediately following the date on which the notice of redemption is sent to the holders of warrants. In no event will the warrants be exercisable in connection with this redemption feature for more than 0.361 Class A ordinary shares per warrant (subject to adjustment).
In no event will the Company be required to net cash settle any warrant. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire without value to holders.
NOTE 7.    SUBSEQUENT EVENTS
The Company evaluated subsequent events and transactions that occurred after the balance sheet date through the date the financial statements were issued. Other than as described in Notes 1, 3, 4, 5, and 6, the Company did not identify any other subsequent events that would have required adjustment or disclosure in the financial statements.

Bird Rides, Inc.
Condensed Consolidated Balance Sheets
(In thousands, except per share amounts and number of shares)

	September 30, 2021	December 31, 2020
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$38,667	$43,158
Restricted cash and cash equivalents	23,027	9,609
Accounts receivable, net	473	2,857
Inventory	17,735	5,256
Prepaid expenses and other current assets	18,755	8,254

Total current assets	98,657	69,134
Property and equipment, net	1,852	4,152
Vehicle deposits	70,380	13,290
Vehicles, net	91,517	81,105
Goodwill	124,059	131,255
Other assets	8,308	4,944

Total assets	$394,773	303,880

Liabilities, Redeemable Convertible Preferred Stock, and Stockholders’ Deficit
Current liabilities:
Accounts payable	$9,637	$12,212
Accrued expenses	23,468	20,004
Deferred revenue	45,332	42,900
Notes payable	11,274	29,280
Other current liabilities	6,909	5,078

Total current liabilities	96,620	109,474
Derivative liabilities	142,777	450
Other liabilities	7,264	9,722

Total liabilities	246,661	119,646
Commitments and contingencies
Redeemable Convertible Preferred Stock
Redeemable convertible senior preferred stock, $0.000001 par value, 37,500,000 shares authorized and 29,234,172 shares issued and outstanding as of September 30, 2021	132,407	—
Redeemable convertible prime preferred stock and exchanged common stock, $0.000001 par value, 154,060,656 shares authorized and 153,738,961 shares issued and outstanding as of September 30, 2021	1,044,282	—
Redeemable convertible preferred stock, $0.000001 par value, 173,212,667 shares authorized and 153,738,961 shares issued and outstanding as of December 31, 2020	—	1,044,282
Stockholders’ Deficit
Founders convertible preferred stock, $0.000001 par value, 7,493,443 shares authorized, 4,540,177 shares issued and outstanding as of September 30, 2021 and December 31, 2020	—	—
Common stock, $0.000001 par value, 287,921,028 and 275,000,000 shares authorized, 62,947,411 and 54,245,623 shares issued and outstanding, respectively as of September 30, 2021 and December 31, 2020	—	—
Additional paid-in capital	84,114	92,654
Accumulated other comprehensive income	9,770	13,005
Accumulated deficit	(1,122,461)	(965,707)
Total stockholders’ deficit	(1,028,577)	(860,048)
Total liabilities, redeemable convertible preferred stock, and stockholders’ deficit	$394,773	$303,880

Bird Rides, Inc.
Condensed Consolidated Statements of Operations
(Unaudited, in thousands, except per share amounts and number of shares)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenues:
Sharing	64,027	33,579	$142,314	59,320
Product sales	1,379	6,606	8,806	11,363

Total Revenues	65,406	40,185	151,120	70,683
Cost of sharing, exclusive of depreciation	33,312	24,517	77,041	55,378
Cost of product sales	1,378	6,683	9,026	18,940
Depreciation on revenue earning vehicles	17,253	7,904	33,811	18,033

Gross margin	13,463	1,081	31,242	(21,668)
Other operating expenses:
General and administrative	30,837	35,381	92,792	120,175
Selling and marketing	3,392	4,283	10,880	13,633
Research and development	5,804	6,157	19,096	28,265
Tariff reimbursement	—	—	—	(24,637)

Total operating expenses	40,033	45,821	122,768	137,436

Loss from operations	(26,570)	(44,740)	(91,526)	(159,104)
Interest expense, net	(325)	(1,515)	(5,011)	(5,006)
Other (expense) income, net	(9,993)	2,520	(60,107)	163

Loss before income taxes	(36,888)	(43,735)	(156,644)	(163,947)
(Benefit from) provision for income taxes	(20)	60	110	147

Net loss	(36,868)	(43,795)	(156,754)	(164,094)

Adjustment to net loss attributable to common stockholders	(4,940)	—	(13,298)	—

Net loss attributable to common stockholders	(41,808)	(43,795)	(170,052)	(164,094)

Net loss per share attributable to common stockholders, basic and diluted	(0.72)	(0.98)	$(3.04)	(4.09)
Weighted-average shares used to compute net loss per share attributable to common stockholders, basic and diluted	58,156,529	44,660,774	55,865,840	40,117,503

Bird Rides, Inc.
Condensed Consolidated Statements of Comprehensive Loss
(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net loss	$(36,868)	$(43,795)	(156,754)	$(164,094)
Other comprehensive loss, net of tax:
Change in currency translation adjustment	(1,645)	4,695	(3,235)	8,137

Other comprehensive (loss) income	(1,645)	4,695	(3,235)	8,137

Total comprehensive loss	$(38,513)	$(39,100)	(159,989)	$(155,957)

Bird Rides, Inc.
Condensed Consolidated Statements of Redeemable Convertible Preferred Stock and Stockholders’ Deficit
(Unaudited, in thousands, except number of shares)

	Redeemable Convertible Senior Preferred Stock		Redeemable Convertible Prime Preferred Stock and Exchanged Common Stock		Redeemable Convertible Preferred Stock		Common Stock		Founders Convertible Preferred Stock
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Additional Paid-In Capital	Accumulated Other Comprehensive (Loss) Income	Accumulated Deficit	Total Stockholders’ Deficit
Balance at January 1, 2020	—	$—	—	$—	135,023,946	$802,571	34,810,649	—	4,540,177	—	$85,547	$(670)	$(757,477)	$(672,600)

Net loss													(70,210)	(70,210)
Issuance of Common Stock to Board of Directors							4,777,162	—						—
Issuance of Common Stock t hrough exercise of stock o ptions and expiration of repurchase provision for early exercises							2,966,818	—			183			183
Vesting of Common Stock							2,219,052	—						—
Stock-based compensation											2,375			2,375
Issuance of Series D Redeemable Convertible Preferred Stock, net of issuance costs					4,006,516	51,711								—
Issuance of Series D and D-2 Redeemable Convertible Preferred Stock for acquisition of CIRC					14,708,499	190,000								—
Foreign currency translation adjustment												(418)		(418)

Balance at March 31, 2020	—	$—	—	$—	153,738,961	$1,044,282	44,773,681	$—	4,540,177	$—	$88,105	$(1,088)	$(827,687)	$(740,670)

Net loss													(50,089)	(50,089)
Issuance of Common Stock through exercise of stock options and expiration of repurchase provision for early exercises							530,923	—			84			84
Vesting of Common Stock							2,219,052	—						—
Stock-based compensation											1,171			1,171
Foreign currency translation adjustment												3,860		3,860

Balance at June 30, 2020	—	$—	—	$—	153,738,961	$1,044,282	47,523,656	$—	4,540,177	$—	$89,360	$2,772	$(877,776)	$(785,644)

Bird Rides, Inc.
Condensed Consolidated Statements of Redeemable Convertible Preferred Stock and Stockholders’ Deficit
(Unaudited, in thousands, except number of shares)

	Redeemable Convertible Senior Preferred Stock		Redeemable Convertible Prime Preferred Stock and Exchanged Common Stock		Redeemable Convertible Preferred Stock		Common Stock		Founders Convertible Preferred Stock
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Additional Paid-In Capital	Accumulated Other Comprehensive (Loss) Income	Accumulated Deficit	Total Stockholders’ Deficit
Net loss													(43,795)	(43,795)
Issuance of Common Stock through exercise of stock options and expiration of repurchase provision for early exercises							475,611	—			429			429
Vesting of Common Stock							2,219,052	—						—
Stock-based compensation											1,208			1,208
Foreign currency translation adjustment												4,695		4,695

Balance at September 30, 2020	—	$—	—	$—	153,738,961	$1,044,282	50,218,319	$—	4,540,177	$—	$90,997	$7,467	$(921,571)	$(823,107)

Bird Rides, Inc.
Condensed Consolidated Statements of Redeemable Convertible Preferred Stock and Stockholders’ Deficit
(Unaudited, in thousands, except number of shares)

	Redeemable Convertible Senior Preferred Stock		Redeemable Convertible Prime Preferred Stock and Exchanged Common Stock		Redeemable Convertible Preferred Stock		Common Stock		Founders Convertible Preferred Stock
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Additional Paid-In Capital	Accumulated Other Comprehensive (Loss) Income	Accumulated Deficit	Total Stockholders’ Deficit
Balance at January 1, 2021	—	$—	—	$—	153,738,961	$1,044,282	54,245,623	$—	4,540,177	$—	$92,654	$13,005	$(965,707)	$(860,048)

Net loss													(76,200)	(76,200)
Issuance of Common Stock through exercise of stock options and expiration of repurchase provision for early exercises							1,810,750	—			435			435
Vesting of Common Stock							2,219,052	—						—
Stock-based compensation											1,485			1,485
Issuance of Common Stock through conversion of Redeemable Convertible Preferred Stock to Common Stock					(153,738,961)	(1,044,282)	153,738,961	—			1,044,282			1,044,282
Issuance of Redeemable Convertible Senior Preferred Stock, net of derivatives and issuance costs, and conversion of Common Stock to Redeemable Convertible Prime Preferred Stock	22,549,051	78,540	149,392,794	1,030,367			(149,392,794)				(1,030,367)			(1,030,367)
Exchanged Common Stock			4,346,167	13,915			(4,346,167)				(13,915)			(13,915)
Paid-in kind dividends		2,030									(2,030)			(2,030)
Foreign currency translation adjustment												(2,325)		(2,325)

Bird Rides, Inc.
Condensed Consolidated Statements of Redeemable Convertible Preferred Stock and Stockholders’ Deficit
(Unaudited, in thousands, except number of shares)

	Redeemable Convertible Senior Preferred Stock		Redeemable Convertible Prime Preferred Stock and Exchanged Common Stock		Redeemable Convertible Preferred Stock		Common Stock		Founders Convertible Preferred Stock
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Additional Paid-In Capital	Accumulated Other Comprehensive (Loss) Income	Accumulated Deficit	Total Stockholders’ Deficit
Balance at March 31, 2021	22,549,051	$80,570	153,738,961	$1,044,282	—	$—	58,275,425	$—	4,540,177	$—	$92,544	$10,680	$(1,041,907)	$(938,683)

Net loss													(43,686)	(43,686)
Issuance of Common Stock through exercise of stock options and expiration of repurchase provision for early exercises							1,503,285	—			18			18
Vesting of Common Stock							2,219,052	—
Stock-based compensation											1,283			1,283
Issuance of Redeemable Convertible Senior Preferred Stock, net of derivatives and issuance costs, and conversion of Common Stock to Redeemable Convertible Prime Preferred Stock	6,685,121	40,569	52,750	350			(52,750)				(350)			(350)
Exchanged Common Stock			(52,750)	(350)			52,750				350			350
Paid-in kind dividends		6,328									(6,328)			(6,328)
Foreign currency translation adjustment												735		735

Balance at June 30, 2021	29,234,172	$127,467	153,738,961	$1,044,282	—	$—	61,997,762	$—	4,540,177	$—	$87,517	$11,415	$(1,085,593)	$(986,661)

Net loss													(36,868)	(36,868)
Issuance of Common Stock through exercise of stock options and expiration of repurchase provision for early exercises							839,972	—			9			9
Vesting of Common Stock							109,677	—
Stock-based compensation											1,528			1,528
Paid-in kind dividends		4,940									(4,940)			(4,940)
Foreign currency translation adjustment												(1,645)		(1,645)

Balance at September 30, 2021	29,234,172	$132,407	153,738,961	$1,044,282	—	$—	62,947,411	$—	4,540,177	$—	$84,114	$9,770	$(1,122,461)	$(1,028,577)

Bird Rides, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Nine Months Ended September 30,
Cash flows from operating activities
Net loss	$(156,754)	$(164,094)
Adjustments to reconcile net loss to net cash used in operating activities:
Issuance of and mark-to-market adjustments of derivative liabilities	53,622	—
Depreciation and amortization	37,085	25,116
Non cash vehicle expenses	4,087	7,337
Share-based compensation	4,296	4,754
Loss on extinguishment of debt	2,304	—
Loss on disposal of property and equipment	156	93
Debt discount accretion	1,321	1,882
Bad debt expense	1,430	951
Other	77	(28)
Changes in assets and liabilities, net of impact of business acquisitions and disposals:
Accounts receivable	886	(436)
Inventory	(8,613)	(432)
Prepaid expenses and other current assets	(9,395)	13,465
Other assets	(12)	(49)
Accounts payable	(2,331)	(6,564)
Deferred revenue	2,793	5,647
Accrued expenses and other current liabilities	5,153	4,966
Other liabilities	(2,458)	(991)

Net cash used in operating activities	(66,353)	(108,383)
Cash flows from investing activities
Purchases of property and equipment	(60)	(500)
Purchases of vehicles	(115,410)	(15,730)
Net cash acquired in acquisitions	—	68,664

Net cash (used in) provided by investing activities	(115,470)	52,434
Cash flows from financing activities
Proceeds from issuance of debt, net of issuance costs	17,552	—
Proceeds from issuance of redeemable convertible preferred stock, net of issuance costs	—	51,711
Proceeds from issuance of redeemable convertible senior preferred stock and derivatives, net of issuance costs	207,814	—
Proceeds from issuance of common stock	462	696
Payment for settlement of warrants	(600)	(2,002)
Payment for settlement of debt	(40,610)	(18,752)

Net cash provided by financing activities	184,618	31,653
Effect of exchange rate changes on cash	6,273	(814)

Net increase (decrease) in cash, cash equivalents, and restricted cash	9,068	(25,110)
Cash and cash equivalents, and restricted cash and cash equivalents
Beginning of period	53,767	119,340

End of period	$62,835	$94,230
Components of cash, cash equivalents, and restricted cash
Cash and cash equivalents	38,667	86,754
Restricted cash	24,168	7,476

Total cash, cash equivalents, and restricted cash	$62,835	$94,230

Non-cash activities:
Fair Value of net assets acquired in noncash acquisition	$—	$190,000

Note 1 – Organization and Summary of Significant Accounting Policies
Company Overview
Bird Rides, Inc. (“Bird,” the “Company,” “our,” and “we”) was incorporated in Delaware in April 2017, and is headquartered in Santa Monica, California. Bird is a micromobility company engaged in delivering electric transportation solutions for short distances. The Company partners with cities to bring lightweight, electric vehicles to residents and visitors in an effort to replace car trips by providing an alternative sustainable transportation option.
Basis of Presentation and Principles of Consolidation
The accompanying unaudited condensed consolidated financial statements (“condensed consolidated financial statements”) include the accounts of the Company and its wholly owned subsidiaries and have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the accounting disclosure rules and regulations of the Securities and Exchange Commission (“SEC”) regarding interim financial reporting. Certain information and note disclosures normally included in the financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to such rules and regulations. The condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and related notes included in the Company’s Annual Report included in the final prospectus and definitive proxy statement, dated October 7, 2021 (the “Proxy Statement/Prospectus”) and filed by Bird Global, Inc., a Delaware corporation (“ Bird Global”) with the SEC. All intercompany balances and transactions are eliminated upon consolidation.
The consolidated balance sheet as of December 31, 2020 included herein was derived from the audited annual consolidated financial statements as of that date. The condensed consolidated financial statements have been prepared on the same basis as the audited annual consolidated financial statements and, in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary to state fairly the Company’s financial position, results of operations, comprehensive loss, stockholders’ deficit, and cash flows for the periods presented, but are not necessarily indicative of the results of operations to be anticipated for any future annual or interim period.
There have been no material changes to the Company’s significant accounting policies as described in the audited consolidated financial statements as of December 31, 2020.
Use of Estimates
The preparation of condensed consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the condensed consolidated financial statements, the reported amounts of revenues and expenses during the reporting period, and the disclosure of contingent assets and liabilities at the date of the condensed consolidated financial statements. On an ongoing basis, management evaluates estimates, which are subject to significant judgment, including those related to useful lives associated with vehicles, impairment of other long-lived assets, impairment of goodwill, and loss contingencies. Actual results could differ from those estimates.
Recently Adopted Accounting Pronouncements
In August 2020, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2020-06,
Debt—Debt with Conversion and Other Options (Subtopic
470-20)
and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic
815-40):
Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity
. This ASU simplifies the accounting for certain financial instruments with characteristics of liabilities and equity, including convertible instruments and contracts in an entity’s own equity. The Company adopted this guidance on January 1, 2021. The adoption of the guidance did not have a material impact on the condensed consolidated financial statements.
F-
5
1

In June 2016, the FASB issued ASU
2016-13
—Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments
. This guidance requires an entity to use a current expected credit loss methodology to measure impairments of certain financial assets and to recognize an allowance for its estimate of lifetime expected credit losses. The main objective of this update is to provide financial statement users with more decision-useful information about the expected credit losses on financial instruments and other commitments to extend credit held by a reporting entity at each reporting date. The Company adopted this guidance on January 1, 2021. The adoption of the guidance did not have a material impact on the condensed consolidated financial statements.
Recently Issued Accounting Pronouncements Not Yet Adopted
In February 2016, the FASB issued ASU
2016-02
—Leases (Topic 842)
, which introduces a lessee model that brings most leases on the balance sheet and aligns many of the underlying principles of the new lessor model with those in the new revenue recognition standard. The FASB also subsequently issued guidance amending and clarifying various aspects of the new leases guidance. The new leasing standard represents a wholesale change to lease accounting for lessees and requires additional disclosures regarding leasing arrangements. This update is effective for annual periods beginning January 1, 2022, and interim periods beginning January 1, 2023, with early adoption permitted. The Company is in the process of evaluating its impact.
The Company does not believe there are any other recently issued and effective or not yet effective pronouncements that would have or are expected to have any significant effect on the Company’s financial position, cash flows or results of operations.
Note 2 – Fair Value Measurements
Recurring Fair Value Measurements
GAAP defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants in the principal market or, if none exists, the most advantageous market, for the specific asset or liability at the measurement date (referred to as the “exit price”). Fair value is a market-based measurement that is determined based upon assumptions that market participants would use in pricing an asset or liability, including consideration of nonperformance risk.
The Company discloses and recognizes the fair value of its assets and liabilities using a hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. This hierarchy indicates the extent to which inputs used in measuring fair value are observable in the market.

•	Level 1: Inputs that reflect quoted prices for identical assets or liabilities in active markets that are observable.

•
Level 2: Inputs other than quoted prices included in Level 1 that are observable, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

•
Level 3: Inputs that are unobservable to the extent that observable inputs are not available for the asset or liability at the measurement date and include management’s judgment about assumptions market participants would use in pricing the asset or liability.

The Company’s Redeemable Convertible Senior Preferred Stock (“Senior Preferred Stock”) contains an embedded derivative which, consistent with FASB Accounting Standards Codification (“ASC”) Topic 815 Derivatives and Hedging (“ASC 815”), is bifurcated and accounted for separately from the Senior Preferred Stock. In addition, when the Company issued the Senior Preferred Stock, it granted certain holders warrants (“Senior Preferred Warrants”) to purchase additional shares of Senior Preferred Stock (See Note 8).

The bifurcated embedded derivative and warrant liabilities are initially recorded at issuance date fair value, and revalued at each fiscal quarter-end

with any changes to fair value reflected in other expense, net. Key assumptions used in the valuation model were based on the terms and conditions of the Senior Preferred Stock and Senior Preferred Warrants, including the dividend and conversion discount per the Company’s amended charter, the probability of and proximity to redemption or exercise scenarios ranging from

1
to
16
months, and a discount rate of
25
%

based on the Company’s stage of development and expected rate of return.
As of September 30, 2021, the Company had $142.8 million of level 3 financial instruments, comprised of $100.8 million of bifurcated embedded derivatives included in derivative liabilities and $41.9 million of warrant liabilities included in derivative liabilities in the condensed consolidated balance sheets.
As of December 31, 2020, the Company had $1.1 million of level 3 financial instruments, comprised of $0.6 million of current warrant liabilities included in prepaid expenses and other current assets and $0.5 million of non
-
current warrant liabilities included in derivative liabilities in the condensed consolidated balance sheets.
Expenses associated with the issuance and

mark-to-market

adjustments of level 3 financial
instruments are reflected in other expense, net and totaled $6.4 million and $0 for the three months ended September 30, 2021 and 2020, respectively, and $53.6 million and $0.1 million for the nine months ended September 30, 2021 and 2020, respectively.
Note 3 –Vehicles, net
The Company’s vehicles, net consists of the following (in thousands):

	September 30, 2021	December 31, 2020
Deployed vehicles	$102,450	$69,944
Undeployed vehicles	17,480	24,676
Spare parts	9,608	15,000
Less: Accumulated depreciation	(38,021)	(28,515)

Total vehicles, net	$91,517	$81,105

Depreciation expense relating to vehicles was $17.3 million and $7.9 million for the three months ended September 30, 2021 and 2020, respectively, and $33.8 million and $18.0 million for the nine months ended September 30, 2021 and 2020, respectively.
Note 4 – Acquisitions
In January 2020, the Company acquired all of the issued and outstanding capital stock of LMTS Holding SCA (“CIRC”), a micromobility company based in Berlin with operations throughout Europe and the Middle East. The purpose of the acquisition is to further establish the Company’s presence in the Europe, Middle East, and Africa (“EMEA”) region. The results of CIRC’s operations, including revenues and expenses, are included in the statement of operations for the Company from the date of the transaction. The acquisition was accounted for as a business combination under ASC 805,
Business Combinations
. The Company acquired CIRC for
$190.0 million of
Series D and Series

D-2

Redeemable Convertible Preferred Stock
. Assets acquired included $68.7 million of cash and $5.5 million of intangible assets.

Goodwill is attributable to the assembled workforce and the expected synergies from the acquisition. The purchase price was allocated to the assets acquired and the liabilities assumed based on estimated fair values as of the acquisition date as follows (in thousands):

Fair Value
Assets acquired:
Current assets	$68,667
Vehicles	140
Intangible assets:
Customer relationships	1,621
Government relationships	3,838
Net liabilities assumed	(975)

Total assets acquired, net	$73,291

Total purchase price	$190,000

Goodwill	$116,709

The Company incurred certain expenses related directly and indirectly to the CIRC acquisition of $3.5 million, which

we
re

recognized in the consolidated statement of operations for the nine months ended September 30, 2020.
Note 5 – Goodwill
The change in the carrying amount of goodwill by segment for the nine months ended September 30, 2021 is as follows (in thousands):

	North America	Europe, Middle East, and Africa	Other
Balance as of December 31, 2020	$1,296	$129,959	—
Foreign currency translation adjustment	—	(7,196)	—

Balance as of September 30, 2021	$1,296	$122,763	$—

Note 6 – Income Taxes
The Company computes its quarterly

income tax provision and resulting effective tax rate by using a forecasted annual effective tax rate and adjusting for any discrete items arising during the quarter. The Company’s effective tax rate was 0.05% (tax benefit) and 0.03% for the three months ended September 30, 2021 and 2020, respectively, and 0.07% and 0.03% for the nine months ended September 30, 2021 and 2020, respectively.
The effective tax rate differs from the U.S. statutory tax rate primarily due to a valuation allowance against our U.S. deferred tax assets and majority of foreign deferred tax assets. We expect to maintain this valuation allowance until it becomes more likely than not that the benefit of our deferred tax assets will be realized by way of expected future taxable income.
Note 7 – Debt
Apollo Vehicle Financing Facility
In April 2021, the Company’s wholly owned consolidated special purpose vehicle (“SPV”) entered into a credit agreement (the “Apollo Credit Agreement”) with Apollo Investment Corporation, as a lender, and MidCap Financial Trust, as a lender and administrative agent, to allow the SPV to borrow up to
$
40.0

million (the “Vehicle Financing Facility”) with no right to

re-borrow

any portion of the Vehicle Financing Facility that is

repaid or prepaid. The Vehicle Financing Facility includes a repayment mechanism tied directly to revenue generation of vehicles on lease by the SPV to the Company under an intercompany leasing arrangement (the “Scooter Lease”). Vehicles and cash in the SPV may be transferred out of the SPV in compliance with the terms, conditions, and covenants of the Apollo Credit Agreement. The Company drew down $
8.4
 million and $
19.2
 million during the
three
and
nine
months ended
September 30, 2021, respectively.

The outstanding principal balance under the Vehicle Financing Facility as of September 30, 2021 was
$
11.3
 million.
The Vehicle

Financing Facility is secured by a first priority perfected security interest in vehicles, collections from revenue generated by vehicles, and a reserve account related to such vehicles contributed by the Company to the SPV (collectively, “Collateral”).
As of September 30, 2021, the Company maintained
$16.2 million in such reserve account, which is classified as restricted cash in the condensed consolidated balance sheets.
Outstanding Vehicle Financing Facility balances bear interest at the London Interbank Offered Rate (“LIBOR”) plus a margin of
 9.0%
that is accrued and paid by the Company on
a monthly basis.
The maturity date of the Vehicle Financing Facility
is April 27, 2024 (“Final Maturity Date”).
On the fourth business day of each month prior to the Final Maturity Date, the Company is required to repay principal outstanding under the Vehicle Financing Facility based on a pre-set monthly amortization schedule (such amount, the “Amortization Amount”). In addition, on the fourth business day of each of January, April, July, and October, the Company is required to repay an additional amount of principal outstanding under the Vehicle Financing Facility to the exten
t 50%

of
revenues generated from the underlying Collateral is greater than the sum of the Amortization Amount due for the preceding quarter (such payment, the “Amortization Catch-Up Amount”).
All outstanding Vehicle Financing Facility balances will be due and payable as previously stated, unless the commitments are terminated earlier, or if an event of default occurs (or automatically in the case of certain bankruptcy-related events of default).
The Apollo Credit Agreement includes certain customary representations, warranties, affirmative and negative financial and
non-financial
covenants, events of default, and indemnification provisions.

The primary negative covenant is a limitation on liens against vehicles included in the underlying Collateral, which restricts the Company from selling, assigning, or disposing of any Collateral contributed in connection with the Apollo Credit Agreement. The primary affirmative covenant is a requirement to provide monthly reports within
30
days after the end of each fiscal month and audited annual financial statements at a specified time
.
The Scooter Lease includes two financial covenants: one requires the Company to maintain a minimum liquidity of $
20
million at all times, and the other requires the Company to maintain a minimum tangible net worth of $30
million as of the last business day of each calendar month.
The Company is currently in compliance with all the terms and covenants of the Apollo Credit Agreement and the Scooter Lease. In accordance with the terms outlined in the agreements, the Company made contractual principal payments totaling
 $7.1 million and $7.9
million during the three and nine months ended September 30, 2021, respectively. The Company expects to repay the entire principal balance outstanding under the Vehicle Financing Facility as of September 30, 2021 pursuant to the Amortization Amount and the Amortization Catch-Up Amount prior to September 30, 2022 based on forecasts of expected revenue to be generated from underlying Collateral. As such, all outstanding Vehicle Financing Facility balances are presented in current notes payable in the condensed consolidated balance sheets. Issuance costs related to the Apollo Credit Agreement of
 $1.6
million were capitalized as a deferred asset and are amortized over the term of the Apollo
Credit Agreement.
As disclosed in Note 13, on October 12, 2021, the SPV entered into Amendment No. 2 to the Apollo Credit Agreement which, among other things, amended the amount of the commitments, the commitment period, the maturity date, the interest rate, and certain financial covenants.
DB Term Loans and Warrants
On June 13, 2019, the Company entered into a credit agreement with Deutsche Bank AG, as lender (the “Lender”), and Lucid Agency Services Limited, as administrative agent, to allow the Company to draw up to

$45.0 million of initial term loans (the “Initial Term Loans”). In addition, pursuant to a July 9, 2019 amendment that added Sequoia IDF Asset Holdings S.A. as an incremental term loan lender, the Company could draw up to $
5.0
 million of incremental term loans (“Incremental Term Loans” and, collectively with the Initial Term Loans, the “Term Loans”). The Company drew down $
45.0
 million of Initial Term Loans and $
5.0
 million of Incremental Term Loans on June
13
,
2019
and July
15
,
2019
, respectively, for a total of $
50.0
 million in Term Loans. The Term Loans bear interest at LIBOR plus a margin of
9.5
% and are repaid by the Company on a monthly basis.
In conjunction with the Term Loans, the Company issued warrants to the Lender (“DB Warrants”) for

0.2

million shares of the Company’s Series

C-1

Redeemable Convertible Preferred Stock exercisable upon any change of control, any equity financing, the maturity or repayment in full of all amounts due to the lenders, or any Initial Public Offering. The DB Warrants are liability-classified instruments because they can be sold back to the Company for cash at a value of
 $
20.70
per share. The fair value of the
DB W
arrants at inception was $
5.0
 million and was classified in other liabilities. The $
5.0
 million was treated as a debt discount against the $
50.0

million of Term Loans and accreted into interest expense on the consolidated statements of operations. The Lender notified the Company of its intention to sell the DB Warrants back to the Company, and the Company settled the DB Warrants for
$
3.0
 million in
September 2019
and $
2.0
 million in
April 2020
.
The Company entered into amendments to the credit agreement, the most recent of which was dated October 19, 2020. The Company issued additional warrants (“2020 DB Warrants”) for shares of the Company’s Series D Redeemable Convertible Preferred Stock. The fair value of the 2020 DB Warrants at inception was
 $0.6
million and classified in other current liabilities. The Lender notified the Company of its intention to sell the 2020 DB Warrants back to the Company, and the Company settled the 2020 DB Warrants for
 $0.6 million in June 2021.
In April 2021,

the Company repaid the outstanding principal balance under the Term Loans of
 $31.2
million, including accrued and unpaid interest. The Company recognized a loss of
 $2.3
million upon extinguishment due to the

write-off

of the debt discount.
Interest expense on the Vehicle Financing Facility and Terms Loans for the three and nine months ended September 30, 2021 was
$0.3 million and $2.7
million, respectively, and recorded in interest expense, net in the condensed consolidated statements of operations.
Note 8 – Preferred and Common Stock
Redeemable Convertible Senior Preferred Stock and Warrants
The Company entered into a purchase agreement with certain investors (“Senior Preferred Stock Investors”) to allow such investors to purchase Senior Preferred Stock at $10.00
per share beginning on January 26, 2021 and in continuing closings through April 20, 2021. In conjunction with the purchase, Senior Preferred Stock Investors who purchased more than their assigned pro rata portion of existing investment in the Company (“Pro Rata Portion”) were issued Senior Preferred Warrants exercisable for a number of shares of

Senior Preferred Stock purchased in excess of the Pro Rata Portion, scaling up from
0 to 100%
on the delta between

pro-rata

and twice the

pro-rata

participation (with any participation above twice the pro rata amount also receiving
 100%
warrant coverage). The Pro Rata Portion for each existing investor was calculated by multiplying
 $110,000,000
by the lesser of (i) a fraction, (x) the numerator of which is the aggregate liquidation preference of a stockholder as of January 26, 2021 and (y) the denominator of which is the aggregate liquidation preference of all stockholders as of such date and (ii) a fraction, (x) the numerator of which is all of a stockholder’s shares of Prior Preferred Stock (as defined below) and Founders Preferred Stock (as defined below) as of the date hereof and (y) the denominator of which is all outstanding shares of Prior Preferred Stock and Founders Preferred Stock as of the date hereof.
The Senior Preferred Warrants are liability-classified instruments because they can be exercised for Senior Preferred Stock, which are classified in mezzanine equity. As of September 30, 2021, the Company has

29.2 million shares of Senior Preferred Stock outstanding, 3.2 million
Senior Preferred Warrants outstanding, and has recognized gross proceeds of
$208.2 million. The fair value of the Senior Preferred Warrants is $41.5 million as of September 30, 2021 and included in derivative liabilities in the condensed consolidated balance sheets. As disclosed in Note 2, the changes in fair value of the Senior Preferred Warrants are recorded in other expense, net.
The holders of the Senior Preferred Stock do not have voting rights and cannot elect any such holders to the Company’s Board of Directors. The holders of Senior Preferred Stock are entitled to receive cumulative paid-in kind dividends at the rate of
 8.0%
per annum, which accrues daily and is compounding annually on the original issuance price per share plus any compounded dividends plus any accrued, unpaid, and uncompounded dividends as of the applicable date of determination (“Accrued Amount”). The dividend rate increases by
 1.0%

on each anniversary of the issuance date of the Senior Preferred Stock. The holders of Senior Preferred Stock are entitled to receive dividends prior and in preference to any payment of any dividend on Prime Preferred Stock (as defined below), Founders Preferred Stock, and Common Stock (as defined below). While no
dividends have been declared by the Board of Directors from inception through September 30, 2021, the holders of the Senior Preferred Stock would be entitled to receive dividends as of September 30, 2021, if declared. These dividends are classified in mezzanine equity and recorded against additional paid-in

capital.
Each share of Senior Preferred Stock will automatically convert into shares of Common Stock upon the occurrence of (i) a Qualified Public Company Event (as defined below), (ii) immediately prior to the consummation of a Qualified SPAC Transaction (as defined below), (iii) upon the vote of a majority of the holders of the Senior Preferred Stock and approval from certain lead stockholders, or (iv) upon completion of a preferred equity financing transaction resulting in at least
$30.0
million of aggregate proceeds to the Company. The number of shares of applicable stock into which a share of Senior Preferred Stock may be converted is determined by dividing the Accrued Amount by the price per share implied by such event or transaction, multiplied by a rate that will initially be equal to
 75% and will decrease by 2.5% on each anniversary of the issuance date. As disclosed in Note 13, on November 4, 2021, each then-outstanding share of Senior Preferred Stock converted automatically into a number of shares of Common Stock at the then-effective conversion rate as calculated pursuant to the certificate of incorporation of the Company.
The Company has determined that the automatic conversion feature described above results in a bifurcated embedded derivative as the Senior Preferred Stock is considered more akin to a debt host instrument due to the lack of voting, dividend feature described above, and redemption features described below.
The automatic conversion feature itself is deemed to be a

share-settled redemption feature that meets the criteria for bifurcation under ASC 815 as a separate derivative as it settles at a significant discount based on the implied price of the Company’s stock based on a Qualified Public Company Event or a qualified financing. The fair value of the bifurcated automatic conversion derivative was
 $100.8
million as of September 30, 2021 and reflected in derivative liabilities in the condensed consolidated balance sheets. In subsequent periods, the bifurcated derivative liability is accounted for at fair value, with changes in fair value recognized in other expense, net.
The Senior Preferred Stock is not redeemable at the election of the holder. However, the rights and preferences of the Senior Preferred Stock provide for a deemed liquidation of the shares in the event of a change of control resulting from the sale or transfer of the Company’s securities, the merger of the Company, or upon the sale of more than a majority of the voting power of the Company, upon which a cash settlement is required to

be made to the Senior Preferred Stockholders. Since redemption is outside of the control of the Company, the Senior Preferred Stock is presented in mezzanine equity. The Senior Preferred Stock is initially recorded at its allocated value after discounting by allocating cash proceeds to warrants. The Senior Preferred Stock does not have a mandatory redemption date. Because it is not probable that the Senior Preferred Stock will become redeemable for cash, no subsequent measurement is required.
Under the terms of the restated certificate of incorporation, in the event of a liquidation, and prior to any distribution to holders of Common Stock, Founders Preferred Stock, and Prime Preferred Stock, holders of Senior Preferred Stock are entitled to receive an amount per share equal to the liquidation preference.

Redeemable Convertible Prime Preferred Stock
On January 26, 2021, all prior outstanding shares of Series Seed, A, B, C,
C-1,
D,
D-1,
and

D-2
Redeemable Convertible Preferred Stock (the “Prior Preferred Stock”) were converted into Common Stock (“Exchanged Common Stock”) via a restated certificate of incorporation, which also authorized 191.6 million shares of Preferred Stock of the Company and designated 37.5 million shares as Senior Preferred Stock.
To the extent the Senior Preferred Stock Investors purchased at least their Pro Rata Portion and also held Prior Preferred Stock, the Company entered into an exchange agreement that would allow such existing holders of Prior Preferred Stock to exchange the Exchanged Common Stock received in conversion of Prior Preferred Stock back into an equal number of Preferred Stock in a mirroring class with the same rights (including liquidation preference) as the Preferred Stock such investors held prior to conversion (such exchange preferred stock, “Prime Preferred Stock”). Existing holders of Prior Preferred Stock who failed to purchase at least their Pro Rata Portion of Senior Preferred Stock did not exchange their shares for Prime Preferred Stock, and such Prior Preferred Stock shares remained as Common Stock.
As of September 30, 2021, 4.3 million shares of Exchanged Common Stock were outstanding. The Exchanged Common Stock represents a separate class of common stock that is excluded from Common Stock outstanding and classified in mezzanine equity because it is contingently convertible into Prime Preferred Stock. The Exchanged Common Stock is excluded from the calculation of basic and diluted earnings per share because its effect would have been anti-dilutive for the periods presented.
The following table is a summary of each class of Senior Preferred Stock and Prime Preferred Stock as of September 30, 2021:

Series	Shares Authorized	Shares Issued and Outstanding
Senior preferred stock	37,500,000	29,234,172
Series Seed redeemable convertible prime preferred stock	9,787,845	9,665,497
Series A redeemable convertible prime preferred stock	19,738,093	18,864,346
Series B redeemable convertible prime preferred stock	31,466,331	30,380,749
Series C redeemable convertible prime preferred stock	30,108,491	29,151,632
Series C-1 redeemable convertible prime preferred stock	27,082,253	26,219,090
Series D redeemable convertible prime preferred stock	33,905,327	33,858,879
Series D-1 redeemable convertible prime preferred stock	741,196	74,231
Series D-2 redeemable convertible prime preferred stock	1,231,120	1,231,120

Total redeemable convertible senior and prime preferred stock	191,560,656	178,679,716

With the exception of the holders of Series D-1 Prime Preferred Stock, which have no voting rights, each holder of Prime Preferred Stock is entitled to the number of votes equal to the number of shares of Common Stock into which the shares held by such holder are convertible.
Common Stock, into which all series of Prime Preferred Stock may be converted, are entitled t
o one vote for each share.
Holders of each of the Series Seed, A, B, and C Prime Preferred Stock may elect a holder of its related Series Prime Preferred Stock to the Company’s Board of Directors, as long as the shares of the related Series of Prime Preferred Stock remain outstanding. The Company must obtain approval from a majority of the holders of the then-outstanding shares of Prime Preferred Stock in order to liquidate, dissolve, or wind-up
the Company, effect any merger, consolidation or other liquidation transaction, amend, alter, or repeal the charter or bylaws of the Company, create or authorize any additional class or series of stock or increase the authorized shares of Prime Preferred Stock unless the rights, preferences or privileges of such stock are junior to those of the existing

Preferred Stock, reclassify, alter or amend any existing security if doing so would render such security senior to the Preferred Stock, purchase or redeem or pay a dividend or distribution on shares of capital stock, create or authorize the issuance of any debt security if aggregate indebtedness for borrowed money following such issuance exceeds
$
5.0

million, create or take action that results in holding any subsidiary other than a wholly owned subsidiary, or increase or decrease the authorized size of the Board of Directors.
The holders of Prime Preferred Stock are entitled to receive dividends based on their original issuance price, subject to standard anti-dilutive adjustments. Such dividends are payable when and if declared by the Board of Directors and are noncumulative. The holders of Prime Preferred Stock are entitled to receive dividends prior and in preference to any payment of any dividend on Founders Preferred Stock and Common Stock.

No
dividends have been declared by the Board of Directors from inception through September 30, 2021.
Each share of Prime Preferred Stock is convertible at the option of the holder according to a conversion ratio, which is subject to certain anti-dilutive adjustments. The number of shares of Common Stock into which a share of Prime Preferred Stock may be converted is determined by dividing the original issuance price by the then-applicable conversion price, which is determined based on adjustments to the initial conversion price. The Prime Preferred Stock automatically converts into Common Stock at the then-applicable conversion price in the event of a (i) Qualified Public Company Event, (ii) Qualified SPAC Transaction, or (iii) date specified by vote or written consent of the holders of a majority of the then-outstanding shares of Prime Preferred Stock, voting as a single class.
 As of September 30, 2021, each share of Series Seed, A, B, C, C-1, D, D-1, and D-2 Prime Preferred Stock was convertible into one share of Common Stock. As disclosed in Note 13, on November 4, 2021, each then-outstanding share of Prime Preferred Stock converted automatically into a number of shares of Common Stock at the then-effective conversion rate as calculated pursuant to the certificate of incorporation of the Company.
The Prime Preferred Stock is not redeemable at the election of the holder. However, the rights and preferences of the Prime Preferred Stock provide for a deemed liquidation of the shares in the event of a change of control resulting from the sale or transfer of the Company’s securities, the merger of the Company, or upon the sale of more than a majority of the voting power of the Company, upon which a cash settlement is required to be made to the Prime Preferred Stockholders. Since redemption is outside of the control of the Company, the Prime Preferred Stock is presented in mezzanine equity. The Prime Preferred Stock is initially recorded at its allocated value. The Prime Preferred Stock does not have a mandatory redemption date. Because it is not probable that the Prime Preferred Stock will become redeemable for cash, no subsequent measurement is required.
Under the terms of the restated certificate of incorporation, in the event of a liquidation, and prior to any distribution to holders of Common Stock or Founders Preferred Stock, but after any distribution to holders of Senior Preferred Stock, holders of Series Seed, A, B,
C,

C-1,

D,

D-1,

and

D-2

Prime
Preferred Stock are entitled to receive an amount per share equal to the liquidation preference.
Founders Convertible Preferred Stock
As of September 30, 2021 and 2020, the Company has authority to issue 7.5 million shares of Founders Convertible Preferred Stock, a par value $0.000001 per share (“Founders Preferred Stock”). As of September 30, 2021 and 2020, there were 4.5 million shares of Founders Preferred Stock issued and outstanding.
Each holder of Founders Preferred Stock is entitled to the number of votes equal to the number of shares of Common Stock into which the shares held by such holder are convertible. Common Stock, into which all series of
P
referred
S
tock may be converted, are entitled to one vote for each share.
Holders of Founders Preferred Stock are entitled to dividends when and if declared by the Board of Directors, subject to the rights of the holders of all classes of Preferred Stock outstanding having priority rights, and subject to the rights of the holders of all classes of Common Stock outstanding having equal rights, to dividends. Such dividends are payable when and if declared by the Board of Directors and are noncumulative.

Each share of Founders Preferred Stock is convertible at the option of the holder into shares of Common Stock according to a conversion ratio, which is subject to certain anti-dilutive adjustments. The number of shares of Common Stock into which a share of Founders Preferred Stock may be converted is determined by dividing $1 by the then-applicable conversion price, which is initially $1. The Founders Preferred Stock automatically converts into Common Stock at the then-applicable conversion price in the event of (i) an underwritten public offering of shares of Common Stock with aggregate proceeds of no less than $30.0 million, net of underwriting discounts and commissions, or the initial listing of the Company’s Common Stock on a national securities exchange by means of an effective registration statement on Form

S-1

filed by the Company with the SEC that results in shares of the Company’s Common Stock (1) being registered under Section 12(b) of the Securities Act and (2) listed for trading on the New York Stock Exchange, Nasdaq Global Select Market, or Nasdaq Global Market (any such event
,
a “Qualified Public Company Event”), (ii) the occurrence of a Special Purpose Acquisition Company (“SPAC”) transaction in which the cash and cash equivalents of the SPAC prior to such transaction is at least $200.0 million, the common equity of the SPAC and successor corporation is listed on the New York Stock Exchange, Nasdaq Global Select Market, or Nasdaq Global Market prior to and after the SPAC transaction, and all of the Company’s Founders Preferred Stock and Prime Preferred Stock is exchanged for, converted into, or eligible to receive common equity of the successor corporation or cash in connection with such transaction (a “Qualified SPAC Transaction”), or (iii) upon the vote of a majority of the holders of the Founders Preferred Stock. As of September 30, 2021, each share of Founders Preferred Stock was convertible into one share of Common Stock. As disclosed in Note 13, on November 4, 2021, each then-outstanding share of Founders Preferred Stock converted automatically into a number of shares of Common Stock at the then-effective conversion rate as calculated pursuant to the certificate of incorporation of the Company.
In addition, if a share of Founders Preferred Stock is purchased by an investor in connection with the Company signing a purchase agreement to sell and issue subsequent Preferred Stock of the Company for equity financing purposes in exchange for cash, conversion or cancellation of indebtedness, or a combination of cash, conversion, or cancellation of debt (“Equity Financing”), then the Founders Preferred Stock will also convert at the conversion ratio into shares of the series of Preferred Stock that the

Company sold to investors in relation to the Equity Financing. The total number of shares of Preferred Stock into which the Founders Preferred Stock may be converted is determined by dividing one

by
the number of shares of Common Stock into which a share of Preferred Stock issued in relation to the Equity Financing is convertible. There were no conversions during the periods presented.
The Company concluded that the Founders Preferred Stock, including the embedded contingent conversion feature, is within the scope of ASC 718.
The Founders Preferred Stock is not redeemable at the election of the holder. The Founders Preferred Stock does not have a mandatory redemption date.
Under the terms of the restated certificate of incorporation, in the event of a liquidation, and after any distribution to holders of the Senior Preferred Stock and each of the Series Seed, A, B, C, C-1, D, D-1, D-2, and D-3 Prime Preferred Stock or Prior Preferred Stock, any remaining assets available for distribution will be distributed to holders of the Common Stock and Founders Preferred Stock in a pro-rata method.

Common Stock
As of September 30, 2021 and 2020, the Company has authority to issue 287.9 million and 275.0 million shares of Common Stock, a par value $0.000001 per share (“Common Stock”), respectively. Holders of Common Stock are entitled to dividends when and if declared by the Board of

Directors, subject to the rights of the holders of all classes of Preferred Stock outstanding having priority rights, and subject to the rights of the holders of all classes of Founders
 Preferred Stock outstanding having equal rights, to dividends. No dividends have been declared by the Board of Directors from inception through September 30, 2021. As of September 30, 2021 and 2020, there were 62.9 million and 50.2 million shares of Common Stock issued and outstanding, respectively.
Restricted

stock awards (“RSAs”) that have not vested are excluded from the shares of Common Stock issued and outstanding.
Note 9 – Stock-based Compensation
The Company maintains the 2017 Equity Incentive Plan (the “Plan”), approved on May 10, 2017 and subsequently amended (most recently on
November
 4
, 2021), which provides for the issuance of 47.1 million shares of incentive and nonqualified stock options to employees of the Company as of September 30, 2021. The Company’s stock options are considered equity-classified awards.
Awards granted under the Plan are service-based awards, vesting over a total of four years pursuant to two different vesting schedules. Under one vesting schedule, the first vest is generally a one-year

cliff vest
, followed by monthly vesting for the final three years. Under the second vesting schedule, the award vests on a monthly basis over the four-year vest term. The Plan allows for the early exercise of stock options if approved by the Board of Directors. Shares purchased pursuant to the early exercise of stock options are subject to repurchase until those shares vest. As a result, cash received in exchange for unvested shares exercised is recorded within current liabilities on the consolidated balance sheets and are reclassified to Common Stock and additional paid–in capital as the shares vest.
Shares issued in an early exercise of an option are not considered outstanding because the grantee is not entitled to the rewards of share ownership. Those shares are not shown as outstanding on the consolidated balance sheets and are excluded from basic net loss per share until the shares are no longer subject to a repurchase feature.
The Company granted 0 and 2.6 million stock options during the three months ended September 30, 2021 and 2020, respectively, and 0.3 million and 12.4 million stock options during the nine months ended September 30, 2021 and 2020, respectively.
The Company granted 1.0 million and 5.8 million restricted stock units (“RSUs”) during the three and nine months ended September 30, 2021. The RSUs are subject to two vesting requirements: (i) a service-based or milestone-based requirement and (ii) a liquidation event requirement. The RSUs will vest when both requirements are satisfied.
The Company issued 4.8 million RSAs to members of the Board of Directors during the nine months ended

September 30, 2020, none of which were subject to vesting requirements. No such RSAs were issued to members of the Board of Directors during the three or nine months ended September 30, 2021, respectively, or during the three months ended September 30, 2020. The other RSAs outstanding were subject to vesting, generally monthly over four years.
The following table summarizes stock-based compensation expense (in thousands):

	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
Sales and marketing	$94	$211	$375	$663
Research and development	175	193	569	663
General and administrative	1,259	804	3,352	3,428

Total	$1,528	$1,208	$4,296	$4,754

Note 10 – Net Loss Per Share Attributable to Common Stockholders
Basic loss per share is computed by dividing net loss attributable to Common Stockholders by the weighted-average number of shares of Common Stock outstanding during the period without consideration for Common Stock equivalents.

Diluted net loss per share attributable to Common Stockholders is computed by dividing net loss by the weighted-average number of shares of Common Stock outstanding during the period and potentially dilutive Common Stock equivalents, including stock options,RSUs, warrants to purchase Senior Preferred Stock, Prime Preferred Stock, and Prior Preferred Stock, shares of Senior Preferred Stock, Prime Preferred Stock, and Prior Preferred Stock, and Founders Preferred Stock, except in cases where the effect of the Common Stock equivalent would be antidilutive. Potential Common Stock equivalents consist of Common Stock issuable upon exercise of stock options and vesting of RSUs using the treasury stock method. Since the Company was in a loss position during the nine months ended September 30, 2021 and 2020, respectively, basic and diluted earnings per share are the same as the effect of the conversion of Redeemable Convertible Preferred Stock and assumed exercise of warrants, stock options, and vesting of RSUs, which is anti-dilutive.
The following table presents the calculation of basic and diluted net loss per share attributable to Common Stockholders (in thousands, except per share amounts):

	Three M onths E nded September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Numerator:
Net loss attributable to common stockholders	$(41,808)	$(43,795)	$(170,052)	$(164,094)
Denominator:
Basic and diluted weighted-average shares outstanding	58,157	44,661	55,866	40,118
Loss per share:

Basic and diluted loss per share	$(0.72)	$(0.98)	$(3.04)	$(4.09)
The following outstanding securities were excluded from the computation of diluted net loss per share because their effect would have been anti-dilutive for the periods presented (in thousands):

	As of September 30,
	2021	2020
Redeemable convertible preferred stock	—	153,739
Redeemable convertible senior preferred stock	29,234	—
Redeemable convertible prime preferred stock	149,446	—
Exchanged common stock	4,293	—
Founders convertible preferred stock	4,540	4,540
Unvested common stock shares	589	9,121
Stock options	14,755	18,198
Restricted stock units	5,825	—
Warrants to purchase redeemable convertible preferred stock		68
Warrants to purchase redeemable convertible prime preferred stock	68	—
Warrants to purchase redeemable convertible senior preferred stock	3,208	—

Total	211,958	185,666

Note 11 – Commitments and Contingencies
Operating Leases
As of September 30, 2021, the Company had operating lease agreements for its facilities in various locations throughout the United States, as well as around the world. The terms of the lease agreements provide for fixed rental payments on a gradually increasing basis over the term of the lease. For its primary operating leases, the Company can, after the initial lease term, renew its leases under right of first offer terms at fair value at the time of renewal. The Company’s primary operating leases also include termination options. The Company is not reasonably certain to exercise its renewal or termination options.
The Company did not enter into any material new leases during the nine months ending September 30, 2021. Refer to the audited annual financial statements for more information on operating leases.
Purchase Commitments
The Company has commitments related to vehicles. These amounts are determined based on the non-cancelable quantities or termination amounts to which the Company is contractually obligated. As of September 30, 2021, the Company has future minimum payments for purchase commitments related to vehicles of
 $
23.5

million due through March 2022.
Litigation and Indemnifications
The Company is from time to time involved in legal proceedings, claims, and regulatory matters, indirect tax examinations or government inquiries and investigations that may arise in the ordinary course of business. Certain of these matters include speculative claims for substantial or indeterminate amounts of damages. The Company records a liability when the Company believes that it is both probable that a loss has been incurred and the amount can be reasonably estimated. If the Company determines that a loss is reasonably probable and the loss or range of loss can be estimated, the Company discloses the possible loss in its consolidated financial statements.
The Company reviews the developments in contingencies that could affect the amount of the provisions that have been previously recorded. The Company adjusts provisions and changes to disclosures accordingly to reflect the impact of negotiations, settlements, rulings, advice of legal counsel, and updated information. Significant judgment is required to determine both the probability and the estimated amount of loss.
The Company is not a party to any outstanding material litigation and management is not currently aware of any legal proceedings that, individually or in the aggregate, are deemed to be material to the Company’s financial condition or results of operations, other than certain consolidated proceedings alleging that individuals who previously provided services as mechanics and chargers were misclassified as independent contractors in violation of the California Labor Code and wage laws. However, the outcome of litigation, indirect tax examinations and investigations are inherently uncertain. Therefore, if one or more of these matters were resolved against the Company for amounts in excess of management’s expectations, the Company’s results of operations and financial condition, including in a reporting period in which any such outcome becomes probable and estimable, could be materially adversely affected.
Note 12 – Segment Information
The Company determines its operating segments based on how the chief operating decision maker (“CODM”) manages the business, allocates resources, makes operating decisions and evaluates operating performance. The CODM does not evaluate operating segments using asset information and, accordingly, the Company does not report asset information by segment. The Company does not aggregate its operating segments into reportable segments. Accordingly, the Company has identified
three
reportable segments, which are organized based on the geographic areas in which it conducts business, as follows:

Segment	Description
North America (NA)	Includes Canada and the United States
Europe, Middle East and Africa (EMEA)	Includes all countries within the Europeon Union, the United Kingdom and countries within the Middle East
Other	Includes South America, China, Mexico, Australia, New Zealand

F-6
3

The Company’s segment operating performance measure is gross margin. Gross margin is defined as revenue less the following expenses: cost of revenue exclusive of depreciation and depreciation on revenue earning vehicles.
The following tables provides information about the Company’s segments and a reconciliation of the total segment gross margin to loss before income taxes (in thousands):

	Three Months Ended September 30,
	2021				2020
	NA	EMEA	Other	Total Segments	NA	EMEA	Other	Total Segments
Revenues:

Sharing	$46,083	17,944	—	64,027	$23,298	10,281	—	33,579
Product sales	812	567	—	1,379	6,488	117	1	6,606

Total Revenues	46,895	18,511	—	65,406	29,786	10,398	1	40,185
Cost of sharing, exclusive of depreciation	23,742	9,570	—	33,312	15,232	9,274	11	24,517
Cost of product sales	897	481	—	1,378	5,964	719	—	6,683
Depreciation on revenue earning vehicles	6,871	10,382	—	17,253	2,595	5,309	—	7,904

Gross margin	$15,385	(1,922)	—	13,463	$5,995	(4,904)	(10)	1,081
Reconciling items:
Total expenses				$50,351				$44,816

Loss before income taxes				$(36,888)				$(43,735)

	Nine Months Ended September 30,
	2021				2020
	NA	EMEA	Other	Total Segments	NA	EMEA	Other	Total Segments
Revenues:
Sharing	$108,764	33,550	—	142,314	$41,052	18,230	38	59,320
Product sales	7,274	1,532	—	8,806	9,122	2,069	172	11,363

Total Revenues	116,038	35,082	—	151,120	50,174	20,299	210	70,683
Cost of sharing, exclusive of depreciation	60,414	16,627	—	77,041	32,682	21,888	808	55,378
Cost of product sales	7,681	1,345	—	9,026	10,951	7,816	173	18,940
Depreciation on revenue earning vehicles	14,285	19,526	—	33,811	8,720	8,902	411	18,033

Gross margin	$33,658	(2,416)	—	31,242	$(2,179)	(18,307)	(1,182)	(21,668)
Reconciling items:
Total expenses				$187,886				$142,279

Loss before income taxes				$(156,644)				$(163,947)
During the nine months ended September 30, 2021, the Other segment did not generate revenues or incur cost of revenues as the Company is currently operating exclusively in the North America and EMEA geographic areas.
Note 13 – Subsequent Events
The Company evaluated its financial statements for subsequent events through November 15, 2021, the date the financial statements were issued. The Company is aware of the following subsequent events as discussed below:
Bird Global previously entered into the Business Combination Agreement, dated as of May 11, 2021 (as amended, the “Business Combination Agreement”), by and among Switchback II Corporation, a Cayman Islands exempted company (“Switchback”), Maverick Merger Sub Inc., a Delaware corporation and a direct wholly owned subsidiary of Switchback (“Merger Sub”), the Company, and Bird Global.
On November 3, 2021, as contemplated by the Business Combination Agreement and described in the section titled “The Business Combination” beginning on page 103 of the Proxy Statement/Prospectus, Switchback reincorporated to the State of Delaware by merging with and into the Bird Global, with Bird Global surviving and becoming the sole owner of Merger Sub (such merger, the “Domestication Merger”). At the effective time of the Domestication Merger, by virtue of the Domestication Merger: (a) each then-outstanding share of the Bird Global’s common stock, par value
$0.000001
per share, was redeemed for par value; (b) each then-outstanding Class A ordinary share, par value
 $0.0001
per share, of Switchback (the “Class A Ordinary Shares”) was canceled and converted, on
 a

one-for-one
basis, into a share of Class A common stock, par value $0.0001 per share, of Bird Global (the “Class A Common Stock”); (c) each then-outstanding Class B ordinary share, par value
 $0.0001 per share, of Switchback was canceled and converted, on a one-for-one
basis, into a share of Class B common stock, par value $0.0001 per share, of Bird Global (the “Class B Common Stock”) (with such shares of Class B Common Stock thereafter converting, on a one-for-one basis, into a share of Class A Common Stock in connection with the Acquisition Merger (as defined below)); (d) each then-outstanding warrant of Switchback (the “Switchback Warrants”) was assumed and converted automatically into a warrant to purchase one share of Class A Common Stock (the “Bird Global Warrants”), pursuant to that certain warrant agreement by and between Switchback and Continental Stock Transfer & Trust Company; and (e) each then-outstanding unit of Switchback, each consisting of one Class A Ordinary Share and one-fifth of one
Switchback Warrant, was canceled and converted into a unit of Bird Global (the “Bird Global Units”), each consisting of one share of Class A Common Stock and one-fifth of one Bird Global Warrant.
On November 4, 2021, as contemplated by the Business Combination Agreement and described in the section titled “The Business Combination” beginning on page 103 of the Proxy Statement/Prospectus, Merger Sub merged with and into the Company (the “Acquisition Merger”), with the Company surviving the Acquisition Merger as a wholly owned subsidiary of Bird Global. Substantially concurrently with the consummation of the Acquisition Merger, certain investors purchased an aggregate

o
f 16,000,000 shares of Class A Common Stock for a purchase price of $10.00 per share pursuant to subscription agreements.
On November 4, 2021, as contemplated by the Business Combination Agreement and described in the section titled “The Business Combination” beginning on page 103 of the Proxy Statement/Prospectus, immediately prior to the effective time of the Acquisition Merger, each then-outstanding share of Preferred Stock of the Company converted automatically into a number of shares of Common Stock of the Company at the then-effective conversion rate as calculated pursuant to the certificate of incorporation of the Company (the “Conversion”).
At the effective time of the Acquisition Merger, pursuant to the Acquisition Merger: (a) each then-outstanding share of Common Stock, including shares of Common Stock resulting from the Conversion, but excluding shares of the Company’s outstanding restricted stock (“Restricted Stock”), were canceled and automatically converted into the right to receive (i) (A) with respect to Travis VanderZanden, the number of shares of Class X common stock, par value $0.0001 per share, of Bird Global and (B) with respect to any other persons who held Common Stock, the number of shares of Class A Common Stock, in each case, equal to the applicable exchange ratio (determined in accordance with the Business Combination Agreement and as further described in the Proxy Statement/Prospectus) (the “Exchange Ratio”) and (ii) the contingent right to receive certain earnout shares; (b) each then-outstanding and unexercised warrant of the Company was automatically assumed and converted into a Bird Global Warrant based on the Exchange Ratio and at an adjusted exercise price per share (determined in accordance with the Business Combination Agreement and as further described in the Proxy Statement/Prospectus); (c) each then-outstanding and unexercised option of the Company was converted into (i) an option exercisable for shares of Class A Common Stock based on the Exchange Ratio and (ii) the contingent right to receive certain earnout shares; (d) each then-outstanding award of Restricted Stock was converted into (i) an award covering shares of Class A Common Stock based on the Exchange Ratio and (ii) the contingent right to receive certain earnout shares; and (e) each then-outstanding award of RSUs of the Company was converted into

(i) an award covering shares of Class A Common Stock based on the Exchange Ratio and (ii) the contingent right to receive certain earnout shares. At the effective time of the Acquisition Merger and in connection with the Acquisition Merger, each outstanding share of Class B Common Stock was converted, on a one-for-one basis, into a share of Class A Common Stock and each Bird Global Unit separated into one share of Class A Common Stock and one-fifth of one Bird Global Warrant.
On October 12, 2021, the Company’s wholly owned SPV entered into Amendment No. 2 to Apollo Credit Agreement. The Amendment, among other things, (a) increases the amount of the commitments provided by the lenders under the Apollo Credit Agreement from
 $
40.0
 million to $
150.0
 million, (b) extends the commitment period from
October 27, 2021
to
November 30, 2022
,
and (c) extends the maturity date of the Vehicle Financing Facility from

April 27, 2024
to
October 12, 2024
.
Subject to certain conditions being met, the Amendment also reduces the applicable interest rate on borrowings from LIBOR plus

9.00
% to LIBOR plus
7.50
% and amends the
loan-to-
cost
financial covenant
.

On November 5, 2021, the Company made an incremental draw under the amended Vehicle Financing Facility for net proceeds of $19.5 million.

Report of Independent Registered Public Accounting Firm
To the Stockholders and the Board of Directors of Bird Rides, Inc.
Opinion on the Financial Statements
We have audited the accompanying consolidated balance sheets of Bird Rides, Inc. (the Company) as of December 31, 2020 and 2019, the related consolidated statements of operations, comprehensive loss, redeemable convertible preferred stock and stockholders’ deficit and cash flows for the years then ended, and the related notes (collectively referred to as “the consolidated financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.
Restatement of 2020 and 2019 Financial Statements
As discussed in Note 10 and 12 to the consolidated financial statements, the 2020 and 2019 consolidated financial statements have been restated to correct a misstatement.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ Ernst & Young
We have served as the Company’s auditor since 2020.
Los Angeles, California
May 12, 2021
except for Note 10 and Note 12, as to which the date is
May 14, 2021

Bird Rides, Inc.
Consolidated Balance Sheets
December 31, 2020 and 2019

(In thousands, except number of shares amounts)

	December 31,
	2020	2019
Assets
Current assets
Cash and cash equivalents	$43,158	$109,160
Restricted cash and cash equivalents	9,609	9,180
Accounts receivable, net	2,857	2,458
Inventory	5,256	4,355
Prepaid expenses & other current assets	8,254	15,041

Total current assets	69,134	140,194
Property and equipment, net	4,152	11,536
Vehicle deposits	13,290	21,526
Vehicles, net	81,105	91,145
Goodwill	131,255	1,296
Other assets	4,944	3,082

Total assets	$303,880	268,779

Liabilities, Redeemable Convertible Preferred Stock, and Stockholders’ Deficit
Current liabilities
Accounts payable	$12,212	$25,878
Accrued expenses	20,004	12,236
Deferred revenue	42,900	36,015
Notes payable — current	29,280	25,122
Other current liabilities	5,078	6,465

Total current liabilities	109,474	105,716
Notes payable — non current	—	21,342
Other liabilities	10,172	11,750

Total liabilities	119,646	138,808
Commitments and contingencies
Redeemable Convertible Preferred Stock
Redeemable convertible preferred stock, $0.000001 par value, 173,212,667 and 142,148,158 shares authorized, 153,738,961 and 135,023,946 shares issued and outstanding, respectively as of December 31, 2020 and 2019	1,044,282	802,571
Stockholders’ Deficit
Founders convertible preferred stock, $0.000001 par value, 7,493,443 shares authorized, 4,540,177 shares issued and outstanding as of December 31, 2020 and 2019	—	—
Common stock, $0.000001 par value, 275,000,000 and 229,000,000 shares authorized, 54,245,623 and 34,810,649 shares issued and outstanding, respectively as of December 31, 2020 and 2019 (restated, see Note 10)	—	—
Additional paid-in capital	92,654	85,547
Accumulated other comprehensive income (loss)	13,005	(670)
Accumulated deficit	(965,707)	(757,477)

Total stockholders’ deficit	(860,048)	(672,600)

Total liabilities, redeemable convertible preferred stock and stockholders’ deficit	$303,880	$268,779

Bird Rides, Inc.
Consolidated Statement of Operations
December 31, 2020 and 2019

(In thousands, except number of shares amounts)

	Year Ended December 31,
	2020	2019
Revenues:
Sharing	$79,941	140,448
Product sales	14,660	10,076

Total Revenues	94,601	150,524
Cost of sharing	71,628	153,646
Cost of product sales	22,716	20,319
Depreciation on revenue earning vehicles	23,791	112,234

Gross margin	(23,534)	(135,675)
Other operating expenses:
General & administrative	152,910	192,063
Selling & marketing	18,404	16,656
Research & development	34,376	40,836
Tariff reimbursement	(24,986)	—

Total operating expenses	180,704	249,555

Loss from operations	(204,238)	(385,230)
Interest income	282	1,837
Interest expense	(6,844)	(6,792)
Other income, net	2,634	2,979

Loss before income taxes	(208,166)	(387,206)
Provision for income taxes	64	276

Net loss	$(208,230)	$(387,482)

Net loss per share attributable to common stockholders, basic and diluted (restated, see Note 12)	$(4.90)	$(16.11)
Weighted-average shares used to compute net loss per share attributable to common stockholders, basic and diluted (restated, see Note 12)	42,482,507	24,053,549

Bird Rides, Inc.
Consolidated Statement of Comprehensive Loss
December 31, 2020 and 2019

(In thousands)

	Year Ended December 31,
	2020	2019
Net loss	$(208,230)	$(387,482)
Other comprehensive income (loss), net of tax:
Change in currency translation adjustment	13,675	(583)

Other comprehensive income (loss)	13,675	(583)

Total comprehensive loss	$(194,555)	$(388,065)

Bird Rides, Inc.
Consolidated Statements of Redeemable Convertible Preferred Stock and Stockholders’ Deficit
December 31, 2020 and 2019

(In thousands, except number of share amounts)

	Redeemable Convertible Preferred Stock		Common Stock		Founders Preferred Stock		Additional Paid-In Capital	Accumulated Other Comprehensive Loss	Accumulated Deficit	Total Stockholders’ Deficit
	Shares	Amount	Common Shares (restated, see Note 10)	Amount (par)	Shares	Amount (par)
Balance at January 1, 2019	112,844,442	522,357	16,375,119	—	4,540,177	—	53,590	(87)	(369,995)	(316,492)

Net income									(387,482)	(387,482)
Issuance of Common stock to Board of Directors			7,165,743	—			—			—
Common Stock issued through exercise of stock options and expiration of repurchase provision for early exercises			2,393,579	—			1,219			1,219
Vesting of common stock shares (restated, see Note 10)			8,876,208	—
Stock-based Compensation							30,738			30,738
Issuance of Series C-1 Redeemable Convertible Preferred Stock, net of issuance costs	5,156,517	60,510					—			—
Issuance of Series D Redeemable Convertible Preferred Stock, net of issuance costs	16,382,726	211,433					—			—
Issuance of Series D-1 Redeemable Convertible Preferred Stock for acquisition of Scoot	640,261	8,271					—			—
Foreign currency translation adjustment								(583)		(583)

Balance at December 31, 2019	135,023,946	802,571	34,810,649	—	4,540,177	—	85,547	(670)	(757,477)	(672,600)

Net income									(208,230)	(208,230)
Issuance of Common stock to Board of Directors			4,777,162	—			—			—
Common Stock issued through exercise of stock options and expiration of repurchase provision for early exercises			5,781,604	—			933			933
Vesting of common stock shares (restated, see Note 10)			8,876,208	—
Stock-based Compensation							6,174			6,174
Issuance of Series D Redeemable Convertible Preferred Stock, net of issuance costs	4,006,516	51,711					—			—
Issuance of Series D and D-2 Redeemable Convertible Preferred Stock for acquisition of CIRC	14,708,499	190,000					—			—
Foreign currency translation adjustment								13,675		13,675

Balance at December 31, 2020	153,738,961	$1,044,282	54,245,623	$—	4,540,177	—	$92,654	$13,005	$(965,707)	$(860,048)

Bird Rides, Inc.
Consolidated Statements of Cash Flows
December 31, 2020 and 2019

(In thousands)

	Year Ended December 31,
	2020	2019
Cash flows from operating activities
Net loss	$(208,230)	$(387,482)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation & amortization	32,495	116,953
Non cash vehicle expenses	11,998	18,082
Share-based compensation	6,174	30,738
Debt discount accretion	2,635	1,296
Loss on extinguishment of debt	—	1,514
Loss on disposal of property and equipment	3,407	—
Other	(300)	(614)
Changes in assets and liabilities, net of impact of business acquisitions and disposals:
Accounts receivable	(199)	(2,418)
Inventory	(901)	(4,361)
Prepaid expenses and other current assets	7,095	(6,580)
Other assets	(162)	145
Accounts payable	(15,096)	(15,514)
Deferred revenue	6,203	30,341
Accrued expenses & other current liabilities	6,454	2,994
Other liabilities	(1,724)	5,529

Net cash used in operating activities	(150,151)	(209,377)
Cash flows from investing activities
Purchases of property and equipment	(500)	(7,179)
Purchases of vehicles	(11,862)	(101,381)
Net cash acquired (used) in acquisitions	68,664	(171)

Net cash provided by (used in) investing activities	56,302	(108,731)
Cash flows from financing activities
Proceeds from issuance of debt, net of issuance costs	—	69,787
Proceeds from issuance of redeemable convertible preferred stock, net of issuance costs	51,711	271,943
Proceeds from issuance of common stock	933	1,219
Payment for settlement of warrants	(2,002)	(3,000)
Payment for settlement of debt	(18,776)	(21,337)

Net cash provided by financing activities	31,866	318,612
Effect of exchange rate changes on cash	(3,590)	(1,049)

Net decrease in cash, cash equivalents, and restricted cash	(65,573)	(545)
Cash and cash equivalents, and restricted cash and cash equivalents
Beginning of period	119,340	119,885

End of period	$53,767	$119,340

Components of cash, cash equivalents, and restricted cash
Cash and cash equivalents	43,158	109,160
Restricted cash	10,609	10,180

Total cash, cash equivalents, and restricted cash	$53,767	$119,340

Non-cash activities:
Fair value of net assets acquired in acquisition through issuance of Series D and D-2 redeemable convertible preferred stock	$190,000	$—
Conversion of convertible debt to Series D-1 redeemable convertible preferred stock in connection with Scoot acquisition	$—	$8,271
Supplemental disclosures of cash flow information
Cash paid for:
Interest paid	$4,278	$3,271
Income taxes paid	$214	$916

Bird Rides, Inc.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020 AND 2019
Note 1 — Description of Business
Bird Rides, Inc. (“Bird,” “the Company,” “our,” and “we”) was incorporated in Delaware in April 2017, and is headquartered in Santa Monica, California. Bird is a micromobility company engaged in delivering electric transportation solutions for short distances. The Company partners with cities to bring lightweight, electric vehicles to residents and visitors in an effort to replace car trips by providing an alternative sustainable transportation option.
Note 2 — Basis of Presentation and Summary of Significant Accounting Policies
Basis of Presentation and Principles of Consolidation
The accompanying consolidated financial statements include the accounts of Bird Rides, Inc. and its wholly-owned subsidiaries and have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). All intercompany balances and transactions have been eliminated in consolidation.
Use of Estimates
The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the consolidated financial statements, the reported amounts of revenues and expenses during the reporting period, and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements. On an ongoing basis, management evaluates estimates which are subject to significant judgment including those related to useful lives associated with vehicles, impairment of other long-lived assets, impairment of goodwill, and loss contingencies. Actual results could differ from those estimates.
Liquidity
The Company expects that it will have enough cash to support the Company’s operations and cash flow requirements through at least the next 12 months following the issuance date of these financial statements.
Cash and Cash Equivalents
Cash and cash equivalents include highly liquid investments with a maturity of ninety days or less at the time of purchase. Cash equivalents consist primarily of money market securities and all cash and money market investments are deposited with institutions management believes are of high credit quality. Cash equivalents are stated at fair value.
Restricted Cash and Cash Equivalents
Restricted cash and cash equivalents are pledged as security for letters of credit or other collateral amounts established by the Company for certain insurance policies and other various contractual arrangements. As of December 31, 2020 and December 31, 2019, the Company issued irrevocable standby letters of credit of $5.3 million and $8.2 million, respectively. Restricted cash and cash equivalents are classified as current or non current based on the contractual or estimated term of the remaining restriction. Current restricted cash balances as of December 31, 2020 and December 31, 2019 were $9.6 million and $9.2 million, respectively. Non current restricted cash balances as of the periods ended December 31, 2020 and December 31, 2019 were $1.0 million.

F-
73

Bird Rides, Inc.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020 AND 2019

Accounts Receivable
Accounts receivable represents uncollected balances due from retail and platform customers. Amounts are written off against the allowance for doubtful accounts after all means of collection have been exhausted and the potential for recovery is considered remote.
Inventory, net
Inventory consists of vehicles and parts available for sale, valued at the lower of cost based on an average cost method or net realizable value. This valuation requires the Company to make judgments, based on currently available information. The average cost of inventory consists of the price paid for aforementioned vehicles and spare parts plus any freight, or customs duties incurred. Inventory is comprised entirely of finished goods.
Vehicle Deposits
Vehicle deposits consist of prepayments on vehicles and spare parts to which the Company does not yet have title.
Vehicles, net
Vehicles consist of vehicles that are used within the Company’s ridesharing business. The capitalized cost of vehicles includes freight from manufacturers and any customs or duties incurred. The vehicles balance is comprised of those vehicles that are in transit from the contract manufacturer to Bird, held by Bird but not yet deployed in market, and those that are deployed in market and available for use in our Sharing business. Within our Sharing business, Bird maintains ownership of all vehicles. We recognize depreciation related to our sharing service vehicles using a usage-based depreciation methodology based on the number of rides taken by customers. The estimated total number of lifetime rides of our vehicles are based on factors including historical ride information and any anticipated changes to future vehicle utilization. Spare parts are expensed as a cost of revenue when used by the Company for vehicle maintenance and repairs.
The Company updates its estimated useful life assumption based on changes in activity of the vehicles and accelerates depreciation on vehicles that have been determined to be no longer active.
Income Taxes
The Company accounts for income taxes using the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company’s consolidated financial statements. In estimating future tax consequences, generally all expected future events other than enactments or changes in the tax law or rates are considered.
The Company accounts for uncertainty in tax positions recognized in the consolidated financial statements by recognizing a tax benefit from an uncertain tax position when it is more likely than not that the position will be sustained upon examination, including resolutions of any related appeals or litigation processes, based on the technical merits. Income tax positions must meet a more-likely-than-not
recognition threshold at the effective date to be recognized.
Valuation allowances are established when necessary to reduce deferred tax assets to the amounts that are more-likely-than-not
expected to be realized based on the weighting of positive and negative evidence. Future

Bird Rides, Inc.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020 AND 2019

realization of deferred tax assets ultimately depends on the existence of sufficient taxable income within the carryback or carryforward periods available under the applicable tax law. The Company regularly reviews the deferred tax assets for recoverability based on historical taxable income, projected future taxable income, the expected timing of the reversals of existing temporary differences, and tax planning strategies. The Company’s judgment regarding future profitability may change due to many factors, including future market conditions and the ability to successfully execute the business plans and/or tax planning strategies. Should there be a change in the ability to recover deferred tax assets, the Company’s income tax provision would increase or decrease in the period in which the assessment is changed.
The Company recognizes accrued interest and penalties related to unrecognized tax benefits in the provision for income taxes in the consolidated statements of operations.
Property and Equipment, net
Property and equipment are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the related assets, which range from two to five years as shown in the table below. Useful lives used to depreciate our property and equipment are assessed periodically and adjusted when warranted. Additions, replacements, and improvements that extend the asset’s useful life are capitalized. Maintenance and repairs that do not enhance or extend the asset’s useful life are charged to expense as incurred.

Property and Equipment	Useful Life (Years)
Computer Hardware, Software, and Equipment	2 – 5
Furniture & Fixtures	3
Leasehold Improvements	Lesser of useful life or lease term
Evaluation of Long-Lived Assets for Impairment
The Company evaluates its
held-and-used
long-lived assets for indicators of possible impairment when events or changes in circumstances indicate the carrying amount of an asset or asset group (collectively, the “asset group”) may not be recoverable. The Company measures the recoverability of the asset group by comparing the carrying amount of such asset groups to the future undiscounted cash flows it expects the asset group to generate. If the Company considers the asset group to be impaired, the impairment to be recognized equals the amount by which the carrying value of the asset group exceeds its fair value. The Company has not recorded any impairment loss of its long-lived assets during the years ended December 31, 2020 and December 31, 2019.
Leases
The Company leases its facilities under operating leases. The Company’s leases generally contain escalating payments over the lease term (including rent holiday periods). Rent expense is recognized on a straight-line basis over the term of the lease. Accordingly, the Company records the difference between cash rent payments and the recognition of rent expenses as a deferred rent liability within other liabilities and other current liabilities in the consolidated balance sheets. The Company also has landlord-funded leasehold improvements that are recorded as tenant allowances, which are amortized as a reduction of rent expense over the noncancelable terms of the operating leases.
Goodwill
Goodwill represents the excess of the purchase price over the fair value of net assets acquired in a business combination and is allocated to reporting units expected to benefit from the business combination. The Company

Bird Rides, Inc.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020 AND 2019

tests goodwill for impairment at least annually, in the fourth quarter, or whenever events or changes in circumstances indicate that goodwill might be impaired. In testing for goodwill impairment, the Company first assesses qualitative factors to determine whether the existence of events or circumstances leads to a determination that it is more likely than not that the fair value of a reporting unit is less than its carrying amount. The qualitative factors include, but are not limited to, macroeconomic conditions, industry and market considerations, and the overall financial performance of the Company. If, after assessing the totality of events or circumstances, the Company determines it is not more likely than not that the fair value of a reporting unit is less than its carrying amount, then additional impairment testing is not required. However, if the Company concludes otherwise, the Company proceeds to the quantitative assessment.
The quantitative assessment compares the estimated fair value of a reporting unit to its book value, including goodwill. If the fair value exceeds book value, goodwill is considered not to be impaired and no additional steps are necessary. However, if the book value of a reporting unit exceeds its fair value, an impairment loss will be recognized in an amount equal to that excess, limited to the total amount of goodwill allocated to that reporting unit.
As of December 31, 2020 and 2019, the Company had a goodwill balance of $131.3 million and $1.3 million, respectively, on the consolidated balance sheets. The Company performed a qualitative assessment for goodwill impairment in the fourth quarter of the fiscal years ended December 31, 2020 and December 31, 2019. No goodwill impairment was recognized for those years then ended.
Intangible Assets, net
As of December 31, 2020 and 2019, the Company’s intangible assets, net of amortization, totaled $3.3 million and $1.3 million, respectively, within other assets on the consolidated balance sheets. Intangible assets are carried at cost and amortized on a straight-line basis over their estimated useful lives, which range from 16 to 66 months. The Company reviews definite-lived intangible assets for impairment under the long-lived asset model described in the Evaluation of Long-Lived Assets for Impairment section.
Fair Value Measurements
Generally accepted accounting principles define fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants in the principal market or, if none exists, the most advantageous market, for the specific asset or liability at the measurement date (referred to as the “exit price”). Fair value is a market-based measurement that is determined based upon assumptions that market participants would use in pricing an asset or liability, including consideration of nonperformance risk.
The Company discloses and recognizes the fair value of its assets and liabilities using a hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. This hierarchy indicates the extent to which inputs used in measuring fair value are observable in the market.
Level 1: Inputs that reflect quoted prices for identical assets or liabilities in active markets that are observable.
Level 2: Inputs other than quoted prices included in Level 1 that are observable either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Bird Rides, Inc.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020 AND 2019

Level 3: Inputs that are unobservable to the extent that observable inputs are not available for the asset or liability at the measurement date and include management’s judgment about assumptions market participants would use in pricing the asset or liability.
Assets Measured at Fair Value on a Recurring Basis
The carrying amounts of the Company’s financial instruments, including cash equivalents, restricted cash, accounts receivable, accounts payable, warrants, accrued expenses and other current liabilities, approximate their respective fair values due to their short-term nature. The Company’s assets and liabilities listed above are based on level 1 inputs.
Assets Measured at Fair Value on a
Non-Recurring
Basis
The Company’s
non-financial
assets, such as goodwill, intangible assets, and property and equipment are adjusted to fair value when an impairment charge is recognized. Such fair value measurements are based predominantly on Level 3 inputs.
Concentration of Credit Risk
Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents, restricted cash and cash equivalents, and accounts receivable. Cash, cash equivalents and restricted cash consist primarily of cash deposits and money market securities, and all cash and money market investments are deposited with institutions management believes are of high credit quality. The Company has not experienced any material losses related to these concentrations during the periods presented. No customers accounted for 10% or more of revenue for the years ended December 31, 2019 and 2020.
Revenue Recognition
For the years ended December 31, 2020, and 2019, the Company recognized revenue from rides taken by individual users of the Bird Rides mobile application (“App”) as part of Sharing, which the Company accounts for pursuant to ASC 840,
Leases
. Additionally, the Company recognized revenue from Product sales, primarily comprised of vehicles sales, pursuant to ASC 606,
Revenue from Contracts with Customers
. Sales taxes, including value added taxes, are excluded from reported revenue.
Sharing
The Company’s technology platform enables users to participate in the Company’s vehicle Sharing program. To use a vehicle, the user contracts with the Company via acceptance of the Bird User Agreement and pays for the ride from its preloaded wallet balance, or on a per-ride basis. The user must use the App to access the shared vehicles and must end the ride on the App to conclude the trip. The Company is responsible for providing access to the vehicles over the user’s desired period of use. In-market operations for our Sharing business are either managed In-House or with the support of a network of local logistics providers known as Fleet Managers. The Company accounts for these revenues as operating lease revenue pursuant to ASC 840,
Leases
, and records revenue upon completion of each ride. The Company treats credits, coupons and rider incentives as a reduction of the revenue for the ride to which it relates in the period the credit was used.

F-
77

Bird Rides, Inc.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020 AND 2019

Product Sales
In the Product sales revenue stream, the Company sells vehicles directly to customers and distributors. Revenue is generally recognized, net of taxes, upon shipment, as that is when title transfers to the customer and the performance obligation is considered satisfied with payment due upon shipment. The Company has a
30-day
return policy for which a customer can return a vehicle for a full refund. There is no history of material returns. The Company also guarantees the Product sales with a
1-year
limited warranty.
Disaggregation of Revenue
The Company disaggregates revenue into the Sharing and Product sales categories disclosed on the consolidated statement of operations. Disaggregating revenue into these categories achieves the disclosure objectives to depict how the nature, amount, timing and uncertainty of revenue and cash flows are affected by economic factors. Further disaggregation is presented in the segment footnote for revenues generated from Europe, Middle East, and Africa (“EMEA”), North America, and Other.
Contract Assets
The Company had no contract assets as of and for the years ended December 31, 2020 and 2019.
Deferred Revenue
Deferred revenue primarily consists of wallet payments made by customers. In connection with Sharing revenues, Bird requires a wallet balance to be maintained in most countries to ensure cash collection for rides. An immaterial portion of deferred revenue also consists of deposits made by Product sales customers for the purchase of vehicles and parts that have not yet been delivered.
Practical Expedients and Exemptions
The Company elected to use the practical expedient that allows the Company to expense the costs incurred to obtain a contract when the amortization period is one year or less.
Tariff Reimbursement
The US government imposed Section 301 tariffs (the “Tariffs”) on certain goods imported from China to the United States, including Bird Vehicles. Accordingly, the Company paid the required 25% Tariffs for the import of vehicles into the United States. The costs associated with the Tariffs were capitalized as part of the associated costs of the Vehicles when the Vehicles were purchased during fiscal 2018 and 2019. The costs were then depreciated and included in the consolidated statement of operations consistent with our Vehicle depreciation policy, with most of the expense being recognized in fiscal years 2018 and 2019.    In the first quarter of 2020, after filing protests and post summary corrections a ruling determination from the US Custom and Border Protection Agency (the “Agency”) determined our vehicles were exempted from the 301 Tariffs both retroactively and into the future and therefore recognized a $25.0 million benefit to the consolidated statement of operations in the first quarter of fiscal 2020.
Stock-based Compensation
The Company recognizes all equity classified stock-based grants to employees and nonemployees based on the grant date fair value of the award. This grant date fair value is recognized as compensation cost over the period

Bird Rides, Inc.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020 AND 2019

during which the employee or nonemployee is required to provide service in exchange for the award. The fair value of the common stock on grant date has been determined by the Board, assisted by an independent appraisal, at each stock option measurement date. The Company’s policy is to issue new shares, which have been previously authorized by the Board, upon the exercise of awards.
The Company issues service-based awards, vesting over a total of 4 years generally pursuant to two different vesting schedules. Under one vesting schedule, the first vest is generally a one-year
cliff vest, followed by monthly vesting for the final three years. Under the second vesting schedule, the award vests on a monthly basis over the four-year vest term.
The fair value of stock options that vest solely based on a service condition is determined by the Black-Scholes-Merton Option (“BSM”) pricing model on the date of the grant. This valuation model for stock-based compensation expense requires the Company to make assumptions and judgement about the variables used in the BSM model, including the deemed fair value of common stock, expected term, expected volatility, risk free interest rate, and dividend yield. As the Company does not have sufficient historical information to develop reasonable expectations about future exercise patterns and post-vesting employment termination behavior, the Company determines the expected term based on the average period the stock options are expected to remain outstanding. For stock options, expected term is calculated as the midpoint of the stock options vesting term and contractual expiration period.
The fair value of the Common Stock underlying the stock option awards was determined by the board of directors. Given the absence of a public trading market, the board of directors considered numerous objective and subjective factors to determine the fair value of our Common Stock at each meeting at which awards were approved. These factors included, but were not limited to;

•	The results of contemporaneous unrelated third-party valuations of the Company’s common stock

•	The prices of the recent redeemable convertible preferred stock sales by the Company to investors

•	The rights, preferences, and privileges of preferred stock relative to those of common stock

•	Market multiples of comparable public companies in the industry as indicated by their market capitalization and guideline merger and acquisition transactions

•	The Company’s performance and market position relative to competitors, which may change from time to time

•	The Company’s historical financial results and estimated trends and prospects for the Company’s future performance

•	The economic and competitive environment

•	The financial condition, results of operations, and capital resources

•	The industry outlook

•	The valuation of comparable companies

•	The likelihood and timeline of achieving a liquidity event, such as an initial public offering or sale of the Company, given prevailing market conditions
Forfeiture
The Company accounts for forfeitures as they occur. In the case of awards being forfeited because of a failure to satisfy a service condition, previously recognized compensation cost is reversed in the period of the forfeiture.

Bird Rides, Inc.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020 AND 2019

Foreign Currency Translations and Transactions
The reporting currency of the Company is the U.S. dollar. The functional currency of our foreign operations generally is the applicable local currency for each foreign subsidiary. Assets and liabilities of foreign subsidiaries are translated into U.S. Dollars at the exchange rate on the balance sheet date. Revenues and expenses of foreign subsidiaries are translated at the average exchange rate during the period. Translation gains or losses are included as a component of accumulated other comprehensive loss in the accompanying consolidated statements of stockholders’ deficit.
Net Loss Per Share Attributable to Common Stockholders
Basic net loss per share is based on the weighted-average effect of all common shares issued and outstanding and is calculated by dividing net loss attributable to common stockholders by the weighted-average shares outstanding during the period. Diluted net loss per share is calculated by dividing net loss by the weighted-average number of common shares used in the basic loss per share calculation plus the number of common shares that would be issued assuming exercise or conversion of all potentially dilutive instruments. We exclude equity instruments from the calculation of diluted loss per share if the effect of including such instruments is anti-dilutive. Since we are in a net loss position for all periods presented, basic net loss per share is the same as diluted net loss per share for all periods as the inclusion of all potentially dilutive securities outstanding would have been anti-dilutive.
Redeemable Convertible Preferred Shares and Founders Convertible Preferred Shares are considered participating securities, they do not participate in losses of the Company therefore the two-class
method would yield the same results as the basic EPS calculation.
Recent Adopted Accounting Pronouncements
In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”)
No. 2014-09,
Revenue from Contracts with Customers (“ASU
2014-09”
or “ASC 606”) and issued additional ASUs issued to clarify the guidance in ASU
2014-09,
which amends the existing accounting standards for revenue recognition. The Company adopted ASC 606 on January 1, 2019 using a full retrospective approach applied to all contracts. The core principle of ASC 606 is that an entity should recognize revenue from customers for the transfer of goods or services equal to the amount that it expects to be entitled to receive for those goods or services. ASC 606 also provides guidance for when an entity should recognize revenue gross as a principal or net as an agent and how an entity should identify performance obligations. The adoption of ASC 606 did not have a material effect on the Company’s consolidated financial statements.
In July 2017, the FASB issued ASU
No. 2017-11,
Earnings Per Share (Topic 260); Distinguishing Liabilities from Equity (Topic 480); Derivatives and Hedging (Topic 815). The amendments in this update relate to liability or equity classification of financial instruments (or embedded features), and the recognition, measurement, and earnings per share of certain freestanding equity-classified financial instruments that include down round features. The amendments require companies to disregard the down round feature when assessing whether the instrument is indexed to its own stock, for purposes of determining liability or equity classification. Further, companies that provide earnings per share (“EPS”) data will adjust the basic EPS calculation for the effect of the feature when triggered and will also recognize the effect of the trigger within equity. This update is effective for annual periods beginning January 1, 2020, and interim periods beginning January 1, 2021. The Company adopted this ASU on January 1, 2020 and the adoption did not have a material impact on the Company’s consolidated financial statements.

Bird Rides, Inc.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020 AND 2019

In June 2018, the FASB issued ASU
No. 2018-07,
Compensation — Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting (“ASU
2018-07”
or “ASC 718”), which amends the existing accounting standards for stock-based compensation such that companies will no longer be required to value non-employee
awards differently from employee awards. Additionally, companies will value all equity classified awards at their grant-date under ASC 718 and forgo revaluing the award after the grant date. The ASU is effective for annual periods beginning January 1, 2020 and interim periods beginning January 1, 2021. On January 1, 2019, the Company early adopted the ASU, which did not have a material impact on the Company’s consolidated financial statements.
In August 2018, the FASB issued ASU
No. 2018-13,
Disclosure Framework-Changes to the Disclosure Requirements for Fair Value Measurement, to improve the effectiveness of the disclosure requirements for fair value measurements. The ASU makes amendments regarding changes in unrealized gains and losses, the range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements, and the narrative description of measurement uncertainty. The ASU is effective for fiscal years and interim periods beginning January 1, 2020. The Company adopted this ASU on January 1, 2020, which did not have a material impact on the Company’s consolidated financial statements.
In August 2018, the FASB issued ASU
No. 2018-05,
Intangibles — Goodwill and Other —
Internal-Use
Software. The ASU aligns the requirements for capitalizing implementation costs incurred in a hosting arrangement that is a service contract (i.e. a cloud computing arrangement) with the requirements for capitalizing implementation costs incurred to develop or obtain internal-use
software (ASC
350-40).
Costs incurred during the application development stage will be capitalized and costs incurred during the preliminary project and post implementation stages will be expensed. The capitalized implementation costs will be expensed over the term of the hosting arrangement and will be subject to the impairment guidance in ASC
350-40.
The ASU is effective January 1, 2021, with early adoption permitted. The Company early adopted this ASU on January 1, 2020, which did not have a material impact on the Company’s consolidated financial statements.
Recently Issued Accounting Pronouncements Not Yet Adopted
In February 2016, the FASB issued ASU
2016-02,
Leases (Topic 842), which introduces a lessee model that brings most leases on the balance sheet and aligns many of the underlying principles of the new lessor model with those in the new revenue recognition standard. The FASB also subsequently issued guidance amending and clarifying various aspects of the new leases guidance. The new leasing standard represents a wholesale change to lease accounting for lessees and requires additional disclosures regarding leasing arrangements. This update is effective for annual periods beginning January 1, 2022, and interim periods beginning January 1, 2023, with early adoption permitted. The Company is in the process of evaluating its impact.
Note 3 — Property and Equipment, net
The Company’s property and equipment, net consists of the following (in thousands):

	December 31,
	2020	2019
Computer Hardware, Software and Equipment	$5,009	$6,612
Leasehold Improvements	1,354	6,347
Furnitures & Fixtures	2,389	2,307
Less: Accumulated Depreciation	(4,600)	(3,730)

Total property and equipment, net	$4,152	$11,536

F-
81

Bird Rides, Inc.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020 AND 2019

Depreciation expense relating to property and equipment was $4.6 million and $3.1 million for the years ended December 31, 2020 and 2019, respectively. During the year ended December 31, 2020, the Company recognized $3.4 million in losses related to the disposal of property and equipment.
Note 4 —Vehicles, net
The Company’s vehicles, net consists of the following (in thousands):

	December 31,
	2020	2019
Released Vehicles	$69,944	$65,603
Unreleased Vehicles	24,676	30,066
Spare Parts	15,000	21,516
Less: Accumulated depreciation	(28,515)	(26,040)

Total vehicles, net	$81,105	$91,145

Depreciation expense relating to vehicles was $23.8 million and $112.2 million for the years ended December 31, 2020 and December 31, 2019, respectively.
Note 5 — Acquisitions
On January 27, 2020, the Company acquired all of the issued and outstanding capital stock of LMTS Holding SCA (“CIRC”), a micromobility company based in Berlin with operations throughout Europe and the Middle East. The purpose of the acquisition is to further establish the Company’s presence in the EMEA region. The results of CIRC’s operations for the year ended December 31, 2020, including revenues and expenses, is included in the Statement of Operations for the Company from the date of the transaction. The acquisition was accounted for as a business combination under ASC 805,
Business Combinations
. The Company acquired CIRC for $190.0 million of Series D and Series
D-2
Redeemable Convertible Preferred Stock. Assets acquired included $68.7 million of cash and $5.5 million of intangible assets. Goodwill is attributable to the assembled workforce and the expected synergies from the acquisition. The purchase price was allocated to the assets acquired and the liabilities assumed based on estimated fair values as of the acquisition date as follows (in thousands):

Fair Value
Assets acquired:
Current assets	$68,667
Vehicles	140
Intangible assets:
Customer relationships	1,621
Government relationships	3,838
Net liabilities assumed	(975)

Total assets acquired, net	$73,291

Total purchase price	$190,000

Goodwill	$116,709

The Company incurred certain expenses related directly and indirectly related to the CIRC acquisition of $3.5 million which was recognized in the consolidated statement of operations for the year ended December 31, 2020.

Bird Rides, Inc.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020 AND 2019

On July 11, 2019, the Company purchased substantially all of the assets of Scoot Networks, Inc. (“Scoot”), a micromobility company based in San Francisco. The acquisition was accounted for as a business combination under ASC 805, Business Combinations. The purchase price for Scoot was $8.6 million, which was paid for via $0.5 million in cash consideration and the issuance of a $8.3 million convertible note, with a $0.2 million debt discount recognized at the consummation of the acquisition. Goodwill of $1.3 million was not tax deductible. During the year ended December 31, 2019, the Company converted the convertible notes from the acquisition into 640,261 shares of Series
D-1
Redeemable Convertible Preferred Stock. Pro forma results were not material for all periods presented.
Note 6 — Goodwill
The changes in the carrying amount of goodwill by segment during the years ended December 31, 2020 and 2019 were as follows (in thousands):

	North America	Europe, Middle East, and Africa	Other
Balance as of January 1, 2019	$—	$—	$—
Acquisitions	1,296	—	—

Balance as of December 31, 2019	$1,296	$—	$—

Acquisitions	—	116,709	—
Foreign currency translation adjustment	—	13,250	—

Balance as of December 31, 2020	$1,296	$129,959	$—

Note 7 — Income Taxes
The U.S. and foreign components of loss before provision for income taxes for the years ended December 31, 2020 and December 31, 2019 are as follows (in thousands):

	For the year ended December 31,
	2020	2019
U.S.	$(105,235)	$(314,663)
Foreign	(102,931)	(72,543)

Loss before income taxes	$(208,166)	$(387,206)

Bird Rides, Inc.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020 AND 2019

The components of the provision for income taxes for the years ended December 31, 2020 and December 31, 2019 are as follows (in thousands):

	For the year ended December 31,
	2020	2019
Current
Federal	$—	$—
State	38	41
Foreign	26	235

Total current tax expense	$64	$276

Deferred
Federal	$—	$—
State	—	—
Foreign	—	—
Total deferred tax expense	$—	$—

Total provision for income taxes	$64	$276

The following is a reconciliation of the statutory federal income tax rate to the Company’s effective tax rate for the years ended December 31, 2020 and December 31, 2019:

	For the year ended December 31,
	2020	2019
Federal statutory income tax rate	21%	21%
Stock-based compensation	-0.37%	-0.23%
Valuation allowance	-22.93%	-21.56%
Foreign Rate Differential	1.92%	0.75%
Cumulative Translation Adjustment	1.04%	0.00%
Other	-0.69%	-0.03%

Effective income tax rate	-0.03%	-0.07%

The effective tax rate is different than the U.S. statutory federal tax rate primarily due to a full valuation allowance on the Company’s U.S. deferred tax assets and foreign deferred tax assets.

Bird Rides, Inc.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020 AND 2019

Deferred income taxes for the years ended December 31, 2020 and December 31, 2019 consist of the following (in thousands):

	For the year ended December 31,
	2020	2019
Deferred tax assets
Net operating losses	$240,128	$169,731
Other	8,986	4,372

Total deferred tax assets	$249,114	$174,103

Deferred tax liabilities
Fixed assets	$(2,903)	$(4,915)
Other	(578)	(295)

Total deferred tax liabilities	$(3,481)	$(5,210)
Less: Valuation allowance	(245,633)	(168,893)

Net deferred tax assets	$—	$—

As of December 31, 2020, the Company has a full valuation allowance against its U.S. deferred tax assets foreign deferred tax assets. The Company analyzed all sources of available income and determined they do not have sufficient evidence to support the realizability of its deferred tax assets. The Company does not believe it is more likely than not to realize the benefits of the deferred assets. As of December 31, 2020, the Company has a valuation allowance of $163.6 million against its U.S. deferred tax assets and a valuation allowance of $82.0 million against its foreign deferred tax assets. The Company will continue to assess the realizability of its deferred tax assets in future reporting periods and reduce the valuation allowance at such time as management believes it is more likely than not that the deferred tax assets will be realized.
As of December 31, 2020, the Company has U.S. federal net operating loss carryforwards of $1.9 million which expire if unused in 2037 and approximately $657.5 million with an indefinite carryforward period. As of December 31, 2020, the Company has U.S. state net operating loss carryforwards of approximately $465.0 million which begin to expire in 2037. As of December 31, 2020, the Company has foreign net operating loss carryforwards of approximately $301.3 million in various jurisdictions with various expirations.
As of December 31, 2020, the Company has U.S. federal research tax credit carryforwards of approximately $3.1 million which, if not utilized, begin to expire in 2037. As of December 31, 2020, the Company has California research tax credit carryforwards of approximately $5.1 million, which do not expire.
Utilization of the net operating loss and research and development carryforwards are subject to an annual limitation due to ownership change limitations provided by Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”), as well as similar state and foreign provisions. The annual limitation may result in the expiration of the net operating loss before utilization. At this time, the Company does not expect the limitation to result in a reduction in the total amount realizable.
The Company and its subsidiaries file tax returns in the United States (federal and state) and various foreign jurisdictions. All tax periods for all jurisdictions since the Company’s inception in 2017 are currently subject to income tax examination.

Bird Rides, Inc.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020 AND 2019

The following table reflects changes in gross unrecognized tax benefits for the years ended December 31, 2020 and December 31, 2019 (in thousands):

	For the year ended December 31,
	2020	2019
Unrecognized tax benefits at beginning of year	$10,743	$759
Gross Increases — current year positions	3,250	9,984

Unrecognized tax benefits at end of year	$13,993	$10,743

As of December 31, 2020, none of our unrecognized tax benefits, if recognized, would impact the effective tax rate.
The Company recognizes accrued interest and penalties related to unrecognized tax benefits within the provision for income taxes in the consolidated statements of operations. The amount of interest and penalties accrued as of December 31, 2020 and December 31, 2019 was zero.
The Company does not expect any material changes to its unrecognized tax benefits within the next 12 months.
As of December 31, 2020, the open tax years for the Company’s major tax jurisdictions are as follows:

Jurisdiction	Tax Years
U.S. Federal	2018-2020
U.S. State	2018-2020
Netherlands	2018-2020
Note 8 — Accrued Expenses
The components of accrued expenses were as follows (in thousands):

	For the year ended December 31,
	2020	2019
Accrued legal and regulatory expenses	$6,585	$2,676
Accrued cloud computing services	2,407	1,995
Accrued other	11,012	7,565

Total accrued expenses	$20,004	$12,236

Note 9 — Debt & Warrants
Triplepoint Venture Growth BDC Corp. Debt and Warrants
On April 17, 2019, the Company entered into a credit agreement with Triplepoint Venture Growth BDC Corp. (“TCP”) to allow the Company to request up to $10.0 million in three parts up to an aggregate of $30.0 million in loans outstanding. Concurrently with the consummation of the agreement, the Company borrowed $10.0 million as a Part 1 Loan. On June 12, 2019, the Company repaid the full principal, accrued interest, and early payoff fees and expenses associated with the Part 1 Loan through a payment of $11.0 million. The Company also waived the right to seek any additional advances and terminated the loan agreement in full.

Bird Rides, Inc.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020 AND 2019

In conjunction with the issuance of the Part 1 Loan, the Company issued Warrants to TCP for 0.1 million shares of the Company’s Series
C-1
Redeemable Convertible Preferred Stock exercisable upon any change of control, any equity financing, the maturity or repayment in full of all amounts due to the lenders, or any Initial Public Offering. The TCP Warrants are liability-classified instruments and its fair value is $0.5 million as of December 31, 2020.
Silicon Valley Bank Debt
On April 17, 2019, the Company entered into a credit agreement with Silicon Valley Bank for a growth capital advance of $10.0 million. Per the agreement, the loan was interest-only for the first
6-month
period with 30 equal monthly payments of principal and interest thereafter. On June 12, 2019, the Company repaid the full principal, accrued interest, and any early payoff fees and expenses associated with the Loan.
Deutsche Bank AG Debt and Warrants
On June 13, 2019, the Company entered into a credit agreement with Deutsche Bank AG (the “Lender” or “DB”) and Lucid Agency Services Limited as Administrative Agent to allow the Company to draw up to $45.0 million of Initial Term Loans. In addition, pursuant to a July 9, 2019 amendment that added Sequoia IDF Asset Holdings S.A. (“Sequoia”) as an incremental loan lender, the Company could draw up to $5.0 million of Incremental Term Loans (collectively, with the Initial Term Loans, the “Term Loans”). The Company drew down $45.0 million of Initial Term Loans and $5.0 million of Incremental Term Loans on June 13, 2019 and July 15, 2019, respectively, for a total of $50.0 million in Term Loans. The Term Loans bear interest at the London Interbank Offered Rate (“LIBOR”) plus a margin of 9.50% and is paid by the Company on a monthly basis. The maturity date of the Term Loans is December 13, 2021, and all borrowings thereunder will be due and payable then, unless the commitments are terminated earlier, or if an event of default occurs (or automatically in the case of certain bankruptcy-related events of default).
The credit agreement includes certain customary representations, warranties, affirmative and negative financial and nonfinancial covenants, event of default, and indemnification provisions. The primary negative covenant is the minimum liquidity, which requires the Company to maintain an unrestricted cash and cash equivalents balance of at least $30.0 million. The primary positive covenant is a requirement to provide deliverables to the Agent, including monthly reports within 30 days after the end of each fiscal month and audited annual financial statements at a specified time. Consistent with the terms outlined in the agreement, the Company made contractual principal payments totaling $18.8 million during the year ended December 31, 2020.
In conjunction with the Term Loans, the Company issued Warrants to the Lender (“DB Warrants”) for 0.2 million shares of the Company’s Series
C-1
Redeemable Convertible Preferred Stock exercisable upon any change of control, any equity financing, the maturity or repayment in full of all amounts due to the lenders, or any Initial Public Offering. The DB Warrants are liability-classified instruments because they can be sold back to the Company for cash at a value of $20.70 per share. The fair value of the warrants at inception was $5.0 million and was classified in Other Liabilities. The $5.0 million was treated as a debt discount against the $50.0 million of Term Loans and is accreted into Interest Expense on the consolidated statements of operations.
The Lender notified the Company of its intention to sell the DB Warrants back to the Company, and the Company settled $3.0 million of the DB Warrants on September 20, 2019 and settled the remaining $2.0 million on April 28, 2020.

Bird Rides, Inc.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020 AND 2019

We are in compliance with the terms of the credit agreement. The Company signed amendments to the credit agreement, the most recent of which was dated October 19, 2020. The amendments allow the Company to potentially avoid future amortization payments by satisfying performance tests related to city level profitability metrics in such future periods. The Company issued additional warrants (”2020 DB Warrants”) for shares of the Company’s Series D Redeemable Convertible Preferred Stock. The fair value of the additional warrants at inception were $0.6 million and were classified in Other Liabilities.
Interest expense on debt for the year ended December 31, 2020 is $6.8 million
.
As of December 31, 2020, the only debt outstanding is the amended DB debt.
Note 10 — Common and Preferred Stock (As Restated)
Common Stock
Our calculation of the common stock issued and outstanding has been revised to reflect the appropriate accounting for common stock subject to certain vesting requirements. The error primarily related to 33,750,000 shares of founder’s common stock granted at formation, which vest monthly over 4 years. The previously reported common stock issued and outstanding as of December 31, 2020 and 2019 of 54.9 million and 45.2 million shares, respectively, were incorrect and have been restated to 54.2 million and 34.8 million shares, respectively. The consolidated balance sheets and consolidated statements of redeemable convertible preferred stock and stockholders’ deficit have been restated to reflect the adjustments.
As of December 31, 2020 and 2019, the Company has authority to issue 275.0 million and 229.0 million shares of common stock with a par value of $0.000001 per share, respectively. Holders of common stock are entitled to dividends when and if declared by the Board of Directors, subject to the rights of the holders of all classes of Redeemable Convertible Preferred Stock outstanding having priority rights, and subject to the rights of the holders of all classes of Founders Convertible Preferred Stock outstanding having equal rights, to dividends. No dividends have been declared by the Board of Directors from inception through December 31, 2020. Restricted stock awards that have not vested are excluded from the shares of common stock issued and outstanding.
Founders Convertible Preferred Stock
As of December 31, 2020 and 2019, the Company has authority to issue 7.5 million shares of Founders Convertible Preferred Stock with a par value of $0.000001 per share. As of December 31, 2020 and 2019, there were 4.5 million shares of Founders Convertible Preferred Stock issued and outstanding.
Each holder of Founders Convertible Preferred Stock is entitled to the number of votes equal to the number of shares of common stock into which the shares held by such holder are convertible. Common stock, into which all series of preferred stock may be converted, are entitled to one vote for each share.
Holders of Founders Convertible Preferred Stock are entitled to dividends when and if declared by the Board of Directors, subject to the rights of the holders of all classes of preferred stock outstanding having priority rights, and subject to the rights of the holders of all classes of common stock outstanding having equal rights, to dividends. Such dividends are payable when and if declared by the Board of Directors and are noncumulative.
Each share of Founders Convertible Preferred Stock is convertible at the option of the holder into shares of common stock according to a conversion ratio, which is subject to adjustment for certain anti-dilutive share

Bird Rides, Inc.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020 AND 2019

adjustments. The number of shares of common stock into which a share of Founders Convertible Preferred Stock may be converted is determined by dividing $1 by the then-applicable conversion price, which is initially $1. The Founders Convertible Preferred Stock automatically converts into common stock at the then-applicable conversion price in the event of an underwritten public offering of shares of common stock with aggregate proceeds of no less than $30.0 million, net of underwriting discounts and commissions (“Qualified IPO”). The Founders Convertible Preferred Stock may also be converted upon the vote of a majority of the holders of the Founders Convertible Preferred Stock. As of December 31, 2020, each share of Founders Convertible Preferred Stock was convertible into one share of common stock.
In addition, if a share of Founders Convertible Preferred Stock is purchased by an investor in connection with the Company signing a purchase agreement to sell and issue subsequent preferred stock of the Company for equity financing purposes in exchange for cash, conversion or cancellation of indebtedness, or a combination of cash, conversion, or cancellation of debt (“Equity Financing”), then the Founders Convertible Preferred Stock will also convert at the conversion ratio into shares of the series of preferred stock that Company sold to investors in relation to the Equity Financing. The total number of shares of preferred shares into which the Founders Convertible Preferred Stock may be converted is determined by dividing one by the number of shares of common stock into which a share of preferred stock issued in relation to the Equity Financing is convertible. There were no conversions during the periods presented
The Company concluded that the Founders Convertible Preferred Stock including the embedded contingent conversion feature is in the scope of ASC 718.
The Founders Convertible Preferred Stock is not redeemable at the election of the holder. The Founders Convertible Preferred Stock does not have a mandatory redemption date.
Under the terms of the restated articles of incorporation, in the event of a liquidation, and after any distribution to holders of Series Seed, Series A, Series B, Series C, Series
C-1,
Series D, Series
D-1,
Series
D-2,
and Series
D-3
Redeemable Convertible Preferred Stock, any remaining assets available for distribution will be distributed to holders of the common stock and Founders Convertible Preferred Stock in a pro rata method.
Redeemable Convertible Preferred Stock
As of December 31, 2020, the Company has issued Series Seed , Series A , Series B , Series C , Series
C-1
, Series D , Series
D-1,
and Series
D-2
Redeemable Convertible Preferred Stock (collectively, “Redeemable Convertible Preferred Stock”).

Bird Rides, Inc.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020 AND 2019

The following table is a summary of each class of preferred stock as of December 31, 2020 (in thousands, except number of shares and per share amounts):

Series	Shares Authorized	Shares Issued and Outstanding	Liquidation Preference Per Share	Aggregate Liquidation Preference	Annual Dividend Per Share	Initial Conversion Price Per Share	Carrying Value of Preferred Stock
Seed redeemable convertible preferred stock	9,787,845	9,787,845	$0.4087	$4,000	$0.0327	$0.4087	$4,000
A redeemable convertible preferred stock	19,738,093	19,738,093	0.7335	14,477	0.0587	0.7335	14,477
B redeemable convertible preferred stock	31,466,331	31,466,331	3.1780	100,000	0.2542	3.1780	100,000
C redeemable convertible preferred stock	30,108,491	30,108,491	6.3489	191,156	0.3809	6.3489	148,556
C-1 redeemable convertible preferred stock	27,082,253	26,900,200	11.7455	315,956	0.7047	11.7455	315,956
D redeemable convertible preferred stock	44,000,000	33,866,620	$12.9177	$437,479	$0.7751	$12.9177	$437,479
D-1 redeemable convertible preferred stock	741,196	640,261	12.9177	8,271	0.7751	12.9177	8,271
D-2 redeemable convertible preferred stock	9,359,501	1,231,120	12.9177	15,903	0.7751	12.9177	15,903
D-3 redeemable convertible preferred stock	928,957	—	12.9177	—	0.7751	12.9177	—

Total Redeemable Convertible Preferred Shares	173,212,667	153,738,961		$1,087,242			$1,044,642

Bird Rides, Inc.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020 AND 2019

As of December 31, 2019, the Company has issued Series Seed , Series A , Series B , Series C , Series
C-1,
Series D, and Series
D-1
Redeemable Convertible Preferred Stock. The following table is a summary of each class of preferred stock as of December 31, 2019 (in thousands, except number of share and per share amounts):

Series	Shares Authorized	Shares Issued and Outstanding	Liquidation Preference Per Share	Aggregate Liquidation Preference	Annual Dividend Per Share	Initial Conversion Price Per Share	Carrying Value of preferred stock
Seed convertible preferred stock	9,787,845	9,787,845	$0.4087	$4,000	$0.0327	$0.4087	$4,000
A convertible preferred stock	19,738,093	19,738,093	0.7335	14,477	0.0587	0.7335	14,477
B convertible preferred stock	31,466,331	31,466,331	3.1780	100,000	0.2542	3.1780	100,000
C convertible preferred stock	30,108,491	30,108,491	6.3489	191,156	0.3809	6.3489	148,556
C-1 convertible preferred stock	27,082,253	26,900,199	11.7455	315,956	0.7047	11.7455	315,956
D convertible preferred stock	23,223,949	16,382,726	12.9177	211,627	0.7751	12.9177	211,627
D-1 convertible preferred stock	741,196	640,261	12.9177	8,271	0.7751	12.9177	8,271

Total Preferred Shares	142,148,158	135,023,946		$845,487			$802,887

With exception to holders of Series
D-1
Redeemable Convertible Preferred Stock which have no voting rights, each holder of preferred stock is entitled to the number of votes equal to the number of shares of common stock into which the shares held by such holder are convertible. Common stock, into which all series of preferred stock may be converted, are entitled to one vote for each share.
Holders of each Series Seed, Series A, Series B, Series C, and Series D Redeemable Convertible Preferred Stock may elect a holder of its related Series Redeemable Convertible Preferred Stock to the Company’s Board of Directors, as long as the shares of the related Series of Redeemable Convertible Preferred Stock remains outstanding. The Company must obtain approval from a majority of the holders of the then outstanding shares of preferred stock in order to liquidate, dissolve, or wind-up
the Company, effect any merger, consolidation or other liquidation transaction, amend, alter, or repeal the charter or bylaws of the Company, create or authorize any additional class or series of stock or increase the authorized shares of preferred stock unless the rights, preferences or privileges of such stock are junior to those of the existing preferred stock, reclassify, alter or amend any existing security if doing so would render such security senior to the preferred stock, purchase or redeem or pay a dividend or distribution on shares of capital stock, create or authorize the issuance of any debt security if aggregate indebtedness for borrowed money following such issuance exceeds $5.0 million, create or take action that results in holding any subsidiary other than a wholly owned subsidiary, or increase or decrease the authorized size of the Board of Directors.
The holders of Redeemable Convertible Preferred Stock are entitled to receive dividends at the rate stated in the table above. Such dividends are payable when and if declared by the Board of Directors and are noncumulative. The holders of Redeemable Convertible Preferred Stock shall be entitled to receive dividends prior and in

Bird Rides, Inc.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020 AND 2019

preference to any payment of any dividend on Founders Convertible Preferred Stock and common stock. No dividends have been declared by the Board of Directors from inception through December 31, 2020.
Each share of Redeemable Convertible Preferred Stock is convertible at the option of the holder according to a conversion ratio, which is subject to adjustment for certain anti-dilutive share adjustments. The number of shares of common stock into which a share of preferred stock may be converted is determined by dividing the original issuance price by the then-applicable conversion price, which is determined based on adjustments to the initial conversion price, as shown in the table above. The preferred stock automatically converts into common stock at the then-applicable conversion price in the event of a Qualified IPO. The preferred stock may also be converted upon the vote of a majority of the holders of the preferred stock. As of December 31, 2020, each share of Series Seed, A, B, C,
C-1,
D,
D-1,
and
D-2
Redeemable Convertible Preferred Stock was convertible into one share of common stock. As of December 31, 2019, each share of Series Seed, A, B, C,
C-1,
D, and
D-1
Redeemable Convertible Preferred Stock was convertible into one share of common stock.
The preferred stock is not redeemable at the election of the holder. However, the rights and preferences of the preferred stock provide for a deemed liquidation of the shares in the event of a change of control resulting from the sale or transfer of the Company’s securities, the merger of the Company, or upon the sale of more than a majority of the voting power of the Company, upon which a cash settlement shall be made to the preferred stockholders. Since redemption is outside of the control of the Company, the Redeemable Convertible Preferred Stock is presented in mezzanine equity. As the Redeemable Convertible Preferred Stock is currently redeemable, it is recorded at its maximum redemption amount at December 31, 2020. Changes in redemption value are recognized immediately as they occur. The preferred stock does not have a mandatory redemption date.
Under the terms of the restated articles of incorporation, in the event of a liquidation, and prior to any distribution to holders of Common Stock or Founders Convertible Preferred Stock, holders of Series Seed, Series A, Series B, Series C, Series
C-1,
Series D, Series
D-1,
and Series
D-2
Redeemable Convertible Preferred Stock are entitled to receive an amount per share equal to the liquidation preference.
Note 11 — Stock-based Compensation
The Company maintains the 2017 Equity Incentive Plan (“the Plan”), approved on May 10, 2017 and subsequently amended (most recently on November 5, 2019), which provides for the issuance of 46.1 million shares of incentive and nonqualified stock options to employees of the Company as of December 31, 2020. The Company’s stock options are considered equity classified awards.
Awards granted under the Plan are service-based awards, vesting over a total of four years pursuant to two different vesting schedules. Under one vesting schedule, the first vest is generally a one-year
cliff vest, followed by monthly vesting for the final three years. Under the second vesting schedule, the award vests on a monthly basis over the four-year vest term. The Plan allows for the early exercise of stock options if approved by the Board of Directors. Shares purchased pursuant to the early exercise of stock options are subject to repurchase until those shares vest. As a result, cash received in exchange for unvested shares exercised is recorded within current liabilities on the consolidated balance sheets and are reclassified to common stock and additional paid–in capital as the shares vest.
Shares issued in an early exercise of an option are not considered outstanding because the grantee is not entitled to the rewards of share ownership. Those shares are not shown as outstanding on the balance sheet and are excluded from basic EPS until the shares are no longer subject to a repurchase feature.

Bird Rides, Inc.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020 AND 2019

A summary of stock option activity for the years ended December 31, 2020 and December 31, 2019 is as follows (in number of shares, per share amounts, and years):

	Options Outstanding Number of Shares	Weighted-Average Exercise Price Per Share	Aggregate intrinsic value (in thousands)	Weighted-Average Remaining Contractual Life (in years)
As of January 1, 2019	10,686,041	$2.82	24,853	7.42

Granted	11,187,900	3.31
Exercised	(596,870)	(1.34)
Forfeited and Canceled	(3,557,844)	(2.83)
Expired	(104,085)	(3.08)

As of December 31, 2019	17,615,142	$2.64	12,800	8.07

Granted	12,724,256	0.18
Exercised	(5,516,282)	(0.16)
Forfeited and Canceled	(5,348,090)	(0.52)
Expired	(233,482)	(0.61)

As of December 31, 2020	19,241,544	$0.18	40,909	9.21

Vested and expected to vest as of December 31, 2020	19,241,544	0.18	40,909	9.21

Exercisable as of December 31, 2020	8,887,906	$0.16	18,925	8.99

Of the options included as exercised in the table above, 2.9 million and 0.3 million relate to early exercises during the years ended December 31, 2020 and December 31, 2019, respectively.
The Company granted approximately 4.8 million and 7.2 million fully vested shares of the Company’s Common Stock in the years ended December 31, 2020 and 2019, respectively, as compensation to the board members for services provided to the Company and recorded approximately $0.7 million and $24.1 million, in general and administrative expense in the years then ended.

Bird Rides, Inc.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020 AND 2019

During the years ended December 31, 2020 and December 31, 2019 the Company issued restricted stock awards to directors of the board. Of the awards issued, 4.8 million and 7.2 million restricted stock awards, respectively, all of which were not subject to vesting requirements. The other restricted stock awards outstanding were subject to vesting, generally monthly over 48 months, and a summary of the activity for the years ended December 31, 2020 and December 31, 2019 is as follows (in thousands, except for per share amounts):

	Number of Shares	Aggregate intrinsic value (in thousands)	Weighted Average Grant Date Fair Value
Nonvested at January 1, 2019	1,242,999	$6,165	$0.19
Granted	—		—
Vested	(438,705)		$0.19
Forfeited	—		—
Nonvested at December 31, 2019	804,294	$2,558	$0.19

Granted	—		—
Vested	(438,705)		$0.19
Forfeited	—		—

Unvested at December 31, 2020	365,589	$768	$0.19

Vested at December 31, 2020	1,433,847	$3,011	$0.19

The following table summarizes total stock-based compensation expense for the years ended December 31, 2020 and December 31, 2019 (in thousands):

	For the year ending December 31,
	2020	2019
Cost of revenue	$15	$20
Sales and marketing	895	778
Research and development	892	1,156
General and administrative	4,372	28,784

Total	$6,174	$30,738

Note 12 — Net Loss Per Share Attributable to Common Stockholders (As Restated)
As discussed in Note 10, our common stock issued and outstanding has been revised to reflect the appropriate accounting for common stock subject to certain vesting requirements. Accordingly, our calculation of basic and diluted loss per share for the twelve months ended December 31, 2020 and December 31, 2019 has been revised. Our previously reported basic and diluted weighted-average shares outstanding of 50,610 and 39,290, respectively were incorrect and have been restated to 42,483 and 24,054, respectively to reflect the appropriate calculation of weighted-average shares outstanding. Additionally, our previously reported basic and diluted loss per share of $4.11 and $9.86, respectively, were incorrect and have been restated to $4.90 and $16.11, respectively to exclude the shares that were unvested in the periods presented. The consolidated statements of operations have been restated to reflect the adjustments.
Basic loss per share is computed by dividing net loss attributable to common stockholders by the weighted-average number of common shares outstanding during the period without consideration for common stock equivalents. Diluted net loss per share attributable to common stockholders is computed by dividing net income

Bird Rides, Inc.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020 AND 2019

by the weighted-average number of common shares outstanding during the period and potentially dilutive common stock equivalents, including stock options, restricted stock units, warrants to purchase redeemable convertible preferred stock, redeemable convertible preferred stock, and Founders convertible preferred stock, except in cases where the effect of the common stock equivalent would be antidilutive. Potential common stock equivalents consist of common stock issuable upon exercise of stock options and vesting of restricted stock units using the treasury stock method. For periods of net loss, basic and diluted earnings per share are the same as the effect of the assumed exercise of warrants, stock options, and vesting of restricted stock units is anti-dilutive.
Since the Company was in a loss position for the years ended December 31, 2020 and 2019, basic net loss per share was the same as diluted net income per share for the periods presented. The following table presents the calculation of basic and diluted net loss per share attributable to common stockholders for the years ended December 31, 2020 and December 31, 2019 (in thousands, number of shares, and per share amounts):

	Years Ended December 31,
	2020	2019
Numerator:
Net loss attributable to common stockholders	$(208,230)	$(387,482)
Denominator:
Basic and diluted weighted-average shares outstanding	42,483	25,054
Loss per share:

Basic and diluted loss per share	$(4.90)	$(16.11)

The following potentially dilutive outstanding securities were excluded from the computation of diluted net loss per share because their effect would have been anti-dilutive for the periods presented:

	Years Ended December 31,
	2020	2019
Redeemable convertible preferred shares	153,739	135,024
Founders Preferred	4,540	4,540
Unvested common stock shares	4,584	13,461
Stock Options	19,242	17,615
Early Exercises of Stock Options	2,866	316
Warrants to purchase redeemable convertible preferred stock	107	310

Total	185,078	171,266

Note 13 — Commitments and Contingencies
Operating Leases
As of December 31, 2020, the Company had operating lease agreements for its facilities in various locations throughout the U.S., as well as around the world, which expire at various dates through 2025. The terms of the lease agreements provide for fixed rental payments on a gradually increasing basis over the term of the lease. Lease terms for the Company’s operating leases are between one month and 7 years. For its primary operating leases, the Company can, after the initial lease term, renew its leases under right of first offer terms at fair value

Bird Rides, Inc.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020 AND 2019

at the time of renewal. The Company’s primary operating leases also include termination options. The Company is not reasonably certain to exercise its renewal and termination options.
Future minimum lease payments under the Company’s operating lease agreements with initial or remaining noncancelable lease terms in excess of one year as of December 31, 2020 were as follows (in thousands):

Year Ending December 31,	Future Minimum Lease Payments
2021	$4,886
2022	4,298
2023	3,148
2024	1,348
2025	46
Thereafter	—

Total future lease payments	$13,726

The table above does not reflect the Company’s option to exercise early termination rights or the payment of related early termination fees. Lease incentives reduce lease payments in the table above in the period in which they are expected to be received.
Rent expense, primarily for leased office space under the operating lease commitments, was $12.4 million and $13.9 million for the years ended December 31, 2020 and December 31, 2019, respectively.
Purchase Commitments
The Company has commitments related to vehicles, software, hosting services, and other items in the ordinary course of business with varying expiration terms through 2024. These amounts are determined based on the non-cancelable
quantities or termination amounts to which the Company is contractually obligated. As of December 31, 2020, the Company has future minimum payments for purchase commitments related to vehicles of $3.6 million. Vehicle purchase commitments generally have terms of 12 months or less.
The Company purchased $5.6 million and $0.4 million under these purchase commitments related to software and hosting services during the year ended December 31, 2020 and December 31, 2019, respectively. As of December 31, 2020, the Company has future minimum payments for purchase commitments related to software and hosting services as follows:

Year Ending December 31,	Future Minimum Payments
2021	$6,014
2022	6,238
2023	6,600
2024	7,260
2025	—

Total	$26,112

Debt Payments
The Company has commitments related to a credit agreement with Deutsche Bank AG (the “Lender” or “DB”) and Lucid Agency Services Limited as Administrative Agent. The Company has future minimum payments due by December 31, 2021 of $31.2 million on the debt principal.

Bird Rides, Inc.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020 AND 2019

Litigation and Indemnifications
The Company is occasionally involved in legal proceedings, claims, and regulatory, indirect tax examinations or government inquiries and investigations that may arise in the ordinary course of business. Certain of these matters include speculative claims for substantial or indeterminate amounts of damages. The Company records a liability when the Company believes that it is both probable that a loss has been incurred and the amount can be reasonably estimated. If the Company determines that a loss is reasonably possible and the loss or range of loss can be estimated, the Company discloses the possible loss in the consolidated financial statements.
The Company reviews the developments in contingencies that could affect the amount of the provisions that have been previously recorded. The Company adjusts provisions and changes to disclosures accordingly to reflect the impact of negotiations, settlements, rulings, advice of legal counsel, and updated information. Significant judgment is required to determine both the probability and the estimated amount of loss.
The Company is not a party to any outstanding material litigation and management is currently not aware of any legal proceedings that, individually or in the aggregate, are deemed to be material to the Company’s financial condition or results of operations. However, the outcome of litigation, indirect tax examinations and investigations are inherently uncertain. Therefore, if one or more of these matters were resolved against the Company for amounts in excess of management’s expectations, the Company’s results of operations and financial condition, including in a reporting period in which any such outcome becomes probable and estimable, could be materially adversely affected.
Note 14 — Related Party Transactions
The Company had no related party transactions for the years ended December 31, 2020 and 2019.
Note 15 — Segment Information
The Company determines its operating segments based on how the chief operating decision maker (CODM) manages the business, allocates resources, makes operating decisions and evaluates operating performance. The CODM does not evaluate operating segments using asset information and, accordingly, the Company does not report asset information by segment. The Company does not aggregate its operating segments into reportable segments. Accordingly, the Company has identified three reportable segments, which are organized based on the geographic areas in which it conducts business, as follows:

Segment	Description
North America (NA)	Includes Canada and the United States

Europe, Middle East & Africa (EMEA)	Includes all countries within the EU, UK, and countries within the Middle East

Other	Includes South America, China, Mexico, Australia, New Zealand
The Company’s segment operating performance measure is gross margin. Gross margin is defined as revenue less the following expenses: cost of revenue exclusive of depreciation and depreciation on revenue earning vehicles.

Bird Rides, Inc.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020 AND 2019

The following table provides information about the Company’s segments and a reconciliation of the total segment gross margin to loss from operations for the years ended December 31, 2020 and 2019 (in thousands):

	Year Ended December 31,
	2020				2019
	NA	EMEA	Other	Total Segments	NA	EMEA	Other	Total Segments
Revenues:
Sharing	$57,704	22,198	39	79,941	$108,260	31,229	959	140,448
Product sales	12,213	2,275	172	14,660	6,951	3,063	62	10,076

Total Revenues	69,917	24,473	211	94,601	115,211	34,292	1,021	150,524
Cost of sharing	(40,532)	(30,339)	(757)	(71,628)	(118,239)	(33,521)	(1,886)	(153,646)
Cost of product sales	(14,220)	(8,324)	(172)	(22,716)	(16,060)	(4,180)	(79)	(20,319)
Depreciation on revenue earning vehicles	(11,456)	(11,929)	(406)	(23,791)	(88,021)	(19,919)	(4,294)	(112,234)

Gross margin	$3,709	(26,119)	(1,124)	(23,534)	$(107,109)	(23,328)	(5,238)	(135,675)

Reconciling items:
Total expenses				$(184,632)				$(251,531)
Loss before income taxes				$(208,166)				$(387,206)
Note 16 — Subsequent Events
The Company evaluated its financial statements for subsequent events through May 12, 2021, the date the financial statements were issued. The Company is aware of the following subsequent events as discussed below:
On January 26, 2021, all prior outstanding shares of Series Seed Preferred Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series
C-1
Preferred Stock, Series D Preferred Stock, Series
D-1
Preferred Stock and Series
D-2
Preferred Stock (the “Prior Preferred Stock”) were converted into common stock via a restated certificate of incorporation, which also authorized 191,560,656 shares of Preferred Stock of the Company and designated 37,500,000 shares as senior preferred stock (“Senior Preferred Stock”).
On the same date (and in continuing closings through April 20, 2021), the Company entered into a purchase agreement with certain investors (“Senior Preferred Stock Investors”) to allow such investors to purchase Senior Preferred Stock at $10.00 per share. In conjunction with the purchase, Senior Preferred Stock investors who purchased more than their assigned pro rata portion of existing investment in the Company (“Pro Rata Portion”) would be issued warrants (“Warrants”) exercisable for a number of Senior Preferred Stock purchased in excess of the Pro Rata Portion, scaling up from 0 to 100% on the delta between pro-rata
and super
pro-rata
participation . To the extent those Senior Preferred Stock Investors purchased at least their Pro Rata Portion and also held Prior Preferred Stock, the Company entered into an exchange agreement (“Exchange Agreement”) that would allow such existing holders of Prior Preferred Stock to exchange the common shares received in conversion of Prior Preferred Stock back into an equal number of Preferred Stock in a mirroring class with the same rights (including liquidation preference) as the Preferred Stock such investors held prior to conversion (such exchange preferred stock, “Preferred Stock Prime”). Existing holders of Prior Preferred Stock who failed to purchase at least their Pro Rata Portion of Senior Preferred Stock did not exchange their shares for Preferred Stock Prime, and such former preferred shares remained converted to common. We believe the recapitalization of the Company would be considered a related party transaction.
On April 27, 2021, the Company’s wholly consolidated special purpose vehicle entity (“SPV”) entered into a credit facility with Apollo Investment Corporation and MidCap Financial Trust (each managed or advised by

Bird Rides, Inc.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020 AND 2019

Apollo Capital Management, L.P., or its affiliates) (“Apollo”) to allow the Company to borrow up to $40.0 million term of loans at LIBOR + 900 bps, subject to a 1.00% LIBOR floor. The borrowings under the credit facility will be secured by vehicles contributed by the Company into the SPV . The revenues generated by the vehicles in the SPV will be used to repay the corresponding loan collateralized by such vehicles. Vehicles in the SPV may be transferred out of the SPV upon repayment of the loan.
On April 27, 2021, the Company repaid the outstanding principal balance on the Term Loans of $31.2 million, including accrued and unpaid interest. The Company recognized a loss of $2.3 million upon extinguishment due to the write-off
of the debt discount.
On May 11, 2021, the Company entered into a Business Combination Agreement with Switchback II Corporation (“Switchback”), a Special Purpose Acquisition Company. The contemplated merger with Switchback would provide all holders of common and preferred stockholder to receive common stock of the continuing public company, which will be a wholly owned subsidiary of Bird Holdings. The proposed transaction is expected to be completed in the third quarter of 2021, subject to, among other things, the approval by Switchback’s shareholders, satisfaction of the conditions stated in the merger agreement and other customary closing conditions. There is no assurance that the transaction will be ultimately be completed.

To the Stockholders of
LMTS Holding, SCA (dba Circ)
Berlin, Germany
INDEPENDENT AUDITORS’ REPORT
We have audited the accompanying consolidated financial statements of LMTS Holding, SCA (dba Circ) (the Company), which comprise the consolidated balance sheets as of December 31, 2019 and 2018, and the related consolidated statements of operations, comprehensive loss, shareholders’ equity (deficit) and cash flows for the years then ended, and the related notes to the consolidated financial statements.
Management’s Responsibility for the Consolidated Financial Statements
Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.
Auditors’ Responsibility
Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, based on our audit, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of LMTS Holding, SCA as of December 31, 2019 and 2018, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.
Emphasis-of-Matter –
Share Purchase Agreement
As discussed in Note 1 to the consolidated financial statements, on January 21, 2020, the Company entered into a Share Purchase Agreement and sold all of its outstanding shares of capital stock. Our opinion is not modified with respect to that matter.
/s/ Frank, Rimerman + Co. LLP
San Francisco, California
November 18, 2020, except for Note 10,
as to which the date is July 15, 2021

LMTS HOLDING, SCA
CONSOLIDATED BALANCE SHEETS
(In thousands, except number of share amounts)

	December 31,
	2019	2018
Assets
Current assets
Cash	€3,636	€4,700
Prepaid expenses & other current assets	82	—

Total current assets	3,718	4,700
Property and equipment, net	1,152	83
Vehicles, net	9,300	6,448

Total assets	€14,170	€11,231

Liabilities and Shareholders’ (deficit) equity
Current liabilities
Accounts payable	€187	€—
Notes payable and payables to related parties	37,063	—
Other current liabilities	894	44

Total current liabilities	38,144	44

Total liabilities	38,144	44
Shareholders’ (deficit) equity
General partner share, €1 par value, 1 share issued and outstanding	—	—
Common stock, €1 par value, 37,500 shares issued and outstanding	38	38
Preferred shares — Series A, €1 par value, 18,093 shares issued and outstanding at 12/31/19 and 10,903 issued and outstanding at 12/31/18	18	11
Accumulated deficit	(82,029)	(4,420)
Additional paid-in capital	58,097	15,559
Accumulated other comprehensive loss	(98)	(1)

Shareholders’ (deficit) equity	(23,974)	11,187

Total liabilities and Shareholders’ (deficit) equity	€14,170	€11,231

See accompanying Notes to the Consolidated Financial Statements.

LMTS HOLDING, SCA
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands)

	December 31,
	2019	2018
Revenue	€21,324	€—
Expenses
Cost of revenue, exclusive of depreciation	14,557	312
Depreciation of vehicles	26,156	137
General & administrative	42,819	509
Selling & marketing	3,588	85
Research & development	4,740	21
Other operating expenses	6,784	301

Total expenses	98,644	1,365

Loss from operations	(77,320)	(1,365)
Other income / (expense)	319	(3,055)
Interest expense	(608)	—

Loss before income taxes from operations	(77,609)	(4,420)
Provision for income taxes	—	—

Net loss	€(77,609)	€(4,420)

See accompanying Notes to the Consolidated Financial Statements.

LMTS HOLDING, SCA
CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(In thousands)

	December 31,
	2019	2018
Net loss	€(77,609)	€(4,420)
Other comprehensive loss, net of tax:
Change in currency translation adjustment	(97)	(1)

Other comprehensive loss	(97)	(1)

Total Comprehensive Loss	€(77,706)	€(4,421)

See accompanying Notes to the Consolidated Financial Statements.

LMTS HOLDING, SCA
CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY (DEFICIT)
(In thousands, except number of share amounts)

	General Partner		Common Stock		Preferred Series A Stock
	Amount (Par)	Shares	Amount (par)	Shares	Amount (par)	Shares	Additional Paid-in Capital	Accumulated Other Comprehensive Loss	Accumulated Deficit	Total Stockholders’ Equity (Deficit)
Balances at December 31, 2017	€—	—	€—	—	€—	—	€—	€—	€—	€—
Net loss	—	—	—	—	—	—	—	—	(4,420)	(4,420)
Issuance of common stock	—	1	—	37,500	—	—	—	—	—	38
Issuance of preferred stock	—	—	—	—	—	10,903	15,559	—	—	15,570
Other comprehensive loss	—	—	—	—	—	—	—	(1)	—	(1)

Balances at December 31, 2018	—	1	—	37,500	—	10,903	15,559	(1)	(4,420)	11,187
Net loss	—	—	—	—	—	—	—		(77,609)	(77,609)
Issuance of preferred stock	—	—	—	—	—	7,190	42,538	—	—	42,545
Other comprehensive loss	—	—	—	—	—	—	—	(97)	—	(97)

Balances at December 31, 2019	€—	1	€—	37,500	€—	18,093	€58,097	€(98)	€(82,029)	€(23,974)

See accompanying Notes to the Consolidated Financial Statements.

LMTS HOLDING, SCA
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	December 31,
	2019	2018
Cash flows from operating activities:
Net loss	€(77,609)	€(4,420)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	26,616	143
Changes in operating assets and liabilities:
Prepaid expenses and other assets	(82)	—
Accounts payable	187	—
Other current liabilities	850	44

Net cash used in operating activities	(50,038)	(4,233)

Cash flows from investing activities:
Purchases of property and equipment	(1,529)	(89)
Purchases of vehicles	(29,008)	(6,585)

Net cash used in investing activities	(30,537)	(6,674)

Cash flows from financing activities:
Proceeds from issuance of notes payable	37,063	12,200
Proceeds from issuance of preferred stock	42,546	3,370
Proceeds from issuance of common stock	—	38

Net cash provided by financing activities	79,609	15,608

Effect of exchange rate changes on cash	(98)	(1)
Net (decrease) increase in cash during the period	(1,064)	4,700
Beginning of period	4,700	—

End of Period	€3,636	€4,700

Supplemental disclosures of cash flow information:
Non-cash investing and financing activities:
Conversion of Convertible Debt to Series A Preferred Shares	€—	€12,200
Cash paid for:
Interest	€10	€—
See accompanying Notes to the Consolidated Financial Statements.

LMTS Holding, SCA
Notes to the Consolidated Financial Statements
December 31, 2019 and 2018

Note 1 — Description of Business and Sale of Capital Stock
LMTS Holding, SCA (“Circ,” “the Company,” “our,” and “we”) was incorporated in 2018 and is headquartered in Berlin, Germany. Circ offers micromobility options to customers for commuting and leisure. With tens of thousands of scooters in operation, Circ offers micromobility throughout Europe, the Middle East, and Asia.
Sale of Capital Stock
On January 21, 2020, the Company entered into a Share Purchase Agreement to sell all of its capital stock to Bird Rides, Inc. (“Bird”), and became a wholly-owned subsidiary of Bird upon completion of the merger.
Note 2 — Summary of Significant Accounting Policies
Basis of Presentation
The consolidated financial statements and accompanying notes are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. Intercompany accounts and transactions have been eliminated.
Use of Estimates
The preparation of consolidated financial statements and accompanying notes in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the consolidated financial statements, the reported amounts of revenues and expenses during the reporting period, and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements. On an ongoing basis, management evaluates estimates which are subject to significant judgment including those related to useful lives associated with vehicles and impairment of other property and equipment. Actual results could differ materially from those estimates.
Cash
Cash is comprised of cash and cash clearing accounts. The Company generally does not make short-term investments in cash equivalents, marketable securities or other liquid securities.
Income Taxes
The Company accounts for income taxes using the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company’s consolidated financial statements. In estimating future tax consequences, generally all expected future events other than enactments or changes in the tax law or rates are considered.
The Company accounts for uncertainty in tax positions recognized in the consolidated financial statements by recognizing a tax benefit from an uncertain tax position when it is more likely than not that the position will be sustained upon examination, including resolutions of any related appeals or litigation processes, based on the technical merits. Income tax positions must meet a more-likely-than-not
recognition threshold at the effective date to be recognized.

LMTS Holding, SCA
Notes to the Consolidated Financial Statements
December 31, 2019 and 2018

Valuation allowances are established when necessary to reduce deferred tax assets to the amounts that are more-likely-than-not
expected to be realized based on the weighting of positive and negative evidence. Future realization of deferred tax assets ultimately depends on the existence of sufficient taxable income within the carryback or carryforward periods available under the applicable tax law. The Company regularly reviews the deferred tax assets for recoverability based on historical taxable income, projected future taxable income, the expected timing of the reversals of existing temporary differences, and tax planning strategies. The Company’s judgment regarding future profitability may change due to many factors, including future market conditions and the ability to successfully execute the business plans and/or tax planning strategies. Should there be a change in the ability to recover deferred tax assets, the Company’s income tax provision would increase or decrease in the period in which the assessment is changed.
The Company recognizes accrued interest and penalties related to unrecognized tax benefits in the provision for (benefit from) income taxes in the consolidated statements of operations.
Property and Equipment, net
Property and equipment are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the related assets, which range from two to five years as shown in the table below.

Property and Equipment	Useful Life (Years)
Desktop Computer Equipment and Helmets	2
Furniture and Fixtures and Other	3
Vehicles, net
Vehicles represent scooters that have been made available to customers for rental purposes. The Company depreciates vehicles straight-line over the course of six months based on historical usage data. Depreciation expense is expensed as incurred.
Evaluation of Long-Lived Assets for Impairment
The Company evaluates its
held-and-used
long-lived assets for indicators of possible impairment when events or changes in circumstances indicate the carrying amount of an asset or asset group (collectively, the “asset group”) may not be recoverable. The Company measures the recoverability of the asset group by comparing the carrying amount of such asset groups to the future undiscounted cash flows it expects the asset group to generate. If the Company considers the asset group to be impaired, the impairment to be recognized equals the amount by which the carrying value of the asset group exceeds its fair value. The Company has not recorded any impairment loss of its long-lived assets during the years ended December 31, 2019 and December 31, 2018.
Notes Payable and Payables to Related Parties
During the year ended December 31, 2019, the Company issued €37.1 million in notes, the majority of which are convertible notes, which were accounted for as a liability at amortized cost. During the year ended December 31, 2018, the Company issued €12.2 million in convertible notes, which were accounted for as a liability at amortized cost prior to conversion. On December 27, 2018, the Company converted all outstanding convertible notes into Series A Preferred Stock with a loss recognized upon conversion for €3.0 million.

LMTS Holding, SCA
Notes to the Consolidated Financial Statements
December 31, 2019 and 2018

Fair Value Measurements
Generally accepted accounting principles define fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants in the principal market or, if none exists, the most advantageous market, for the specific asset or liability at the measurement date (referred to as the “exit price”). Fair value is a market-based measurement that is determined based upon assumptions that market participants would use in pricing an asset or liability, including consideration of nonperformance risk.
The Company discloses and recognizes the fair value of its assets and liabilities using a hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. This hierarchy indicates the extent to which inputs used in measuring fair value are observable in the market.
Level 1: Inputs that reflect quoted prices for identical assets or liabilities in active markets that are observable.
Level 2: Inputs other than quoted prices included in Level 1 that are observable either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.
Level 3: Inputs that are unobservable to the extent that observable inputs are not available for the asset or liability at the measurement date and include management’s judgment about assumptions market participants would use in pricing the asset or liability.
The carrying amounts of our financial instruments, accounts payable, financial liabilities, and other current liabilities, approximate their respective fair values due to their short-term nature.
Revenue Recognition
The Company enables users to participate in the Company’s vehicle rideshare service. To use a vehicle, the user contracts with the Company via acceptance of the Circ user agreement and pays for the ride from its preloaded wallet balance, or on a per-ride
basis. The user must use the mobile application (“App”) to access the shared vehicles and must end the ride on the App to conclude the trip at the user’s discretion. The Company is responsible for providing access to the vehicles over the user’s desired period of use. The Company accounts for these rental revenues as operating lease revenue pursuant to ASC 840, Leases, and records revenue upon completion of each ride.
Foreign Currency Translations and Transactions
The reporting currency of the Company is the Euro. The functional currency of our foreign operations generally is the applicable local currency for each foreign subsidiary. Assets and liabilities of foreign subsidiaries are translated into Euros at the exchange rate on the balance sheet date. Revenues and expenses of foreign subsidiaries are translated at the average exchange rate during the period. Translation gains or losses are included as a component of accumulated other comprehensive loss in the accompanying consolidated statement of stockholders’ equity (deficit). Transaction gains or losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are reflected in our consolidated statements of operations as unrealized (based on the applicable period end exchange rates) or realized upon settlement of the transactions.

LMTS Holding, SCA
Notes to the Consolidated Financial Statements
December 31, 2019 and 2018

Note 3 — Property and Equipment, net
The Company’s property and equipment, net consists of the following (in thousands):

	December 31,
	2019	2018
Desktop Computer Equipment	€1,093	€87
Helmets	382	—
Furniture & Fixtures	13	2
Other	130	—
Less: Accumulated Depreciation	(466)	(6)

Total property and equipment, net	€1,152	€83

Depreciation expense on property and equipment, excluding amounts related to vehicles noted below, was €0.5 million and €0.0 million for the years ended December 31, 2019 and December 31, 2018, respectively.
Note 4 — Vehicles, net
The Company’s vehicles, net consists of the following (in thousands):

	December 31,
	2019	2018
Vehicles	€35,456	€6,584
Less: Accumulated depreciation	(26,156)	(136)

Total vehicles, net	€9,300	€6,448

Depreciation expense relating to vehicles was €26.2 million and €0.1 million for the years ended December 31, 2019 and December 31, 2018, respectively.
Note 5 — Income Taxes
Components of the income tax provision are not presented because the provision was zero for the years ended December 31, 2019 and December 31, 2018. The following is a reconciliation of the statutory income tax rate to the Company’s effective tax rate for the years ended December 31, 2019 and December 31, 2018:

	December 31,
	2019	2018
Statutory income tax rate	24.94%	26.01%
Tax rate differential	1.97%	(0.24%)
Permanent Items	(0.44%)	(0.02%)
Change in Tax Rate	(0.05%)	—
Change in Valuation Allowance	(26.42%)	(25.75%)

Effective Income Tax Rate	—	—
The effective tax rate is different than the statutory tax rate primarily due to a full valuation allowance on the Company’s deferred tax assets.

LMTS Holding, SCA
Notes to the Consolidated Financial Statements
December 31, 2019 and 2018

Deferred income taxes consist of the following (in thousands):

	December 31,
	2019	2018
Deferred Tax Assets
Net Operating Loss Carryforwards	€22,345	€1,577
Depreciation	(742)	(439)

Total Gross Deferred Tax Assets	21,603	1,138
Less: Valuation Allowance	(21,603)	(1,138)

Net Deferred Tax Assets	€—	€—

Deferred Tax Liabilities
Total Deferred Tax Liabilities	€—	€—

Net Deferred Income Taxes	€—	€—

For the years ended December 31, 2019 and December 31, 2018, the Company has a full valuation allowance against its deferred tax assets. The Company analyzed all sources of available income and determined they do not have sufficient evidence to support the realizability of its deferred tax assets. The Company does not believe it is more likely than not to realize the benefits of the deferred assets. For the years ended December 31, 2019 and December 31, 2018, the Company has a valuation allowance of €21.6 million and €1.1 million respectively against its deferred tax assets. The Company will continue to assess the realizability of its deferred tax assets in future reporting periods and reduce the valuation allowance at such time as management believes it is more likely than not that the deferred tax assets will be realized.
For the years ended December 31, 2019, the Company has net operating loss carryforwards of €22.3 million.
The Company and its subsidiaries file tax returns in various jurisdictions. All tax periods for all jurisdictions since the Company’s inception in 2018 are currently subject to income tax examination.
For the years ended December 31, 2019, the Company’s major tax jurisdictions included China, Germany, Luxembourg, Portugal, Belgium, and France. The Company’s open tax years in those jurisdictions are 2019 and 2018.
Note 6 — Notes Payable and Payables to Related Parties
During the year ended December 31, 2019, in order to support its daily operations and to secure required working capital, the Company issued convertible loans amounting to €36.3 million to equity holders, members of the Supervisory Board, and the Company’s general partner. Of the €36.3 million convertible loans issued, €22.8 million were issued in July 2019, with a repayment date of June 30, 2020 and an annual interest rate of 5%, €5.4 million were issued in October 2019 and €8.1 million were issued in November of 2019, with same repayment and interest terms.
The loans are convertible into shares of the Company’s Series A Preferred Stock. Each lender agrees to convert any outstanding loan amounts in the case of specified events set forth in the investment and shareholders’ agreements. Alternatively, lenders have the option to exercise their conversion right in the case of a) a financing round, b) an event of default, or c) the repayment date of June 30, 2020. As of the year ended December 31, 2019, €36.3 million of the related-party convertible loans are outstanding.

LMTS Holding, SCA
Notes to the Consolidated Financial Statements
December 31, 2019 and 2018

Previously, during the year ended December 31, 2018, convertible loans were issued to equity holders, members of the Supervisory Board, and the Company’s general partner in the amount of €12.2 million with no annual interest rate. Pursuant to accession agreements during January 2019, an additional €7.3 million of funding was provided. All loans, both those under the convertible loan agreement and subsequent accessions, were converted to Series A Preferred Stock on December 27, 2018. As of the year ended December 31, 2018, none of the related-party convertible loans were outstanding.
Note 7 — Common and Preferred Stock
Common Stock
For the year ended December 31, 2019, the Company has issued 37,500 shares of Common Stock with a par value of €1.00 per share. Holders of Common Stock are entitled to dividends when and if declared by the Board of Directors, subject to the rights of the holders of all classes of Preferred Stock outstanding having priority rights. As of the year end December 31, 2019, there were 37,500 shares of common stock issued and outstanding.
Preferred Stock
For the year ended December 31, 2019, the Company has issued 18,093 shares of Series A Preferred Stock with a par value of €1.00 per share. The classes of stock are classified in permanent equity. The Company has issued €15.0 million (5,512 shares), €5.0 million (1,644 shares), and €35.0 million (10,937 shares) worth of Series A stock in classes A1, A2, and A3 respectively.
For the year ended December 31, 2018, the Company has issued 10,903 shares of Series A Preferred Stock with a par value of €1.00 per share related to the conversion of convertible loans issued during 2018.
Holders of Series A Preferred Stock have the right to nominate one member to participate in Supervisory Board decisions, whose members have voting rights related to specifically-defined actions of the Company. Holders of Series A Preferred Stock may also vote at shareholders’ meetings regarding specifically defined extraordinary shareholder matters, where an affirmative vote of more than 50% of issued share capital is required for the passage of any resolutions.
All shareholders are entitled to dividends when and if declared by the Board of Directors. Distributions, if they occur, will be made pro-rata
to respective shareholding in the Company on the date of distribution, subject to specifics related to shares issued to management and senior executive team, set forth in the investment and shareholders’ agreement. No dividends have been declared by the Board of Directors from inception through the year ended December 31, 2019.
Under the terms of shareholder’s agreement, in the event of a liquidation prior to another qualifying round, holders of Series A Preferred Stock are entitled to receive an agreed upon per share amount specified in the agreement. After payments are made at preferred level, the remaining exit proceeds will be allocated pro rata to participation across the common level.

LMTS Holding, SCA
Notes to the Consolidated Financial Statements
December 31, 2019 and 2018

Note 8 — Commitments and Contingencies
As of the year ended December 31, 2019, the Company had operating lease agreements for its facilities in various locations throughout Europe, as well as around the world. The components of lease costs, which consist of rent expense for leased office space, during the year ended December 31, 2019 and 2018 were as follows (in thousands):

	December 31,
	2019	2018
Short-term lease expense	€113	€—
Long-term lease expense	2,659	24

Total lease-related costs	€2,772	€24

Note 9 — Related Party Transactions
During the year ended December 31, 2019, convertible loans were issued to equity holders, members of the Supervisory Board, and the Company’s general partner in the amount of €36.3 million. As of the year ended December 31, 2019, €36.3 million of the related-party convertible loans are outstanding.
During the year ended December 31, 2018, convertible loans were issued to equity holders, members of the Supervisory Board, and the Company’s general partner, in the amount of €12.2 million that were subsequently converted to Series A Preferred Stock. As of the year ended December 31, 2018, none of the related-party convertible loans are outstanding.
Further, during the year ended December 31, 2019, cash transfers between entities under common control of the Company totaled €2.6 million. There were no cash transfers between entities during the year ended December 31, 2018.
Note 10 — Subsequent Events
The Company evaluated its financial statements for subsequent events through November 16, 2020, except for Note 10, as to which the date is July 15, 2021, the date the financial statements were available to be issued. The Company is aware of the following subsequent events as discussed below:
Acquisition by Bird Rides, Inc.
On January 21, 2020, the Company entered into a Share Purchase Agreement with Bird such that the Company’s tangible and intangible net assets were to be acquired by Bird via a sale of all of the Company’s equity for €174.4 million of Bird equity. The transaction closed on January 27, 2020. Included within the purchase was approximately €60.0 million of cash. Bird is a micro mobility company based in Santa Monica, California, with operations worldwide.
In conjunction with and as a precedent to the acquisition, the Company issued 69,001 shares of Series B Preferred Stock with a par value of €1.00 per share. The shares were issued in exchange for approximately €60.0 million in cash, which in turn would be acquired by Bird.
As a result of the acquisition, the Company terminated substantially all leases during the year 2020, some of which resulted in penalties of $0.1 million.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 13. Other Expenses of Issuance and Distribution.
The following table sets forth the estimated expenses to be borne by the registrant in connection with the issuance and distribution of the securities being registered hereby. All of such expenses are estimates, other than the filing fee payable to the U.S. Securities and Exchange Commission (the “SEC”).

SEC registration fee		$114,599.21
Accounting fees and expenses		*
Legal fees and expenses		*
Financial printing and miscellaneous expenses		*
Total	$	*

*	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be determined at this time.
Item 14. Indemnification of Directors and Officers.
Section 145(a) of the General Corporation Law of the State of Delaware (the “DGCL”) provides, in general, that a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit, or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.
Section 145(b) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue, or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or other adjudicating court shall deem proper.
Section 145 of the DGCL further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit, or proceeding referred to in Section 145(a) or (b) of the DGCL, or in defense of any claim, issue, or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 of the DGCL shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 of the DGCL shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of such person’s heirs, executors, and administrators. Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL.
Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.
Additionally, the Amended and Restated Certificate of Incorporation of Bird Global, Inc. (the “Company”) and Amended and Restated Bylaws of the Company limit the liability of the Company’s directors to the fullest extent permitted by the DGCL, and provide that the Company will indemnify its directors to the fullest extent permitted by the DGCL. The Company is party to indemnification agreements with each of its directors and executive officers. These agreements provide that the Company will indemnify each of its directors and such officers to the fullest extent permitted by law and the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, and will provide for advancement of expenses incurred as a result of any proceeding against them as to which they could be indemnified.
The Company maintains a general liability insurance policy, which covers certain liabilities of the Company’s directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.
Item 15. Recent Sales of Unregistered Securities.
The following list sets forth information as to all of the Company’s securities sold in the last three years which were not registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”). The descriptions of these issuances are historical and have not been adjusted to give effect to the Business Combination. Capitalized terms used and not defined in this Item 15 have the meaning given to them in the prospectus which forms a part of this registration statement.

•
On May 10, 2021, the Company issued 100 shares of its common stock, par value $0.000001 per share, to Bird Rides, Inc. in exchange for the payment of all expenses of the Company incurred through that date related to its organization.

•
On November 3, 2021, the Company issued an aggregate of 7,906,250 shares of its Class B common stock to the Sponsor and certain of Switchback’s independent directors, Ray Kubis, and Precious Williams Owodunni, in exchange for such holders’ Class B ordinary shares. This exchange took place on a private placement basis simultaneously with the consummation of the Domestication Merger.

•
On November 4, 2021, the Company issued 16,000,000 shares of Class A common stock to certain qualified institutional buyers and accredited investors that agreed to purchase such shares in connection with the Business Combination for aggregate consideration of $160,000,000.

The Company issued the foregoing securities in transactions not involving an underwriter and not requiring registration under Section 5 of the Securities Act in reliance on the exemption afforded by Section 4(a)(2) thereof.

Item 16. Exhibits and Financial Statement Schedules.

(a)	Exhibits . See the exhibit index immediately preceding the signature pages hereto, which is incorporated by reference as if fully set forth herein.

(b)	Financial Statement Schedules . None.
Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement (notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement); and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that clauses (i), (ii) and (iii) do not apply if the registration statement is on Form
S-1
and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)
that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide
offering thereof;

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)
that, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness;
provided, however
, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

(5)
that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Description

1.1*	Form of Underwriting Agreement.

2.1+	Business Combination Agreement, dated as of May 11, 2021, by and among Switchback II Corporation, Maverick Merger Sub Inc., Bird Rides, Inc., and Bird Global, Inc. (incorporated by reference to Exhibit 2.1 of Switchback II Corporation’s Current Report on Form 8-K (File No. 001-39863) filed with the SEC on May 12, 2021).

3.1	Amended and Restated Certificate of Incorporation of Bird Global, Inc. (incorporated by reference to Exhibit 4.1 to the Registrant Registration Statement on Form S-8 (File No. 333-260893), filed with the SEC on November 9, 2021).

3.2	Amended and Restated Bylaws of Bird Global, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant Quarterly Report on Form 10-Q (File No. 001-41019), filed with the SEC on November 15, 2021).

4.1	Warrant Agreement, dated January 7, 2021, between Switchback II Corporation and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.1 of Switchback II Corporation’s Current Report on Form 8-K (File No. 001-39863) filed with the SEC on January 12, 2021).

4.2	Specimen Class A Common Stock Certificate of Bird Global, Inc. (incorporated by reference to Exhibit 4.5 to the Registrant’s Registration Statement on Form S-4/A (File No. 333-256187), filed with the SEC on July 15, 2021).

4.3	Specimen Warrant Certificate of Bird Global, Inc. (incorporated by reference to Exhibit 4.6 to the Registrant’s Registration Statement on Form S-4/A (File No. 333-256187), filed with the SEC on July 15, 2021).

5.1	Opinion of Latham & Watkins LLP with respect to the legality of the securities being registered.

10.1	Amended and Restated Registration Rights Agreement, dated November 4, 2021, by and among Bird Global, Inc., NGP Switchback II, LLC, and the other holders party thereto (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (File No. 001-41019), filed with the SEC on November 9, 2021).

10.2	Form of Subscription Agreement (incorporated by reference to Exhibit 10.3 to Switchback II Corporation’s Current Report on Form 8-K (File No. 001-39863) filed with the SEC on May 12, 2021).

10.3+	Loan and Security Agreement, dated as of April 27, 2021, by and among Bird US Opco, LLC, as borrower, Bird US Holdco LLC, as holdco guarantor, the persons from time to time party thereto as lenders, and MidCap Financial Trust, as administrative agent (incorporated by reference to Exhibit 10.16 to the Registrant’s Registration Statement on Form S-4 (File No. 333-256187), filed with the SEC on May 14, 2021).

10.4+	Amendment No. 1 to Loan and Security Agreement, dated as of June 10, 2021, by and among each of the lenders signatory hereto, Bird US Opco, LLC, as borrower, Bird US Holdco LLC, as holdco guarantor, and Midcap Financial Trust, in its capacity as administrative agent.

10.5+	Amendment No. 2 to Loan and Security Agreement, dated as of October 12, 2021, by and among each of the lenders signatory hereto, Bird US Opco, LLC, as borrower, Bird US Holdco LLC, as holdco guarantor, and Midcap Financial Trust, in its capacity as administrative agent (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (File No. 333-256187), filed with the SEC on October 18, 2021).

Exhibit Number	Description

10.6+	Master Scooter Operating Lease and Servicing Agreement, dated as of April 27, 2021, by and between Bird US Opco, LLC, as lessor, and Bird Rides, Inc., as a lessee and servicer (incorporated by reference to Exhibit 10.17 to the Registrant’s Registration Statement on Form S-4 (File No. 333-256187), filed with the SEC on May 14, 2021).

10.7+	Amendment No. 1 to Master Scooter Operating Lease and Servicing Agreement, dated as of October 12, 2021, by and between Bird US Opco, LLC, as lessor, and Bird Rides, Inc., as lessee and servicer (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K (File No. 333-256187), filed with the SEC on October 18, 2021).

10.8†	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K (File No. 001-41019), filed with the SEC on November 9, 2021).

10.9†	Bird Global, Inc. 2021 Incentive Award Plan (incorporated by reference to Exhibit 99.4 to the Registrant’s Registration Statement on Form S-8 (File No. 333-260893), filed with the SEC on November 9, 2021).

10.10†	Form of Stock Option Grant Notice and Stock Option Agreement (under Bird Global, Inc. 2021 Incentive Award Plan) (incorporated by reference to Exhibit 99.5 to the Registrant’s Registration Statement on Form S-8 (File No. 333-260893), filed with the SEC on November 9, 2021).

10.11†	Form of SVP+ Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement (under Bird Global, Inc. 2021 Incentive Award Plan) (incorporated by reference to Exhibit 99.6 to the Registrant’s Registration Statement on Form S-8 (File No. 333-260893), filed with the SEC on November 9, 2021).

10.12†	Form of CEO Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement (under Bird Global, Inc. 2021 Incentive Award Plan) (incorporated by reference to Exhibit 99.7 to the Registrant’s Registration Statement on Form S-8 (File No. 333-260893), filed with the SEC on November 9, 2021).

10.13†	Form of Performance-Based Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement (Restricted Earnout Shares) (under Bird Global, Inc. 2021 Incentive Award Plan) (incorporated by reference to Exhibit 99.8 to the Registrant’s Registration Statement on Form S-8 (File No. 333-260893), filed with the SEC on November 9, 2021).

10.14†	Form of Performance-Based Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement (Management Award) (under Bird Global, Inc. 2021 Incentive Award Plan) (incorporated by reference to Exhibit 99.9 to the Registrant’s Registration Statement on Form S-8 (File No. 333-260893), filed with the SEC on November 9, 2021).

10.15†	Bird Global, Inc. 2021 Employee Stock Purchase Plan (incorporated by reference to Exhibit 99.10 to the Registrant’s Registration Statement on Form S-8 (File No. 333-260893), filed with the SEC on November 9, 2021).

10.16†	Amended and Restated Bird Global, Inc. 2017 Stock Plan (incorporated by reference to Exhibit 99.11 to the Registrant’s Registration Statement on Form S-8 (File No. 333-260893), filed with the SEC on November 9, 2021).

10.17†	Form of Stock Option Agreement (under Amended and Restated Bird Global, Inc. 2017 Stock Plan) (incorporated by reference to Exhibit 10.19 to the Registrant’s Registration Statement on Form S-4/A (File No. 333-256187), filed with the SEC on August 18, 2021).

10.18†	Form of Restricted Stock Unit Agreement (under Amended and Restated Bird Global, Inc. 2017 Stock Plan) (incorporated by reference to Exhibit 10.20 to the Registrant’s Registration Statement on Form S-4/A (File No. 333-256187), filed with the SEC on August 18, 2021).

Exhibit Number	Description

10.18†	Offer Letter by and between Yibo Ling and Bird, dated as of September 28, 2018 (incorporated by reference to Exhibit 10.21 to the Registrant’s Registration Statement on Form S-4/A (File No. 333-256187), filed with the SEC on August 18, 2021).

10.19†	Offer Letter by and between William Scott Rushforth and Bird, dated as of August 9, 2017 (incorporated by reference to Exhibit 10.22 to the Registrant’s Registration Statement on Form S-4/A (File No. 333-256187), filed with the SEC on August 18, 2021).

10.20†	Director Offer Letter by and between Racquel Russell and Bird, dated as of November 25, 2020 (incorporated by reference to Exhibit 10.23 to the Registrant’s Registration Statement on Form S-4/A (File No. 333-256187), filed with the SEC on August 18, 2021).

10.21†	Common and Founders Preferred Stock Purchase Agreement by and between Travis VanderZanden and Bird, dated as of May 10, 2017, and amended by that certain Amendment No. 1 to Common and Founders Preferred Stock Purchase Agreement, dated as of June 9, 2017 (incorporated by reference to Exhibit 10.24 to the Registrant’s Registration Statement on Form S-4/A (File No. 333-256187), filed with the SEC on August 18, 2021).

21.1	List of Subsidiaries of Bird Global, Inc.

23.1	Consent of Ernst & Young LLP (with respect to the Bird Global, Inc. balance sheet and the Bird Rides, Inc. consolidated financial statements).

23.2	Consent of WithumSmith+Brown, PC, independent registered public accounting firm of Switchback II Corporation.

23.3	Consent of Frank, Rimerman + Co. LLP, independent registered public accounting firm of LMTS Holding, SCA.

23.4	Consent of Latham & Watkins LLP (included as part of Exhibit 5.1 hereto).

24.1	Power of Attorney (included on signature page to the initial filing of this registration statement).

101.INS	Inline XBRL Instance Document—the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

101.SCH	Inline XBRL Taxonomy Extension Schema Document

101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document

101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document

101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document

*
To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form
8-K
in connection with the offering of securities.

+
The annexes, schedules, and certain exhibits to this Exhibit have been omitted pursuant to Item 601(a)(5) of Regulation
S-K.
The registrant hereby agrees to furnish supplementally a copy of any omitted annex, schedule, or exhibit to the SEC upon request.

†	Indicates a management contract or compensatory plan.

SIGNATURES
Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica, State of California, on November 17, 2021.

BIRD GLOBAL, INC.

By:	/s/ Travis VanderZanden
Name:	Travis VanderZanden
Title:	Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Travis VanderZanden and Yibo Ling, acting alone or together with another attorney-in-fact,
as his or her true and lawful
attorney-in-fact
and agent, with full power of substitution and resubstitution, for such person and in his or her name, place, and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this registration statement (and any additional registration statement related hereto permitted by Rule 462(b) promulgated under the U.S. Securities Act of 1933, as amended (and all further amendments, including post-effective amendments, thereto)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact
and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact
and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities on November 17, 2021.

Signature	Title

/s/ Travis VanderZanden Travis VanderZanden	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Yibo Ling Yibo Ling	Chief Financial Officer (Principal Financial Officer)

/s/ Gregory Wright Gregory Wright	Controller (Principal Accounting Officer)

/s/ Roelof F. Botha Roelof F. Botha	Director

/s/ Daniel Friedland Daniel Friedland	Director

/s/ Nathaniel Justin Kan Nathaniel Justin Kan	Director

/s/ Robert Komin Robert Komin	Director

Signature	Title

/s/ Racquel Russell Racquel Russell	Director

/s/ David Sacks David Sacks	Director